    As filed with the Securities and Exchange Commission on August 5, 1998
                                              Registration No. 333-58373
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                          Amendment No. 1 to Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              ------------------
                         Susquehanna Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                           6022                        23-2201716
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)           Classification No.)           Identification No.)

                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------
                              ROBERT S. BOLINGER
                     President and Chief Executive Officer
                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies to:

    CHARLES L. O'BRIEN                    JOHN B. LAMPI                    NICHOLAS BYBEL, JR.
Morgan, Lewis & Bockius LLP       Saul, Ewing, Remick & Saul LLP         Shumaker Williams, P.C.
     417 Walnut Street           2 North Second Street, 7th Floor        3425 Simpson Ferry Road
    Harrisburg, PA 17101                Harrisburg, PA 17101               Camp Hill, PA 17011
       (717) 237-4030                      (717) 257-7553                     (717) 763-1121


    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and after the effective time of the merger of a wholly-owned subsidiary of the registrant with and into Cardinal Bancorp, Inc. and the merger of a second wholly-owned subsidiary of the registrant with and into First Capitol Bank, as described in the Prospectus/Proxy Statement included herein.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

                                  ----------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
           Title of Each                                          Proposed Maximum          Proposed Maximum          Amount of
        Class of Securities                Amount to be            Offering Price          Aggregate Offering        Registration
          to be Registered                  Registered                Per Share                   Price                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00
   per share........................   2,081,280 shares (1)(3)           N/A                   $17,391,000            $5,130.35
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00
   per share........................   1,055,357 shares (2)(3)           N/A                   $11,250,000            $3,318.75
-----------------------------------------------------------------------------------------------------------------------------------
Total...............................   3,136,637 shares                                        $28,641,000            $8,449.10
===================================================================================================================================

(1) Shares to be issued in the Cardinal Merger (as defined herein) computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of Cardinal Common Stock (as defined herein), at March 31, 1998, the latest practicable date prior to the date of filing of this Registration Statement. Includes shares issuable upon the exercise of outstanding director stock options.
(2) Shares to be issued in the First Capitol Merger (as defined herein) computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of First Capitol Common Stock (as defined herein), at March 31, 1998, the latest practicable date prior to the date of filing of this Registration Statement.
(3) The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

                     [LETTERHEAD OF CARDINAL APPEARS HERE]


                                                               August 10, 1998

Dear Shareholder:

     We invite you to attend the Special Meeting ("Cardinal Meeting") of Shareholders of Cardinal Bancorp, Inc. ("Cardinal"), the holding company of First American National Bank of Pennsylvania ("FANBP"), to be held at The Arena Restuarant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike, Exit 11, Bedford, Pennslyvania, on Tuesday, September 22, 1998 at 9:30 a.m. The Cardinal Meeting is being held as a result of the proposed acquisition of Cardinal and FANBP by Susquehanna Bancshares, Inc. ("Susquehanna"), a $3.7 billion bank holding company with 121 community banking offices in Pennsylvania, Maryland and New Jersey.

     The attached Notice of Special Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the Cardinal Meeting. During the Cardinal Meeting, we will also report on the operations of Cardinal. Directors and officers of Cardinal will be present to respond to any questions that our shareholders may have.

     The purpose of the Cardinal Meeting is to consider and vote upon the Agreement and Plan of Affiliation dated as of April 13, 1998, (the "Cardinal Merger Agreement"), among Cardinal, FANBP, Susquehanna and Susquehanna Bancshares West, Inc., a corporate subsidiary of Susquehanna, organized to facilitate the acquisition of Cardinal and FANBP. The Cardinal Merger Agreement provides for the merger of Susquehanna Bancshares West, Inc., with and into Cardinal (the "Cardinal Merger") and the conversion of each outstanding share of common stock of Cardinal into shares of common stock of Susquehanna based on the exchange ratio, as determined in accordance with the Cardinal Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus. Completion of the Cardinal Merger is subject to certain conditions, including the approval of the Cardinal Merger Agreement by the requisite vote of shareholders of Cardinal at the Cardinal Meeting and approval by various regulatory agencies.

     Garland McPherson & Associates, Inc., Cardinal's financial advisor, has advised the Board of Directors that in its opinion the consideration to be received by Cardinal's shareholders pursuant to the Cardinal Merger is fair, from a financial point of view, to the shareholders of Cardinal. The Board of Cardinal has carefully considered the Cardinal Merger Agreement and has determined that the Cardinal Merger is in the best interests of Cardinal and its shareholders. Accordingly, the Board of Directors recommends that you vote "FOR" approval of the Cardinal Merger Agreement.

     The attached Proxy Statement/Prospectus contains important information concerning the Cardinal Merger. We urge you to give it your careful attention.

     Your participation in the Cardinal Meeting, in person or by proxy, is important. The affirmative vote of the holders of 75% of the outstanding shares of Cardinal Common Stock is required to approve the Cardinal Merger Agreement. An abstention or failure to vote has the same effect as voting against the Cardinal Merger Agreement. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the Cardinal Meeting. On behalf of the Board of Directors, I thank you for your support and urge you to vote "FOR" approval of the Cardinal Merger Agreement.

                                         Sincerely,

                                        /s/ Clyde R. Morris

                                         Clyde R. Morris,
                                         Chairman

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                        [FIRST CAPITOL BANK LETTERHEAD]

                                                              August 17, 1998


Dear Fellow Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of First Capitol Bank ("First Capitol") to be held at the Boardroom, First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania, on Wednesday, September 23, 1998 at 9:00 a.m. The meeting is being held as a result of the proposed acquisition of First Capitol by Susquehanna Bancshares, Inc. ("Susquehanna"), a $3.7 billion bank holding company with 121 community banking offices in Pennsylvania, Maryland and New Jersey.

     The attached Notice of Special Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the meeting. You are urged to read the material carefully. Directors and officers of First Capitol will be present to respond to any questions that you may have concerning the Merger.

     Shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Affiliation dated as of April 16, 1998 by and among First Capitol, Susquehanna and Susquehanna Interim Bank, a corporate subsidiary of Susquehanna organized to facilitate the acquisition of First Capitol. Pursuant to the Merger Agreement, Susquehanna Interim Bank will merge with and into First Capitol and First Capitol will become a wholly-owned subsidiary of Susquehanna. Upon the consummation of the Merger, you will receive in exchange for each share of First Capitol common stock ("First Capitol Common Stock") which you own, 2.028 shares of Susquehanna common stock ("Susquehanna Common Stock") as set forth in the Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending two days before the closing of the First Capitol Merger is between and including $21.33 and $28.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which you would otherwise be entitled to receive. First Capitol may terminate the Merger Agreement if the average closing price is greater than $28.00, and Susquehanna may terminate the Merger Agreement if the average closing price is less than $21.33. However, if the party with the right does not choose to terminate the Merger Agreement, then the Merger will proceed and you will receive the number of shares of Susquehanna Common Stock set forth in Schedule 1.2 of the Merger Agreement. In such situation, for instance, you will not receive 2.028 shares of Susquehanna Common Stock for each share of First Capitol Common Stock but, rather, the number of shares determined by reference to Schedule 1.2. Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the affirmative vote of 80% of the outstanding First Capitol shares and by various regulatory agencies.

     Danielson Associates, Inc., First Capitol's financial advisor, has advised the Board of Directors that in its opinion the consideration to be received by First Capitol's shareholders pursuant to the Merger is fair, from a financial point of view, to the shareholders of First Capitol. The Board of First Capitol has carefully considered the Merger Agreement and has determined that the Merger is in the best interests of First Capitol and its shareholders. Accordingly, the Board of Directors recommends that you vote "FOR" approval of the Merger Agreement.

     Your participation in the meeting, in person or by proxy, is important.
The affirmative vote of the holders of 80% of the outstanding shares of First Capitol Common Stock is required to approve the Merger Agreement. An abstention or failure to vote has the same effect as voting against the Merger. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the meeting. On behalf of the Board of Directors, I thank you for your support and urge you to vote "FOR" approval of the agreement.


     I would like to apologize for the voluminious document which you have received. As a future shareholder of Susquehanna, please understand that such disclosure is required of companies subject to the federal securities laws; this document is consistent with Susquehanna's reporting responsibilities. You will see that this document contains information concerning both the First Capitol Bank affiliation with Susquehanna as well as Susquehanna's affiliation with another institution, Cardinal Bancorp, Inc. I encourage you to review the entire document closely; you may want to focus, however, on the information relating to First Capitol Bank.
                                         Sincerely,

                                       /s/ Owen O. Freeman, Jr.
                                         Owen O. Freeman, Jr.,
                                         Chairman


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                             CARDINAL BANCORP, INC.
                              140 East Main Street
                          Everett, Pennsylvania  15537
                                 (814) 652-2131

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 22, 1998

NOTICE IS HEREBY GIVEN that the Special Meeting (the "Cardinal Meeting") of Shareholders of Cardinal Bancorp, Inc. ("Cardinal"), the holding company of First American National Bank of Pennsylvania ("FANBP"), will be held at The Arena Restaurant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike, Exit 11, Bedford, Pennsylvania on Tuesday, September 22, 1998 at 9:30 a.m. A Proxy Card and a Proxy Statement/Prospectus for the Cardinal Meeting are enclosed.

The Cardinal Meeting is for the purpose of considering and acting upon the following matters:

1. Approval of the Agreement and Plan of Affiliation dated as of April 13, 1998 (the "Cardinal Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Bancshares West, Inc. ("SBI Merger
     Sub"), Cardinal and FANBP.   Pursuant to the Cardinal Merger Agreement, SBI
     Merger Sub will merge with and into Cardinal and Cardinal will become a wholly-owned subsidiary of Susquehanna and FANBP will become a wholly-owned, second-tier subsidiary of Susquehanna. Upon the consummation of the Cardinal Merger, each Cardinal shareholder will receive in exchange for each share of common stock of Cardinal, par value $0.50 per share ("Cardinal Common Stock"), the number of shares of common stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), provided for in the Cardinal Merger Agreement. The Cardinal Board of Directors, in its sole discretion, has the right to terminate the Cardinal Merger Agreement if the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending on the second business day before the closing of the Cardinal Merger is greater than $26.67 per share. Conversely, Susquehanna, in its sole discretion, has the right to terminate the Cardinal Merger Agreement if the average closing price of Susquehanna Common Stock is less than $22.67 per share. If not exercised by the party with the right to terminate the Cardinal Merger Agreement and all other approvals are received, the Cardinal Merger will proceed, and the number of shares of Susquehanna Common Stock exchanged will be as provided by
     Schedule 1.2 of the Cardinal Merger Agreement;
2. Adjournment of the Cardinal Meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Cardinal Meeting to constitute a quorum or to approve the Cardinal Merger Agreement; and
3. Other matters as may properly come before the Cardinal Meeting or any adjournment thereof which are incidental to the foregoing.

Any action may be taken on any one of the foregoing proposals at the Cardinal Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Cardinal Meeting may be adjourned. Pursuant to the Bylaws of Cardinal, the Board of Directors has fixed the close of business on Tuesday, July 28, 1998, as the record date for determination of the shareholders entitled to notice of and to vote at the Cardinal Meeting and any adjournments thereof.

Please sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The giving of your proxy does not affect your right to vote in person in the event you attend the Cardinal Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Merle W. Helsel
Everett, Pennsylvania                Merle W. Helsel
August 10, 1998                      President and Chief Executive Officer


IMPORTANT: PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE CARDINAL MEETING. THE PROMPT RETURN OF PROXIES WILL SAVE CARDINAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AND A FAVORABLE VOTE. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                               FIRST CAPITOL BANK
                              2951 Whiteford Road
                           York, Pennsylvania  17402
                                 (717) 755-6414

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, SEPTEMBER 23, 1998

NOTICE IS HEREBY GIVEN that the Special Meeting (the "First Capitol Meeting") of Shareholders of First Capitol Bank ("First Capitol") will be held at the Boardroom, First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania on Wednesday, September 23, 1998 at 9:00 a.m. A Proxy Card and a Proxy Statement/ Prospectus for the First Capitol Meeting are enclosed.

The First Capitol Meeting is for the purpose of considering and acting upon:

1. The approval of the Agreement and Plan of Affiliation dated April 16, 1998 (the "First Capitol Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Interim Bank and First Capitol. Pursuant to the First Capitol Merger Agreement, Susquehanna Interim Bank will merge with and into First Capitol and First Capitol will become a wholly-owned subsidiary of Susquehanna. Upon the consummation of the First Capitol Merger, each First Capitol shareholder will receive in exchange for each share of common stock of First Capitol, par value $10.00 per share ("First Capitol Common Stock"), the number of shares of common stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), set forth in the First Capitol Merger Agreement. The First Capitol Board of Directors, in its sole discretion, shall have the right to terminate the First Capitol Merger Agreement if the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending on the second business day before the closing of the First Capitol Merger is greater than $28.00 per share. Conversely, Susquehanna, in its sole discretion, shall have the right to terminate the First Capitol Merger Agreement if such average closing price of Susquehanna Common Stock is less than $21.33 per share. If not exercised by the party with the right to terminate the First Capitol Merger Agreement, the First Capitol Merger will proceed, and the number of shares of Susquehanna Common Stock exchanged will be as provided by Schedule 1.2 of the First Capitol Merger Agreement;
2. The adjournment of the First Capitol Meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the First Capitol Meeting to constitute a quorum or to approve the First Capitol Merger Agreement; and
3. Such other matters as may properly come before the First Capitol Meeting or any adjournment thereof which are incidental to the foregoing.

Any action may be taken on any one of the foregoing proposals at the First Capitol Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the First Capitol Meeting may be adjourned. Pursuant to the Bylaws of First Capitol, the Board of Directors has fixed the close of business on Tuesday, August 11, 1998, as the record date for determination of the shareholders entitled to vote at the First Capitol Meeting and any adjournments thereof.

You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the First Capitol Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Thomas S. Capello
York, Pennsylvania                  -------------------------------------
August 17, 1998                     Thomas S. Capello
                                    President and Chief Executive Officer

IMPORTANT: PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE FIRST CAPITOL MEETING. THE PROMPT RETURN OF PROXIES WILL SAVE FIRST CAPITOL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AND A FAVORABLE VOTE. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                           PROXY STATEMENT/PROSPECTUS

                             CARDINAL BANCORP, INC.
                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 22, 1998


                              FIRST CAPITOL BANK
                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 23, 1998

                          SUSQUEHANNA BANCSHARES, INC.
                                PROSPECTUS  FOR
                        3,136,637 SHARES OF COMMON STOCK
                           PAR VALUE $2.00 PER SHARE

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Cardinal Bancorp, Inc. ("Cardinal"), the holding company of First American National Bank of Pennsylvania ("FANBP"), to be used at the Special Meeting of Shareholders of Cardinal (the "Cardinal Meeting") which will be held at The Arena Restaurant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike, Exit 11, Bedford, Pennsylvania on Tuesday, September 22, 1998 at 9:30 a.m. The accompanying Notice of Special Meeting, Proxy Card and this Proxy Statement/Prospectus are being first mailed to shareholders on or about
August 10, 1998.


     At the Cardinal Meeting, holders of record of common stock of Cardinal, par value $.50 per share ("Cardinal Common Stock"), as of July 28, 1998 (the "Cardinal Record Date") will consider and vote upon the approval of the Agreement and Plan of Affiliation dated April 13, 1998 (the "Cardinal Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Bancshares West, Inc. ("SBI Merger Sub"), Cardinal and FANBP. A copy of the Cardinal Merger Agreement is attached hereto as Appendix C. In addition, shareholders of Cardinal may consider and vote upon the approval of the adjournment of the Cardinal Meeting in the event there are not sufficient votes cast in person or by proxy at the Cardinal Meeting to constitute a quorum or to approve the Cardinal Merger Agreement, and such other matters as may properly come before the Cardinal Meeting or any adjournments thereof.


     Pursuant to the Cardinal Merger Agreement, SBI Merger Sub will merge with and into Cardinal, and Cardinal will become a wholly-owned subsidiary of Susquehanna and FANBP will become a wholly-owned, second-tier subsidiary of Susquehanna (the "Cardinal Merger"). Upon the consummation of the Cardinal Merger, each Cardinal shareholder will receive for each share of Cardinal Common Stock, 1.92 shares of common stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), so long as the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending on the second business day before the closing of the Cardinal Merger is between and including $22.67 and $26.67, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Cardinal shareholder would otherwise be entitled to receive. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. If such average closing price is less than $22.67, Susquehanna has the right to terminate the Cardinal Merger Agreement.
If such average closing price is more than $26.67, Cardinal has the right to terminate the Cardinal Merger Agreement. However, if the party with the right does not choose to terminate the Cardinal Merger Agreement, then the Cardinal Merger will proceed and the Cardinal shareholders will receive the number of shares of Susquehanna Common Stock set forth in Schedule 1.2 of the Cardinal Merger Agreement; in such situation, the Cardinal shareholders will not receive
1.92 shares of Susquehanna Common Stock for each share of Cardinal Common Stock but, rather, a number of shares determined by reference to Schedule 1.2. If the Cardinal Merger had been closed on August 5, 1998, the most recently available date prior to the date of this Proxy Statement/Prospectus, each share of Cardinal Common Stock would have been converted into the right to receive 1.92 shares of Susquehanna Common Stock. For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $22.67 or more than $26.67 per share, see the caption entitled "Terms of the Cardinal Merger-Exchange Ratio."

Consummation of the Cardinal Merger is conditioned upon, among other things, the approval of the Cardinal Merger Agreement by the requisite vote of Cardinal's shareholders and by various regulatory agencies.

     The consideration to be received by Cardinal's shareholders pursuant to the Cardinal Merger Agreement was negotiated by the Board of Directors of Cardinal ("Cardinal Board of Directors" ) in light of various factors, including Cardinal's and Susquehanna's recent operating results, current financial condition and perceived future prospects. Garland McPherson & Associates, Inc. ("GMA"), Cardinal's financial advisor, has advised the Cardinal Board of Directors that in its opinion the consideration to be received by Cardinal's shareholders pursuant to the Cardinal Merger is fair, from a financial point of view, to the shareholders of Cardinal. A copy of the GMA opinion dated as of the date of this Proxy Statement/Prospectus is attached hereto as Appendix E. THE CARDINAL BOARD OF DIRECTORS BELIEVES THAT THE CARDINAL MERGER IS IN THE BEST INTERESTS OF CARDINAL'S SHAREHOLDERS AND RECOMMENDS THAT CARDINAL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CARDINAL MERGER AGREEMENT.


     Cardinal Common Stock is not traded in The Nasdaq Stock Market over-the-counter market or any stock exchange. Susquehanna Common Stock currently is traded, and the Susquehanna Common Stock to be issued pursuant to the Cardinal Merger Agreement will be traded, in The Nasdaq Stock Market National Market System over-the-counter market and will be authorized for quotation on The Nasdaq Stock Market National Market System. The last known sales price per share of Cardinal Common Stock was $44.75 on July 2, 1998. The last reported sales price per share of Susquehanna Common Stock as reported on The Nasdaq Stock Market National Market System on August 3, 1998 was $22.00.


     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of First Capitol Bank ("First Capitol"), to be used at the Special Meeting of Shareholders of First Capitol (the "First Capitol Meeting") which will be held at the Boardroom, First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania on Wednesday, September 23, 1998 at 9:00 a.m. The accompanying Notice of Special Meeting and Proxy Card and this Proxy Statement/Prospectus are first being mailed to shareholders on or about August 17, 1998.


     At the First Capitol Meeting, holders of record of common stock of First Capitol, par value $10.00 per share ("First Capitol Common Stock"), as of August 11, 1998 (the "First Capitol Record Date") will consider and vote upon the approval of the Agreement and Plan of Affiliation dated April 16, 1998 (the "First Capitol Merger Agreement") among Susquehanna, Susquehanna Interim Bank (the "Interim Bank") and First Capitol. A copy of the First Capitol Merger Agreement is attached hereto as Appendix D. In addition, shareholders of First Capitol may consider and vote upon the approval of the adjournment of the First Capitol Meeting, in the event there are not sufficient votes cast in person or by proxy at the First Capitol Meeting to constitute a quorum or to approve the First Capitol Merger Agreement, and such other matters as may properly come before the First Capitol Meeting or any adjournments thereof.

     Pursuant to the First Capitol Merger Agreement, Interim Bank will merge with and into First Capitol, and First Capitol will become a wholly-owned subsidiary of Susquehanna (the "First Capitol Merger"). Upon the consummation of the First Capitol Merger, each First Capitol shareholder will receive for each share of First Capitol Common Stock, 2.028 shares of Susquehanna Common Stock, so long as the average closing price per share of Susquehanna Common Stock for a ten-business-day period ending on the second business day before closing of the First Capitol Merger is between and including $21.33 and $28.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the First Capitol shareholder would otherwise be entitled to receive. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. If such average closing price of Susquehanna Common Stock is less than $21.33, Susquehanna has the right to terminate the First Capitol Merger Agreement. If such average closing price is more than $28.00, First Capitol has the right to terminate the First Capitol Merger Agreement. However, if the party with the right does not choose to terminate the First Capitol Merger Agreement, then the First Capitol Merger will proceed and the First Capitol shareholders will receive the number of shares of Susquehanna Common Stock set forth in Schedule 1.2 of the First Capitol Merger Agreement; in such situation, the First Capitol shareholders will not receive
2.028 shares of Susquehanna Common Stock, but, rather, a number of shares determined by reference to Schedule 1.2. If the First of Susquehanna Common Stock, but, rather, a number of shares determined by reference to Schedule 1.2. If the first Capitol Merger had been closed on August 5, 1998, the most recently available date prior to the date of this Proxy Statement/Prospectus, each share of First Capitol Common Stock would have been converted into the right to receive 2.028 shares of Susquehanna Common Stock. For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $21.33 or more than $28.00 per share, see the caption entitled "Terms of the First Capitol Merger-Exchange Ratio." Consummation of the First Capitol Merger is conditioned upon, among other things, the approval of the First Capitol Merger Agreement by the requisite vote of First Capitol's shareholders and by various regulatory agencies.

     The consideration to be received by First Capitol's shareholders pursuant to the First Capitol Merger Agreement was negotiated by the Board of Directors of First Capitol ("First Capitol Board of Directors") in light of various factors, including First Capitol's and Susquehanna's recent operating results, current financial condition and perceived future prospects. Danielson Associates, Inc. ("Danielson"), First Capitol's financial advisor, has advised the First Capitol Board of Directors that in its opinion the consideration to be received by First Capitol's shareholders pursuant to the First Capitol Merger is fair, from a financial point of view, to the shareholders of First Capitol. A copy of the Danielson opinion dated as of the date of this Proxy Statement/ Prospectus is attached hereto as Appendix F. THE FIRST CAPITOL BOARD OF DIRECTORS BELIEVES THAT THE FIRST CAPITOL MERGER IS IN THE BEST INTERESTS OF FIRST CAPITOL'S SHAREHOLDERS AND RECOMMENDS THAT FIRST CAPITOL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FIRST CAPITOL MERGER AGREEMENT.


     First Capitol Common Stock is not traded in The Nasdaq Stock Market over-the-counter market or any stock exchange. Susquehanna Common Stock currently is traded, and the Susquehanna Common Stock to be issued pursuant to the First Capitol Merger Agreement will be traded, in The Nasdaq Stock Market National Market System over-the-counter market and authorized for quotation on The Nasdaq Stock Market National Market System. The last known sales price per share of First Capitol Common Stock was $46.50 on June 29, 1998. The last reported sales price per share of Susquehanna Common Stock as reported on The Nasdaq Stock Market National Market System on August 3, 1998 was $22.00.

     This Proxy Statement/Prospectus constitutes a prospectus of Susquehanna filed as part of a registration statement filed with the Securities and Exchange Commission relating to the 3,136,637 shares of Susquehanna Common Stock issuable pursuant to the Cardinal Merger Agreement and the First Capitol Merger Agreement. All information contained in this Proxy Statement/Prospectus with respect to Susquehanna and its subsidiaries has been supplied by Susquehanna, and all information with respect to Cardinal, First Capitol and their respective subsidiaries has been supplied by Cardinal and First Capitol, respectively.

     This Proxy Statement/Prospectus does not cover any resales of the Susquehanna Common Stock issuable in the Cardinal Merger and the First Capitol Merger by any shareholders deemed to be affiliates of Cardinal, First Capitol or Susquehanna. No person is authorized to make use of this Proxy Statement/ Prospectus in connection with such resales, although such stock may be traded without use of this Proxy Statement/Prospectus by former shareholders of Cardinal and First Capitol who are not deemed to be affiliates of Cardinal, First Capitol or Susquehanna.

     THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE CARDINAL MERGER AND THE FIRST CAPITOL MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE CARDINAL MERGER AND THE FIRST CAPITOL MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

        The date of this Proxy Statement/Prospectus is August 10, 1998.

     No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by Susquehanna, Cardinal or First Capitol. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Proxy Statement/Prospectus, or the solicitation of a proxy to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information about Susquehanna, Cardinal or First Capitol contained in this Proxy Statement/Prospectus since the date hereof.


                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains and incorporates by reference certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this Proxy Statement/Prospectus (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, trends for the continued growth of the business of Susquehanna, Cardinal and First Capitol, the realization of anticipated revenues, profitability and cost synergies of the combined companies, and other risks and uncertainties. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results, performance or achievements in 1999 and beyond could differ materially from those expressed in, or implied by, such forward-looking statements.

                             AVAILABLE INFORMATION

     Each of Susquehanna and Cardinal is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Each of Susquehanna and Cardinal are electronic filers with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission Web site is: http://www.sec.gov. First Capitol is not subject to the informational requirements of the Exchange Act. Susquehanna Common Stock is authorized for quotation on The Nasdaq Stock Market. Such materials and other information concerning Susquehanna, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C.

     Neither Cardinal Common Stock nor First Capitol Common Stock are authorized for quotation on The Nasdaq Stock Market or any stock exchange.

     Susquehanna has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the Susquehanna Common Stock issuable pursuant to each of the Cardinal Merger Agreement and the First Capitol Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     This Proxy Statement/Prospectus incorporates by reference documents relating to Susquehanna which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any shareholder of Cardinal or First Capitol, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, upon written or oral request directed to the Secretary, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, telephone number (717) 626-4721. In order to ensure timely delivery of the documents in advance of the meeting to which this Proxy Statement/Prospectus relates, any request should be made no later than September 8, 1998.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Certain documents previously filed by Susquehanna with the Commission pursuant to the Exchange Act or the Securities Act, as the case may be, are hereby incorporated by reference in this Proxy Statement/Prospectus as follows:

     (1) the Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 29, 1998;

     (2) the Annual Report on Form 10-K for the year ended December 31, 1997;

     (3) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (4) the Current Report on Form 8-K dated April 28, 1998;

     (5) the Current Report on Form 8-K dated August 6, 1997; and

     (6) the Current Report on Form 8-K dated March 14, 1997.


     All documents filed by Susquehanna pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the consummation of each of the Cardinal Merger and the First Capitol Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
FORWARD-LOOKING STATEMENTS....................................................................................  -4-

AVAILABLE INFORMATION.........................................................................................  -4-

INCORPORATION OF DOCUMENTS BY REFERENCE.......................................................................  -6-

SUMMARY....................................................................................................... -10-

SELECTED FINANCIAL DATA....................................................................................... -25-

THE CARDINAL MEETING.......................................................................................... -29-
         General.............................................................................................. -29-
         Voting, Revocation and Solicitation of Proxies....................................................... -29-
         Voting Securities and Security Ownership............................................................. -30-
         Other Matters........................................................................................ -32-
         Auditors of Cardinal................................................................................. -32-

THE FIRST CAPITOL MEETING..................................................................................... -33-
         General.............................................................................................. -33-
         Voting, Revocation and Solicitation of Proxies....................................................... -33-
         Voting Securities and Security Ownership............................................................. -34-
         Other Matters........................................................................................ -36-

APPROVAL OF THE CARDINAL MERGER............................................................................... -37-
         Background of the Cardinal Merger.................................................................... -37-
         Reasons for the Cardinal Merger and Recommendation of the Cardinal Board of Directors................ -39-
         Vote Required........................................................................................ -40-
         Opinion of Financial Advisor......................................................................... -40-
         Dissenters' Rights................................................................................... -44-
         Terms of the Cardinal Merger......................................................................... -46-
         Cardinal Stock Option Agreement...................................................................... -54-
         Regulatory Approvals of Cardinal..................................................................... -55-
         Interests of Certain Persons in the Cardinal Merger.................................................. -55-
         Management and Operations Following the Cardinal Merger.............................................. -56-
         Accounting Treatment of the Cardinal Merger.......................................................... -57-
         Income Tax Consequences of the Cardinal Merger....................................................... -57-

APPROVAL OF THE FIRST CAPITOL MERGER.......................................................................... -59-
         Background of the First Capitol Merger............................................................... -59-
         Reasons for the First Capitol Merger and Recommendation of the First Capitol Board of Directors...... -60-
         Vote Required........................................................................................ -61-
         Opinion of Financial Advisor......................................................................... -61-
         Dissenters' Rights................................................................................... -63-
         Terms of the First Capitol Merger.................................................................... -65-
         First Capitol Stock Option Agreement................................................................. -73-
         Regulatory Approvals of First Capitol................................................................ -74-
         Interests of Certain Persons in the First Capitol Merger............................................. -74-
         Management and Operations Following the First Capitol Merger......................................... -77-
         Accounting Treatment of the First Capitol Merger..................................................... -77-
         Income Tax Consequences of the First Capitol Merger.................................................. -77-

RESALE RESTRICTIONS........................................................................................... -78-

                                                                                                               Page
                                                                                                               ----
DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK.............................................................  -79-
         Information Concerning Susquehanna..................................................................  -79-
         General.............................................................................................  -80-
         Common Stock........................................................................................  -80-
         Preferred Stock.....................................................................................  -80-
         Pennsylvania Anti-Takeover Law Provisions...........................................................  -80-
         Provisions in Susquehanna's Articles of Incorporation and Bylaws....................................  -81-

COMPARISON OF SHAREHOLDER RIGHTS.............................................................................  -83-
         Introduction........................................................................................  -83-
         Dividends...........................................................................................  -83-
         Classified Board of Directors.......................................................................  -83-
         Number of Directors.................................................................................  -84-
         Nomination of Directors.............................................................................  -84-
         Cumulative Voting...................................................................................  -84-
         Removal of Directors................................................................................  -85-
         Filling Vacancies on the Board of Directors.........................................................  -85-
         Call of Special Shareholders' Meeting...............................................................  -85-
         Notice of Shareholders' Meetings....................................................................  -85-
         Quorum Requirements and Adjournment of Meetings.....................................................  -86-
         Shareholder Proposals; New Business at a Meeting....................................................  -86-
         Action Without Meeting..............................................................................  -86-
         Dissenters' Rights..................................................................................  -86-
         Preemptive Rights...................................................................................  -86-
         Limitations on Directors' Liability.................................................................  -86-
         Indemnification.....................................................................................  -87-
         State Anti-Takeover Law Provisions..................................................................  -87-
         Anti-Takeover Provisions in the Susquehanna, Cardinal and First Capitol Articles;
                  Approval of Certain Transactions...........................................................  -88-
         Amendment of Articles of Incorporation..............................................................  -90-
         Amendment of Bylaws.................................................................................  -90-

DIVIDENDS AND MARKET PRICES OF SECURITIES....................................................................  -92-
         Susquehanna.........................................................................................  -92-
         Cardinal............................................................................................  -92-
         First Capitol.......................................................................................  -92-

REGULATIONS AFFECTING DIVIDENDS..............................................................................  -94-
         Susquehanna.........................................................................................  -94-
         Cardinal............................................................................................  -95-
         First Capitol.......................................................................................  -95-

BUSINESS OF CARDINAL.........................................................................................  -97-
         General.............................................................................................  -97-
         Services............................................................................................  -97-
         Regulation..........................................................................................  -98-
         Competition.........................................................................................  -99-
         Employees...........................................................................................  -99-
         Certain Relationships and Related Party Transactions................................................  -99-
         Litigation.......................................................................................... -100-
         Properties.......................................................................................... -100-
         Impact of the Year 2000 Issue....................................................................... -101-


                                                                                                              Page
                                                                                                              ----
BUSINESS OF FIRST CAPITOL.................................................................................... -102-
         General............................................................................................. -102-
         Services............................................................................................ -102-
         Regulation.......................................................................................... -102-
         Competition......................................................................................... -103-
         Employees........................................................................................... -103-
         Certain Relationships and Related Party Transactions................................................ -104-
         Litigation.......................................................................................... -104-
         Properties.......................................................................................... -104-
         Impact of the Year 2000 Issue....................................................................... -104-

IMPACT OF THE YEAR 2000 ISSUE ON SUSQUEHANNA................................................................. -106-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
         OF OPERATIONS OF CARDINAL........................................................................... -108-
         Comparison of Results of Operation for the Three Months Ended March 31, 1998 and 1997............... -108-
         Comparison of Results of Operations for the Years Ended December 31, 1997, 1996 and 1995............ -113-
         Financial Condition................................................................................. -118-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
         OF OPERATIONS OF FIRST CAPITOL...................................................................... -139-
         Comparison of Results of Operations for the Three Months Ended March 31, 1998 and 1997.............. -139-
         Comparison of Results of Operations for the Years Ended December 31, 1997, 1996 and 1995............ -146-
         Financial Condition................................................................................. -148-

ADJOURNMENT OF THE CARDINAL MEETING.......................................................................... -162-

ADJOURNMENT OF THE FIRST CAPITOL MEETING..................................................................... -162-

INDEPENDENT ACCOUNTANTS...................................................................................... -162-

EXPERTS...................................................................................................... -162-
         Susquehanna......................................................................................... -162-
         Cardinal............................................................................................ -163-
         First Capitol....................................................................................... -163-

LEGAL OPINIONS............................................................................................... -163-

APPENDIX A        CARDINAL BANCORP, INC. CONSOLIDATED FINANCIAL STATEMENTS...................................   A-1
APPENDIX B        FIRST CAPITOL BANK FINANCIAL STATEMENTS....................................................   B-1
APPENDIX C        CARDINAL MERGER AGREEMENT..................................................................   C-1
APPENDIX D        FIRST CAPITOL MERGER AGREEMENT.............................................................   D-1
APPENDIX E        OPINION OF GARLAND McPHERSON & ASSOCIATES, INC. ...........................................   E-1
APPENDIX F        OPINION OF DANIELSON ASSOCIATES, INC. .....................................................   F-1
APPENDIX G        DISSENTERS' RIGHTS PROVISIONS..............................................................   G-1
APPENDIX H        CARDINAL STOCK OPTION AGREEMENT............................................................   H-1
APPENDIX I        FIRST CAPITOL STOCK OPTION AGREEMENT.......................................................   I-1

                                    SUMMARY

     This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this entire Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Proxy Statement/Prospectus are used as defined in this summary or elsewhere in this Proxy Statement/Prospectus.

The Cardinal Meeting

     The Cardinal Meeting will be held at The Arena Restaurant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike, Exit 11, Bedford, Pennsylvania on Tuesday, September 22, 1998 at 9:30 a.m. At the Cardinal Meeting, holders of record of Cardinal Common Stock as of the Cardinal Record Date will consider and vote upon the approval of the Cardinal Merger Agreement by and among Susquehanna, SBI Merger Sub, Cardinal and FANBP. In addition, shareholders of Cardinal may consider and vote upon the approval of the adjournment of the Cardinal Meeting, in the event there are not sufficient votes cast in person or by proxy at the Cardinal Meeting to constitute a quorum or to approve the Cardinal Merger Agreement, and such other matters as may properly come before the Cardinal Meeting or any adjournments thereof. The holders of record of shares of Cardinal Common Stock at the close of business on the Cardinal Record Date, July 28, 1998, will be entitled to one vote for each such share then so held. The presence, in person or by proxy, of at least a majority of the total number of shares of Cardinal Common Stock outstanding and entitled to vote as of the Cardinal Record Date will be required to constitute a quorum at the Cardinal Meeting. For additional information, see "THE CARDINAL MEETING."

The First Capitol Meeting

     The First Capitol Meeting will be held at the Boardroom, First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania on Wednesday, September 23, 1998 at 9:00 a.m. At the First Capitol Meeting, holders of record of First Capitol Common Stock as of the close of business on the First Capitol Record Date will consider and vote upon the approval of the First Capitol Merger Agreement by and among Susquehanna, Interim Bank and First Capitol. In addition, shareholders of First Capitol may consider and vote upon the approval of the adjournment of the First Capitol Meeting, in the event there are not sufficient votes cast in person or by proxy at the First Capitol Meeting to constitute a quorum or to approve the First Capitol Merger Agreement, and such other matters as may properly come before the First Capitol Meeting or any adjournments thereof. The holders of record of shares of First Capitol Common Stock at the close of business on the First Capitol Record Date, August 11, 1998, will be entitled to one vote for each such share then so held. The presence, in person or by proxy, of at least a majority of the total number of shares of First Capitol Common Stock outstanding as of the First Capitol Record Date will be required to constitute a quorum at the First Capitol Meeting. For additional information, see "THE FIRST CAPITOL MEETING."

Cardinal and FANBP

     Cardinal is a Pennsylvania business corporation formed in November 1986 and functions as the bank holding company for FANBP. Cardinal's principal business has been directing, planning and coordinating the business activities of FANBP.

     FANBP is a national banking association headquartered in Everett, Pennsylvania, which conducts business through five offices, located in Everett (the main office), Bedford, Breezewood, Duncansville (a suburb of Altoona) and Woodbury, Pennsylvania.

     Cardinal's executive offices are located at 140 East Main Street, Everett, Pennsylvania 15537, and its telephone number is (814) 652-2131.

First Capitol

     First Capitol is a Pennsylvania state-chartered bank formed in 1988 and headquartered in York, Pennsylvania, which conducts business through four offices located in York City and its suburbs in York County, Pennsylvania.

     First Capitol's executive offices are located at 2951 Whiteford Road, York, Pennsylvania 17402, and its telephone number is (717) 755-6414.

Susquehanna

     Susquehanna is a bank holding company whose sole activity consists of owning and supervising its nine depository subsidiaries (eight banks and one federal savings bank) and two non-depository subsidiaries. Susquehanna's depository subsidiaries consist of Citizens National Bank of Southern Pennsylvania, Greencastle, Pennsylvania; Equity National Bank, Marlton, New Jersey; Farmers & Merchants Bank and Trust, Hagerstown, Maryland; Farmers First Bank, Lititz, Pennsylvania; Farmers National Bank, Mullica Hill, New Jersey; First National Trust Bank, Sunbury, Pennsylvania; Founders' Bank, Bryn Mawr, Pennsylvania; Susquehanna Bank, Baltimore, Maryland; and Williamsport National Bank, Williamsport, Pennsylvania. These subsidiaries are engaged in providing banking, bank-related, and saving and loan services in central and southcentral Pennsylvania, principally in the counties of Columbia, Franklin, Lancaster, Lycoming, Northumberland, Snyder, Union and York, in southeastern Pennsylvania, principally in the counties of Chester, Delaware and Montgomery, in northwestern, southeastern and central Maryland, in the City of Baltimore and in the counties of Allegany, Anne Arundel, Baltimore, Carroll, Cecil, Harford, Washington, Wicomico and Worcester, and in southern New Jersey, principally in Burlington, Camden and Gloucester counties. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers, subject to review by its board of directors, thereby permitting each subsidiary to retain substantial autonomy to better service its market in day-to-day operations.

     Susquehanna was incorporated in Pennsylvania in 1982. Its executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, and its telephone number is (717) 626-4721.

The Cardinal Merger and the First Capitol Merger

     Cardinal and FANBP
     ------------------


     In the Cardinal Merger, Cardinal will become a wholly-owned subsidiary of Susquehanna and FANBP will become a wholly-owned, second-tier subsidiary of Susquehanna by means of a merger of SBI Merger Sub with and into Cardinal, with Cardinal as the surviving entity (sometimes referred to as the "Surviving Corporation"). Upon the consummation of the Cardinal Merger, Cardinal shareholders will receive in exchange for each share of Cardinal Common Stock,
1.92 shares of Susquehanna Common Stock, so long as the average closing price per share of Susquehanna Common Stock before the closing of the Cardinal Merger is between and including $22.67 and $26.67. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. Cardinal may terminate the Cardinal Merger Agreement if the average closing price is greater than $26.67, and Susquehanna may terminate the Cardinal Merger Agreement if the average closing price is less than $22.67. However, if the party with the right does not choose to terminate the Cardinal Merger Agreement, then the Cardinal Merger will proceed and the Cardinal shareholders will receive the number of shares of Susquehanna Common Stock set forth in Schedule 1.2 of the Cardinal Merger Agreement; in such situation the Cardinal shareholders will not receive
1.92 shares of Susquehanna Common Stock for each share of Cardinal Common Stock but, rather, the number of shares determined by reference to Schedule 1.2. Cardinal shareholders will receive a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Cardinal shareholders would otherwise be entitled to receive. If the Cardinal Merger had been closed on August 5, 1998, the most recently available date prior to the date of this Proxy Statement/Prospectus, each share of Cardinal Common Stock would have been converted into the right to receive 1.92 shares of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq

Stock Market National Market System on August 3, 1998, 1998 was $22.00 per share. Consummation of the Cardinal Merger is conditioned upon, among other things, the approval of the Cardinal Merger Agreement by the requisite vote of Cardinal's shareholders and by various regulatory agencies. See "APPROVAL OF THE CARDINAL MERGER."

          General

          Pursuant to the Cardinal Merger Agreement, SBI Merger Sub will merge with and into Cardinal, with Cardinal as the Surviving Corporation, as a result of which Cardinal will become a direct wholly-owned subsidiary of Susquehanna, and FANBP will become a second-tier subsidiary of Susquehanna (the "FANBP Bank Acquisition"). The name of the Surviving Corporation will be "Susquehanna Bancshares West, Inc."

          Exchange Ratio

          Pursuant to the Cardinal Merger Agreement, the outstanding shares of Cardinal Common Stock will be exchanged for shares of Susquehanna Common Stock in accordance with the exchange ratio ("Cardinal Exchange Ratio") set forth in the Cardinal Merger Agreement ("Cardinal Merger Consideration"). This number may be adjusted subject to conditions set forth in the Cardinal Merger Agreement.

          The number of shares of Susquehanna Common Stock to be issued to holders of Cardinal Common Stock in accordance with the Cardinal Exchange Ratio will be based upon the average closing price per share of Susquehanna Common Stock over a 10-day trading period ending two business days prior to the closing of the Cardinal Merger. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. In general, 1,900,800 shares of Susquehanna Common Stock will be exchanged for Cardinal Common Stock, such that each of the 990,000 shares of Cardinal Common Stock will be exchanged for 1.92 shares of Susquehanna Common Stock. However, if the average closing price over such period is less than $22.67, Susquehanna will have the right to terminate the Cardinal Merger Agreement, but if Susquehanna does not choose to terminate, then the exchange ratio will be adjusted as provided in Schedule 1.2 of the Cardinal Merger Agreement with the effect that more than 1.92 shares of Susquehanna Common Stock will be exchanged for each share of Cardinal Common Stock. On the other hand, if the average closing price over such period is greater than $26.67, Cardinal will have the right to terminate the Cardinal Merger Agreement, but if Cardinal does not choose to terminate, then the exchange ratio will be adjusted as provided in Schedules 1.2 of the Cardinal Merger Agreement with the effect that less than 1.92 shares of Susquehanna Common Stock will be exchanged for each share of the Cardinal Common Stock. For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $22.67 or more than $26.67 per share, see the caption entitled "Terms of the Cardinal Merger-
Exchange Ratio."   Additionally, both Cardinal and Susquehanna will have the
right to terminate the Cardinal Merger Agreement if the Cardinal Merger is not consummated by December 31, 1998. Nonetheless, the parties have the right to extend the time for closing beyond December 31, 1998 by mutually amending the Cardinal Merger Agreement.

          Fractional Shares

          No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of Cardinal Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average closing price per share as determined in accordance with the Cardinal Merger Agreement.

          Closing; Effective Date

          The Cardinal Merger Agreement provides that the Cardinal closing ("Cardinal Closing") will occur at such time and place as shall be agreed upon by the parties, but no later than the 30th business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Cardinal Merger or the

FANBP Bank Acquisition; and (iii) all shareholder approvals required by the parties pursuant to the Cardinal Merger Agreement are received. Immediately following the Cardinal Closing, and provided the Cardinal Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, Cardinal and SBI Merger Sub will cause articles of merger to be properly prepared and completed and filed with the Secretary of State of the Commonwealth of Pennsylvania (the "Pennsylvania Department of State"). The Cardinal Merger, and the transactions described in the Cardinal Merger Agreement, will become effective at 11:59 p.m. on the day on which the articles of merger have been duly filed with and accepted by the Pennsylvania Department of State (the "Cardinal Merger Effective Date").

     First Capitol
     -------------


     In the First Capitol Merger, First Capitol will become a wholly-owned subsidiary of Susquehanna by means of a merger of Interim Bank with and into First Capitol. Upon the consummation of the First Capitol Merger, each First Capitol shareholder will receive in exchange for each share of First Capitol Common Stock, 2.028 shares of Susquehanna Common Stock, so long as the average closing price per share of Susquehanna Common Stock for a ten-business-day period ending on the second business day before closing of the First Capitol Merger is between and including $21.33 and $28.00. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. First Capitol may terminate the First Capitol Merger Agreement if the average closing price is greater than $28.00, and Susquehanna may terminate the First Capitol Merger Agreement if the average closing price is less than $21.33. However, if the party with the right does not choose to terminate the First Capitol Merger Agreement, then the First Capitol Merger will proceed and you will receive the number of shares of Susquehanna Common Stock set forth in Schedule 1.2 of the First Capitol Merger Agreement; in such situation, the First Capitol shareholders will not receive 2.028 shares of Susquehanna Common Stock for each share of First Capitol Common Stock, but, rather, the number of shares determined by reference to Schedule 1.2. First Capitol shareholders will receive a cash payment in lieu of any fractional share of Susquehanna Common Stock which the First Capitol shareholders would otherwise be entitled to receive. If the First Capitol Merger had been closed on August 5, 1998, the most recently available date prior to the date of the Proxy Statement/Prospectus, each share of First Capitol Common Stock would have been converted into the right to receive 2.028 shares of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market National Market System on August 3, 1998 was $22.00 per share. Consummation of the First Capitol Merger is conditioned upon, among other things, the approval of the First Capitol Merger Agreement by the requisite vote of First Capitol's shareholders and by various regulatory agencies. See "APPROVAL OF THE FIRST CAPITOL MERGER."
          General

          Pursuant to the First Capitol Merger Agreement, Interim Bank will merge with and into First Capitol, with First Capitol as the surviving entity (sometimes referred to as the "Surviving Bank"), as a result of which First Capitol will become a direct wholly-owned subsidiary of Susquehanna. The name of the Surviving Bank will be "First Capitol Bank."

          Exchange Ratio

          Pursuant to the First Capitol Merger Agreement, the outstanding shares of First Capitol Common Stock will be exchanged for shares of Susquehanna Common Stock in accordance with the exchange ratio ("First Capitol Exchange Ratio") set forth in the First Capitol Merger Agreement ("First Capitol Merger Consideration"). This number may be adjusted subject to conditions set forth in the First Capitol Merger Agreement.

          The number of shares of Susquehanna Common Stock to be issued to holders of First Capitol Common Stock in accordance with the First Capitol Exchange Ratio will be based upon the average closing price per share of Susquehanna Common Stock over a 10-day trading period ending two business days prior to the closing of the First Capitol Merger. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998. In general, 1,026,032 shares of Susquehanna Common Stock will be exchanged for First Capitol Common Stock, such that each of the 505,933 shares of First Capitol Common Stock will be exchanged for 2.028 shares of Susquehanna Common Stock. However, if the average closing price over such period is less than $21.33, Susquehanna will have the right to terminate the First Capitol Merger Agreement, but if Susquehanna does not choose to terminate, then the exchange ratio will be adjusted as provided in the First Capitol Merger Agreement with the effect that more than 2.028 shares of Susquehanna Common Stock will be exchanged for each share of First Capitol Common Stock. On the other hand, if the average closing price over such period is greater than $28.00, First Capitol will have the right to terminate the First Capitol Merger Agreement, but if First Capitol does not choose to terminate, then the exchange ratio will be adjusted as provided in the First Capitol Merger Agreement with the effect that less than 2.028 shares of Susquehanna Common Stock will be exchanged for each share of First Capitol Common Stock. For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $21.33 or more than $28.00 per share, see the caption entitled "Terms of the First Capitol Merger-Exchange Ratio." Additionally, both First Capitol and Susquehanna will have the right to terminate the First Capitol Merger Agreement if the First Capitol Merger is not consummated by March 31, 1999. Nonetheless, the parties have the right to extend the time for closing beyond March 31, 1999 by mutually amending the First Capitol Merger Agreement.

          Fractional Shares

          No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of First Capitol Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average price per share as determined in accordance with the First Capitol Merger Agreement.

          Closing; Effective Date

          The First Capitol Merger Agreement provides that the First Capitol closing ("First Capitol Closing") will occur following three business days notice to First Capitol, as shall be agreed upon by the parties, which date shall not be later than the 30th business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the First Capitol Merger; and
(iii) all shareholder approvals required by the parties pursuant to the First Capitol Merger Agreement are received. Immediately following the First Capitol Closing, and provided the First Capitol Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, First Capitol and Interim Bank will request that the Pennsylvania Department of Banking ("Department of Banking") cause articles of merger to be delivered and filed with the Pennsylvania Department of State. The First Capitol Merger, and the transactions described in the First Capitol Merger Agreement, will become effective at 12:01 a.m. on the day of the First Capitol Closing ("First Capitol Merger Effective Date").

Opinions of Financial Advisors

     Cardinal
     --------

     GMA has rendered an opinion to the Cardinal Board of Directors that in its opinion the Cardinal Merger Consideration is fair, from a financial point of view, to the shareholders of Cardinal. The opinion, which is attached hereto as Appendix E, should be read in its entirety with respect to the assumptions made and other matters considered by GMA in rendering such opinion. See "APPROVAL OF THE CARDINAL MERGER--Opinion of Financial Advisor."

     First Capitol
     -------------

     Danielson has rendered its opinion to the First Capitol Board of Directors that in its opinion the First Capitol Merger Consideration is fair, from a financial point of view, to the shareholders of First Capitol. This opinion, which is attached hereto as Appendix F, should be read in its entirety with respect to the assumptions made and other matters considered by Danielson in rendering such opinion. See "APPROVAL OF THE FIRST CAPITOL MERGER-- Opinion of Financial Advisor."

Recommendations of the Boards of Directors

     Cardinal
     --------

     The consideration to be received by Cardinal's shareholders pursuant to the Cardinal Merger Agreement was negotiated by the Cardinal Board of Directors in light of various factors, including Cardinal's and Susquehanna's recent operating results, current financial condition and perceived future prospects. THE CARDINAL BOARD OF DIRECTORS BELIEVES THAT THE CARDINAL MERGER IS IN THE BEST INTEREST OF CARDINAL'S SHAREHOLDERS AND RECOMMENDS THAT CARDINAL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CARDINAL MERGER AGREEMENT.

     First Capitol
     -------------

     The consideration to be received by First Capitol's shareholders pursuant to the First Capitol Merger Agreement was negotiated by the First Capitol Board of Directors in light of various factors, including First Capitol's and Susquehanna's recent operating results, current financial condition and perceived future prospects. THE FIRST CAPITOL BOARD OF DIRECTORS BELIEVES THAT THE FIRST CAPITOL MERGER IS IN THE BEST INTEREST OF FIRST CAPITOL'S SHAREHOLDERS AND RECOMMENDS THAT FIRST CAPITOL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FIRST CAPITOL MERGER AGREEMENT.

Votes Required

     Cardinal
     --------

     The affirmative vote of the holders of 75% of the outstanding shares of Cardinal Common Stock is required to approve the Cardinal Merger Agreement. Directors and executive officers are expected to vote substantially all of the 74,753 shares held by them, representing approximately eight percent of the Cardinal Common Stock outstanding at the Cardinal Record Date and entitled to vote at the Cardinal Meeting, "FOR" approval of the Cardinal Merger Agreement.

     First Capitol
     -------------

     The affirmative vote of 80% of the outstanding shares of First Capitol Common Stock is required to approve the First Capitol Merger Agreement. Directors and certain executive officers have separately agreed to vote substantially all of the 124,044 shares held by them, representing approximately 24% of the First Capitol Common Stock outstanding at the First Capitol Record Date and entitled to vote at the First Capitol Meeting, "FOR" approval of the First Capitol Merger Agreement. In addition, First Capitol's principal shareholder, National Penn Investment Company has separately agreed to vote all of the 112,473 shares held by it, representing approximately 22% of the First Capitol Common Stock outstanding at the First Capitol Record Date and entitled to vote at the First Capitol Meeting, "FOR" approval of the First Capitol Merger Agreement.

Dissenters' Rights

     Cardinal
     --------

     Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), the holders of Cardinal Common Stock will have the right to dissent from approval of the Cardinal Merger, and to demand and receive the "fair value" of their shares of Cardinal Common Stock. In order to assert such dissenters' rights, a Cardinal shareholder must: (i) file a written notice of intent to dissent with Cardinal prior to the shareholder vote at the Cardinal Meeting;
(ii)
refrain from voting in favor of the Cardinal Merger; (iii) file a written demand for payment and deposit the certificates representing his or her shares in accordance with the terms of the notice to demand payment that will be sent by Cardinal; and (iv) comply with certain other statutory procedures set forth in the BCL. Proxies which are returned but which do not contain voting instructions will be voted in favor of the Cardinal Merger Agreement, which will result in the forfeiture of dissenters' rights with respect to the Cardinal Merger. A copy of the applicable sections of the BCL are attached to this Joint Proxy Statement/Prospectus as Appendix G. Any deviation from the procedures set forth in such statutory provisions may result in the forfeiture of dissenters' rights with respect to the Cardinal Merger. Accordingly, shareholders wishing to assert dissenters' rights are urged to read carefully "APPROVAL OF THE CARDINAL MERGER--Dissenters' Rights" and Appendix G to this Joint Proxy Statement/Prospectus.

     First Capitol
     -------------

     Pursuant to the BCL, the holders of First Capitol Common Stock will have the right to dissent from approval of the First Capitol Merger, and to demand and receive the "fair value" of their shares of First Capitol Common Stock. In order to assert such dissenters' rights, a First Capitol shareholder must: (i) file a written notice of intent to dissent with First Capitol prior to the shareholder vote at the First Capitol Meeting; (ii) refrain from voting in favor of the First Capitol Merger; (iii) file a written demand for payment and deposit the certificates representing his or her shares in accordance with the terms of the notice to demand payment that will be sent by First Capitol; and (iv) comply with certain other statutory procedures set forth in the BCL. Proxies which are returned but which do not contain voting instructions will be voted in favor of the First Capitol Merger Agreement, which will result in the forfeiture of dissenters' rights with respect to the First Capitol Merger. A copy of the applicable sections of the BCL are attached to this Joint Proxy Statement/Prospectus as Appendix G. Any deviation from the procedures set forth in such statutory provisions may result in the forfeiture of dissenters' rights with respect to the First Capitol Merger. Accordingly, shareholders wishing to assert dissenters' rights are urged to read carefully "APPROVAL OF THE FIRST CAPITOL MERGER--Dissenters' Rights" and Appendix G to this Joint Proxy Statement/Prospectus.

Federal Income Tax Consequences of the Cardinal Merger and the First Capitol Merger

     Cardinal
     --------

     It is anticipated that the Cardinal Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by shareholders of Cardinal on the exchange of Cardinal Common Stock for Susquehanna Common Stock (other than with respect to cash received in lieu of fractional shares and cash received upon exercise of dissenters' rights, if any). CARDINAL SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE CARDINAL MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. See "APPROVAL OF THE CARDINAL MERGER--Income Tax Consequences of the Cardinal Merger."

     First Capitol
     -------------

     It is anticipated that the First Capitol Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by shareholders of First Capitol on the exchange of First Capitol Common Stock for Susquehanna Common Stock (other than with respect to cash received in lieu of fractional shares and cash received upon exercise of dissenters' rights, if any). FIRST CAPITOL SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE FIRST CAPITOL MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. See "APPROVAL OF THE FIRST CAPITOL MERGER--Income Tax Consequences of the First Capitol Merger."

Accounting Treatment

     Cardinal
     --------

     The Cardinal Merger is intended to be accounted for as a pooling of interests. See "APPROVAL OF THE CARDINAL MERGER--Accounting Treatment of the Cardinal Merger."

     First Capitol
     -------------

     The First Capitol Merger is intended to be accounted for as a pooling of interests. See "APPROVAL OF THE FIRST CAPITOL MERGER--Accounting Treatment of the First Capitol Merger."

Comparison of Shareholder Rights

     Cardinal and Susquehanna
     ------------------------

     Upon the consummation of the Cardinal Merger, holders of Cardinal Common Stock will become shareholders of Susquehanna, a Pennsylvania business corporation. Cardinal and Susquehanna are each organized as Pennsylvania business corporations and, accordingly, the rights of former Cardinal shareholders after the Cardinal Merger will continue to be governed by the BCL as well as the articles of incorporation and bylaws of Susquehanna. Certain differences arise from differences between the articles of incorporation and bylaws of Susquehanna and the articles of incorporation and bylaws of Cardinal. See "COMPARISON OF SHAREHOLDER RIGHTS."

     First Capitol and Susquehanna
     ------------------------------

     Upon the consummation of the First Capitol Merger, holders of First Capitol Common Stock will become shareholders of Susquehanna, a Pennsylvania business corporation. First Capitol is organized as a Pennsylvania commercial bank governed by the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"). The rights of former First Capitol shareholders after the First Capitol Merger will be governed by the BCL as well as the articles of incorporation and bylaws of Susquehanna. Certain differences arise from differences between the BCL and the Banking Code, as well as differences between the articles of incorporation and bylaws of Susquehanna and the articles of incorporation and bylaws of First Capitol. See "COMPARISON OF SHAREHOLDER RIGHTS."

Conditions to the Cardinal Merger and the First Capitol Merger

     Cardinal
     --------

     Consummation of the Cardinal Merger is subject to various conditions, including approval of the Cardinal Merger by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Department of Banking. The Cardinal Merger is also subject to satisfaction of various other conditions specified in the Cardinal Merger Agreement, including the approval of the Cardinal Merger Agreement by the requisite vote of Cardinal's shareholders and the satisfaction of the criteria necessary to permit a pooling of interests for accounting purposes. In the event that more than 10% of the outstanding shares of Cardinal are covered through the exercise of dissenters' rights, the criteria for pooling-of-interest treatment will not be satisfied. See "APPROVAL OF THE CARDINAL MERGER--Terms of the Cardinal Merger--Conditions Precedent" and "APPROVAL OF THE CARDINAL MERGER--Dissenters' Rights."

     First Capitol
     -------------

     Consummation of the First Capitol Merger is subject to various conditions, including approval of the First Capitol Merger by the Federal Reserve Board and the Department of Banking. The First Capitol Merger is also subject to satisfaction of various other conditions specified in the First Capitol Merger Agreement, including the approval of the First Capitol Merger Agreement by the requisite vote of First Capitol shareholders and the satisfaction of the criteria necessary to permit a pooling of interests for accounting purposes. In the event that more than 10% of the outstanding shares of First Capitol are covered through the exercise of dissenters' rights, the criteria for pooling-of-interest treatment will not be satisfied. See "APPROVAL OF THE FIRST CAPITOL MERGER--Terms of First Capitol Merger--Conditions Precedent" and "APPROVAL OF THE FIRST CAPITOL MERGER--Dissenters' Rights."

Operations After the Cardinal Merger and the First Capitol Merger

     Cardinal and FANBP
     ------------------

     Persons appointed by Susquehanna to the board of directors of SBI Merger Sub, with such additions or deletions as Susquehanna, in its sole discretion, may determine, will serve as members of the Cardinal Board of Directors following the Cardinal Merger. The directors of FANBP on the Cardinal Merger Effective Date, together with up to two persons recommended by Susquehanna reasonably acceptable to the FANBP board of directors, will serve as members of the FANBP board of directors following the Cardinal Merger.

     First Capitol
     -------------

     The officers and directors of First Capitol immediately prior to the First Capitol Effective Time will be the officers and directors of the Surviving Bank, with such additions or deletions to which senior management of Susquehanna and First Capitol shall mutually agree.

Termination of the Cardinal Merger and the First Capitol Merger

     Cardinal
     --------

     The Cardinal Merger Agreement provides that, whether before or after its approval by the shareholders of Cardinal, it may be terminated and the transactions described in the Cardinal Merger Agreement abandoned at any time prior to the Cardinal Merger Effective Date: (i) by the mutual written consent of Susquehanna and Cardinal, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by Cardinal in the event
(a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to Susquehanna by Cardinal, (b) by written notice to Susquehanna that any condition precedent to Cardinal's obligations as set forth in Article V of the Cardinal Merger Agreement has not been met or waived by Cardinal at such time as such condition can no longer be satisfied, (c) the Cardinal Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders, or (d) the Cardinal Board of Directors determines that an Acquisition Proposal (as defined in the Cardinal Merger Agreement) is likely to be more favorable to the shareholders of Cardinal than the Cardinal Merger;
(iii) by Susquehanna in the event (a) of a material breach by Cardinal or FANBP of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to Cardinal by Susquehanna, or (b) that any condition precedent to Susquehanna's obligations as set forth in Article V of the Cardinal Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by Cardinal by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of Susquehanna Common Stock before closing is greater than $26.67 per share at the time such calculation is required to be made pursuant to the Cardinal Merger Agreement;
(v) by Susquehanna if Susquehanna chooses to give written notice of such election within one business day following a determination that the average closing price per share of

Susquehanna Common Stock before closing is less than $22.67 per share at the time such calculation is required to be made pursuant to the Cardinal Merger Agreement; or (vi) by Susquehanna or Cardinal if the Cardinal Merger is not consummated by December 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Cardinal Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

     First Capitol
     -------------

     The First Capitol Merger Agreement provides that, whether before or after its approval by the shareholders of First Capitol, it may be terminated and the transactions contemplated in the First Capitol Merger Agreement abandoned at any time prior to the First Capitol Merger Effective Date: (i) by the mutual written consent of Susquehanna and First Capitol, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by First Capitol in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by First Capitol, (b) by written notice to Susquehanna that any condition precedent to First Capitol's obligations as set forth in Article V of the First Capitol Merger Agreement has not been met or waived by First Capitol at such time as such condition can no longer be satisfied, or (c) the First Capitol Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders, or (d) the First Capitol Board of Directors recommends to the shareholders of First Capitol that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of First Capitol than the First Capitol Merger; (iii) by Susquehanna in the event (a) of a material breach by First Capitol of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to First Capitol by Susquehanna, or
(b) that any condition precedent to Susquehanna's obligations as set forth in
Article V of the First Capitol Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by First Capitol, by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is greater than $28.00 per share at the time such calculation is required to be made pursuant to the First Capitol Merger Agreement; (v) by Susquehanna if Susquehanna chooses to give written notice of such election within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is less than $21.33 per share at the time such calculation is required to be made pursuant to the First Capitol Merger Agreement; or (vi) by Susquehanna or First Capitol if the First Capitol Merger is not consummated by March 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the First Capitol Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

Expenses

     Cardinal
     --------

     If the Cardinal Merger Agreement is terminated, in accordance with the terms of the agreement: (i) by the mutual, written consent of Cardinal and Susquehanna; (ii) by Cardinal or Susquehanna in the event the Cardinal Merger is not consummated by December 31, 1998; (iii) by Cardinal if the average closing price per share of Susquehanna Common Stock before closing is greater than $26.67 per share; or (iv) by Susquehanna if the average closing price per share of Susquehanna Common Stock before closing is less than $22.67 per share, it shall be without cost, expense or liability on the part of any party to the other party and the Cardinal Stock Option Agreement (as defined below) shall be null and void. If the Cardinal Merger Agreement is terminated by reason of the Cardinal Board of Directors failing to make, withdrawing, modifying or changing its favorable recommendation described at Section 4.2 of the Cardinal Merger Agreement, other than as a result of a Material Adverse Change (as defined in the Cardinal Merger Agreement) in Susquehanna's financial condition, properties, assets, liabilities, business or results of operation and other than as a result of the failure of Cardinal's financial advisor to update its fairness opinion, Cardinal must pay to Susquehanna, within two business days after the termination, a fee of one percent of the aggregate consideration that would be paid if the date of termination were the Cardinal Merger Effective Date. In all other instances, termination of the agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.

     First Capitol
     -------------

     If the First Capitol Merger Agreement is terminated, in accordance with the terms of the agreement: (i) by the mutual, written consent of First Capitol and Susquehanna; (ii) by First Capitol or Susquehanna in the event the First Capitol Merger is not consummated by March 31, 1999; (iii) by First Capitol if the average closing price per share of Susquehanna Common Stock before closing is greater than $28.00 per share; or (iv) by Susquehanna if the average closing price per share of Susquehanna Common Stock before closing is less than $21.33 per share, it shall be without cost, expense or liability on the part of any party to the other party. If the First Capitol Merger Agreement is terminated by reason of the First Capitol Board of Directors failing to make, withdrawing, modifying or changing its favorable recommendation described at Section 4.2 of the First Capitol Merger Agreement as a result of a Material Adverse Change (as defined in the First Capitol Merger Agreement) in Susquehanna's financial condition, properties, assets, liabilities, business or results of operation or the failure of First Capitol's financial advisor to update its fairness opinion, it shall be without cost, expense or liability on the part of First Capitol to any other party. If the First Capitol Merger Agreement is terminated by First Capitol because the First Capitol Board of Directors (a) failed to make, withdrew, or changed its favorable recommendation to the First Capitol shareholders to approve the First Capitol Merger Agreement, or (b) recommends to the First Capitol shareholders that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is more favorable, from a financial point of view, to the Capitol shareholders than the First Capitol Merger, then First Capitol must pay to Susquehanna, within two business days after the termination, a fee of $500,000. In all other instances, termination of the agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.

Stock Option Agreements

     Cardinal
     --------

     Concurrently with the execution and delivery of the Cardinal Merger Agreement, as a condition and an inducement to Susquehanna's willingness to enter into the agreement, Cardinal, Susquehanna and SBI Merger Sub entered into a Stock Option Agreement dated April 13, 1998, (the "Cardinal Stock Option Agreement" which is attached hereto as Appendix H), granting Susquehanna an irrevocable option (the "Cardinal Option") to purchase from Cardinal up to that number of shares of Cardinal Common Stock as shall equal 15% of Cardinal's shares of common stock outstanding immediately prior to the purchase, at a purchase price that is the average price per share of Cardinal Common Stock during the five trading days immediately preceding the date of execution of the Cardinal Merger Agreement. The Cardinal Option may be exercised by Susquehanna, in whole or in part, at any time or from time to time after the date of the Cardinal Stock Option Agreement and prior to the earlier to occur of (i) the Effective Time (as defined in the Cardinal Merger Agreement), or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the Cardinal Option cannot be exercised on such day because of an injunction or similar court order, the Cardinal Option shall expire on the 10th business day after such injunction or order has been dismissed or withdrawn.

     Under the Cardinal Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have commenced a tender offer or an exchange offer to purchase Cardinal Common Stock such that, upon consummation of such offer, the person could own or control 10% or more of the outstanding Cardinal Common Stock; (ii) Cardinal shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Susquehanna or a subsidiary of Susquehanna) to (a) merge or consolidate with Cardinal or enter into a similar transaction, (b) sell, lease or otherwise dispose of all or substantially all of the assets of Cardinal to such person, or (c) sell or otherwise dispose of securities representing 10% or more of the voting power of Cardinal, and as to
(a), (b) and (c), the same shall have been scheduled by Cardinal to close within 365 calendar days following the date of termination of the Cardinal Merger Agreement; or (iii) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, 10% or more of the outstanding Cardinal Common Stock.

     The Cardinal Stock Option Agreement also grants Susquehanna certain option share appreciation rights upon a Purchase Event, if requested by Susquehanna and the Cardinal Stock Option Agreement has not expired. Upon such a request, Cardinal must pay to Susquehanna an amount equal to the product of (i) the excess, if any of, (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of Cardinal Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of Cardinal Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of Cardinal Option shares as to which the Cardinal Option has not yet been exercised. If such appreciation rights are paid to Susquehanna, all other rights of Susquehanna under the Cardinal Stock Option Agreement shall be extinguished (but the rights of Susquehanna under the Cardinal Merger Agreement shall not be affected). See "APPROVAL OF THE CARDINAL MERGER-- Cardinal Stock Option Agreement."

     First Capitol
     -------------

     Concurrently with the execution and delivery of the First Capitol Merger Agreement, as a condition and an inducement to Susquehanna's and Interim Bank's willingness to enter into the agreement, First Capitol, Susquehanna and Interim Bank entered into a Stock Option Agreement dated April 16, 1998 (the "First Capitol Stock Option Agreement" which is attached hereto as Appendix I), granting Susquehanna an irrevocable option (the "First Capitol Option") to purchase from First Capitol up to 100,681 shares of First Capitol Common Stock, at a purchase price per share of 95% of the average price per share of First Capitol Common Stock during the 30 trading days immediately preceding the day prior to the announcement of a Purchase Event (as defined below). The First Capitol Option may be exercised by Susquehanna, in whole or in part, at any time or from time to time after the date of the First Capitol Stock Option Agreement and prior to the earlier to occur of (i) the Effective Time (as defined in the First Capitol Merger Agreement), or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the First Capitol Option cannot be exercised on such day because of an injunction or similar court order, the First Capitol Option shall expire on the 10th business day after such injunction or order has been dismissed or withdrawn.

     Under the First Capitol Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have commenced a tender offer or an exchange offer to purchase First Capitol Common Stock such that, upon consummation of such offer, the person could own or control 10% or more of the outstanding First Capitol Common Stock; (ii) First Capitol shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Susquehanna or a subsidiary of Susquehanna) to (a) merge or consolidate with First Capitol or enter into a similar transaction, (b) sell, lease or otherwise dispose of all or substantially all of the assets of First Capitol to such person , or (c) sell or otherwise dispose of securities representing 10% or more of the voting power of First Capitol, and as to (a), (b) and (c), the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger Agreement; (iii) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, 10% or more of the outstanding First Capitol Common Stock; or
(iv) the shareholders of First Capitol shall have disapproved the First Capitol Merger after any person (other than Susquehanna or a subsidiary of Susquehanna) shall have publicly announced a proposal to acquire First Capitol by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger.

     The First Capitol Stock Option Agreement also grants Susquehanna certain option share appreciation rights upon a Purchase Event, if requested by Susquehanna and the First Capitol Stock Option Agreement has not expired. Upon such a request, First Capitol must pay to Susquehanna an amount equal to the product of (i) the excess, if any of, (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of First Capitol Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of First Capitol Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of First Capitol Option shares as to which the First Capitol Option has not yet been exercised. If such appreciation rights are paid to Susquehanna, all other rights of Susquehanna under the First Capitol Stock Option Agreement shall be extinguished (but the rights of Susquehanna under the First Capitol Merger Agreement shall not be affected).
See "APPROVAL OF THE FIRST CAPITOL MERGER--First Capitol Stock Option
Agreement."

Dividends

     Cardinal
     --------

     The Cardinal Merger Agreement provides that Cardinal shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except in conformity with past practice as to the amount and timing of such dividends, with increases in conformity with past practices.

     First Capitol
     -------------

     The First Capitol Merger Agreement provides that First Capitol shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except that it shall have the right, after January 1, 1999, to declare and pay a dividend corresponding in amount and timing with past practice.

Adjournment of the Cardinal Meeting and the First Capitol Meeting

     Cardinal
     --------

     In the event that there is an insufficient number of votes cast in person or by proxy at the Cardinal Meeting to approve the Cardinal Merger Agreement, the Cardinal Board of Directors intends to adjourn the Cardinal Meeting to a later date to permit the further solicitation of sufficient votes to approve the Cardinal Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the Cardinal Meeting is required in order to approve any such adjournment. The Cardinal Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the Cardinal Meeting if necessary to permit further solicitation of proxies to approve the Cardinal Merger Agreement. See "ADJOURNMENT OF THE CARDINAL MEETING."

     First Capitol
     -------------

     In the event that there is an insufficient number of votes cast in person or by proxy at the First Capitol Meeting to approve the First Capitol Merger Agreement, the First Capitol Board of Directors intends to adjourn the First Capitol Meeting to a later date to permit the further solicitation of sufficient votes to approve the First Capitol Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the First Capitol Meeting is required in order to approve any such adjournment. The First Capitol Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the First Capitol Meeting if necessary to permit further solicitation of proxies to approve the First Capitol Merger Agreement. See "ADJOURNMENT OF THE FIRST CAPITOL MEETING."

                          COMPARATIVE PER SHARE DATA
                                   Unaudited

      The following table sets forth certain historical per share data of Susquehanna, Cardinal and First Capitol, and unaudited pro forma combined per share data of Susquehanna, Cardinal and First Capitol, based on the assumption that the Cardinal Merger and the First Capitol Merger were effective on January 1, 1995 and were accounted for as a pooling-of-interests. The pro forma data is not necessarily indicative of results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. The information presented should be read in conjunction with the historical consolidated financial statements, and notes thereto, of Susquehanna, Cardinal and First Capitol incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.


                                                                                    Year Ended December 31,
                                                  Three Months Ended          ----------------------------------
                                                    March 31, 1998          1997             1996             1995
                                                    --------------          ----             ----             ----
Susquehanna Historical per share [1]:
   Net income - Basic                                    $0.31              $1.21            $0.95            $0.95
   Net income - Diluted                                   0.31               1.20             0.95             0.95
   Cash dividends declared                                0.14               0.55             0.52             0.49
   Book  value                                           10.45              10.25               --               --

Cardinal Historical per share [2]:
   Net income - Basic                                    $0.43              $1.88            $1.54            $1.76
   Net income - Diluted                                   0.42               1.85             1.53             1.75
   Cash dividends declared                                0.16               0.49             0.38             0.30
   Book  value                                           17.57              17.35               --               --

First Capitol Historical per share:
   Net income - Basic                                    $0.36              $1.54            $1.30            $1.25
   Net income - Diluted                                   0.36               1.48             1.24             1.22
   Cash dividends declared                                0.20               0.17             0.15             0.10
   Book  value                                           22.24              22.43               --               --

Pro Forma per Susquehanna
   Common Share:
   Net income - Basic                                    $0.31              $1.18            $0.93            $0.94
   Net income - Diluted                                   0.30               1.18             0.93             0.94
   Cash dividends declared                                0.14               0.55             0.52             0.49
   Book  value                                           10.40              10.21               --               --

Pro Forma Equivalent per Cardinal
   Common Share [3]:
   Net income - Basic                                    $0.60              $2.27            $1.79            $1.80
   Net income - Diluted                                   0.58               2.27             1.79             1.80
   Cash dividends declared                                0.27               1.06             1.00             0.94
   Book  value                                           19.97              19.60               --               --

Pro Forma Equivalent per First Capitol
   Common Share [4]:
   Net income - Basic                                    $0.63              $2.39            $1.89            $1.91
   Net income - Diluted                                   0.61               2.39             1.89             1.91
   Cash dividends declared                                0.28               1.12             1.05             0.99
   Book value                                            21.09              20.71               --               --

[1] Susquehanna historical amounts are adjusted for the three-for-two stock splits in 1997 and July, 1998.
[2] Cardinal historical amounts are adjusted for the two-for-one stock split in 1996.
[3] Pro Forma amounts per share were calculated by taking the corresponding per share amounts for Susquehanna, Cardinal, and First Capitol combined and multiplying that by an exchange ratio which gives effect to the exchange of
     1.92 shares of Susquehanna common stock for each outstanding share of Cardinal at each reporting date.
[4] Pro Forma amounts per share were calculated by taking the corresponding per share amounts for Susquehanna, Cardinal, and First Capitol combined and multiplying that by an exchange ratio of 2.028 shares of Susquehanna common stock for each outstanding share of First Capitol at each reporting date.

Market Value of Securities

     The table below sets forth the last sale prices on The Nasdaq Stock Market National Market System for Susquehanna Common Stock for April 10, 1998, the last trading day before the announcement of the Cardinal Merger, and for April 15, 1998, the last trading day before the announcement of the First Capitol Merger, each adjusted to give effect to the three-for-two stock split payable July 1, 1998 to shareholders of record June 15, 1998.


                                        Susquehanna
                                        Historical
                                        ----------
    April 10, 1998........                 $23.92
    April 15, 1998........                 $24.67


     There is no established public trading market for Cardinal Common
Stock. However, bids for Cardinal Common Stock are quoted on the over-the-counter Electronic Bulletin Board Interdealer System. Trading in Cardinal Common Stock is limited and sporadic. The absence of an established market may affect the prices at which Cardinal's shares are traded. Subject to the foregoing, the sale price of Cardinal Common Stock on April 8, 1998, the most recent date before April 13, 1998, on which a sale occurred was $38.00 per share.

     There is no established public trading market for First Capitol Common Stock. However, bids for First Capitol Common Stock are quoted on the over-the-counter Electronic Bulletin Board Interdealer System. Trading in First Capitol Common Stock is limited and sporadic. In addition, First Capitol is not subject to the requirement of filing periodic reports with the Commission. The absence of an established market and publicly available information regarding First Capitol may affect the prices at which First Capitol's shares are traded. Subject to the foregoing, the sale price of First Capitol Common Stock on March 26, 1998, the most recent date before April 16, 1998 on which a sale occurred was $38.00 per share.

                            SELECTED FINANCIAL DATA

     The following tables set forth certain selected consolidated historical financial information for Susquehanna, Cardinal and First Capitol. This data is derived from and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Susquehanna, Cardinal and First Capitol, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. Interim unaudited data for the three month periods ended March 31, 1998 and 1997 reflects, in the opinion of Susquehanna's, Cardinal's and First Capitol's respective managements, all adjustments necessary for a fair presentation of such data. Results for the periods ended March 31, 1998 and 1997 are not necessarily indicative of results which may be expected for any other periods or for the fiscal years as a whole.

                             Susquehanna Historical
                  (Dollars in thousands except per share data)



                                     At or for the Three Months
                                           Ended March 31,                      At or for the Year Ended December 31,
                                     ---------------------------  ----------------------------------------------------------------
                                         1998          1997           1997          1996        1995         1994         1993
                                         ----          ----           ----          ----        ----         ----         ----
Earnings Data
Net interest income                        $36,494       $35,319      $145,653      $139,599    $116,706     $102,914      $95,152
Provision for loan and lease losses          1,233         1,206         4,557         4,807       5,164        4,247        5,280
Other income                                 6,931         5,330        23,754        22,223      17,136       16,127       17,034
Other expense                               26,827        25,794       106,028       110,541      88,316       79,480       72,326
Income before taxes, extraordinary
  item and cumulative effect of a
  change in accounting principle            15,365        13,649        58,822        46,474      40,362       35,314       34,580
Extraordinary item                              --            --            --            --          --        (732)           --
Cumulative effect of a change
  in accounting principle                       --            --            --            --          --           --        1,123
Net income                                  10,604         9,456        40,202        31,183      28,252       24,095       25,354
Basic earnings per common share
  before extraordinary item and
  cumulative effect of a change in
  accounting principle                       $0.31         $0.29         $1.21         $0.95       $0.95        $0.84        $0.84
Dividends declared per common share           0.14          0.13          0.55          0.52        0.49         0.45         0.41
Balance Sheet Data
Assets                                  $3,736,791    $3,308,590    $3,524,887    $3,335,117  $2,828,637   $2,430,392   $2,234,556
Loans and leases, net of unearned
  income                                 2,560,452     2,375,846     2,569,613     2,349,776   1,847,396    1,574,512    1,410,275
Deposits                                 2,911,521     2,739,815     2,851,217     2,754,118   2,335,577    2,046,264    1,882,630
Shareholders' equity                       353,687       316,926       346,738       313,296     293,910      234,765      234,814
Shareholders' equity per share (book
  value)                                    $10.45         $9.62        $10.25         $9.51       $9.06        $7.97        $7.97
Selected Ratios
Return on average assets
  before extraordinary item and
  cumulative effect of a change in
  accounting principle                       1.18%         1.17%         1.19%         0.96%       1.07%        1.08%        1.13%
Return on average shareholders'
  equity before extraordinary item and
  cumulative effect of a change in
  accounting principle                      12.33%        12.17%        12.30%        10.25%      11.34%       10.61%       11.12%
Average shareholders' equity to assets       9.57%         9.61%         9.64%         9.37%       9.41%       10.14%       10.20%
Net interest yield                           4.48%         4.80%         4.73%         4.73%       4.89%        4.94%        4.94%
Net charge-offs to average loans and
  leases                                     0.23%         0.24%         0.21%         0.20%       0.26%        0.15%        0.14%
Allowance for loan and lease losses
  to period-end loans and leases             1.34%         1.42%         1.34%         1.44%       1.58%        1.61%        1.65%
Nonperforming assets to
  period-end loans and leases and
  OREO                                       1.04%         1.42%         1.06%         1.43%       1.82%        2.00%        2.08%
---------------

                               Cardinal Historical
                  (Dollars in thousands except per share data)

                                      At or for the Three Months
                                                Ended
                                              March 31,                    At or for the Year Ended December 31,
                                     ---------------------------    -----------------------------------------------------------
                                             1998       1997        1997      1996        1995          1994          1993
                                             ----       ----        ----      ----        ----          ----          ----
Earnings Data
Net interest income                        $1,471     $1,346      $5,739     $5,434      $5,243        $4,714        $4,368
Provision for loan and lease losses            --         --          --         --          --         (300)           125
Other income                                  209        139         620        533         476           456           529
Other expense                               1,069        891       3,804      4,096       3,714         3,487         3,509
Income before taxes, extraordinary
  item and cumulative effect of a
  change in accounting principle              611        594       2,555      1,871       2,005         1,983         1,263
Extraordinary item                             --         --          --         --          --            --            --
Cumulative effect of a change in
  accounting principle                         --         --          --         --          --            --            60
Net income                                    431        453       1,860      1,524       1,740         1,665         1,050
Basic earnings per common share
  before extraordinary item and
  cumulative effect of a change in
  accounting principle                     $ 0.43     $ 0.46      $ 1.88      $1.54       $1.76         $1.68         $1.00
Dividends declared per common share          0.16       0.10        0.49       0.38        0.30          0.55          0.23
Balance Sheet Data
Assets                                   $137,085   $129,608    $129,941   $129,557    $124,472      $112,606      $121,222
Loans, net of unearned income              76,925     68,550      73,940     67,173      61,601        60,845        64,871
Deposits                                  115,451    113,306     109,421    105,755     108,796        99,650       108,590
Shareholders' equity                       17,391     15,284      17,180     15,223      14,829        12,123        12,053
Shareholders' equity per share (book
  value)                                  $ 17.57    $ 15.44     $ 17.35     $15.38      $14.98        $12.25        $12.18
Selected Ratios
Return on average assets before
   extraordinary item and cumulative
   effect of a change in accounting
   principle                                1.27%      1.40%       1.41%      1.20%       1.45%         1.42%         0.88%
Return on average shareholders'
  equity before extraordinary
   item and cumulative effect of a
  change in accounting principle            9.97%     11.45%      11.31%     10.01%      12.61%        13.31%         9.06%
Average shareholders' equity to assets     12.88%     12.27%      12.49%     11.97%      11.48%        10.69%         9.66%
Net interest yield                          4.78%      4.78%       4.86%      4.83%       4.81%         4.45%         4.06%
Net charge-offs to average loans and
  leases                                    0.01%         --          --      0.60%       0.26%         0.26%         0.60%
Allowance for loan losses
  to period-end loans                       1.23%      1.41%       1.30%      1.42%       2.16%         2.46%         3.01%
Nonperforming assets to period-end
  loans and OREO                            0.97%      1.15%       0.65%      1.21%       3.55%         2.36%         3.41%


                            First Capitol Historical
                  (Dollars in thousands except per share data)


                                                               At or for the Three
                                                              Months Ended March 31,       At or for the Year Ended December 31,
                                                            --------------------------     -------------------------------------
(Dollars in thousands, except per share data)               1998                  1997             1997            1996
                                                            ----                  ----             ----            ----
Earnings Data:
Net interest income..................................   $       971            $     846        $    3,767       $  3,321
Provision for loan losses............................            36                   59               174            182
Other income.........................................            58                  155               277            144
Other expense........................................           756                  734             2,931          2,462
Net income...........................................           176                  141               672            553

Basic earnings per common share......................          0.36                 0.33              1.54           1.30
Diluted earnings per common share....................          0.36                 0.32              1.48           1.24
Dividends declared per common share..................          0.20                 0.00              0.17           0.15

Balance Sheet Data:
Assets...............................................      $109,819              $96,153          $107,793        $93,892
Loans, net of unearned income........................        71,386               64,553            71,226         66,422
Deposits.............................................        82,259               73,010            80,828         73,428
Shareholders' equity.................................        11,250                8,900            10,400          8,905
Shareholders' equity per share (book value)..........         22.24                21.01             22.43          21.02

Selected Ratios:
Return on average assets.............................         0.68%                0.63%             0.68%          0.63%
Return on average shareholders' equity...............         6.66%                6.33%             7.18%          6.36%
Average shareholders' equity to average assets.......        10.29%                9.86%             9.47%          9.87%
Net interest margin (tax equivalent basis)...........         4.08%                4.02%             4.18%          4.03%
Net charge-offs to average loans.....................         0.00%                0.08%             0.22%          0.30%
Allowance for loan losses to period-end loans........         1.41%                1.48%             1.37%          1.43%
Nonperforming assets to period-end loans
     and OREO........................................         0.68%                0.55%             0.40%          0.43%


                                                             At or for the Year Ended December 31,
                                                          -----------------------------------------
(Dollars in thousands, except per share data)               1995            1994           1993
                                                            ----            ----           ----
Earnings Data:
Net interest income..................................      $  2,963       $  2,605        $  2,249
Provision for loan losses............................           159            110             308
Other income.........................................           162            156             217
Other expense........................................         2,394          2,223           1,939
Net income...........................................           531            428             219

Basic earnings per common share......................          1.25           1.01            0.56
Diluted earnings per common share....................          1.22           1.01            0.56
Dividends declared per common share..................          0.10           0.00            0.00

Balance Sheet Data:
Assets...............................................       $81,225        $73,242         $68,106
Loans, net of unearned income........................        58,064         56,724          52,825
Deposits.............................................        66,731         63,999          59,120
Shareholders' equity.................................         8,526          7,748           7,524
Shareholders' equity per share (book value)..........         20.13          18.29           17.76

Selected Ratios:
Return on average assets.............................         0.66%          0.60%           0.29%
Return on average shareholders' equity...............         6.48%          5.60%           3.03%
Average shareholders' equity to average assets.......        10.19%         10.94%          11.20%
Net interest margin (tax equivalent basis)...........         3.94%          3.96%           3.89%
Net charge-offs to average loans.....................         0.17%          0.10%           0.06%
Allowance for loan losses to period-end loans........         1.64%          1.57%           1.59%
Nonperforming assets to period-end loans
     and OREO........................................         1.16%          0.99%           0.09%


---------------

                             THE CARDINAL MEETING

General


     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Cardinal Board of Directors to be used at the Cardinal Meeting which will be held at The Arena Restaurant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike, Exit 11, Bedford, Pennsylvania on Tuesday, September 22, 1998 at 9:30 a.m.

     At the Cardinal Meeting, holders of record of Cardinal Common Stock as of the Cardinal Record Date will consider and vote upon the approval of the Cardinal Merger Agreement. In addition, shareholders of Cardinal may consider and vote upon the approval of the adjournment of the Cardinal Meeting, in the event there are not sufficient votes cast in person or by proxy at the Cardinal Meeting to approve the Cardinal Merger Agreement, and such other matters as may properly come before the Cardinal Meeting or any adjournments thereof.

     Pursuant to the Cardinal Merger Agreement, Cardinal will become a wholly-owned subsidiary of Susquehanna by means of a merger of SBI Merger Sub with and into Cardinal. Thereupon, FANBP will become a wholly-owned second tier subsidiary of Susquehanna. Upon the consummation of the Cardinal Merger, each Cardinal shareholder will receive in exchange for each share of Cardinal Common Stock, 1.92 shares of Susquehanna Common Stock as set forth in the Cardinal Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending two days before the closing of the Cardinal Merger is between and including $22.67 and $26.67, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Cardinal shareholder would otherwise be entitled to receive. If the average price per share of Susquehanna Common Stock before closing is greater than $26.67, Cardinal has the right to terminate the Cardinal Merger Agreement. If the average price per share of Susquehanna Common Stock before closing is less than $22.67, Susquehanna has the right to terminate the Cardinal Merger Agreement. However, if the party with the right does not choose to terminate the Cardinal Merger Agreement, then the Cardinal Merger will proceed and each share of Cardinal Common Stock will be exchanged for the number of shares of Susquehanna Common Stock as determined by the formula set forth at Schedule 1.2 of the Cardinal Merger Agreement which will be less than 1.92 shares of Susquehanna Common Stock if the average closing price per share of Susquehanna Common Stock is greater than $26.67 per share and more than 1.92 shares of Susquehanna Common Stock if the average closing price per share of Susquehanna Common Stock is less than $22.67 per share.


     The average price per share of Susquehanna Common Stock before closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market over a period of 10 business days ending on the second business day preceding the date set for the Cardinal Closing, and dividing such total by 10. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on August 3, 1998 was
$22.00 per share. Consummation of the Cardinal Merger is conditioned upon, among other things, the approval of the Cardinal Merger Agreement by the requisite vote of Cardinal's shareholders.

     For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $22.67 or more than $26.67 per share, see the caption entitled "Terms of the Cardinal Merger-Exchange Ratio."

Voting, Revocation and Solicitation of Proxies

     The presence, in person or by proxy, of at least a majority of the total number of shares of the Cardinal Common Stock outstanding and entitled to vote on the Cardinal Record Date, July 28, 1998, will be required to constitute a quorum at the Cardinal Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Cardinal Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of Cardinal, the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Cardinal Meeting or by attendance at the Cardinal Meeting and voting in person; however, attendance alone will not revoke a proxy. A written notice revoking a previously executed proxy should be sent to Cardinal Bancorp, Inc., 140 East Main Street, Everett, Pennsylvania 15537, Attention: William B. Zimmerman, Secretary/Treasurer.

     Proxies solicited by the Cardinal Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of each of the proposals set forth in this Proxy Statement/Prospectus for consideration at the Cardinal Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incidental to the conduct of the Cardinal Meeting. If any other business is presented at the Cardinal Meeting, proxies will be voted by those named therein in their best judgment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes, however,
(i) will be treated as shares present for purposes of determining whether a quorum is present and (ii) will have the same effect as a vote against the Cardinal Merger proposal.

     The cost of soliciting proxies will be borne by Cardinal. Cardinal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Cardinal Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Cardinal may solicit proxies personally or by telegraph or telephone without additional compensation.

Voting Securities and Security Ownership

     Holders of record of Cardinal Common Stock as of the close of business on the Cardinal Record Date are entitled to one vote for each share then held. As of that date, there were 990,000 shares of Cardinal Common Stock issued and outstanding, and there were approximately 487 shareholders of record.

     The following table sets forth as of the Cardinal Record Date, the amount and percentage of the Cardinal Common Stock beneficially owned by each executive officer, each director, and all officers and directors of Cardinal as a group. The Cardinal Board of Directors does not believe that any person is the beneficial owner of more than five percent of the Cardinal Common Stock.


Name of Individual            Amount and Nature of
or Identity of Group          Beneficial Ownership (1) (2)   Percent of Class (11) (13)
--------------------          ----------------------------   --------------------------

Donald W. DeArment                       23,400    (3)                     2.16%

Darrell Dodson                           13,900    (4)                     1.28%

Merle W. Helsel                           2,670    (5)                       --

Ray E. Koontz                            14,400    (6)                     1.33%

Clyde R. Morris                          32,000    (7)                     2.95%

Robert E. Ritchey                        24,600    (8)                     2.27%

James C. Vreeland                        13,100    (9)                     1.21%

William B. Zimmerman                     14,120   (10)                     1.30%

All executive officers and              138,753                           12.80%
directors as a group
(9 persons) (12)


(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after the Cardinal Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the directors, officers and Cardinal.
(3) Includes 4,000 shares of Cardinal Common Stock held individually by Mr. DeArment; 10,400 shares of Cardinal Common Stock held individually by his spouse; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Dodson.
(4) Includes 4,900 shares of Cardinal Common Stock held individually by Mr. Dodson; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Dodson.
(5) Includes 1,000 shares of Cardinal Common Stock held jointly by Mr. Helsel with his spouse; 670 shares (rounded to the nearest share) beneficially owned individually by Mr. Helsel under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan; and unexercised stock options for 1,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 1,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Helsel.
(6) Includes 5,200 shares of Cardinal Common Stock held individually by Mr. Koontz; 200 shares of Cardinal Common Stock held jointly with his spouse; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Koontz.
(7) Includes 200 shares of Cardinal Common Stock held individually by Mr. Morris; 22,800 shares of Cardinal Common Stock held as tenant in common with his spouse; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Morris.
(8) Includes 1,000 shares of Cardinal Common Stock held individually by Mr. Ritchey; 14,600 held individually by his spouse; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Ritchey.
(9) Includes 4,000 shares of Cardinal Common Stock held individually by Mr. Vreeland; 100 shares of Cardinal Common Stock held individually by his spouse; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Vreeland.
(10) Includes 4,100 shares of Cardinal Common Stock held individually by Mr. Zimmerman; 320 shares of Cardinal Common Stock held individually by his spouse; 200 shares of Cardinal Common Stock held by Zimmerman's Hardware & Supply Company, Inc.; 500 shares of Cardinal Common Stock held by Zimmerman's American Hardware; and unexercised stock options for 9,000 shares of Cardinal Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 9,000 shares were added to the shares of Cardinal Common Stock currently held by Mr. Zimmerman.
(11) Less than one percent unless otherwise indicated.
(12) Ted J. Chwatek is a senior officer of the corporation, but he is not a member of the Cardinal Board of Directors. Mr. Chwatek beneficially owns individually 563 shares (rounded to the nearest share) of Cardinal Common Stock under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.
(13) The percent of class assumes all outstanding options, issued to directors and officers have been exercised and, therefore, on a pro forma basis, 1,084,000 shares of Cardinal Common Stock would be outstanding.

Other Matters

     The Cardinal Board of Directors is not aware of any business to come before the Cardinal Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the Cardinal Meeting which is incidental to the matters described in this Proxy Statement/Prospectus, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Auditors of Cardinal

     The auditors of Cardinal is the firm of S.R. Snodgrass, A.C. ("Snodgrass"), located at 101 Bradford Road, Wexford, Pennsylvania 15090. Representatives of Snodgrass are expected to be at the Cardinal Meeting to make a statement and also to be available to respond to appropriate questions.

                           THE FIRST CAPITOL MEETING

General


     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the First Capitol Board of Directors to be used at the First Capitol Meeting which will be held at the Boardroom, First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania on Wednesday, September 23, 1998 at 9:00 a.m.

     At the First Capitol Meeting, holders of record of First Capitol Common Stock as of the First Capitol Record Date will consider and vote upon the approval of the First Capitol Merger Agreement. In addition, shareholders of First Capitol may consider and vote upon the approval of the adjournment of the First Capitol Meeting, in the event there are not sufficient votes cast in person or by proxy at the First Capitol Meeting to approve the First Capitol Merger Agreement, and such other matters as may properly come before the First Capitol Meeting or any adjournments thereof.

     Pursuant to the First Capitol Merger Agreement, First Capitol will become a wholly-owned, first-tier subsidiary of Susquehanna by means of a merger of First Capitol with Interim Bank. Upon the consummation of the First Capitol Merger, each First Capitol shareholder will receive in exchange for each share of First Capitol Common Stock, 2.028 shares of Susquehanna Common Stock as set forth in the First Capitol Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending the second business day before the closing of the First Capitol Merger is between and including $21.33 and $28.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the First Capitol shareholder would otherwise be entitled to receive. If the average price per share of Susquehanna Common Stock before closing is greater than $28.00, First Capitol has the right to terminate the First Capitol Merger Agreement. If the average price per share of Susquehanna Common Stock before closing is less than $21.33, Susquehanna has the right to terminate the First Capitol Merger Agreement. However, if the party with the right does not choose to terminate the First Capitol Merger Agreement, then the First Capitol Merger will proceed and each share of First Capitol Common Stock will be exchanged for the number of shares of Susquehanna Common Stock as determined by the formula set forth at
Schedule 1.2 of the First Capitol Merger Agreement which will be less than 2.028 shares of Susquehanna Common Stock if the average closing price per share of Susquehanna Common Stock is greater than $28.00 per share and more than 2.028 shares of Susquehanna Common Stock if the average closing price per share of Susquehanna Common Stock is less than $21.33 per share.


     The average price per share of Susquehanna Common Stock before closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market over the period of 10 business days ending the second business day preceding the date set for the First Capitol
Closing, and dividing such total by 10.   The last reported sale price of
Susquehanna Common Stock on The Nasdaq Stock Market National Market System on August 3, 1998 was $22.00 per share. Consummation of the First Capitol Merger is conditioned upon, among other things, the approval of the First Capitol Merger Agreement by the requisite vote of First Capitol's shareholders.

     For examples of the determination of the number of shares to be received if the average closing price of Susquehanna Common Stock is less than $21.33 or more than $28.00 per share, see the caption entitled "Terms of the First Capitol Merger-Exchange Ratio."

Voting, Revocation and Solicitation of Proxies

     The presence, in person or by proxy, of at least a majority of the total number of shares of the First Capitol Common Stock outstanding and entitled to vote on the First Capitol Record Date, August 11, 1998, will be required to constitute a quorum at the First Capitol Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the First Capitol Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of First Capitol, the filing of a later proxy prior to a vote being taken on a particular proposal at the First Capitol Meeting or by attendance at the First Capitol Meeting and voting in person; however, attendance alone will not revoke a proxy. A written notice revoking a previously executed proxy should be sent to First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania 17402, Attention: Secretary.

         Proxies solicited by the First Capitol Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of each of the other proposals set forth in this Proxy Statement/Prospectus for consideration at the First Capitol Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the First Capitol Meeting. If any other business is presented at the First Capitol Meeting, proxies will be voted by those named therein in their best judgment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes, however, (i) will be treated as shares present for purposes of determining whether a quorum is present and (ii) will have the same effect as a vote against the First Capitol Merger proposal.

         The cost of soliciting proxies will be borne by First Capitol. First Capitol will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Capitol Common Stock. In addition to solicitations by mail, directors, officers and regular employees of First Capitol may solicit proxies personally or by telegraph or telephone without additional compensation.

Voting Securities and Security Ownership

         Holders of record of First Capitol Common Stock as of the close of business on the First Capitol Record Date are entitled to one vote for each share then held. As of that date, there were 505,933 shares of First Capitol Common Stock issued and outstanding and there were approximately 365 shareholders of record.

         The following table sets forth, as of the First Capitol Record Date, the name and address of each person who owns of record or who is known by the First Capitol Board of Directors to be the beneficial owner of five percent or more of First Capitol Common Stock, the number of shares beneficially owned by such person and the percentage so owned.


                                                                                 Percent of Outstanding Common
Name and Address                              Shares Beneficially Owned (1)      Stock Beneficially Owned (1)
----------------                              -----------------------------      ----------------------------
National Penn Investment Company                         112,473                             22.23%
103 Springer Building, P.O. Box 7048
Wilmington, Delaware  19803

Owen O. Freeman, Jr.                                      41,536 (2)                          8.21%
c/o First Capitol Bank
2951 Whiteford Road
York, Pennsylvania  17402-3780

Thomas L. Bauer, M.D.                                     34,007 (3)                          6.72%
c/o Apple Hill Surgical Associates, LTD
25 Monument Road
York, Pennsylvania  17011


(1) See Note (1) under the following caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for a definition of "beneficial ownership."

(2) Mr. Freeman beneficially owns 41,536 shares, or eight and twenty-one hundredths percent of the outstanding shares of First Capitol Common Stock. 2,703 shares of those beneficially owned by Mr. Freeman are held by various relatives.
(3) 33,957 shares of those beneficially owned by Dr. Bauer are held by Apple Hill Surgical Retirement Plan directed for the benefit of Dr. Thomas L. Bauer.

     Beneficial Ownership by Directors and Executive Officers
     --------------------------------------------------------

     The following table sets forth as of the First Capitol Record Date, the amount and percentage of the First Capitol Common Stock beneficially owned by each director, and all executive officers, directors and directors emeritus of First Capitol as a group.


                                                            Percent of
                                                            Shares of
                                                            First Capitol
                             Number of Shares               Common Stock
Name                         Beneficially Owned (1)(2)      Outstanding (3)
----                         -------------------------      ---------------

Dr. Thomas L. Bauer                 34,007  (4)                  6.72%

Roger P. Calabretta                  3,400  (6)                    --

H. Douglas Campbell, Jr.             3,600  (5)                    --

Thomas S. Capello                    8,046                       1.59%

Chloe R. Eichelberger               14,955                       2.94%

Owen O. Freeman, Jr.                41,536  (7)                  8.21%

David A. Friedman                   13,500  (8)                  2.61%

Robert V. Iosue, Ph.D.               2,000                         --

Jack R. Kay                          1,350                         --

Edward L. Motter                     1,650                         --

Glenn W. Randolph (9)                5,000                         --


All executive officers and         129,044                      24.95%  (10)
 directors as a group (10
 directors, two of whom are
 executive officers, and one
 director emeritus, 11 persons
 in total)


(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Federal Reserve Board and the Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after the First Capitol Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the directors and First Capitol.
(3)  Less than one percent unless otherwise indicated.
(4) See Note (3) under the above caption entitled "Principal Owners" as to the shares of First Capitol Common Stock held beneficially by Dr. Bauer.
(5) 2,350 shares of those beneficially owned by Mr. Campbell are held by various relatives.
(6) 2,400 shares of those beneficially owned by Mr. Calabretta are in trust for his children.
(7) See Note (2) under the above caption entitled "Principal Owners" as to the shares of First Capitol Common Stock held beneficially by Mr. Freeman.
(8) Mr. Friedman does not individually hold shares of First Capitol Common Stock; however, JES Partners, a partnership of which Mr. Friedman is a five percent partner, owns 2,250 shares. Mr. Friedman may, at any time, purchase up to 11,250 shares of First Capitol Common Stock pursuant to Stock Purchase Warrants that he holds. In calculating the tabulated percent of class, the 11,250 additional shares were added to the shares of First Capitol Common Stock held presently by Mr. Friedman and to the total outstanding shares. For further information on the disposition of these Stock Purchase Warrants, see the caption entitled "Terms of the First Capitol Merger-Warrant Substitution Agreement."
(9) Glenn W. Randolph retired from the First Capitol Board of Directors effective February 1, 1995, as a Class B Director. Mr. Randolph acts in the capacity of a Director Emeritus of the First Capitol Board of Directors.
(10) The percent of class assumes all outstanding Stock Purchase Warrants issued to the directors and officers of First Capitol have been exercised and therefore, on a pro forma basis, 517,183 shares of First Capitol Common Stock would be outstanding.

Other Matters

     The First Capitol Board of Directors is not aware of any business to come before the First Capitol Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the First Capitol Meeting which is incidental to the matters described in this Proxy Statement/Prospectus, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                        APPROVAL OF THE CARDINAL MERGER

     The following description of the Cardinal Merger is not intended to be a complete description of all material facts regarding the Cardinal Merger and is qualified in all respects by reference to the Cardinal Merger Agreement and the fairness opinion, attached hereto as Appendices C and E, respectively. Cardinal shareholders are urged to read carefully the Cardinal Merger Agreement and the fairness opinion. For a summary description of the Cardinal Merger, see "SUMMARY - The Cardinal Merger."

Background of the Cardinal Merger

     The Board of Directors of Cardinal has for several years, as part of its long-range planning practices, periodically reviewed and evaluated the various strategic options and alternatives available to Cardinal. In particular, the Board has considered the relative merits of maintaining the independence of Cardinal and FANBP and of merging Cardinal and/or FANBP with a larger, super-community or regional financial institution in light of current economic, financial and regulatory conditions and their impact on the financial services industry. The Board has also considered the desirability of increasing the value and liquidity of the stock held by Cardinal's shareholders by arranging a merger in which Cardinal's shareholders would receive publicly-traded stock in a larger supercommunity banking organization. The Board's primary consideration in taking the actions that led to the execution of the Cardinal Merger Agreement was to provide a fair financial return to Cardinal's shareholders and increase the liquidity of their stock, while maintaining, to the extent possible, local identity and autonomy for FANBP in order to serve Cardinal's other constituencies, the community, and FANBP's customers and employees. The Board concluded that in a rapidly changing, increasingly competitive market for financial services, Cardinal can compete more effectively as a part of a larger banking organization with more resources and a wider range of products and services than those that Cardinal currently offers.

     Through the Cardinal Merger, Cardinal believes that it can expand its resources and its range of products and services on an accelerated timetable as compared to reliance on internal growth. In general Cardinal is entering into the Cardinal Merger because it believes it can better maximize its shareholders' long-term return through an affiliation with a larger, more diversified supercommunity financial institution. Cardinal's Board of Directors believes that Susquehanna's greater resources will enable FANBP to offer expanded services to its customers and the communities it serves.

     In addition, the Cardinal Merger with Susquehanna will increase the liquidity of the stock held by Cardinal's shareholders by exchanging it for stock in a larger banking organization that is quoted on the Nasdaq Stock Market National Market System.

     In considering the Cardinal Merger, Cardinal's Board of Directors considered, among other things discussed herein, the financial terms of the Cardinal Merger, the structure of the transaction, the historic and current financial performance of Susquehanna, the commitment of Susquehanna to the community its subsidiary serves, the operating culture of Susquehanna, and the opinion of its financial advisors as to the fairness of the transaction, from a financial point of view, to Cardinal shareholders. See, "APPROVAL OF THE CARDINAL MERGER-Reasons for the Cardinal Merger and Recommendations of the Board of Directors of Cardinal" and "APPROVAL OF THE CARDINAL MERGER-Opinion of Financial Advisor."

     In December of 1997, the Board received an unsolicited proposal from a community bank holding company to arrange an exchange of the outstanding shares of Cardinal for shares of the proposing bank holding company (the "Original Proposal"). The terms of the Original Proposal provided that FANBP would be merged into a subsidiary of the bank holding company and employees of FANBP would be retained to the extent possible.

     On January 26, 1998, the Board of Directors of Cardinal met to discuss their strategic options to enhance the profitability and shareholder value of Cardinal. The directors discussed their fiduciary duties, in general, to the several constituencies of Cardinal and FANBP and their fiduciary duties in the context of a merger or acquisition scenario. In conjunction with its assessment of Cardinal's strategic options, the Board previously had retained Garland McPherson and Associates, Inc. ("GM&A"). The Board received a detailed presentation from GM&A on the current merger and acquisition environment and an assessment of Cardinal's strategic options. A review was conducted of the Original Proposal. The Board reviewed other potential strategic combinations and alternatives, including remaining an independent banking organization.

     The Board of Directors of Cardinal then discussed the strategic objectives of Cardinal: enhancing shareholder value through stock price and future earnings; increasing liquidity of shareholder investment; maintaining local autonomy and identity of FANBP; retaining current employees and the "corporate culture" of FANBP; and service to the community and customers. These strategic objectives were then discussed in conjunction with evaluation of the Original Proposal and other potential strategic combinations and alternatives. The Board determined that, while it favored further exploration of the Original Proposal, the Board believed that the value of Cardinal and FANBP exceeded the purchase price proposed and that the Original Proposal did not adequately address the non-financial objectives of Cardinal and FANBP. After careful consideration of the GM&A presentation and exhaustive discussion, the Board concluded that Cardinal should invite merger proposals from selected larger financial institutions, located in western and central Pennsylvania and Maryland that might have an interest in acquiring Cardinal. The invitations, on a confidential basis, for proposals asked each party to outline the terms of their proposal, if any, in detail. Four institutions responded with nonbinding proposals, subject to negotiation and certain other conditions. All proposals were received on a confidential basis, were non-binding and were never made public by Cardinal or the companies making the proposals.

     On February 9, 1998, the Cardinal Board of Directors met for the purpose of reviewing and evaluating the four confidential responses to the invitation, including a revised version of the Original Proposal and a proposal received from Susquehanna (the "Susquehanna Proposal"), for the acquisition of Cardinal and FANBP. The responses each contained conditions subject to negotiation and were reviewed in detail from a financial perspective and a non-financial perspective. In addition, the objectives and strategies of the Board were reviewed in relation to the fiduciary duties of the Board under Pennsylvania law. The Board reached a consensus with regard to the objectives of Cardinal, and the goals of increasing shareholder value and liquidity, maintaining the local identity and autonomy of FANBP to serve its customers and communities, and broadening the range of products and services offered to FANBP's customers and communities. In addition, the Board discussed the operating cultures of the various entities, the management depth of the various companies and the geographic areas served by each company. GM&A attended the meeting and presented its analysis of the proposals. See, "APPROVAL OF THE CARDINAL MERGER-Opinion of Financial Advisor."

     Following the February 9, 1998 meeting, members of the Board were in communication with representatives of each of the companies who responded to Cardinal's invitation for proposals, and the bank holding company that submitted the Original Proposal. Based upon February 6, 1998, closing prices that were reviewed and evaluated at the Board's meeting on February 9, 1998, Susquehanna's per share offering price was $3.12 per share, or 6.48%, less than another proposal, and was the second highest per share price among the four proposals received by the Board. However, the Board considered that the company with the higher price was substantially smaller than Susquehanna (with assets approximately one-half those of Susquehanna) and its shares were far less liquid than the Susquehanna Common Stock would be in the hands of Cardinal's shareholders. Specifically, the Board considered that the average daily transaction volume for the six month period ending February 4, 1998, of Susquehanna's Common Stock was 33,982 shares compared with 4,388 shares for the common stock of the smaller company. The Board calculated that this additional daily transaction volume of the shares of Susquehanna Common Stock was eight times the average daily transaction volume of the shares of the smaller company and, in the Board's opinion, would be of significant advantage of the Cardinal shareholders. The Board also notes that, in its opinion, Susquehanna had an extensive history of successful acquisitions, an operating culture similar to Cardinal's, superior management depth and an institutional geographic coverage area of high potential growth. All of these attributes, the Board believed, were absent from, or much superior to, the smaller company. The Board discussed various issues regarding the Susquehanna Proposal, including the exchange ratio, continued local identity and autonomy of FANBP, continued employment for employees of FANBP and representation on Susquehanna's board of directors. On February 11, 1998, Robert Bolinger, Drew Hostetter and Edward Balderston met with the Cardinal Board. They made a presentation describing Susquehanna's strategic plans, subsidiary structure and operations. In addition, they discussed, in detail, Susquehanna's corporate culture and the attributes of Susquehanna's common stock, including long-term price appreciation and liquidity. Among the matters discussed were subsidiary Board responsibility, employee retention, employee benefits, computer systems conversion, and operations. The discussions resulted in several revisions to the Susquehanna Proposal, including an increase in the exchange ratio, to address financial and non-financial issues of importance to Cardinal, which were consolidated into a revised proposal (the "Revised Susquehanna Proposal").

     Two of the proposals received by Cardinal expired during these negotiations. One expired by its terms on February 10, 1998; the proposal from the smaller company, described above, expired on February 27, 1998. On February 27, 1998, the smaller company's proposal represented a $3.73 per share premium (or 7.98%) over the Revised Susquehanna Proposal. The Cardinal Board did not attempt to contact the smaller company to encourage the submission of a higher proposal because the Board believed that an affiliation with the smaller company would not be in the best interests, taken as a whole, of the Cardinal constituencies for the reasons delineated above. Had such an attempt been made, the smaller company may have responded with a revised proposal with a higher per share price. Cardinal continued extensive negotiations with Susquehanna.

     On April 10, 1998, the Cardinal Board met to consider the results of its discussions with Susquehanna. GM&A presented its oral and written opinion as to the fairness of the consideration, from a financial point of view, as determined by negotiation of the parties, provided to Cardinal shareholders in connection with the Revised Susquehanna Proposal. Legal counsel also conducted a detailed review of the Revised Susquehanna Proposal. The Directors concluded that the Susquehanna proposal was in the best interest of the Cardinal constituencies. Among other advantages, discussed herein, the Susquehanna offer provided significant liquidity for Cardinal shareholders and the size and strength of Susquehanna as a banking institution made the Susquehanna proposal attractive. After consideration, the Board of Directors of Cardinal accepted the Revised Susquehanna Proposal and approved the Cardinal Merger Agreement as being in the best interests of Cardinal, its shareholders, FANBP, and Cardinal's other constituencies, including the community at large, customers and employees of FANBP, and, consequently, recommended that the shareholders vote for the approval of the Cardinal Merger.

     The Cardinal Merger Agreement was executed by the parties on April 13, 1998, and press releases announcing the transaction were issued by Cardinal and Susquehanna early on April 14, 1998.

Reasons for the Cardinal Merger and Recommendation of the Cardinal Board of Directors

     In evaluating the Cardinal Merger Agreement, the Cardinal Board of Directors considered a variety of financial factors, including: (i) the consideration being offered to Cardinal's shareholders in relation to the market value, book value, earnings per share and projected earnings per share of Cardinal; (ii) the quality of a financial investment in and the liquidity of Susquehanna common stock; (iii) the historical results of operations, current financial condition and future prospects of Susquehanna and Cardinal; (iv) the presentations by GM&A, Cardinal's financial advisors, as to the fairness of the Cardinal Merger Consideration, from a financial point of view, to Cardinal's shareholders; and non-financial factors, including: (a) the prospects for continued local identity and autonomy for FANBP; (b) continued employment for current employees of FANBP and continued service for current directors of FANBP;
(c) a structure that should provide advantageous service to the community and customers of FANBP; and (d) the quality of Susquehanna and its operating history, including its products and services, for example, trust services. Susquehanna also has an extensive history of successful acquisitions, an operating culture that is similar to Cardinal's and the Susquehanna institutional geographic coverage is in an area of greater potential growth.
In this regard, the Cardinal Board of Directors received a written opinion from GM&A dated April 10, 1998, and updated as of the date of the Proxy Statement/Prospectus that, as of such dates, the Cardinal Merger Consideration is fair to Cardinal's shareholders from a financial point of view. (The updated opinion is attached as Appendix E hereto; for a summary of the presentations of GM&A, see "Opinion of Financial Advisor" below.) Other financial and non-financial factors considered by the Cardinal Board of Directors included: (A) one of the proposals included an operating culture that called for, among other things, the consolidation of branch offices, which might lead to the closing of certain Cardinal or FANBP branch bank locations, as well as the elimination of numerous employees' jobs due to the branch consolidation and administrative job redundancies; (B) the resources that Susquehanna would bring to face the competitive environment for financial institutions generally; (C) the compatibility of the respective business management philosophies of Cardinal and Susquehanna; (D) the ability of Susquehanna to provide comprehensive financial services to the markets currently served by FANBP; (E) the projected social and economic effects of the Cardinal Merger upon Cardinal, its shareholders and other corporate constituencies, including employees, suppliers and customers in the communities in which it does business; (F) the financial terms of other recent business combinations in the local financial services industry; (G) the fact that the consideration to be received in the Cardinal Merger by Cardinal's shareholders reflects a premium over the values at which Cardinal Common Stock has traded in the market; and (H) the fact that Susquehanna, as a larger financial institution company, has the financial resources to serve the lending and deposit needs of the local communities served by Cardinal. The primary negative factor considered by the Cardinal Board of Directors was that the per share value of another company's proposal, though expired, was arguably higher. All other material negative factors discussed by the Board are described in "OPINION OF FINANCIAL ADVISOR", below. The difference was greatly outweighed, in the opinion of the Board, by Susquehanna's substantially increased liquidity and the benefits to the various Cardinal constituencies discussed herein and in "APPROVAL OF THE CARDINAL MERGER-Background of the Cardinal Merger." The Cardinal Board of Directors determined, in light of the material factors discussed above, that the terms of the Cardinal Merger are fair to, and in the best interests of, Cardinal and its shareholders. The factors discussed above and herein are believed to be all of the material factors considered by the Cardinal Board of Directors in evaluating the Cardinal Merger. In view of the wide variety of material factors considered in connection with its evaluation of the Cardinal Merger, the Cardinal Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered, except, however, that liquidity and the size and attributes of the acquiror were determined by the Board to be significant factors. In addition, individual directors may have given differing weights to different factors. There can be no assurance that any of the potential opportunities considered by the Cardinal Board will be achieved through consummation of the Cardinal Merger.

     THE CARDINAL BOARD OF DIRECTORS BELIEVES THAT THE CARDINAL MERGER IS IN THE BEST INTERESTS OF CARDINAL'S SHAREHOLDERS AND RECOMMENDS THAT CARDINAL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CARDINAL MERGER AGREEMENT.

Vote Required

     The affirmative vote of holders of 75% of the outstanding shares of Cardinal Common Stock is required to approve the Cardinal Merger Agreement. Cardinal's directors and executive officers are expected to vote substantially all of the 74,753 shares held by them, representing approximately eight percent of the Cardinal Common Stock outstanding at the Cardinal Record Date and entitled to vote at the Cardinal Meeting, "FOR" approval of the Cardinal Merger Agreement.

Opinion of Financial Advisor

     General

     Pursuant to engagement letters dated January 8, 1998, and January 30, 1998, (collectively, the "Garland McPherson & Associates, Inc. engagement letter") the Cardinal Board retained Garland McPherson & Associates, Inc. ("GM&A") to render financial advisory and investment banking services to Cardinal in connection with the possible sale of Cardinal (the "Transaction").

     GM&A, as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in merger and acquisition transactions. The Cardinal Board selected GM&A on the basis of its experience in and knowledge of the banking industry and its ability to evaluate the fairness of the Transaction from a financial point of view. GM&A acted exclusively for the Cardinal Board in rendering its fairness opinion and has received fees from Cardinal in rendering its fairness opinion and has received fees from Cardinal in rendering its services. There are no other material relationships between GM&A, its affiliates and representatives and Cardinal or its affiliates.

     In addition to prior written and oral presentations made on January 26, 1998, and February 9, 1998, GM&A has rendered a written opinion to the Cardinal Board, dated April 13, 1998, regarding the fairness of the Susquehanna offer, which opinion is updated as of the date of this Proxy Statement/Prospectus (the "GM&A Opinion"), and states that, as of the date hereof, the per share merger consideration is fair, from a financial point of view, to the holders of the Cardinal Common Stock. The GM&A Opinion was based solely on the information available to it and the economic, market and other circumstances as they existed as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing the GM&A Opinion. GM&A has not undertaken to reaffirm and revise its Opinion or otherwise, on any events occurring after the date hereof. THE FULL TEXT OF THE GM&A OPINION IS ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. CARDINAL SHAREHOLDERS ARE URGED TO READ THE GM&A OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY GM&A IN CONNECTION THEREWITH. THE FOLLOWING SUMMARY OF THE GM&A OPINION IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE GM&A OPINION. THE PER SHARE MERGER CONSIDERATION WAS DETERMINED BY NEGOTIATION BETWEEN CARDINAL AND SUSQUEHANNA AND WAS NOT DETERMINED BY GM&A. See "APPROVAL OF THE CARDINAL MERGER - Background of the Cardinal Merger."

     In rendering the GM&A Opinion, GM&A: (i) reviewed the historical financial performances, current financial positions and general prospects of Cardinal and Susquehanna; (ii) reviewed the Cardinal Merger Agreement; (iii) reviewed the Proxy Statement/Prospectus; (iv) reviewed and analyzed the stock market performance of Cardinal and Susquehanna; (v) studied and analyzed the operations, historical financial statements and future prospects of Cardinal;
(vi) considered the terms and conditions of the proposed Transaction as compared with the terms and conditions of comparable bank mergers and acquisitions; (vii) met to discuss with various senior officers of Cardinal and Susquehanna the foregoing as well as other matters it believed relevant to its opinion; and
(viii) conducted such other analyses, studies and investigations as were deemed appropriate.

     GM&A relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the Cardinal financial forecasts reviewed by GM&A in rendering its opinion, GM&A assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Cardinal as to the future financial performance of Cardinal. GM&A did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Cardinal or Susquehanna nor was it furnished with any such appraisal. GM&A also did not independently verify, and has relied on and assumed, that all allowances for loan losses set forth in the balance sheets of Cardinal and Susquehanna were adequate and complied fully with all applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     In connection with rendering the GM&A Opinion, GM&A performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view of the Transaction and of the consideration to be paid in the Transaction was to some extent a subjective one based on the experience and judgment of GM&A and not merely the result of mathematical analysis of financial data, GM&A principally relied on the financial evaluation methodology summarized below in its determinations. GM&A believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by GM&A without considering all such analyses and factors could create an incomplete view of the process underlying GM&A's Opinion. In its analysis GM&A made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Cardinal's and Susquehanna's control. Any estimates contained in GM&A's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of selective analyses prepared by GM&A and analyzed by GM&A in connection with the GM&A Opinion.

     Comparable Company Analysis

     GM&A compared selected financial and operating data for Cardinal with those of a peer group of rural banking organizations with assets between $100 and $300 million. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. GM&A excluded securities gains and other items of a non-recurring nature in computing profitability ratios. The analysis showed that Cardinal's return on average assets was 1.4% compared to the peer group median of 1.3%; its return on equity was 11.4% compared to the peer group median of 13.9%; its leverage ratio was 12.8% compared to the peer group median of 9.2%; its non-performing loans measured 0.4% of total loans compared to the peer group median of 0.7%; and its loan loss reserve as a percentage of nonaccrual loans was 333% compared to the peer group median of 412%.

     GM&A compared selected financial and operating data for Susquehanna with a peer group of Pennsylvania banking organizations that consisted of BT Financial Corporation, First Commonwealth Financial Corporation, First Western Bancorp, Inc., Fulton Financial Corporation, Keystone Financial, Inc., Omega Financial Corporation, S&T Bancorp, Inc., and USBANCORP, Inc. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. GM&A excluded securities gains and other items of a non-recurring nature in computing profitability ratios. The analysis showed that Susquehanna's return on average assets was 1.1% compared to the peer group median of 1.2%; its return on equity was 11.6% compared to the peer group median of 12.5%; its ratio of equity to assets was 9.8% compared to the peer group median of 9.8%; its non-performing loans measured 1.3% of total loans compared to the peer group median of 0.8%; and its loan loss reserve as a percentage of nonaccrual loans was 139% compared to the peer group median of 258%.

     GM&A also compared stock market data for Susquehanna with an expanded peer group consisting of seventeen Middle Atlantic banking organizations. The analysis showed that the average ratio of trading price to book value per share for the expanded peer group was 257.6% as compared to 245.0% for Susquehanna. In addition, the peer groups average stock price to earnings per share before non-recurring items was 20.7 compared to 21.8 for Susquehanna.

     Analysis of Selected Merger and Acquisition Transactions

     GM&A compared the multiples of book value and latest twelve months' earnings of the Transaction with the multiples associated with bank mergers in Pennsylvania and surrounding states that were announced since July 1, 1997. GM&A also compared the multiples of book value and latest twelve months' earnings of the Transaction with the multiples associated with selected recently announced acquisitions of banking institutions with equity to assets between 10% and 15% and return on assets between 1.2% and 1.7%. However, no company or transaction used in any of these analyses is identical to Cardinal or Susquehanna. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgements concerning the differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

     Discounted Dividend Analysis

     Using discounted dividend analysis, GM&A estimated the present value of the future dividend streams that Cardinal could produce over a five-year period under various earnings growth assumptions. GM&A also estimated the terminal value for Cardinal by applying an earnings multiple of twenty. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 10% to 12%.

     GM&A also used discounted dividend analysis to estimate the present value of the future dividend streams that Susquehanna could produce over a five-year period under various earnings growth assumptions. GM&A also estimated the terminal value for Susquehanna Common Stock by applying an earnings multiple of twenty. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 10% to 12%.

     GM&A derived the discount rates used in the discounted dividend analysis using the Capital Asset Pricing Model (CAPM), a well recognized theoretical model for estimating the risks and expected returns of equity investments. The CAPM is mathematically expressed by the following formula:

               K\\e\\ =  R\\f\\ + B(R\\m\\ - R\\f\\)

     where:    K\\e\\ =  Required return on an equity investment

               R\\f\\ =  Risk-free rate of return

               B      =  Beta, an indication of the relative risk of a security.
                         More specifically, Beta is a measure of the volatility of the returns from a particular security relative to the overall stock market.

               R\\m\\ = The expected return of the overall stock market. Hence, R\\m\\ - R\\f\\ is the market risk premium or the excess of the expected return of the overall stock market over the risk-free rate.

     GM&A used the twenty-year treasury rate at the time of the analysis of 5.7% for the risk-free rate of return. Beta was determined by taking the average of the available Beta for the Middle Atlantic peer group of bank stocks. The average Beta for this group of stocks was 0.51. The market risk premium, R\\m\\
- R\\f\\, was derived from empirical studies that indicate that the historical market risk premium is 7.5%.

     A shortcoming of the CAPM is that it fails to capture the risks associated with small capitalization stocks such as Susquehanna. Stocks of smaller companies present additional risks to investors relative to their larger counterparts. Small companies have less diversified markets and products, have less access to capital, and are more susceptible to competition due to smaller economies of scale. In addition, small companies typically provide less information to shareholders and have thinner lines of management succession. Investors require a greater return to offset these increased risks.

     Based upon these considerations, GM&A applied a small capitalization premium of 1.0% to the discount rate derived by the CAPM thereby yielding an adjusted discount rate of approximately 11%. GM&A therefore used discount rates ranging from 10% to 12% as an appropriate range of rates of return for a company with Susquehanna's risk characteristics.

     Pro Forma Merger Analysis

     GM&A analyzed, using projections, and discussions with managements of Cardinal and Susquehanna, certain pro forma effects resulting from the Transaction based on the proposed consideration. The analysis examined the projected impact (including management's estimates of transaction related savings) on earnings per share and book value per share of Susquehanna.

     In reaching its opinion as to fairness, none of the analyses performed by GM&A was assigned a greater significance by GM&A than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, GM&A reached the conclusion, and opines, that the consideration, as set forth in the Cardinal Merger Agreement, is fair, from a financial point of view, to holders of Cardinal's securities.

     In connection with delivering the GM&A Opinion, GM&A updated certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

     GM&A, as part of its investment banking business, is regularly engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

     In delivering its opinion, GM&A assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Transaction, no restrictions will be imposed on Cardinal or Susquehanna that would have a material adverse affect on the contemplated benefits of the Transaction. GM&A also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the Cardinal Effective Date. Pursuant to the terms of the engagement letters dated January 8, 1998, and January 30, 1998, Cardinal has paid GM&A $40,000 and has agreed to reimburse GM&A for its reasonable out-of-pocket expenses. Whether or not the Cardinal Merger is consummated, Cardinal has agreed to indemnify GM&A and certain related persons against certain liabilities relating to or arising out of its engagement.

     The full text of the Opinion of GM&A, as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix E to this Proxy Statement/Prospectus. Cardinal's shareholders are urged to read the Opinion in its entirety. GM&A's Opinion is directed only to the consideration to be received by Cardinal shareholders in the Transaction and does not constitute a recommendation to any holder of Cardinal's securities as to how a security holder should vote at the Cardinal Special Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE FAIRNESS OPINION OF GMA AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS APPENDIX E TO THIS PROXY STATEMENT/PROSPECTUS.

Dissenters' Rights

     General

     Pursuant to the BCL, any holder of Cardinal Common Stock has the right to dissent from the Cardinal Merger and to obtain payment of the "fair value" of such holder's Cardinal Common Stock, in the event that the Cardinal Merger is consummated.

     Any shareholder of Cardinal who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the BCL attached to this Joint Proxy Statement/Prospectus as Appendix G. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text Subchapter D of Chapter 15 of the BCL. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any holder of Cardinal Common Stock to comply with the aforesaid steps will result in the holder receiving the consideration contemplated by the Cardinal Merger Agreement in the event that the Cardinal Merger is consummated. See "APPROVAL OF THE CARDINAL MERGER--Terms of the Cardinal Merger--Exchange Ratio."

     Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Cardinal Merger Effective Date, must be sent to Cardinal Bancorp., Inc. at 140 East Main Street, Everett, Pennsylvania 15537, Attention: William B. Zimmerman,
Secretary/Treasurer.

     Fair Value

     The term "fair value" means the value of a share of Cardinal Common Stock immediately before consummation of the Cardinal Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Cardinal Merger.

     Notice of Intention to Dissent

     A Cardinal shareholder who wishes to dissent must file with Cardinal, prior to the vote of shareholders on the Cardinal Merger at the Cardinal Meeting, a written notice of intention to demand payment of the fair value of such holder's share of Cardinal Common Stock if the Cardinal Merger is effected, must effect no change in the beneficial ownership of his or her Cardinal Common Stock from the date of such notice through the Cardinal Effective Time, and must refrain from voting his or her Cardinal Common Stock for approval of the Cardinal Merger Agreement. Neither a proxy nor a vote against approval of the Cardinal Merger will constitute the necessary written notice of intention to dissent.

     Notice to Demand Payment

     If the Cardinal Merger Agreement is approved by the required vote of holders of Cardinal Common Stock, Cardinal will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting for approval of the Cardinal Merger Agreement. The notice will state where and when a written demand for payment must be sent and certificates for Cardinal Common Stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the BCL. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc.

     A holder of Cardinal Common Stock who fails to timely demand payment or fails to timely deposit his or her Cardinal share certificates, as required by Cardinal's notice, will forfeit his or her dissenters' rights and such holder will receive shares of Susquehanna Common Stock determined in conformity with the Cardinal Exchange Ratio.

     Payment of Fair Value of Shares

     Promptly after the Cardinal Effective Time, or upon timely receipt of demand for payment if the Cardinal Merger already has been consummated, Cardinal will either remit to dissenters who have made demand and have deposited their stock certificates the amount that Cardinal estimates to be the fair value of the Cardinal Common Stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by: (i) a closing balance sheet and statement of income of Cardinal for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements; (ii) a statement of Cardinal's estimate of the fair value of the Cardinal Common Stock; and (iii) a notice of the right of the dissenter to demand supplemental payment under the BCL accompanied by a copy of Subchapter D of Chapter 15 of the BCL.

     Estimate by Dissenter of Fair Value of Shares

     If a dissenter believes that the amount stated or remitted by Cardinal is less than the fair value of the Cardinal Common Stock, a dissenter may send to Cardinal his or her own estimate of the fair value of the Cardinal Common Stock, which shall be deemed to be a demand for payment of the amount of the deficiency. If Cardinal remits payment of its estimated value of a dissenter's Cardinal Common Stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Cardinal of its remittance, the dissenter will be entitled to no more than the amount remitted to him or her by Cardinal.

     Valuation Proceedings

     If any demands for payment remain unsettled within 60 days after the latest to occur of: (i) the Cardinal Merger Effective Date; (ii) timely receipt by Cardinal of any demands for payment; or (iii) timely receipt by Cardinal of any estimates by dissenters of the fair value, Cardinal may file in the Court of Common Pleas of Bedford County (the "Bedford County Court") an application requesting that the fair value of the Cardinal Common Stock be determined by the Bedford County Court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

     If Cardinal were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Cardinal, may file an application in the name of Cardinal at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Bedford County Court. The fair value determined by the Bedford County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid Cardinal's estimates of the fair value of the Cardinal Common Stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Bedford County Court finds fair and equitable.

     Cardinal intends to negotiate in good faith with any dissenting shareholders. If after negotiation a claim cannot be settled, then Cardinal intends to file an application requesting that the fair value of the Cardinal Common Stock be determined by the Bedford County Court.

     Costs and Expenses

     The costs and expenses of any valuation proceedings in the Bedford County Court, including the reasonable compensation and expenses of any appraiser appointed by the Bedford County Court to recommend a decision on the issue of fair value, will be determined by the Bedford County Court and assessed against Cardinal except that any part of the costs and expenses may be apportioned and assessed by the Bedford County Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Bedford County Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Terms of the Cardinal Merger

     The description of the Cardinal Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Cardinal Merger Agreement, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the Cardinal Merger Agreement.

     Effect of the Cardinal Merger

     Pursuant to the Cardinal Merger Agreement, SBI Merger Sub will merge with and into Cardinal, with Cardinal as the surviving entity (sometimes referred to as the "Surviving Corporation"), as a result of which Cardinal will become a direct, wholly-owned subsidiary of Susquehanna, and FANBP, a national bank, will become a second-tier subsidiary of Susquehanna. The name of the Surviving Corporation will be "Susquehanna Bancshares West, Inc."

     Exchange Ratio

     Pursuant to the Cardinal Merger Agreement, the outstanding shares of Cardinal Common Stock will be exchanged for shares of Susquehanna Common Stock according to the Cardinal Exchange Ratio set forth in the Cardinal Merger Agreement. This number may be adjusted subject to conditions set forth in the Cardinal Merger Agreement. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998.

     At the Effective Time (as defined in the Cardinal Merger Agreement, the "Cardinal Effective Time"), each share of Cardinal Common Stock issued and outstanding (other than shares the holders of which are exercising appraisal rights pursuant to the BCL and shares held by Susquehanna other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the Cardinal Exchange Ratio, as set forth below:

     (i) So long as the average price per share of Susquehanna Common Stock before the closing is between and including $22.67 and $26.67, then 1.92 shares of Susquehanna Common Stock shall be exchanged for each of the outstanding shares of Cardinal Common Stock and the Cardinal Exchange Ratio shall be 1.92. The average price per share of Susquehanna Common Stock before the closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market National Market System (or if Susquehanna Common Stock is not quoted on The Nasdaq Stock Market National Market System then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of 10 business days ending on the second business day preceding the date set for the Cardinal Closing, and dividing such total by 10.

     (ii) If the average closing price is greater than $26.67, then $50,688,000 divided by the average closing price shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Cardinal Exchange Ratio shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Cardinal Merger Effective Date. For example: if the average closing price of Susquehanna Common Stock is $32.00 per share, then the Cardinal Exchange Ratio shall be 1.6 ($50,688,000 / $32 = 1,584,000, then 1,584,000 / 990,000 = 1.6).
     Notwithstanding the foregoing, Cardinal may terminate the Cardinal Merger Agreement upon written notice within one business day of such determination if the average closing price is greater than $26.67.

     (iii) If the average closing price is less than $22.67, then $43,085,000 divided by the average closing price shall equal the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Cardinal Exchange Ratio shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Cardinal Merger Effective Date. For example: if the average closing price of Susquehanna Common Stock is $18.00 per share, then the Cardinal Exchange Ratio shall be 2.418 ($43,085,000 / $18.00 = 2,393,611, then 2,393,611 / 990,000 = 2.418).
     Notwithstanding the foregoing, Susquehanna may terminate the Cardinal Merger Agreement upon written notice within one business day of such determination if the average closing price is less than $22.67.

     As of the Cardinal Effective Time, each share of Cardinal Common Stock held by Susquehanna, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, and no exchange or payment will be made with respect thereto.

     The shares of common stock of SBI Merger Sub and FANBP issued and outstanding immediately prior to the Cardinal Effective Time shall remain outstanding and unchanged after the Cardinal Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation and FANBP, respectively. At such time, all of the capital stock of FANBP will be owned by the Surviving Corporation and all of the shares of the Surviving Corporation will be owned by Susquehanna.

     If prior to the Cardinal Merger Effective Date, the outstanding shares of Susquehanna Common Stock are increased or decreased through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the Cardinal Exchange Ratio.

     Fractional Shares

     No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of Cardinal Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to such fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered in accordance with the Cardinal Exchange Ratio.

     Representations and Warranties

     The representations and warranties of Susquehanna, SBI Merger Sub, Cardinal and FANBP are set forth in Article III of the Cardinal Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the Cardinal Merger Agreement; capitalization; subsidiaries; no violations of law; regulatory reports and financial statements; the absence of certain changes or events; the absence of material litigation not otherwise disclosed; the absence of regulatory actions; labor and employee benefits matters; environmental matters; board action; fees; compliance with laws; taxes, material contracts and agreements; regulatory and capital compliance; fully paid assessments; Year 2000 compliance except as otherwise disclosed; and information to be provided in the Proxy Statement/Prospectus. Cardinal and FANBP have made additional representations as to the status of title to assets, the adequacy of allowances for losses on loans; the inapplicability of certain anti-takeover provisions, the material interests of certain persons; insurance; dividends; books and records; labor matters; fairness opinions; fidelity bonds; the condition of tangible assets; and loans by FANBP. On the Cardinal Merger Effective Date, Susquehanna, Cardinal and FANBP must each present to the other certificates evidencing the continued accuracy of their representations and warranties.

     Covenants

     The Cardinal Merger Agreement also contains certain affirmative and negative covenants of all of the parties. Cardinal has agreed that: (i) it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives not to initiate, solicit or encourage inquiries regarding the making of any merger proposal or any proposal to purchase any significant portion of the assets or equity securities of Cardinal or FANBP and, subject to the fiduciary obligations of its directors as determined upon consultation with counsel, it will not engage in any negotiations or discussions or provide any confidential information in connection with any such proposal; (ii) it will cooperate with Susquehanna in the preparation of this Proxy Statement/Prospectus and the filing thereof as part of Susquehanna's Registration Statement on Form S-4 (the "Susquehanna Registration Statement"); (iii) it will take all required action to call the Cardinal Meeting; (iv) subject to the fiduciary duties of the Cardinal Board of Directors and the receipt of an updated fairness opinion as of the date of this Proxy Statement/Prospectus, it will use its best efforts to obtain approval of the Cardinal Merger Agreement; and (v) it will furnish to Susquehanna a list of all persons known to be affiliates of Cardinal within the meaning of Rule 145 under the Securities Act and will use its best efforts to cause any such person to deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Susquehanna Common Stock received pursuant to the Cardinal Merger except in compliance with the Securities Act and the rules and regulations thereunder and after such time as financial results covering at least 30 days of post-merger combined operations have been published.

     During the period prior to the effectiveness of the Cardinal Merger, Cardinal and FANBP are required to provide Susquehanna and its representatives with reasonable access to their respective books, records, employees, properties and such other information as Susquehanna may reasonably request and to provide Susquehanna with copies of their respective financial statements periodically.

     Susquehanna is required to provide Cardinal and FANBP with copies of all of its filings with the Commission pursuant to the Exchange Act, together with applications filed with regulatory authorities and certain other information.

     Conduct of Business Pending the Cardinal Merger

     Cardinal, FANBP, Susquehanna and SBI Merger Sub have all agreed to cooperate with each other in completing the transactions described in the Cardinal Merger Agreement and to refrain from taking or making any commitment to take any actions that would cause any of the representations or warranties of each party as set forth in the Cardinal Merger Agreement not to be true or correct in all material respects.

     Pursuant to the Cardinal Merger Agreement, Cardinal and FANBP have each agreed to carry on their business in the usual, regular and ordinary course of business, consistent with past practices and to maintain and preserve intact their respective business organizations, assets, leases, properties, advantageous business relationships and other items, to use their reasonable efforts to retain the services of their officers and key employees, to refrain from taking any action which, to their knowledge, could materially delay or adversely affect Cardinal or FANBP in general or their ability to obtain any approvals, consents or waivers of any governmental authorities necessary for the consummation of the Cardinal Merger, and to not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in the Cardinal Merger Agreement) on Cardinal.

     In addition, during the period pending the Cardinal Merger, Cardinal and FANBP have each agreed to refrain from doing any of the following, other than in the ordinary course of business or with the prior written consent of
Susquehanna: (i) making any loan or advance or incurring or guaranteeing any indebtedness; (ii) adjusting, splitting, combining or reclassifying any capital stock; (iii) making any distribution or dividend (other than as permitted under the Cardinal Merger Agreement); (iv) redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities convertible into shares of its capital stock or granting any stock appreciation rights; (v) selling or issuing any shares of its capital stock or any right to acquire any shares of its capital stock; (vi) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties, leasehold interests or assets or canceling, releasing or assigning any indebtedness, contracts or agreements in force as of the date of the Cardinal Merger Agreement; (vii) increasing in any manner the compensation or fringe benefits of any of its employees, other than payment of bonuses in the ordinary course of business and general increases in compensation, provided that such increase made after the date of the Cardinal Merger Agreement, when combined with such general increases made prior to the date thereof but after September 30, 1997, does not exceed three percent of the individual's September 30, 1997 compensation; (viii) paying any pension or retirement allowance not required by law or an existing plan or agreement or becoming party to, amending or committing itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director; (ix) voluntarily accelerating the vesting of any stock options or other benefit (other than as allowed under the Cardinal Merger Agreement); (x) amending its articles of incorporation, charter or bylaws, except as expressly contemplated by the Cardinal Merger Agreement or as required by law and, in each case, as concurred in by its counsel; (xi) changing its method of accounting from that in effect as of December 31, 1997, except as required by changes in generally accepted accounting principals or required by law; or (xii) permitting or allowing its direct or indirect ownership of the capital stock of any subsidiary existing as of the date of the Cardinal Merger Agreement to be less than 100% of its total capital stock.

     Susquehanna has also agreed that it will not knowingly take any action or knowingly cause its material subsidiaries to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described in the Cardinal Merger Agreement or that is reasonably likely to have a material adverse effect on Susquehanna, on a consolidated basis.

     Cardinal Options

     Options to purchase 94,000 shares of Cardinal Common Stock were outstanding to current and past directors of Cardinal on the date of the execution of the Cardinal Merger Agreement at exercise prices ranging from $13.185 to $21.00 per share. At the Cardinal Effective Time, all options outstanding and disclosed to Susquehanna in accordance with the terms of the Cardinal Merger Agreement (individually a "Cardinal Option" and collectively, the "Cardinal Options") shall remain outstanding following the Cardinal Effective Time for the remainder of their terms and in accordance with the terms of the respective Cardinal Options. At the Cardinal Effective Time, the Cardinal Options shall by virtue of the Cardinal Merger and without any action on the part of Cardinal or the holder of any of the Cardinal Options, whether the same shall be vested or exercisable, be assumed by Susquehanna and constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Cardinal Options, a number of shares of Susquehanna Common Stock equal to the product of the Cardinal Exchange Ratio and the number of shares of Cardinal Common Stock subject to such Cardinal Options. The option exercise price per share of Susquehanna Common Stock shall be equal to the option exercise price per share of Cardinal Common Stock divided by the Cardinal

Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). From and after the date of the Cardinal Merger Agreement, no additional options of any kind shall be granted by Cardinal, or any or its respective subsidiaries, under any plan, arrangement, agreement or program whatsoever.

     Dividends

     The Cardinal Merger Agreement provides that Cardinal shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except in conformity with past practice as to the amount and timing of such dividends, with increases in conformity with past practices, it being understood on the basis of Cardinal's representations of past practice that a dividend of $0.16 per share for the first quarter of 1998, $0.18 per share for the second quarter of 1998, $0.20 per share for the third quarter of 1998, and $0.22 per share for the fourth quarter of 1998, is consistent with the past practice of Cardinal as to amount and timing of dividends.

     Conditions Precedent

     In addition to the approval by the Cardinal shareholders, the Cardinal Merger is contingent upon the satisfaction of a number of conditions, including, among others, (i) all required approvals, consents, or waivers, including without limitation, approval by the Federal Reserve Board and the Department of Banking, and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not, individually or in the aggregate, have a Materially Adverse Effect (as defined in the Cardinal Merger Agreement) on Susquehanna, SBI Merger Sub, Cardinal or FANBP; (ii) all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Cardinal Merger Agreement shall have been satisfied; (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which would enjoin or prohibit the consummation of the Cardinal Merger, or any litigation or proceeding pending against Susquehanna or Cardinal or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the Cardinal Merger Agreement; (iv) the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which would prohibit, restrict or make illegal consummation of the Cardinal Merger; (v) the Cardinal Merger shall meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the Commission, (vi) the Susquehanna Registration Statement shall have been filed by Susquehanna with the Commission under the Securities Act and shall have been declared effective prior to the time this Proxy Statement/Prospectus is first mailed to the shareholders of Cardinal, and no stop order with respect to the effectiveness of the Susquehanna Registration Statement shall have been issued, and the Susquehanna Common Stock to be issued pursuant to the Cardinal Merger Agreement shall have been registered or qualified under the securities or "blue sky" laws in all states in which such action is required; (vii) a ruling from the Internal Revenue Service, or an opinion of counsel, regarding the tax consequences of the Cardinal Merger, shall have been delivered in accordance with the terms of the Cardinal Merger Agreement; and (viii) the existing employment contract between Cardinal and FANBP, on the one side, and Merle W. Helsel, on the other side, shall have been canceled and Mr. Helsel shall have entered into an agreement with Susquehanna in accordance with the terms of the Cardinal Merger Agreement.

     Additionally, the obligations of Susquehanna and SBI Merger Sub to effect the Cardinal Merger are subject to satisfaction of the following conditions prior to the Cardinal Effective Time: (i) each of the representations and warranties of Cardinal and FANBP contained in the Cardinal Merger Agreement shall be true and correct in all material respects as of the Cardinal Closing, each of Cardinal and FANBP shall have performed each of the covenants and agreements material to its operations and prospects contained in the Cardinal Merger Agreement, and certificates to such effect shall have been delivered to Susquehanna and SBI Merger Sub; (ii) Susquehanna shall have been furnished an "agreed upon procedures" letter dated the Cardinal Merger Effective Date, in form and substance satisfactory to Susquehanna to the effect that, based upon procedures performed with respect to the financial condition of Cardinal, FANBP and affiliates, for a period from December 31, 1997 to a specified date not more than five days prior to such letter, nothing has come to their attention that would indicate that there has been a change in the capitalization of Cardinal or FANBP on a consolidated basis, or any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods;
(iii) an opinion of counsel shall have been delivered to Susquehanna; (iv) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Cardinal or FANBP which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Cardinal or FANBP other than changes resulting from changes in banking laws or regulations or changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (v) Susquehanna shall have received from each person identified by Cardinal to be an affiliate of Cardinal an executed counterpart of an affiliates agreement in the form contemplated by the Cardinal Merger Agreement; and (vi) except as otherwise provided in the Cardinal Merger Agreement, all issued and outstanding options, warrants or rights to acquire Cardinal Common Stock or any capital stock of FANBP shall have been canceled.

     The obligations of Cardinal and FANBP to effect the Cardinal Merger are subject to satisfaction of the following conditions prior to the Cardinal Effective Time: (i) each of the representations and warranties of Susquehanna and SBI Merger Sub contained in the Cardinal Merger Agreement shall be true and correct in all material respects as of the Cardinal Closing, each of Susquehanna and SBI Merger Sub shall have performed each of the covenants and agreements material to its operations and prospects contained in the Cardinal Merger Agreement, and certificates to such effect shall have been delivered to Cardinal; (ii) an opinion of counsel shall have been delivered to Cardinal;
(iii) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Susquehanna or SBI Merger Sub, which individually or in the aggregate, had or might reasonably be expected to result in a Material Adverse Effect on Susquehanna or the Susquehanna Subsidiaries (as defined in the Cardinal Merger Agreement) taken as a whole; (iv) Cardinal shall have received an updated opinion from GMA, dated as of a date no later than the date this Proxy Statement/Prospectus is mailed to the Cardinal shareholders in connection with the Cardinal Merger and not subsequently withdrawn, to the effect that the Cardinal Merger Consideration is fair to Cardinal's shareholders from a financial point of view; (v) the shares of Susquehanna Common Stock to be issued in the Cardinal Merger shall have been authorized to be listed for quotation on The Nasdaq Stock Market National Market System; (vi) a certificate for the required number of whole shares of the Susquehanna Common Stock, as determined in accordance with Section 1.2 and
Schedule 1.2 of the Cardinal Merger Agreement, and cash payable for the fractional shares interests, shall have irrevocably been delivered to Farmers First Bank, as Exchange Agent; (vii) no transaction or event involving Susquehanna shall have occurred that would result in (A) a material change to the nature of the securities described in Susquehanna's articles of incorporation as amended at Susquehanna's 1998 annual meeting of shareholders,
(B) a change in the identity of the legal entity of the issuer of the securities to be issued in the Cardinal Merger to holders of Cardinal Common Stock, or (C) Susquehanna's ceasing to own a Material Subsidiary (as defined in the Cardinal Merger Agreement) accounting for 10% or more of Susquehanna's total assets, provided Susquehanna shall be permitted to reorganize or merge its Material Subsidiaries in any manner whatsoever within its bank holding company system; and (viii) the side letter (the "Side Letter") required by the Cardinal Merger Agreement shall have been executed. The Side Letter generally provides that (a) the current employees of FANBP will be retained after the Cardinal Merger in substantially the same positions and at current salary levels, subject to the ongoing needs of FANBP, or any successor, and changes in the future as may be appropriate, as determined by its governing body, and (b) Susquehanna shall continue the separate corporate existence of FANBP as an operating subsidiary of Susquehanna or a subsidiary of Susquehanna until at least December 31, 2000, unless a majority of the continuing FANBP directors agree otherwise or an applicable regulatory agency recommends otherwise.

     Waiver; Amendment

     Prior to the Cardinal Effective Time, any provision of the Cardinal Merger Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Cardinal Merger Consideration or otherwise have the effect of prejudicing the Cardinal shareholders' interest in the Cardinal Merger Consideration following the Cardinal Meeting.

     Closing; Effective Date; Termination

     The Cardinal Merger Agreement provides that the Cardinal Closing will occur at such time and place as shall be agreed upon by the parties, but no later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Cardinal Merger, and (iii) all shareholder approvals required by the parties pursuant to the Cardinal Merger Agreement are received. The Cardinal Merger, and the transactions described by the Cardinal Merger Agreement, will become effective at 11:59 p.m. on the day the articles of merger are filed with the Pennsylvania Department of State. The presentation of the articles of merger for acceptance and filing is subject to the rights of the boards of directors of Susquehanna and Cardinal to terminate the Cardinal Merger Agreement under certain circumstances.

     The Cardinal Merger Agreement provides that, whether before or after its approval by the shareholders of Cardinal, it may be terminated and the transactions contemplated in the Cardinal Merger Agreement abandoned at any time prior to the Cardinal Merger Effective Date (i) by the mutual, written consent of Susquehanna and Cardinal, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by Cardinal if (a) there has been a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to Susquehanna by Cardinal, (b) any condition precedent to Cardinal's obligations as set forth in Article V of the Cardinal Merger Agreement has not been met or waived by Cardinal at such time as such condition can no longer be satisfied, (c) the Cardinal Board of Directors fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 of the Cardinal Merger Agreement, or (d) the Cardinal Board of Directors receives an Acquisition Proposal (as defined in the Cardinal Merger Agreement) which it determines is likely to be more favorable to the shareholders of Cardinal than the Cardinal Merger; (iii) by Susquehanna in the event (a) of a material breach by Cardinal or FANBP of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to Cardinal by Susquehanna or (b) any condition precedent to Susquehanna's obligations as set forth in Article V of the Cardinal Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by Cardinal, by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of Susquehanna Common Stock before closing is greater than $26.67 per share at the time such calculation is required to be made pursuant to the Cardinal Merger Agreement;
(v) by Susquehanna, by giving written notice of such election to Cardinal within one business day following a determination that the average closing price per share of Susquehanna Common Stock before closing is less than $22.67 per share at the time such calculation is required to be made pursuant to the Cardinal Merger Agreement; or (vi) by Susquehanna or Cardinal if the Cardinal Merger and the transactions described in the Cardinal Merger Agreement are not consummated by December 31, 1998, unless the parties agree to extend the time by which such closing must occur.

     Expenses

     If the Cardinal Merger Agreement is terminated, in accordance with the terms of the Cardinal Merger Agreement: (i) by the mutual, written consent of Cardinal and Susquehanna; (ii) by Cardinal or Susquehanna in the event the Cardinal Merger is not consummated by December 31, 1998; (iii) by Cardinal if the average closing price per share of Susquehanna Common Stock before closing is greater than $26.67 per share; or (iv) by Susquehanna if the average closing price per share of Susquehanna Common Stock before closing is less than $22.67 per share, termination shall be without cost, expense or liability on the part of any party to the other party and the Cardinal Stock Option Agreement shall be null and void. So long as Susquehanna shall not have breached it obligations under the Cardinal Merger Agreement, if the Cardinal Merger Agreement is terminated because the Cardinal Board of Directors fails to make, withdraws, modifies or changes its favorable recommendation described at Section 4.2 of the Cardinal Merger Agreement, other than as a result of a Material Adverse Change in Susquehanna's financial condition, properties, assets, liabilities, business or results of operation and other than as a result of the failure of Cardinal's financial advisor to update its fairness opinion, Cardinal must pay to Susquehanna, within two business days after the termination, a fee of one percent of the aggregate consideration that would be paid if the date of such termination were the Cardinal Merger

Effective Date. In all other instances, termination of the Cardinal Merger Agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.

     Exchange of Stock Certificates

     At the Cardinal Merger Effective Date, without any further action on the part of holders of shares of Cardinal Common Stock, each share of Cardinal Common Stock that is issued and outstanding as of the Cardinal Merger Effective Date (other than (i) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the BCL (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by Susquehanna, except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall automatically become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the Cardinal Exchange Ratio. As of the Cardinal Merger Effective Date, any shares held directly or indirectly by Susquehanna except in a fiduciary capacity or in satisfaction of a debt previously contracted shall be canceled and retired and cease to exist and no exchange or payment shall be made with respect thereto.

     Within five business days after the Cardinal Merger Effective Date, Susquehanna shall cause to be sent to each person holding shares of Cardinal Common Stock transmittal materials and instructions for surrendering their certificates for Cardinal Common Stock in exchange for a certificate for the number of whole shares of Susquehanna Common Stock to which such person is entitled along with a cash payment equal to the value of any fractional share of Susquehanna Common Stock to which the shareholder is entitled. If the record date of any dividend on Susquehanna Common Stock occurs after the Cardinal Merger Effective Time, the declaration shall include dividends on all whole shares of Susquehanna Common Stock into which shares of Cardinal Common Stock have been converted under the Cardinal Merger Agreement, but no former holder of Cardinal Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates (as defined in the Cardinal Merger Agreement) shall have been effected in accordance with the instructions furnished by Susquehanna. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from Susquehanna an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of Susquehanna Common Stock into which the shares represented by such Old Certificates have been converted.

     After the Cardinal Merger Effective Date, there shall not be any more transfers on the stock transfer books of Cardinal, the Surviving Corporation or Susquehanna of shares of Cardinal Common Stock. To the extent permitted by law, in the event that any certificates representing shares of Cardinal Common Stock have not been surrendered for exchange in accordance with the Cardinal Merger Agreement on or before the second anniversary of the Cardinal Effective Time, Susquehanna may at any time thereafter, with or without notice to the holders of record of such shares, sell for the accounts of any or all of such holders any or all of the shares of Susquehanna Common Stock which such holders are entitled to receive. Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Susquehanna shall determine. The net proceeds of any such sale shall be held for holders of the unsurrendered certificates, to be paid to them upon surrender of such certificates for exchange. If outstanding certificates for shares of Cardinal Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Susquehanna (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims.

     In the event any outstanding certificates for shares of Cardinal Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificates to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Susquehanna may direct as indemnity against any claim that may be made against it with respect to such certificates, Susquehanna will issue in exchange for such lost, stolen or destroyed certificates, the shares of Susquehanna Common Stock into which such certificates have been converted pursuant to the Cardinal Exchange Ratio.

Cardinal Stock Option Agreement

     Susquehanna expects an entity it is acquiring to enter into a stock option agreement. Susquehanna takes the position that such an agreement is necessary to discourage competing offers from other bank holding companies or financial institutions inclined to make competing offers and to compensate Susquehanna for the loss of business opportunities in the event a potential acquiree terminates an affiliation agreement under such circumstances. Accordingly, concurrent with the execution and delivery of the Cardinal Merger Agreement, as a condition and an inducement to Susquehanna's willingness to enter into the Cardinal Merger Agreement, Cardinal, Susquehanna and SBI Merger Sub entered into the Cardinal Stock Option Agreement, which is set forth as Appendix H to this Proxy Statement/Prospectus, granting Susquehanna an irrevocable option (the "Cardinal Option") to purchase from Cardinal up to that number of shares of Cardinal Common Stock as shall equal 15% of Cardinal's shares of common stock outstanding immediately prior to the purchase, at a purchase price that is the average price per share of Cardinal Common Stock during the five trading days immediately preceding the date of execution of the Cardinal Merger Agreement (April 6, 1998 to April 10, 1998; during that period the average bid/asked in the local over-the-counter market on each of April 6 - April 10, 1998 was $36.69 per share). The effect of the Cardinal Stock Option Agreement is to discourage other competing offers, with the effect that even if such a competing offer were accepted and the Cardinal Merger Agreement terminated, such termination will be at a cost, and a subsequent purchaser will be burdened with Susquehanna's rights under the Cardinal Stock Option Agreement.

     The Cardinal Option may be exercised by Susquehanna, in whole or in part, at any time or from time to time after the date of the Cardinal Stock Option Agreement and prior to the earlier to occur of (i) the Cardinal Effective Time, or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the Cardinal Option cannot be exercised on such day because of an injunction or similar court order, the Cardinal Option shall expire on the 10th business day after such injunction or order has been dismissed or withdrawn.

     Under the Cardinal Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have commenced a tender offer or an exchange offer to purchase Cardinal Common Stock such that, upon consummation of such offer, the person could own or control 10% or more of the outstanding Cardinal Common Stock; (ii) Cardinal shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Susquehanna or a subsidiary of Susquehanna) to (a) merge or consolidate with Cardinal or enter into a similar transaction, (b) sell, lease or otherwise dispose of all or substantially all of the assets of Cardinal to such person or (c) sell or otherwise dispose of securities representing 10% or more of the voting power of Cardinal, and as to (a), (b) and
(c), the same shall have been scheduled by Cardinal to close within 365 calendar days following the date of termination of the Cardinal Merger Agreement; or
(iii) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, ten percent or more of the outstanding Cardinal Common Stock.

     The Cardinal Stock Option Agreement also grants Susquehanna certain option share appreciation rights upon a Purchase Event, if requested by Susquehanna and the Cardinal Stock Option Agreement has not expired. Upon such a request, Cardinal must pay to Susquehanna an amount equal to the product of (i) the excess, if any, of (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of Cardinal Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of Cardinal Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of Cardinal Option shares as to which the Cardinal Option has not yet been exercised. If such appreciation rights are paid to Susquehanna, all other rights of Susquehanna under the Cardinal Stock Option Agreement shall be extinguished (but the rights of Susquehanna under the Cardinal Merger Agreement shall not be affected).

Regulatory Approvals of Cardinal

     Because the Cardinal Merger involves the acquisition of a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("Holding Company Act"), it is subject to the approval of the Federal Reserve Board under the Holding Company Act. An application for approval of the acquisition of Cardinal was submitted by Susquehanna to the Federal Reserve Bank of Philadelphia on July 14, 1998. In reviewing the application, the Federal Reserve Board considers the financial and managerial resources of Susquehanna and Cardinal, the effect of the transaction on competition in the markets served by Susquehanna and Cardinal, the convenience and needs of the public and, among other things, Susquehanna's and Cardinal's record of performance in helping to meet local credit needs.

     In addition to the foregoing, Federal Reserve Board approval is contingent upon its assessment of the impact of the Year 2000 Issue on the parties to the proposed merger. See, "BUSINESS OF CARDINAL--Impact of the Year 2000 Issue"; "IMPACT OF THE YEAR 2000 ISSUE ON SUSQUEHANNA"; and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARDINAL--Impact of the Year 2000 Issue."

     The approval of the Department of Banking under the Banking Code must also be obtained before the Cardinal Merger may be consummated. The Department of Banking will consider factors similar to those examined by the Federal Reserve Board. An application was submitted to the Department of Banking on July 14, 1998.

     The Cardinal Merger cannot proceed in the absence of the requisite regulatory approvals. To date, however, none of the required approvals have been obtained in respect of the Cardinal Merger, and there can be no assurance that all such regulatory approvals will be obtained, and, if the Cardinal Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Cardinal Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Cardinal Merger or, if such challenge is made, as to the result thereof.

Interests of Certain Persons in the Cardinal Merger

     Certain members of Cardinal's management and the Cardinal Board may be deemed to have interests in the Cardinal Merger in addition to their interests as shareholders of Cardinal generally. These include, among other things, provisions in the Cardinal Merger Agreement relating to indemnification and employment and the conversion of certain stock options. Directors and executive officers of Cardinal and FANBP are the holders of stock options to acquire Cardinal Common Stock which will be assumed by Susquehanna and converted into options to acquire Susquehanna Common Stock on the Effective Date.

     As of the Record Date, the directors and executive officers of Cardinal beneficially own approximately 138,753 shares of Cardinal Common Stock, including exercisable options to purchase 64,000 shares of Cardinal Common Stock. On the Effective Date, each outstanding option to acquire Cardinal Common Stock (the "Cardinal Options"), whether or not such Cardinal Option is exercisable on the Effective Date, shall cease to be outstanding and shall be converted on the Effective Date into and become an option to acquire that number of shares of Susquehanna Common Stock equal to the number of shares of Cardinal Common Stock covered by the Cardinal Option multiplied by the Exchange Ratio, at an exercise price equal to the present stated exercise price of the option divided by the Exchange Ratio.

     Pursuant to the Cardinal Merger Agreement, Susquehanna has agreed to indemnify the present and former officers, directors, employees and agents of Cardinal and FANBP against certain liabilities arising prior to the effective time of the Merger to the full extent then permitted under Pennsylvania law and by the Articles of Incorporation and Bylaws of Cardinal, the charter of FANBP and the bylaws of each, as in effect on the date of the Cardinal Merger Agreement.

     Under the terms of the Cardinal Merger Agreement, Susquehanna and its affiliates have the right, but not the obligation, to employ the employees of Cardinal and FANBP. Pursuant to correspondence from Susquehanna, Susquehanna is to employ the employees of Cardinal and of FANBP. Cardinal and FANBP employees who remain employees of the surviving corporation or FANBP after the Effective Date, will be entitled to credit for past service with Cardinal or FANBP for purposes of eligibility, vesting and accrual and to participate in employee health, welfare, pension and fringe benefit plans, or whatever stock option, bonus or incentive plans or other fringe benefit programs may be in effect for employees of Susquehanna and its subsidiaries. Susquehanna has also stated, in correspondence, that upon the expected termination of the defined benefit plan sponsored by FANBP, Susquehanna has agreed to increase the accrued benefit of each participant to 105% as permitted by Internal Revenue Service rules and regulations. In addition, under the terms of the Cardinal Merger Agreement, the employment agreement between Merle W. Helsel, President and Chief Executive Officer of Cardinal will be canceled and Mr. Helsel will enter into an agreement with Susquehanna, pursuant to which Susquehanna shall pay, or shall cause FANBP to pay the aggregate amount of Two Hundred and Fifty Thousand Dollars ($250,000.00), payable in five annual installments of Fifty Thousand Dollars ($50,000.00) each, to be paid over a five year period, beginning at the Effective Date and ending on the anniversary date of the closing of Cardinal Merger, in the year 2003. These payments shall be paid in consideration of full satisfaction of the existing obligation under Mr. Helsel's prior Employment Agreement between Mr. Helsel, Cardinal and FANBP. FANBP shall be responsible for all applicable withholdings. The agreement also includes a non-competition and non-solicitation clause.

     Also pursuant to the agreement with Susquehanna, after the Effective Date, Mr. Helsel will receive a salary of Ninety-One Thousand Dollars ($91,000.00), per year for the term of the agreement, payable in intervals consistent with FANBP's payroll policies. Mr. Helsel also shall receive vacation and benefits consistent with FANBP's standard policies and procedures. If Mr. Helsel's employment is terminated for any reason prior to the fifth anniversary date of the closing of the Cardinal Merger, Mr. Helsel will make himself reasonably available to provide insight and understanding of the FANBP's business and operations.

     The Cardinal Merger Agreement provides that the directors of FANBP immediately prior to the Effective Date will constitute the directors of FANBP immediately following the Cardinal Merger and for a period of at least three years from the Effective Date. Each director will receive compensation of $7,980 per year for each year in which the director attends at least 10 meetings of the FANBP Board of Directors. A director who fails to attend at least 10 meetings a year will receive only $665 per meeting actually attended. The Cardinal Merger Agreement also provides that Susquehanna will appoint one person who is a director of Cardinal to the Board of Directors of Susquehanna, as of the Effective Date.

     Pursuant to the terms of the Cardinal Merger Agreement, the existing Directors' Deferred Income Agreements, including all Addenda, with Messrs. Koontz, DeArment, Dodson and Morris will be amended to provide that the compensation, as defined in the agreements and provided thereunder, will be in certain equal amounts and that from the Effective Date FANBP directors will participate, if at all, only in Susquehanna deferred director fee plans, if any, for which the directors of FANBP are eligible for participation.

     See "APPROVAL OF THE CARDINAL MERGER -- Management and Operations Following the Cardinal Merger," and "-- Interests of Certain Persons in the Cardinal Merger."

Management and Operations Following the Cardinal Merger

     At the Cardinal Effective Time, (i) the articles of incorporation and bylaws of SBI Merger Sub in effect immediately prior to the Cardinal Effective Time will be the articles of incorporation and bylaws of the Surviving Corporation, and (ii) the directors and officers of SBI Merger Sub immediately prior to the Cardinal Effective Time will be the directors and officers of the Surviving Corporation. At and immediately following the Cardinal Effective Time, the directors of FANBP shall consist of (a) the persons who were the directors of FANBP (the "FANBP Board of Directors") immediately prior to the Cardinal Effective Time, and (b) up to two other persons elected to the FANBP Board of Directors who shall be recommended for appointment by Susquehanna and who shall be reasonably acceptable to the FANBP Board of Directors, effective at the Cardinal Closing, to hold office until the next annual meeting of FANBP. Additionally, the Susquehanna Board of Directors, shall elect one person, nominated by the Cardinal Board of Directors and acceptable to the Susquehanna Board of Directors, in its reasonable discretion, to become a member of the Susquehanna Board of Directors on the Cardinal Merger Effective Date. The Cardinal Merger Agreement further provides that the President and Chief Executive Officer of Susquehanna propose to the Susquehanna Board of Directors that the Susquehanna board adopt resolutions providing that upon expiration of the initial term of the person from the Cardinal board elected to the Susquehanna Board of Directors, the Susquehanna Board of Directors shall nominate and recommend to the shareholders of Susquehanna, at the subsequent Susquehanna annual meeting of shareholders, the election to the Susquehanna Board of Directors a member of the FANBP Board of Directors who meets the eligibility requirements for directors of Susquehanna, such person to be proposed by the FANBP Board of Directors and agreed to by Susquehanna, which agreement shall not be unreasonably withheld. Such a resolution was proposed and adopted by the Susquehanna Board of Directors on April 15, 1998.

Accounting Treatment of the Cardinal Merger

     The Cardinal Merger is intended to be treated as a pooling of interests for accounting purposes in accordance with generally accepted accounting principles and under the accounting rules of the Commission. As a condition to the consummation of the Cardinal Merger, Susquehanna is to receive a letter from its independent accountants, Coopers & Lybrand L.L.P., that the Cardinal Merger will be treated as a pooling of interests. In order to preserve the intended accounting treatment of the Cardinal Merger as a pooling of interests, the Cardinal Merger Agreement also requires as a condition to the obligations of Susquehanna and SBI Merger Sub under the Cardinal Merger Agreement that each person deemed to be an "affiliate" of Cardinal enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the Cardinal Merger until financial results covering at least 30 days of post-Cardinal Merger combined operations have been published.

Income Tax Consequences of the Cardinal Merger

     The following is a general discussion of the anticipated federal income tax consequences of the Cardinal Merger. Susquehanna and Cardinal believe that for federal income tax purposes: (i) the Cardinal Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Cardinal and Susquehanna will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;
(ii) no gain or loss will be recognized by Cardinal or Susquehanna by reason of the Cardinal Merger; (iii) except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by Cardinal shareholders on the exchange of their shares of Cardinal Common Stock for shares of Susquehanna Common Stock; (iv) the basis of the Susquehanna Common Stock to be received by the Cardinal shareholders generally will be, in each instance, the same as the basis of the Cardinal Common Stock surrendered in exchange therefor; (v) the holding period of the Susquehanna Common Stock to be received by the shareholders of Cardinal generally will include the period during which the Cardinal Common Stock surrendered in exchange therefor has been held, provided that the Cardinal Common Stock surrendered is held as a capital asset on the date of the exchange pursuant to the Cardinal Merger; and (vi) the payment of cash to the Cardinal shareholders in lieu of their fractional share interests of Susquehanna Common Stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Susquehanna Common Stock which such shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

     The obligations of the parties to consummate the Cardinal Merger are conditioned upon receipt of a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel substantially to the effect that the federal income tax consequences of the Cardinal Merger are as summarized above. Unlike a ruling from the IRS, an opinion of counsel would have no binding effect on the IRS. Such ruling or opinion would not deal with all of the tax considerations that may be relevant to particular Cardinal shareholders, such as shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. Such ruling or opinion would not address any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

     THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE CARDINAL MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH CARDINAL SHAREHOLDER'S SITUATION. EACH CARDINAL SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE CARDINAL MERGER AND/OR ANY SALE OF SUSQUEHANNA COMMON STOCK RECEIVED IN THE CARDINAL MERGER.

                      APPROVAL OF THE FIRST CAPITOL MERGER

     The following description of the First Capitol Merger is not intended to be a complete description of all material facts regarding the First Capitol Merger and is qualified in all respects by reference to the First Capitol Merger Agreement and the fairness opinion attached hereto as Appendices D and F, respectively. First Capitol shareholders are urged to read carefully the First Capitol Merger Agreement and the fairness opinion. For a summary description of the First Capitol Merger, see "SUMMARY -- The First Capitol Merger."

Background of the First Capitol Merger

     In August, 1996, the Board of Directors of First Capitol considered First Capitol's position as an independent banking company serving the York County market area with respect to the changing and increasingly competitive financial services industry and to its strategic alternatives -- continued independence; internal growth by opening new branch offices; growth through the acquisition of branch offices from other financial institutions; or present or future sale of the First Capitol franchise. First Capitol's competition included credit unions, commercial banks, thrift institutions, securities brokerage and investment companies. Many of these competitors provided a greater array of products and services to customers and offered their employees more opportunities to advance their careers. The Board of Directors determined that an affiliation with a larger institution would be in the best interests of its shareholders, customers, employees, vendors and the York County communities in which it conducts business, if the shareholders would be financially rewarded for their investment and the following conditions to such an affiliation could be met: (1) retention of as many employees as possible following an affiliation;
(2) continued existence in York County as a local banking alternative to the national banking chain companies that were emerging; and (3) potential to expand First Capitol's market share in York County through the increase in financial resources that such an affiliation would provide (the "Non-Financial Conditions").

     Management of First Capitol kept the Board of Directors informed of the continuing changes in the banking industry and in other segments of the financial services industry during the period from August 1996 to October 1997. During this time period, management had informal discussions with several financial institutions about possible affiliations. At a meeting held in October 1997, the Board of Directors determined again that the best course to follow was an affiliation with a larger institution so long as the financial consideration to the shareholders would be fair and the Non-Financial Conditions could be met.

     After the October 1997 meeting of the Board of Directors, First Capitol retained Danielson Associates, Inc. ("Danielson") as its financial advisor.
With Danielson assistance, First Capitol management identified those financial institutions which it believed would likely be most interested in acquiring First Capitol and which it believed would present the best opportunity for the shareholders of First Capitol to realize short-term and long-term value in an acquisition. The principal criteria used to identify these financial institutions centered upon the liquidity of their common stock, geographical proximity to the York County market and their perceived ability to meet the Non-Financial Conditions based upon the terms of past acquisitions in which they took part. After obtaining a confidentiality agreement from all institutions that expressed an interest in the acquisition of First Capitol, Danielson then provided them with an Information Memorandum which described in detail, among other things, the financial condition, results of operations, business, operations, management and markets of First Capitol. Each potential acquiror was solicited to submit its best offer for the acquisition of First Capitol to Danielson in late January 1998. No potential acquiror with the ability to put forth a bonafide and competitive offer was excluded. Of the four parties asked to submit an offer and to which was delivered an Information Memorandum, two chose to submit offers for First Capitol. The other two expressed an interest, but felt they would not be financially competitive. In addition, management advised the Board of Directors that it had received an indication of interest, through a third-party, from an institution that was not solicited by Danielson, although such institution was known to Danielson. However, Danielson indicated that such institution would not meet the financial terms of the Susquehanna offer.

     At a meeting of the Board of Directors on February 18, 1998, the two offers were reviewed with the assistance of Danielson and special counsel. The Susquehanna offer was far superior to the other offer with respect to its financial terms for the shareholders and to the Non-Financial Conditions discussed above. The Board of Directors authorized Owen O. Freeman, Jr., the Chairman, to negotiate terms of a definitive merger or affiliation agreement with Susquehanna.

     Subsequent to the February 1998 Board of Directors meeting, Mr. Freeman had discussions with Susquehanna management on the specific terms and conditions of a possible affiliation.

     At the Board of Directors meeting on April 15, 1998, the Agreement and Plan of Affiliation was presented to the directors for their consideration. At this meeting, First Capitol's management and legal counsel described the negotiations which had taken place and the due diligence activities conducted by First Capitol. Included in these due diligence activities was an inquiry into Susquehanna's preparations concerning the Year 2000 with respect to Susquehanna's computer systems and programs; other date-sensitive equipment; and vendors' and customers' Year 2000 level of preparedness. If Susquehanna would not be in satisfactory compliance with the Year 2000 conversion process at the time of closing on this merger, then there would be the potential risk that the federal bank supervisory agencies would not approve Susquehanna's application to acquire First Capitol. The Board of Directors approved unanimously the Agreement and Plan of Affiliation with Susquehanna. This agreement was executed by Mr. Freeman on April 15, 1998.

Reasons for the First Capitol Merger and Recommendation of the First Capitol Board of Directors

     The Board of Directors of First Capitol believes that the terms of the Susquehanna affiliation are fair and in the best interests of First Capitol and its shareholders and recommends that the shareholders of First Capitol vote for approval of the affiliation.

     In considering the transactions contemplated by the Susquehanna affiliation, the Board of Directors was assisted and advised by Danielson. At the April 1998 meeting of the Board of Directors, Danielson presented valuation analyses and discussed its views with respect to the Exchange Ratio. Danielson then delivered its opinion to the Board of Directors that the price was fair, from a financial point of view, to the holders of First Capitol Common Shares.

     The terms of the First Capitol Merger, the First Capitol Merger Agreement, the Stock Option Agreement and related agreements resulted from arm's length negotiations between First Capitol and Susquehanna and their respective representatives. In the course of reaching its decision to approve the First Capitol Merger, the First Capitol Merger Agreement, the Stock Option Agreement and related agreements, the Board of Directors consulted with First Capitol's financial and legal advisors as well as First Capitol's management, and considered a number of factors in addition to those discussed above, including the following:

     i. a review of the business, results of operation and financial condition of First Capitol;
     ii. economic conditions and prospects for First Capitol in the market in which it operates in light of intensifying competitive pressures in the financial services industry;
     iii. the opinion rendered by Danielson to the effect that the price was fair, from a financial point of view, to the holders of First Capitol Common Stock, and the presentations made by Danielson including presentations as to selected financial and stock market data concerning Susquehanna and First Capitol, both on a historical and on a prospective basis, and information reflecting the two companies on a combined basis;
     iv. comparisons to certain financial multiples (premium to market price, book value and earnings per share) obtained by sellers in other recent acquisitions of financial institutions;
     v. the fact that the merger would allow holders of First Capitol Common Stock to participate on a tax-free basis in the opportunities for growth in the combined company after the merger;
     vi. the belief that a business combination with Susquehanna will offer long-term value to First Capitol shareholders;
     vii. the historical business, results of operations and financial condition of Susquehanna and Susquehanna's prospects for growth after the merger;

     viii. the overall effect of the merger on First Capitol's customers, employees, and the communities in which it does business (which includes the Non-Financial Conditions);
     ix. the terms of the Agreement and Plan of Affiliation and the Stock Option Agreement as presented to the Board of Directors of First Capitol; and
     x.    a review of regulatory and legal implications of the proposed merger.

     None of the above considerations was given preference over the others. However, each consideration was part of the entire basis on which the Board of Directors reached its decision.

     THE FIRST CAPITOL BOARD OF DIRECTORS BELIEVES THAT THE FIRST CAPITOL MERGER IS IN THE BEST INTERESTS OF FIRST CAPITOL'S SHAREHOLDERS AND RECOMMENDS THAT FIRST CAPITOL'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FIRST CAPITOL MERGER AGREEMENT.

Vote Required

     The affirmative vote of holders of 80% of the outstanding shares of First Capitol Common Stock is required to approve the First Capitol Merger Agreement. First Capitol's directors and executive officers have separately agreed and are expected to vote all of the 124,044 shares held by them, representing approximately 24% of the First Capitol Common Stock outstanding at the First Capitol Record Date and entitled to vote at the First Capitol Meeting, "FOR" approval of the First Capitol Merger Agreement. In addition, First Capitol's principal shareholder, National Penn Investment Company, has separately agreed and is expected to vote all of the 112,473 shares held by it, representing approximately 22% of the First Capitol Common Stock outstanding at the First Capitol Record Date and entitled to vote at the First Capitol Meeting, "FOR" approval of the First Capitol Merger Agreement.

Opinion of Financial Advisor

     First Capitol retained Danielson to advise the First Capitol Board of Directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer to acquire First Capitol. Danielson is regularly engaged in the valuation of banks, bank holding companies, and thrifts in connection with mergers, acquisitions, and other securities transactions and has knowledge of, and experience with, Pennsylvania banking markets and banking organizations operating in those markets.

     Danielson was selected by First Capitol because of its long-standing relationship with First Capitol and Owen O. Freeman, Jr., the Chairman. Arnold Danielson, the principal of Danielson, has worked with Mr. Freeman for over 22 years on various consulting and financial advisory projects involving the banking industry. Danielson was engaged in 1988 to prepare the feasibility study for First Capitol's charter application to the Pennsylvania Department of Banking and the membership application to The Federal Reserve Bank of Philadelphia, and, recently, First Capitol engaged Danielson to prepare the feasibility study for First Capitol's newest branch office. Mr. Freeman first engaged Mr. Danielson in 1976 to assist in the preparation of a five year strategic plan for the banking company at which Mr. Freeman was employed. In 1985, Danielson also prepared the feasibility study for a de novo commercial bank that Mr. Freeman was organizing in Newtown, Bucks County, Pennsylvania. In 1997, Mr. Freeman engaged Danielson to be the financial advisor for that bank in connection with its recent acquisition by a Philadelphia regional thrift holding company.

     In such capacity, Danielson reviewed the Merger Agreement with respect to the pricing and other terms and conditions of the Merger, but the decision as to accepting the offer was ultimately made by the First Capitol Board of Directors. Danielson rendered its oral opinion to the First Capitol Board of Directors, which it subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Susquehanna offer were "fair" to First Capitol and its shareholders. No limitations were imposed by the First Capitol Board of Directors upon Danielson with respect to the investigation made or procedures followed by it in arriving at its opinion.

     In arriving at its opinion, Danielson (a) reviewed certain business and financial information relating to First Capitol and Susquehanna, including annual reports for the fiscal year ended December 31, 1997 and call report data from 1989 to 1997 including quarterly reports for 1997; (b) discussed the past and current operations, financial condition and prospects of First Capitol with its senior executives; (c) analyzed the pro forma impact of the merger on Susquehanna's earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for the Susquehanna Common Stock and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the First Capitol Merger Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

     Danielson did not obtain any independent appraisal of assets or liabilities of First Capitol or Susquehanna or their respective subsidiaries. Further, Danielson did not independently verify the information provided by First Capitol or Susquehanna and assumed the accuracy and completeness of all such information.

     In arriving at its opinion, Danielson performed a variety of financial analyses. Danielson believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson's opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analysis and summary description.

     In the analyses, Danielson made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond First Capitol's or Susquehanna's control. Any estimates contained in Danielson's analyses are not necessarily indicative of future results of value, which may be significantly more or less favorable than such estimates. Estimates of the value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a summary of selected analyses considered by Danielson in connection with its opinion letter.

     Pro Forma Merger Analyses

     Danielson analyzed the changes in the amount of earnings and book value represented by the receipt of about $25.2 million for all of the outstanding shares of First Capitol Common Stock, which will be paid in Susquehanna Common Stock. The analysis evaluated, among other things, possible dilution in earnings and capital per share for Susquehanna Common Stock.

     Comparable Companies

     Danielson also compared Susquehanna's (a) stock price as of April 13, 1998 equal to 20.3 times earnings and 237% of book, (b) dividend yield based on trailing four quarters as of December 31, 1997 and stock price as of April 13, 1998 of 2.30%, (c) tangible capital as of December 31, 1997 of 8.76% of assets,
(d) nonperforming assets as of December 31, 1997 equal to .97% of total assets,
(e) return on average assets during the trailing four quarters ended December 31, 1997 of 1.19% and (f) return on average equity during the same period of 12.30%, with the medians for selected banks and bank holding companies that Danielson deemed to be comparable to Susquehanna. The selected institutions included BT Financial Corporation, F.N.B. Corporation, First Commonwealth Financial Corporation, First Western Bancorp, Inc., Fulton Financial, Inc., Harleysville National Corporation, JeffBanks, Inc., National Penn Bancshares, Inc., Omega Financial Corporation, S&T Bancorp, Inc. and USBANCORP, Inc. The comparable medians were (a) stock price equal to 20.4 times earnings and 257% of book, (b) dividend yield of 2.09%, (c) tangible capital of 8.70% of assets, (d)
 .69% of assets nonperforming, (e) return on average assets of 1.19% and (f) return on average equity of 13.71%. Danielson also compared other income, expense, and balance sheet information of such companies with similar information about Susquehanna.

     Comparable Transaction Analysis

     Danielson compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of First Capitol with earnings and capital multiples paid in acquisitions of Pennsylvania banks in 1997 and 1998 through the opinion date. Of these, the most applicable recent transactions included Fulton's purchase of Ambassador Bank of the Commonwealth, Community Banks' acquisition of Peoples State Bank of East Berlin and Juniata Valley Financial's buying Lewistown Trust Company. At the time Danielson made its analysis, the consideration to be paid in the merger was 242% of First Capitol's December 31, 1997 book value and 37.5 times First Capitol's earnings in 1997. This compares to the median multiples of 289% of book value and 23.4 times earnings for the most applicable comparable acquisitions and 20.1 times earnings and 239% of book for all Northeast bank acquisitions in 1997.

     Other Analysis

     In addition to performing the analyses summarized above, Danielson also considered the general market for bank and thrift mergers, the historical financial performance of First Capitol and Susquehanna, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

     No company or transaction used in the analysis is identical to First Capitol or Susquehanna. Accordingly, an analyses of the results of the foregoing is not mathematical; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

     The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson in the course of arriving at its opinions. In payment for its services as the financial advisor to First Capitol, Danielson is to be paid an estimated fee of about $126,000.

     The full text of the opinion of Danielson dated as of April 15, 1998, which sets forth assumptions made and matters considered, is attached hereto as Appendix F of this Proxy Statement/Prospectus. First Capitol shareholders are urged to read this opinion in its entirety. Danielson's opinion is directed only to the consideration to be received by First Capitol shareholders in the First Capitol Merger and does not constitute a recommendation to any First Capitol shareholder as to how such shareholder should vote at the First Capitol Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE FAIRNESS OPINION OF DANIELSON AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS APPENDIX F TO THIS PROXY STATEMENT/PROSPECTUS.

Dissenters' Rights

     General

     Pursuant to the BCL (which is applicable pursuant to Sections 1607 and 1222 of the Banking Code), any holder of First Capitol Common Stock has the right to dissent from the First Capitol Merger and to obtain payment of the "fair value" of such holder's First Capitol Common Stock, in the event that the First Capitol Merger is consummated.

     Any shareholder of First Capitol who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the BCL attached to this Joint Proxy Statement/Prospectus as Appendix G. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text Subchapter D of Chapter 15 of the BCL. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any holder of First Capitol Common Stock to comply with the aforesaid steps will result in the holder receiving the consideration contemplated by the First Capitol Merger Agreement in the event that the First Capitol

Merger is consummated. See "APPROVAL OF THE FIRST CAPITOL MERGER--Terms of the Merger--Exchange Ratio."

     Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the First Capitol Merger Effective Date, must be sent to First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania 17402, Attention: Secretary.

     Fair Value

     The term "fair value" means the value of a share of First Capitol Stock immediately before consummation of the First Capitol Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the First Capitol Merger.

     Notice of Intention to Dissent

     A First Capitol shareholder who wishes to dissent must file with First Capitol, prior to the vote of shareholders on the First Capitol Merger at the First Capitol Meeting, a written notice of intention to demand payment of the fair value of such holder's share of First Capitol Common Stock if the First Capitol Merger is effected, must effect no change in the beneficial ownership of his or her First Capitol Common Stock from the date of such notice through the First Capitol Effective Time, and must refrain from voting his or her First Capitol Common Stock for approval of the First Capitol Merger Agreement.
Neither a proxy nor a vote against approval of the First Capitol Merger will constitute the necessary written notice of intention to dissent.

     Notice to Demand Payment

     If the First Capitol Merger Agreement is approved by the required vote of holders of First Capitol Common Stock, First Capitol will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting for approval of the First Capitol Merger Agreement. The notice will state where and when a written demand for payment must be sent and certificates for First Capitol Common Stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the BCL. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc.

     A holder of First Capitol Common Stock who fails to timely demand payment or fails to timely deposit his or her First Capitol share certificates, as required by First Capitol's notice, will forfeit his or her dissenters' rights and such holder will receive shares of Susquehanna Common Stock determined in conformity with the First Capitol Exchange Ratio.

     Payment of Fair Value of Shares

     Promptly after the First Capitol Effective Time, or upon timely receipt of demand for payment if the First Capitol Merger already has been consummated, First Capitol will either remit to dissenters who have made demand and have deposited their stock certificates the amount that First Capitol estimates to be the fair value of the First Capitol Common Stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by:
(i) a closing balance sheet and statement of income of First Capitol for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements; (ii) a statement of First Capitol's estimate of the fair value of the First Capitol Common Stock; and (iii) a notice of the right of the dissenter to demand supplemental payment under the BCL accompanied by a copy of Subchapter D of Chapter 15 of the BCL.

     Estimate by Dissenter of Fair Value of Shares

     If a dissenter believes that the amount stated or remitted by First Capitol is less than the fair value of the First Capitol Common Stock, a dissenter may send to First Capitol his or her own estimate of the fair value of the First Capitol Common Stock, which shall be deemed to be a demand for payment of the amount of the deficiency. If First Capitol remits payment of its estimated value of a dissenter's First Capitol Common Stock and the dissenter does not file his or her own estimate within 30 days after the mailing by First Capitol of its remittance, the dissenter will be entitled to no more than the amount remitted to him or her by First Capitol.

     Valuation Proceedings

     If any demands for payment remain unsettled within 60 days after the latest to occur of: (i) the First Capitol Merger Effective Date; (ii) timely receipt by First Capitol of any demands for payment; or (iii) timely receipt by First Capitol of any estimates by dissenters of the fair value, First Capitol may file in the Court of Common Pleas of York County, Pennsylvania (the "York County Court") an application requesting that the fair value of the First Capitol Common Stock be determined by the York County Court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

     If First Capitol were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against First Capitol, may file an application in the name of First Capitol at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the York County Court. The fair value determined by the York County Court may, but need not, equal the dissenters' estimate of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid First Capitol's estimate of the fair value of the First Capitol Common Stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the York County Court finds fair and equitable.

     First Capitol intends to negotiate in good faith with any dissenting shareholders. If after negotiation a claim cannot be settled, then First Capitol intends to file an application requesting that the fair value of the First Capitol Common Stock be determined by the York County Court.

     Costs and Expenses

     The costs and expenses of any valuation proceedings in the York County Court, including the reasonable compensation and expenses of any appraiser appointed by the York County Court to recommend a decision on the issue of fair value, will be determined by the York County Court and assessed against First Capitol except that any part of the costs and expenses may be apportioned and assessed by the York County Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the York County Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Terms of the First Capitol Merger

     The description of the First Capitol Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the First Capitol Merger Agreement, a copy of which is attached as Appendix D to this Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the First Capitol Merger Agreement.

     Effect of the First Capitol Merger

     Pursuant to the First Capitol Merger Agreement, Interim Bank will merge with and into First Capitol, with First Capitol as the surviving entity (sometimes referred to as the "Surviving Bank"), as a result of which First Capitol will become a direct wholly-owned subsidiary of Susquehanna. The name of the Surviving Bank will be "First Capitol Bank."

     Exchange Ratio

     Pursuant to the First Capitol Merger Agreement, the outstanding shares of First Capitol Common Stock will be exchanged for shares of Susquehanna Common Stock according to the First Capitol Exchange Ratio set forth in the First Capitol Merger Agreement. This number may be adjusted subject to conditions set forth in the First Capitol Merger Agreement. The number of shares to be issued gives effect to a three-for-two split of the Susquehanna Common Stock effected in the form of a 50% stock dividend paid on July 1, 1998.

     At the Effective Time (as defined in the First Capitol Merger Agreement, the "First Capitol Effective Time"), each share of First Capitol Common Stock issued and outstanding (other than shares the holders of which are exercising appraisal rights pursuant to the BCL and shares held by Susquehanna other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the First Capitol Exchange Ratio, as set forth below:

     (i) So long as the average price per share of Susquehanna Common Stock before the closing is between and including $21.33 and $28.00, then 2.028 shares of Susquehanna Common Stock shall be exchanged for each of the outstanding shares of First Capitol Common Stock and the First Capitol Exchange Ratio shall be 2.028. The average price per share of Susquehanna Common Stock before the closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market National Market System (or if Susquehanna Common Stock is not quoted on The Nasdaq Stock Market National Market System then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of 10 business days ending on the second business day preceding the date set for the First Capitol Closing, and dividing such total by 10.

     (ii) If the average closing price per share of Susquehanna Common Stock before closing is greater than $28.00, then $28,729,000 divided by the average closing price shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding First Capitol Common Stock, and the First Capitol Exchange Ratio shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding First Capitol Common Stock divided by the total number of shares of First Capitol Common Stock outstanding on the First Capitol Merger Effective Date. For example: if the average closing price of Susquehanna Common Stock is $32.00 per share, then the First Capitol Exchange Ratio shall be 1.775 ($28,729,000 / $32.00 = 897,781.25, then
     897,781.25 / 505,933 = 1.775). Notwithstanding the foregoing, First Capitol may terminate the First Capitol Merger Agreement upon written notice within one business day of such determination if the average closing price is greater than $28.00.

     (iii) If the average closing price per share of Susquehanna Common Stock before closing is less than $21.33, then $21,889,000 divided by the average closing price shall equal the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding First Capitol Common Stock, and the First Capitol Exchange Ratio shall be the total number of shares of Susquehanna Common Stock to be exchanged for all of the outstanding First Capitol Common Stock divided by the total number of shares of First Capitol Common Stock outstanding on the First Capitol Merger Effective Date. For example: if the average closing price of Susquehanna Common Stock is $18.00 per share, then the First Capitol Exchange Ratio shall be 2.404 ($21,889,000 / $18.00 = 1,216,055.5, then
     1,216,055.5 / 505,933 = 2.404). Notwithstanding the foregoing, Susquehanna may terminate the First Capitol Merger Agreement upon written notice within one business day of such determination if the average closing price is less than $21.33.

     As of the First Capitol Effective Time, each share of First Capitol Common Stock held by Susquehanna, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, and no exchange or payment will be made with respect thereto.

     The shares of common stock of Interim Bank issued and outstanding immediately prior to the First Capitol Effective Time shall remain outstanding and unchanged after the First Capitol Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Bank.

     If prior to the First Capitol Effective Time, the outstanding shares of Susquehanna Common Stock are increased or decreased through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the First Capitol Exchange Ratio.

     Fractional Shares

     No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of First Capitol Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to such fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered in accordance with the First Capitol Exchange Ratio.

     Representations and Warranties

     The representations and warranties of Susquehanna, Interim Bank and First Capitol are set forth in Article III of the First Capitol Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the First Capitol Merger Agreement; capitalization; subsidiaries; no violations of law; regulatory reports and financial statements; the absence of certain changes or events; the absence of material litigation not otherwise disclosed; the absence of regulatory actions; employee benefits matters; environmental matters; board action; fees; compliance with laws; taxes; material contracts and agreements; regulatory and capital compliance; fully paid assessments; Year 2000 compliance except as otherwise disclosed; and information to be provided in the Proxy Statement/Prospectus. First Capitol has made additional representations as to the status of title to assets; the adequacy of allowances for losses on loans; the inapplicability of certain anti-takeover provisions; the material interests of certain persons; insurance; dividends; books and records; labor matters; fairness opinions; fidelity bonds; the condition of tangible assets; and loans by First Capitol.
On the First Capitol Merger Effective Date, Susquehanna, Interim Bank and First Capitol must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

     Covenants

     The First Capitol Merger Agreement also contains certain affirmative and negative covenants of all of the parties. First Capitol has agreed that: (i) it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives not to initiate, solicit or encourage inquiries regarding the making of any merger proposal or any proposal to purchase any significant portion of the assets or equity securities of First Capitol and, subject to the fiduciary obligations of its directors as determined upon consultation with counsel, it will not engage in any negotiations or discussions or provide any confidential information in connection with any such proposal; (ii) it will cooperate with Susquehanna in the preparation of this Proxy Statement/Prospectus and the filing thereof as part of the Susquehanna Registration Statement; (iii) it will take all required action to call the First Capitol Meeting; (iv) subject to the fiduciary duties of the First Capitol Board of Directors and the receipt of an updated fairness opinion as of the date of this Proxy Statement/Prospectus, it will use its best efforts to obtain approval of the First Capitol Merger Agreement; and (v) it will furnish to Susquehanna a list of all persons known to be affiliates of First Capitol within the meaning of Rule 145 under the Securities Act and will use its best efforts to cause any such person to deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Susquehanna Common Stock received pursuant to the First Capitol Merger except in compliance with the Securities Act and the rules and regulations thereunder and after such time as financial results covering at least 30 days of post-merger combined operations have been published.

     During the period prior to the effectiveness of the First Capitol Merger, First Capitol is required to provide Susquehanna and its representatives with reasonable access to its books, records, employees, properties and such other information as Susquehanna may reasonably request and to provide Susquehanna with copies of its financial statements periodically.

     Susquehanna is required to provide First Capitol with copies of all of its filings with the Commission pursuant to the Exchange Act, together with applications filed with regulatory authorities and certain other information.

     Conduct of Business Pending the First Capitol Merger

     First Capitol and Susquehanna have agreed to cooperate with each other in completing the transactions described in the First Capitol Merger Agreement and to refrain from taking or making any commitment to take any actions that would cause any of the representations or warranties of each party as set forth in the First Capitol Merger Agreement not to be true or correct in all material respects.

     Pursuant to the First Capitol Merger Agreement, First Capitol has agreed to carry on its business in the usual, regular and ordinary course of business, consistent with past practices and to maintain and preserve intact its business organization, assets, leases, properties, advantageous business relationships and other items, to use its reasonable efforts to retain the services of its officers and key employees, to refrain from taking any action which, to its knowledge, could materially delay or adversely affect First Capitol in general or its ability to obtain any approvals, consents or waivers of any governmental authorities necessary for the consummation of the First Capitol Merger, and to not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in the First Capitol Merger Agreement) on First Capitol.

     In addition, during the period pending the First Capitol Merger, First Capitol has agreed to refrain from doing any of the following, other than in the ordinary course of business or with the prior written consent of Susquehanna:
(i) making any loan or advance or incurring or guaranteeing any indebtedness;
(ii) adjusting, splitting, combining or reclassifying any capital stock; (iii) making any distribution or dividend (other than as permitted under the First Capitol Merger Agreement); (iv) redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities convertible into shares of its capital stock or granting any stock appreciation rights; (v) selling or issuing any shares of its capital stock or any right to acquire any shares of its capital stock; (vi) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties, leasehold interests or assets or canceling, releasing or assigning any indebtedness, contracts or agreements in force as of the date of the First Capitol Merger Agreement; (vii) increasing in any manner the compensation or fringe benefits of any of its employees in excess of four percent, on an aggregated basis, in any 12 month period; (viii) paying any pension or retirement allowance not required by law or an existing plan or agreement or becoming party to, amending or committing itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director; (ix) voluntarily accelerating the vesting of any stock options or other benefit; (x) amending its articles of incorporation or its bylaws except as expressly contemplated by the First Capitol Merger Agreement or as required by law and, in each case, as concurred in by its counsel; (xi) except as previously disclosed to Susquehanna or required by changes in generally accepted accounting principles, law or regulation and concurred in by its independent auditors, changing its method of accounting from that in effect as of December 31, 1997; or (xii) permitting or allowing its direct or indirect ownership of the capital stock of any subsidiary existing as of the date of the First Capitol Merger Agreement to be less than 100% of its total capital stock.

     Susquehanna has also agreed that it will not knowingly take any action or knowingly cause its material subsidiaries to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described in the First Capitol Merger Agreement or that is reasonably likely to have a material adverse effect on Susquehanna, on a consolidated basis.

     Warrant Substitution Agreement

     On April 16, 1998, the parties identified below entered into a Warrant Substitution Agreement in order to eliminate the uncertainty as to the timing of First Capitol director David A. Friedman's exercise of his warrants to acquire 11,250 shares of First Capitol Common Stock (the "Friedman Warrant"), to eliminate the concomitant effect under the Preemptive Rights Agreement (defined below) with National Penn Investment Company ("National Penn") of issuing shares of First Capitol Common Stock to National Penn, to eliminate the need to engage in such transactions which would have effected an addition to First Capitol's capital position, and to eliminate the corporate actions required in connection with the issuance of such shares of stock (particularly because they might occur at a time when First Capitol Bank is attempting to effectuate the First Capitol Merger.)

     David A. Friedman holds warrants to purchase 11,250 shares of First Capitol Common Stock and pursuant to a Preemptive Rights Agreement, dated July 25, 1988, National Penn Investment Company ("National Penn") has the right to acquire 3,210 shares of First Capitol Common Stock in the event that the Friedman warrants are exercised. Concurrent with the execution of the First Capitol Merger Agreement, First Capitol, National Penn, Mr. Friedman and Susquehanna executed the Warrant Substitution Agreement.

     Upon the First Capitol Closing, Susquehanna shall transfer and convey to Mr. Friedman and National Penn 13,809 and 3,084 shares, respectively, of Susquehanna Common Stock representing the fair value of the warrants and preemptive rights based on the exchange ratio of 2.028 shares of Susquehanna common stock as set forth in the First Capitol Merger Agreement (adjusted for the three for two stock split paid on July 1, 1998). The Warrant Substitution Agreement expires on December 10, 1998 unless the First Capitol Closing has been scheduled to occur prior to December 31, 1998.

     Because there is a substantial likelihood that the First Capitol Merger will not close before December 31, 1998, pursuant to the Warrant Substitution Agreement, it is anticipated that Mr. Friedman will exercise his warrants and National Penn will exercise its preemptive rights. Accordingly, Mr. Friedman is anticipated to acquire 11,250 shares of First Capitol Common Stock, and National Penn is anticipated to acquire 3,210 shares of First Capitol Common Stock. The shares acquired by Mr. Friedman and National Penn, respectively, would be exchanged on the same terms as all other shares of First Capitol Common Stock now outstanding.

     Dividends

     The First Capitol Merger Agreement provides that First Capitol shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except that it shall have the right, after January 1, 1999, to declare and pay a dividend corresponding in amount and timing with past practice.

     Conditions Precedent

     In addition to the approval by the First Capitol shareholders, the First Capitol Merger is contingent upon the satisfaction of a number of conditions, including, among others, (i) all required approvals, consents, or waivers, including without limitation, approval by the Federal Reserve Board and the Department of Banking, and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the First Capitol Merger Agreement) on Susquehanna or First Capitol; (ii) all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the First Capitol Merger Agreement shall have been satisfied; (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which would enjoin or prohibit the consummation of the First Capitol Merger, or any litigation or proceeding pending against Susquehanna or First Capitol or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the First Capitol Merger Agreement; (iv) the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which would prohibit, restrict or make illegal consummation of the First Capitol Merger; (v) the First Capitol Merger shall meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the Commission; (vi) the Susquehanna Registration Statement shall have been filed by Susquehanna with the Commission under the Securities Act and shall have been declared effective prior to the time this Proxy Statement/Prospectus is first mailed to the shareholders of First Capitol, and no stop order with respect to the effectiveness of the Susquehanna Registration Statement shall have been issued and the Susquehanna Common Stock to be issued pursuant to the First Capitol Merger Agreement shall have been registered or qualified under the securities or "blue sky" laws in all states in which such action is required; (vii) a ruling from the IRS, or an opinion of counsel, regarding the tax consequences of the First Capitol Merger, shall have been delivered in accordance with the terms of the First Capitol Merger Agreement; and (viii) all litigation pending against First Capitol which, individually or in the aggregate, would have a Material Adverse Effect on First Capitol's consolidated operations, shall have been settled or otherwise resolved on terms satisfactory to Susquehanna and First Capitol.

     Additionally, the obligations of Susquehanna and Interim Bank to effect the First Capitol Merger are subject to satisfaction of the following conditions prior to the First Capitol Effective Time: (i) each of the representations and warranties of First Capitol contained in the First Capitol Merger Agreement shall be true and correct in all material respects, as of the First Capitol Closing, and First Capitol shall have performed each of the covenants and agreements material to its operations and prospects contained in the First Capitol Merger Agreement, and certificates to such effect shall have been delivered to Susquehanna and Interim Bank; (ii) Susquehanna shall have been furnished an "agreed upon procedures" letter dated as of the First Capitol Closing, in form and substance satisfactory to Susquehanna to the effect that, based upon procedures performed with respect to the financial condition of First Capitol, for a period from December 31, 1997 to a specified date not more than five days prior to such letter, nothing has come to the attention of the preparer of the "agreed upon procedures" letter that would indicate that there has been a change in the capitalization of First Capitol on a consolidated basis, or any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods; (iii) Saul, Ewing, Remick & Saul LLP, special counsel to First Capitol, shall have delivered its opinion to Susquehanna; (iv) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of First Capitol which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on First Capitol other than changes resulting from changes in banking laws or regulations or changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (v) Susquehanna shall have received from each person identified by First Capitol to be an affiliate of First Capitol an executed counterpart of an affiliates agreement in the form contemplated by the First Capitol Merger Agreement; (vi) except as otherwise provided in the First Capitol Merger Agreement, all issued and outstanding options, warrants or rights to acquire First Capitol Common Stock shall have been canceled; (vii) concomitant with the signing of the First Capitol Merger Agreement, National Penn and each of the directors of First Capitol shall have executed in favor of and delivered to Susquehanna, a voting agreement, pursuant to which each shall agree, among others, to take such action as shall be necessary to cause the shares of First Capitol Common Stock owned by them to be voted in favor of the First Capitol Merger Agreement and the First Capitol Merger; and (viii) concomitant with the signing of the First Capitol Merger Agreement, the parties to the Warrant Substitution Agreement shall have executed the same.

     The obligations of First Capitol to effect the First Capitol Merger are subject to satisfaction of the following conditions prior to the First Capitol Effective Time: (i) each of the representations and warranties of Susquehanna contained in the First Capitol Merger Agreement shall be true and correct in all material respects as of the First Capitol Closing, and Susquehanna shall have performed each of the covenants and agreements material to its operations and prospects contained in the First Capitol Merger Agreement, and a certificate to such effect shall have been delivered to First Capitol; (ii) Morgan, Lewis & Bockius LLP, counsel to Susquehanna, shall have delivered its opinion to First Capitol; (iii) there shall not have occurred any change in the financial condition, properties, assets, business or results of operations of Susquehanna, which individually or in the aggregate, had or might reasonably be expected to result in a Material Adverse Effect on Susquehanna other than such changes resulting from (A) changes in banking laws or regulations, or (B) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (iv) First Capitol shall have received an updated opinion from Danielson dated as of a date no later than the date this Proxy Statement/Prospectus is mailed to the First Capitol shareholders in connection with the First

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

Capitol Merger and not subsequently withdrawn, to the effect that the First Capitol Merger Consideration is fair to First Capitol's shareholders from a financial point of view; (v) the shares of Susquehanna Common Stock to be issued in the First Capitol Merger shall have been authorized to be listed for quotation on The Nasdaq Stock Market National Market System; or (vi) a transaction or event involving Susquehanna or any Susquehanna subsidiary shall have occurred or be pending that would result in (A) a change to the nature of the securities described in Susquehanna's articles of incorporation, (B) a change in the identity of the legal entity of the issuer of the securities to be issued in the First Capitol Merger to holders of First Capitol Common Stock, or
(C) Susquehanna's ceasing to own a Material Subsidiary (as defined in the First Capitol Merger Agreement).

     Waiver; Amendment

     Prior to the First Capitol Effective Time, any provision of the First Capitol Merger Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the First Capitol Merger Consideration or otherwise have the effect of prejudicing the First Capitol shareholders' interest in the First Capitol Merger Consideration following the First Capitol Meeting.

     Closing; Effective Time; Termination

     The First Capitol Merger Agreement provides that the First Capitol Closing shall occur at such time and place, and on such date following three business days notice to First Capitol, as shall be agreed upon by the parties, but no later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or any injunction against the First Capitol Merger, and (iii) all shareholder approvals required by the parties pursuant to the First Capitol Merger Agreement are received. Immediately following the First Capitol Closing, and provided the First Capitol Merger Agreement has not been terminated or abandoned pursuant to Article VI of the First Capitol Merger Agreement, Interim Bank and First Capitol Bank will request that the Department of Banking cause articles of merger to be delivered and properly filed with the Pennsylvania Department of State. The First Capitol Merger shall become effective at the time specified by the Pennsylvania Department of Banking in its transmittal to the Pennsylvania Department of State, which, at the request of Susquehanna, shall be at 12:01 a.m. on the business day of the First Capitol Closing.

     The First Capitol Merger Agreement provides that, whether before or after its approval by the shareholders of First Capitol, it may be terminated and the transactions contemplated in the First Capitol Merger Agreement abandoned at any time prior to the First Capitol Merger Effective Date (i) by the mutual written consent of Susquehanna and First Capitol, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by First Capitol if (a) there has been a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured within 30 days after written notice of such breach is given to Susquehanna by First Capitol, (b) any condition precedent to First Capitol's obligations as set forth in the Article V of the First Capitol Merger Agreement has not been met or waived by First Capitol at such time as such condition can no longer be satisfied, (c) the First Capitol Board of Directors fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 of the First Capitol Merger Agreement, or (d) the First Capitol Board of Directors recommends to the shareholders of First Capitol that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of First Capitol than the First Capitol Merger; (iii) by Susquehanna in the event (a) of a material breach by First Capitol of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured within 30 days after written notice of such breach is given to First Capitol by Susquehanna or (b) any condition precedent to Susquehanna's obligations as set forth in Article V of the First Capitol Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by First Capitol by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of Susquehanna Common Stock before closing is greater than $28.00 per share at the time such calculation is required to be made pursuant to the First Capitol Merger Agreement; (v) by Susquehanna, by giving written notice of such election to First Capitol within one business day following a determination that the average closing price per share of Susquehanna Common Stock before closing is less than $21.33 per share at the time such calculation is required to be made pursuant to the First Capitol Merger Agreement; or (vi) by Susquehanna or First Capitol if the First Capitol Merger and the transactions described in the First Capitol Merger Agreement are not consummated by March 31, 1999, unless the parties agree to extend the time by which such closing must occur.

     Expenses

     If the First Capitol Merger Agreement is terminated in accordance with the terms of the First Capitol Merger Agreement: (i) by the mutual written consent of First Capitol and Susquehanna; (ii) by First Capitol or Susquehanna in the event the First Capitol Merger is not consummated by March 31, 1999; (iii) by First Capitol if the average closing price per share of Susquehanna Common Stock before closing is greater than $28.00 per share; or (iv) by Susquehanna if the average closing price per share of Susquehanna Common Stock before closing is less than $21.33 per share, termination shall be without cost, expense or liability on the part of any party to the other party. If the First Capitol Merger Agreement is terminated because the First Capitol Board of Directors fails to make, withdraws, modifies or changes its favorable recommendation described at Section 4.2 of the First Capitol Merger Agreement, as a result of a Material Adverse Change in Susquehanna's financial condition, properties, assets, liabilities, business or results of operations or the failure of First Capitol's financial advisor to update its fairness opinion, it shall be without cost, expense or liability on the part of First Capitol to any other party. If the First Capitol Merger Agreement is terminated by First Capitol because the First Capitol Board of Directors (a) failed to make, withdrew, or changed its favorable recommendation to the First Capitol shareholders to approve the First Capitol Merger Agreement, or (b) recommends to the First Capitol shareholders that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is more favorable, from a financial point of view, to First Capitol shareholders than the First Capitol Merger, then First Capitol must pay to Susquehanna, within two business days after the termination, a fee of $500,000. In all other circumstances, termination of the agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.

     Exchange of Stock Certificates

     At the First Capitol Effective Time, without any further action on the part of holders of shares of First Capitol Common Stock, each share of First Capitol Common Stock that is issued and outstanding at the First Capitol Effective Time (other than: (i) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the BCL (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by Susquehanna, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the First Capitol Exchange Ratio. As of the First Capitol Effective Time, each share of First Capitol Common Stock held directly or indirectly by Susquehanna, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

     Within five business days after the First Capitol Effective Time, Susquehanna shall cause to be sent to each person holding shares of First Capitol Common Stock transmittal materials and instructions for surrendering their certificates for First Capitol Common Stock in exchange for a certificate for the number of whole shares of Susquehanna Common Stock to which such person is entitled along with a cash payment equal to the value of any fractional share of Susquehanna Common Stock to which the shareholder is entitled. If the record date of any dividend on Susquehanna Common Stock occurs after the First Capitol Effective Time but prior to the exchange of certificates, each former shareholder of First Capitol shall be entitled to receive, upon exchange of the stock certificates, an amount equal to all such dividends paid with respect to the number of whole shares of Susquehanna Common Stock received upon exchange of the certificates of First Capitol Common Stock (without interest) less any taxes which may have been imposed or paid thereon.

     After the First Capitol Effective Time, there shall not be any more transfers on the stock transfer books of First Capitol of shares of First Capitol Common Stock. To the extent permitted by law, in the event that any certificates representing shares of First Capitol Common Stock have not been surrendered for exchange on or before the second anniversary of the First Capitol Effective Time, Susquehanna may, at any time thereafter, with or without notice to the holders of record of any such shares, sell for the accounts of any and all such holders the shares of Susquehanna Common Stock which such holders are entitled to receive. Any such sale may be a public or private sale as Susquehanna shall determine. The net proceeds of any such sale shall be held for holders of record of any unsurrendered certificates to be paid to them upon surrender of such certificates for exchange. Such holders will not be entitled to receive any interest on such net sale proceeds. If outstanding certificates for shares of First Capitol Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by law, become the property of Susquehanna, free and clear of all claims or interest of any person previously entitled to such items.

First Capitol Stock Option Agreement

     Susquehanna typically requires that an entity it is acquiring enter into a stock option agreement, and has typically taken the position that such an agreement is necessary to discourage competing offers from other bank holding companies or other financial institutions inclined to make such offers and to compensate Susquehanna for the loss of business opportunities because a potential acquiree terminates an affiliation agreement. Accordingly, concurrently with the execution and delivery of the First Capitol Merger Agreement, as a condition and an inducement to Susquehanna's and Interim Bank's willingness to enter into the First Capitol Merger Agreement, First Capitol, Susquehanna and Interim Bank entered into the First Capitol Stock Option Agreement, which is set forth at Appendix I to this Proxy Statement/Prospectus, granting Susquehanna an irrevocable option (the "First Capitol Option") to purchase from First Capitol up to 100,681 shares of First Capitol Common Stock, at a purchase price per share of 95% of the average price per share of First Capitol Common Stock during the 30 trading days immediately preceding the day
prior to the announcement of a Purchase Event (as herein defined).   The effect
of the First Capitol Option Agreement is to discourage other competing offers, with the effect that even if such a competing offer were accepted and the First Capitol Merger Agreement terminated, such termination will be at a cost, and a subsequent purchaser will be burdened with Susquehanna's rights under the First Capitol Stock Option Agreement.

     The First Capitol Option may be exercised by Susquehanna, in whole or in part, at any time or from time to time after the date of the First Capitol Stock Option Agreement and prior to earlier to occur of (i) the First Capitol Effective Time, or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the First Capitol Option cannot be exercised on such day because of an injunction or similar court order, the First Capitol Option shall expire on the 10th business day after such injunction or order has been dismissed or withdrawn.

     Under the First Capitol Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have commenced a tender offer or an exchange offer to purchase First Capitol Common Stock such that, upon consummation of such offer, the person could own or control ten percent or more of the outstanding First Capitol Common Stock; (ii) First Capitol shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Susquehanna or a subsidiary of Susquehanna) to (a) merge or consolidate with First Capitol or enter into a similar transaction, (b) sell, lease or otherwise dispose of all or substantially all of the assets of First Capitol to such person, or (c) sell or otherwise dispose of securities representing 10% or more of the voting power of First Capitol, and as to (a), (b) and (c), the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger Agreement; (iii) any person (other than Susquehanna or a subsidiary of Susquehanna) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, 10% or more of the outstanding First Capitol Common Stock; or
(iv) the shareholders of First Capitol shall have disapproved the First Capitol Merger after any person (other than Susquehanna or a subsidiary of Susquehanna) shall have publicly announced a proposal to acquire First Capitol by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger.

     The First Capitol Stock Option Agreement also grants Susquehanna certain option share appreciation rights upon a Purchase Event if requested by Susquehanna and the First Capitol Stock Option Agreement has not expired. Upon such a request, First Capitol must pay to Susquehanna an amount equal to the product of (i) the excess, if any of, (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of First Capitol Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of First Capitol Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of First Capitol Option shares as to which the First Capitol Option has not yet been exercised. If such appreciation rights are paid to Susquehanna, all other rights of Susquehanna under the First Capitol Stock Option Agreement shall be extinguished (but the rights of Susquehanna under the First Capitol Merger Agreement shall not be affected).

Regulatory Approvals of First Capitol

     The First Capitol Merger is subject to the approval of the Federal Reserve Board under the Holding Company Act. An application for approval of the acquisition of First Capitol is anticipated to be submitted by Susquehanna to the Federal Reserve Bank of Philadelphia in September, 1998 prior to the First Capitol Meeting. In reviewing the application, the Federal Reserve Board considers the financial and managerial resources of Susquehanna and First Capitol, the effect of the transaction on competition in the markets served by Susquehanna and First Capitol, the convenience and needs of the public and, among other things, Susquehanna's and First Capitol's record of performance in helping to meet local credit needs.

     In addition to the foregoing, Federal Reserve Board approval is contingent upon its assessment of the impact of the Year 2000 problem on the parties to the proposed merger. See, "BUSINESS OF FIRST CAPITOL--Impact of the Year 2000 Issue"; and "IMPACT OF THE YEAR 2000 ISSUE ON SUSQUEHANNA."

     The approval of the Department of Banking under the Banking Code must also be obtained before the First Capitol Merger may be consummated. The Banking Code requires the Department of Banking to consider the public interests served by the First Capitol Merger and the financial resources of Susquehanna, First Capitol and the resulting institution. An application is anticipated to be submitted to the Department of Banking in September, 1998 prior to the First Capitol Meeting.

     The First Capitol Merger cannot proceed in the absence of the requisite regulatory approvals. To date, however, none of the required approvals have been obtained in respect of the First Capitol Merger, and there can be no assurance that all such regulatory approvals will be obtained and, if the First Capitol Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the First Capitol Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or state Attorney General will not challenge the First Capitol Merger or, if such challenge is made, as to the result thereof.

Interests of Certain Persons in the First Capitol Merger

     Officers and Directors of First Capitol

     Certain of the directors and officers of First Capitol hold shares of First Capitol Common Stock, stock purchase warrants and/or phantom shares, as the case may be. See "THE FIRST CAPITOL MEETING - Beneficial Ownership by Officers and Directors."

     In addition, the officers and directors of First Capitol immediately prior to the First Capitol Effective Time will be the officers and directors of the Surviving Bank, with such additions and deletions to which senior management of Susquehanna and First Capitol shall mutually agree.

     At the meeting of the Susquehanna Board of Directors next following the First Capitol Effective Time, Owen O. Freeman, Jr. shall become a director of Susquehanna. Owen O. Freeman, Jr. shall remain the Chairman, and Thomas S. Capello shall remain the President and Chief Executive Officer, of First Capitol after the First Capitol Effective Time.

     Executive Employment Agreements

     First Capitol has entered into written employment agreements with Owen O. Freeman, Jr., the Chairman of the Board, and Thomas S. Capello, President and Chief Executive Officer of First Capitol. The most recent amendments to these employment agreements were executed on April 15, 1998, and provide that the contracts will expire on June 17, 2000 and June 17, 2002, respectively. Under such contracts, if Mr. Freeman or Mr. Capello is terminated following a change in control of Susquehanna, as the successor to First Capitol, then Susquehanna shall be obligated to pay Mr. Freeman or Mr. Capello, as the case may be, a lump sum amount equal to: (1) his accrued vacation pay; plus, (2) three times his highest annual direct salary during the 5-year period ending on the date of termination; plus, (3) the amount of his highest annual incentive compensation awarded during the 5-year period ending on the date of termination. In addition, upon termination due to a change in control, Susquehanna would be obligated to cover Mr. Freeman or Mr. Capello, as the case may be, and his dependents, until 36 months following the termination date, by all survivor rights and insurance and benefit programs, and to pay a lump sum to the terminated executive in an amount equal to additional contributions which would have been allocated or credited to the executive's accounts under any retirement plan. If any such payments constitute "excess parachute payments" within the meaning of Section 280 G of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to the excise tax imposed by Section 4999 of the Code (or any successor sections), Susquehanna shall increase the amounts payable to the extent necessary to place the recipient executive in the same after-tax position as he would have been in if no such excise tax had been imposed on these payments.

     First Capitol has also entered into written employment agreements with Thomas A. Sauer, the Senior Vice President and Senior Lending Officer, and Timothy K. Ames, the Senior Vice President and Chief Financial Officer. Under such contracts, if Messrs. Sauer and Ames are terminated from their current positions with First Capitol during the 24 months following the First Capitol Effective Time, then they shall receive the termination benefits as a result of this change in control of First Capitol similar to those that would be provided to Messrs. Freeman and Capello under their amended employment agreements discussed above.

     Pursuant to Section 4.3(a) of the First Capitol Merger Agreement, Thomas A. Sauer's employment agreement was to have been amended as of the date of the First Capitol Merger Agreement to provide for his continued employment with First Capitol after the Effective Date of the First Capitol Merger without the receipt of any termination benefits as a result of this change in control of First Capitol. As of the date of this Proxy Statement/Prospectus, Mr. Sauer has not executed said amendment.

     Severance Agreements

     First Capitol has entered into severance agreements with the following officers of First Capitol:

Name of Officer               Title of Position With First Capitol
---------------               ------------------------------------

Patricia A. Clabaugh          Assistant Vice President, Branch Manager and
                               Assistant Secretary
Marsha A. Stoffa              Senior Operations Manager
Lois C. Derry                 Corporate Secretary
Karen L. Steinfelt            Senior Accounting Officer
Kimberly A. Grim              Vice President


     Under these severance agreements, if there is a change of control (such as the Merger) and the officer is terminated as a result thereof, then Susquehanna (as the successor to First Capitol) shall pay to the respective officer one-month's then current annual salary for each full or partial year of full time employment with First Capitol to a maximum of 10 months (the "Severance Benefit Period"). For example, if an officer was employed by First Capitol for six years and eight months prior to termination, he or she shall be entitled to receive seven months of current annual salary. Susquehanna shall also provide, during the respective officer's Severance Benefit Period, life, medical, health, accident and disability insurance and a survivor's income benefit in form, substance and amount which is in each case substantially equivalent to that provided to him or her prior to the commencement of the Severance Benefit Period, whichever the respective officer shall select.

     First Capitol Employees

     As soon as administratively practicable after consummation of the Merger, employees of First Capitol shall be generally entitled to participate in Susquehanna's employee benefit, health, welfare and similar plans on substantially the same terms and conditions as employees of Susquehanna, giving effect (except for the accrual of benefits under such plans) to years of service with First Capitol as if such service were with Susquehanna. No employee of First Capitol presently participating in First Capitol's medical plan shall be precluded from participating in medical plans of Susquehanna on account of a preexisting medical condition, and shall receive credit toward any deductible and co-payments under any welfare benefit plans sponsored by Susquehanna to the extent such deductibles and co-payments have been satisfied under the respective First Capitol welfare benefit plans.

     Furthermore, Susquehanna has an Employee Stock Purchase Plan. Employees of First Capitol who remain as employees of Susquehanna will have the opportunity to participate in the Employee Stock Purchase Plan after the consummation of the Merger under the terms and provisions of this plan.

     Upon consummation of the Merger or as soon thereafter as practicable, all participants in First Capitol's 401(k) Plan shall be automatically and fully vested in all amounts contained in or allocable to their accounts in accordance with the terms of such plan. First Capitol's 401(k) Plan shall be merged into Susquehanna's 401(k) Plan and (i) First Capitol employees who remain employees of Susquehanna shall have the right to participate in Susquehanna's 401(k) Plan on the same terms and conditions as other participating employees, but shall in all events be fully vested in their accounts transferred from First Capitol's 401(k) Plan in accordance with the terms of such plan; and (ii) all other First Capitol employees shall be entitled to roll their respective accounts into an individual retirement account and to all other rights to which they would have been entitled had they been fully vested and terminated their employment with First Capitol immediately preceding the First Capitol Effective Time.

     First Capitol employees who remain employees of Susquehanna after the First Capitol Effective Time are eligible to participate in Susquehanna's defined benefit pension plan and will receive credit for eligibility and vesting purposes for service with First Capitol, but will receive no credit for benefit accrual.

     Stock Purchase Warrants/Certain Preemptive Rights

     David A. Friedman, a director of First Capitol, currently holds 11,250 stock purchase warrants. National Penn has certain preemptive rights to purchase shares of First Capitol Common Stock upon the exercise of the stock purchase warrants held by Mr. Friedman. For further information on the disposition of these stock purchase warrants and preemptive rights prior to the First Capitol Effective Time, see the caption entitled "Terms of the First Capitol Merger - Warrant Substitution Agreement."

     Stock Appreciation Rights Plan

     First Capitol adopted the First Capitol Stock Appreciation Rights Plan ("Stock Appreciation Rights Plan"). Certain officers of First Capitol are eligible for grants of phantom stock. Each holder of a share under the Stock Appreciation Rights Plan shall receive in cash for each such share the difference between $19.75 and the average closing price per share of Susquehanna Common Stock for a 10-business-day period ending two days before the closing of the First Capitol Merger multiplied by the Exchange Ratio. For example, if such average closing price per share is $28.00, then a holder will receive $37.03 in cash for each share held under the Stock Appreciation Rights Plan. ($56.78 -$19.75 = $37.03). The table below states the name, title and number of shares held by each holder under the Stock Appreciation Rights Plan, assuming the closing of the First Capitol Merger occurred on December 31, 1998:


       Name                                   Title                                    Number of Shares Held
       ----                                   -----                                    ---------------------
Thomas S. Capello            President and Chief Executive Officer                              6,352
Thomas A. Sauer              Senior Vice President                                              3,670
Timothy K. Ames              Senior Vice President and Chief Financial Officer                  3,170
Karen L. Steinfelt           Senior Accounting Officer                                            870
Kimberly A. Grim             Vice President                                                       870
John M. Kelley               Vice President                                                       870


Management and Operations Following the First Capitol Merger

     At the First Capitol Effective Time, (i) the articles of incorporation and bylaws of Interim Bank in effect immediately prior to the First Capitol Effective Time will be the articles of incorporation and bylaws of the Surviving Bank, and (ii) the directors and officers of First Capitol immediately prior to the First Capitol Effective Time will be the directors and officers of the Surviving Bank, with such additions or deletions to which senior management of Susquehanna and First Capitol shall mutually agree. Additionally, at the meeting of the Susquehanna Board of Directors next following the First Capitol Effective Time, Owen O. Freeman, Jr. shall become a director of Susquehanna.

     Owen O. Freeman, Jr.'s principal occupation and business experience during the past five years has been with First Capitol and Commonwealth State Bank, Newtown, Pennsylvania, in the capacity as director and chairman of the board of directors of each bank, neither of which are affiliated with Susquehanna. Mr. Freeman was a founding director of each bank. Commonwealth State Bank was acquired in 1997 by Main Line Bank, which itself was acquired by Sovereign Bank, neither of which has any affiliation with Susquehanna. Mr. Freeman shall hold a term of office with Susquehanna which shall expire at the Susquehanna annual meeting in 1999. Additionally, Mr. Freeman shall be nominated for re-election to the class of 2002 at the 1999 annual meeting of shareholders of Susquehanna.

Accounting Treatment of the First Capitol Merger

     The First Capitol Merger is intended to be treated as a pooling-of-interests for accounting purposes in accordance with generally accepted accounting principles and under the accounting rules of the Commission. As a condition to the consummation of the First Capitol Merger, Susquehanna is to receive a letter from its independent accountants, Coopers & Lybrand L.L.P., that the First Capitol Merger will be treated as a pooling-of-interests. In order to preserve the intended accounting treatment of the First Capitol Merger as a pooling-of-interests, the First Capitol Merger Agreement also requires as a condition to the obligations of Susquehanna and Interim Bank under the First Capitol Merger Agreement that each person deemed to be an "affiliate" of First Capitol enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the First Capitol Merger until financial results covering at least 30 days of post-First Capitol Merger combined operations have been published.

Income Tax Consequences of the First Capitol Merger

     The following is a general discussion of the anticipated federal income tax consequences of the First Capitol Merger. Susquehanna and First Capitol believe that for federal income tax purposes: (i) the First Capitol Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and First Capitol and Susquehanna will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by First Capitol or Susquehanna by reason of the First Capitol Merger; (iii) except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by First Capitol shareholders on the exchange of their shares of First Capitol Common Stock for shares of Susquehanna Common Stock; (iv) the basis of the Susquehanna Common Stock to be received by the First Capitol shareholders generally will be, in each instance, the same as the basis of the First Capitol Common Stock surrendered in exchange therefor;
(v) the holding period of the

Susquehanna Common Stock to be received by the shareholders of First Capitol generally will include the period during which the First Capitol Common Stock surrendered in exchange therefor has been held, provided that the First Capitol Common Stock surrendered is held as a capital asset on the date of the exchange pursuant to the First Capitol Merger; and (vi) the payment of cash to the First Capitol shareholders in lieu of their fractional share interests of Susquehanna Common Stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Susquehanna Common Stock which such shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

     The obligations of the parties to consummate the First Capitol Merger are conditioned upon receipt of a ruling from the IRS or an opinion of counsel to Susquehanna substantially to the effect that the federal income tax consequences of the First Capitol Merger are as summarized above. Unlike a ruling from the IRS, an opinion of counsel would have no binding effect on the IRS. Such ruling or opinion would not deal with all of the tax considerations that may be relevant to particular First Capitol shareholders, such as shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. Such ruling or opinion would not address any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

     THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE FIRST CAPITOL MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FIRST CAPITOL SHAREHOLDER'S SITUATION. EACH FIRST CAPITOL SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE FIRST CAPITOL MERGER AND/OR ANY SALE OF SUSQUEHANNA COMMON STOCK RECEIVED IN THE FIRST CAPITOL MERGER.


                              RESALE RESTRICTIONS

     The shares of Susquehanna Common Stock issuable in connection with the Cardinal Merger and the First Capitol Merger have been registered under the Securities Act, but such registration does not cover resales by shareholders of Cardinal or First Capitol who may be deemed to control, be controlled by or be under common control with Cardinal, First Capitol or Susquehanna at the time of or after the Cardinal Merger or the First Capitol Merger and who therefore may be deemed "affiliates" of Cardinal, First Capitol or Susquehanna as that term is used in Rule 145 under the Securities Act. Such affiliates may not sell their shares of Susquehanna Common Stock acquired in connection with the Cardinal Merger or the First Capitol Merger, as applicable, except pursuant to: (i) an effective registration statement under the Securities Act covering such shares of Susquehanna Common Stock; (ii) the conditions contemplated by paragraph (d) of Rule 145; or (iii) another applicable exemption from the registration requirements of the Securities Act. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantities of resales which such affiliates, and others with whom they act in concert, may make within any three-month period. The management of Cardinal and First Capitol will notify those persons whom they believe may be such affiliates. Susquehanna is under no obligation to register any shares acquired by affiliates of Cardinal or First Capitol in connection with the Cardinal Merger and the First Capitol Merger.

     The Cardinal Merger Agreement and the First Capitol Merger Agreement require as a condition to the Cardinal Merger and the First Capitol Merger, respectively, that each such affiliate of Cardinal or First Capitol enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the mergers except in accordance with the requirements of the Securities Act and the regulations thereunder.

                DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK

Information Concerning Susquehanna

     Susquehanna is a Pennsylvania business corporation registered as a bank holding company with its headquarters in Lancaster County, Pennsylvania. As a bank holding company, Susquehanna engages in general commercial and retail banking and bank-related business through commercial banks, a federal savings bank, and other subsidiaries.

     Susquehanna was organized on March 1, 1982 under the laws of the Commonwealth of Pennsylvania for the purpose of acquiring Farmers First Bank, Lititz, Pennsylvania and such other banks and bank-related entities as permitted by law, desirable and consistent with its corporate purposes. Susquehanna's sole activity consists of owning and supervising its eight commercial banks, its federal savings bank, and non-bank subsidiaries engaged in leasing and insurance activities. Susquehanna's depository subsidiaries are engaged in providing banking, savings and loan and bank-related services in central and south central Pennsylvania, principally in the counties of Columbia, Franklin, Lancaster, Lycoming, Northumberland, Snyder, Union and York, in southeastern Pennsylvania, principally in the counties of Chester, Delaware and Montgomery, in northwestern, central and southeastern Maryland, principally in the City of Baltimore and the Maryland counties of Allegany, Anne Arundel, Baltimore, Carroll, Cecil, Harford, Washington, Wicomico and Worcester, and in southern New Jersey, principally in the counties of Burlington, Camden and Gloucester. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers, subject to review by their respective board of directors, thereby permitting each company to retain substantial autonomy to better serve its market in day-to-day operations. Susquehanna's subsidiary commercial banks and federal savings bank currently operate 121 depository offices in Pennsylvania, Maryland and New Jersey. As of March 31, 1998, Susquehanna had consolidated total assets in excess of 3.7 billion dollars.

     For several years Susquehanna has been implementing a plan to strengthen its position in Pennsylvania markets and to expand beyond Pennsylvania's borders. Susquehanna initially established a position in the banking markets of western and central Maryland, extending from Pennsylvania into Baltimore and western Maryland. In pursuit of this program, Susquehanna acquired strong financial institutions in contiguous markets. Consistent with its strategy of geographic diversification, Susquehanna determined to move into areas within the State of New Jersey which offered economic and demographic markets similar to those in which it operates in Pennsylvania and Maryland. In accordance with this plan, Susquehanna acquired Equity National Bank, Marlton, New Jersey and Farmers National Bank, Mullica Hill, New Jersey in the first quarter of 1997. Through these acquisitions, Susquehanna established a substantial position in an area of New Jersey which it believed to be economically stable, which it expected to continue to prosper, and which supported Susquehanna's community banking philosophy.

     In the third quarter of 1997 Susquehanna acquired Founders' Bank, Bryn Mawr, Pennsylvania, thereby establishing a position in a market serving the Philadelphia suburbs. This market is contiguous to its market in Lancaster County and is in a direct line to its New Jersey markets.

     Susquehanna's interest in acquiring First Capitol reflects its plan to strengthen its existing markets (in this case in York County) while the acquisition of Cardinal will allow Susquehanna to enter the markets of western Pennsylvania, an area close to its Franklin County market.

     Management of Susquehanna has held forth the belief that to the extent the management of a bank demonstrates its commitment to the community through personal and dedicated service, the community will, in turn, support such a bank. This formula of synergism between depository institution and customer has been the predicate to Susquehanna's successful community banking philosophy over the past 16 years.

General

     Susquehanna is authorized to issue 100,000,000 shares of Susquehanna Common Stock, par value $2.00 per share, and 5,000,000 shares of preferred stock, without par value ("Susquehanna Preferred Stock").

     As of July 1, 1998, Susquehanna had outstanding approximately 33,834,850 shares of Susquehanna Common Stock. No shares of Susquehanna Preferred Stock are currently outstanding.

Common Stock

     Dividends

     Holders of Susquehanna Common Stock are entitled to receive such dividends as may be declared by the Susquehanna Board of Directors out of funds legally available therefor. Since Susquehanna is a holding company, the funds required by Susquehanna to enable it to pay dividends are derived predominantly from the dividends paid to Susquehanna by its subsidiaries. Susquehanna's ability to pay dividends, therefore, is dependent upon the earnings, financial condition and ability to pay dividends of Susquehanna's subsidiaries, principally its commercial bank and savings bank subsidiaries. Payment of dividends by the banking subsidiaries is subject to a number of regulatory restrictions. See "REGULATIONS AFFECTING DIVIDENDS." Each of Susquehanna's commercial bank and savings bank subsidiaries is presently permitted to pay dividends without prior approval under such regulatory requirements; at December 31, 1997, an aggregate of $48.7 million was available for the payment of dividends to Susquehanna.

     Liquidation

     In the event of liquidation, dissolution or winding up of Susquehanna, holders of Susquehanna Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Susquehanna Preferred Stock, if any, then outstanding.

     Voting

     Holders of Susquehanna Common Stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

     No Preemptive Rights

     Holders of Susquehanna Common Stock do not have preemptive rights.

     Transfer Agent and Registrar

     Farmers First Bank, a subsidiary of Susquehanna, is the transfer agent and registrar for Susquehanna Common Stock.

Preferred Stock

     The Susquehanna Board of Directors has authority, without further vote or action by the shareholders, to issue the Susquehanna Preferred Stock in one or more series and to fix and determine the relative rights and preferences of each such series.

Pennsylvania Anti-Takeover Law Provisions

     Susquehanna is subject to various statutory "anti-takeover provisions" of the BCL, including Subchapters 25E, F, G and H of the BCL.

     Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

     Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

     Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     Subchapter 25H (relating to disgorgement) applies in the event that: (i) any person or group publicly discloses that the person or group may acquire control of the corporation; or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

     Subchapters 25E, F, G and H contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

     In addition, the BCL permits an amendment of the corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

     The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

Provisions in Susquehanna's Articles of Incorporation and Bylaws

     Certain provisions of Susquehanna's articles of incorporation ("Susquehanna Articles") and bylaws ("Susquehanna Bylaws") may have the effect of making more difficult non-negotiated tender or exchange offers or other attempts to take over or acquire Susquehanna's business. These provisions may discourage some potential acquirors from attempting such a transaction on terms which some shareholders might favor.

     As of July 1, 1998, Susquehanna will have approximately 5,000,000 shares of authorized but unissued shares of Susquehanna Preferred Stock and 66,165,150 shares of authorized but unissued shares of Susquehanna Common Stock. Following the Cardinal Merger and the First Capitol Merger, Susquehanna would have approximately 63,028,513 shares of authorized but unissued shares of Susquehanna Common Stock. As a general matter, the existence of unissued and unreserved shares of capital stock provides a board of directors with the ability to cause the issuance of shares of capital stock under circumstances that might prevent or render more difficult or costly the completion of a takeover. In addition, the rights and preferences of Susquehanna Preferred Stock as may be established by the Susquehanna Board of Directors could have the effect of impeding a takeover of Susquehanna.

     The Susquehanna Bylaws provide that the number of directors shall be fixed by the Susquehanna Board of Directors, and that the directors shall be divided into three classes as nearly equal as possible, with each class serving for staggered three year terms. Directors may be removed, with or without cause, by the vote of the holders of 75% of the outstanding shares of Susquehanna stock entitled to vote for directors generally.

     The Susquehanna Bylaws establish advance notice procedures with regard to the nomination, other than by management, of candidates for election as directors. Susquehanna shareholders may act only at a shareholders' meeting or by unanimous written consent.

     The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote.

     Article 10 of the Susquehanna Articles authorizes the Susquehanna Board of Directors to use defensive measures to oppose acquisition transactions that it determines are not in the best interests of Susquehanna, and permits the Susquehanna Board of Directors to consider a broad range of factors in deciding whether to oppose an acquisition transaction, including effects on employees, depositors, customers and the communities served by Susquehanna. Article 10 may not be amended without the vote of 75% of the outstanding Susquehanna shares entitled to vote.

     Article 11 of the Susquehanna Articles, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of directors unless such business combination:
(i) was approved by the Susquehanna Board of Directors prior to the time such person or group acquired more than 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares. In addition, where no 20% shareholder is involved, Article 11 requires a merger or consolidation of Susquehanna or a significant sale or disposition of securities or assets of Susquehanna or its subsidiaries to be approved by 66 2/3% of the outstanding Susquehanna shares entitled to vote on such matter. Article 11 may only be amended by a vote of 85% of Susquehanna's voting shares (75% if the amendment is approved by 85% of a board consisting only of "Continuing Directors" as such term is defined in Article 11).

          Article 14 of the Susquehanna Articles limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. The voting rights limitations of Article 14, when taken together with the provisions of Article 11, render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of a vote on any transaction covered by Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. Because the voting rights limitations are imposed on persons or groups owning more than 10% of the outstanding Susquehanna voting shares (rather than the owners of more than 10% of the outstanding voting power), the Susquehanna Board of Directors could issue shares of Susquehanna Preferred Stock with enhanced voting rights that would permit a person to exercise more than 10% of the voting power while owning 10% or less of the outstanding voting shares. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements. Article 14 may only be amended by vote of 85% of the votes entitled to be cast by all outstanding Susquehanna voting shares (two-thirds if the amendment is first approved by two-thirds of a board consisting only of "Continuing Directors" as such term is defined in Article 14).

                        COMPARISON OF SHAREHOLDER RIGHTS

Introduction

     Upon the consummation of the Cardinal Merger, holders of Cardinal Common Stock, whose rights presently are governed by Cardinal's articles of incorporation (the "Cardinal Articles") and bylaws (the "Cardinal Bylaws") will become shareholders of Susquehanna. Accordingly, while certain rights will continue to be governed by the BCL, other rights will be governed by the Susquehanna Articles and the Susquehanna Bylaws. There are certain differences between such articles and bylaws. Similarly, upon the consummation of the First Capitol Merger, holders of First Capitol Common Stock, whose rights presently are governed by First Capitol's articles of incorporation (the "First Capitol Articles") and bylaws (the "First Capitol Bylaws") will become shareholders of Susquehanna, and their rights also will be governed by the Susquehanna Articles and the Susquehanna Bylaws. In addition, certain First Capitol shareholder rights currently governed by the Banking Code shall thereafter be governed by the BCL. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable Pennsylvania corporate laws and the articles of incorporation and bylaws of Susquehanna, Cardinal and First Capitol. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

     While both Cardinal and Susquehanna are subject to the BCL, it is important to note that Cardinal amended its bylaws to opt out of various "anti-takeover" provisions of the BCL whereas Susquehanna did not. Consequently, Susquehanna is protected by significant Pennsylvania anti-takeover law provisions whereas Cardinal is not. These shareholder protection provisions have been summarized above. See "DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK--Pennsylvania Anti-Takeover Law Provisions."

Dividends

     Pennsylvania law generally permits a corporation to pay dividends unless, after giving effect thereto, the corporation would be unable to pay its debts as they become due in the usual course of business or the total assets of the corporation would be less than the sum of its total liabilities.

     As holding companies, the ability of Cardinal and Susquehanna to pay dividends is largely dependent upon receipt of dividends from their respective subsidiary depository institutions. Payment of dividends by these subsidiaries is subject to a number of regulatory restrictions. Similarly, the ability of First Capitol, as a commercial bank, to pay dividends is subject to a number of regulatory restrictions. For a summary of these regulatory considerations, see "REGULATIONS AFFECTING DIVIDENDS."

Classified Board of Directors

     The BCL and the Banking Code permit a corporation's or bank's board of directors to be divided into various classes serving staggered terms of office. The Susquehanna Bylaws provide that its board is divided into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term.

     The Cardinal Bylaws provide that its board of directors is divided into three classes of directors, elected in a manner similar to the procedure contained in the Susquehanna Bylaws, but without an express requirement that classes be generally equal in number.

     The First Capitol Bylaws provide that its board of directors is divided into three classes of directors, elected in a manner similar to the procedure contained in the Susquehanna Bylaws.

Number of Directors

     The Susquehanna Bylaws establish the minimum number of directors at five and provide that the number of directors constituting the entire board shall be determined by resolution of the board of directors. A majority of the Susquehanna Board of Directors may increase the number of directors between meetings of the shareholders up to a maximum of two additional directors in any calendar year. Currently, the Susquehanna Board of Directors consists of 15 directors. This number will increase to 17 upon consummation of the Cardinal Merger and the First Capitol Merger.

     The Cardinal Bylaws establish the minimum and maximum number of directors at five and 25, respectively, all of whom must be shareholders of Cardinal. The exact number of directors is determined by majority vote of the entire Cardinal Board of Directors. Currently, the Cardinal Board of Directors consists of eight directors.

     The First Capitol Bylaws also establish the minimum and maximum number of directors at five and 25, respectively, all of whom must be shareholders of First Capitol. The exact number of directors is determined by majority vote of the entire First Capitol Board of Directors, but cannot be increased by more than two directors in any one year. Currently the First Capitol Board of Directors consists of 10 directors and one director emeritus.

Nomination of Directors

     Under the Susquehanna Bylaws, a shareholder may not nominate a candidate for director unless the shareholder provides the Secretary of Susquehanna with a notice containing specified information regarding the nominee and the shareholder making the nomination. The Susquehanna Bylaws require such notice to be given by a shareholder not less than 14 days nor more than 50 days prior to a meeting or within seven days of notice of the meeting if Susquehanna provides less than 21 days notice of the meeting.

     The Cardinal Bylaws require shareholders to submit nominations for directors to be elected at any meeting called for the election of directors not less than 60 days prior to the date of such meeting. The nomination must be in a writing delivered to the Secretary of Cardinal and disclose certain specific information with respect to the nominee, among other matters.

     The First Capitol Bylaws require shareholders to submit nominations for directors to be elected at any meeting called for the election of directors not less than 60 days prior to the date of such meeting. The nomination must be in a writing delivered to the Secretary of First Capitol and disclose certain specific information with respect to the nominee, among other matters.

Cumulative Voting

     The Susquehanna Articles state that shareholders do not have the right to cumulate their votes for the election of directors.

     The Cardinal Articles state that shareholders do not have the right to cumulate their votes for the election of directors.

     In the election of First Capitol directors, every shareholder has the right to cumulative voting of such shares. This means that each First Capitol shareholder may vote the number of shares owned by such shareholder for as many persons as there are directors to be elected or to cumulate such votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of shares, or by distributing such votes on the same principle among any number of directors.

Removal of Directors

     Except where the holders of Susquehanna Preferred Stock have the right to elect one or more Susquehanna directors voting separately as a class, Susquehanna directors may be removed with cause or without cause by vote of 75% of all outstanding Susquehanna shares entitled to vote generally for the election of Susquehanna directors voting as one class.

     Cardinal's directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court, or convicted of a felony, or for any other proper cause, or if he or she does not accept office within 30 days after notice of his or her election. Cardinal's shareholders may remove the board of directors or an individual director without assigning cause.

     First Capitol's directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court, or convicted of a felony, or for any other proper cause, or if he or she does not accept office within 60 days after notice of his or her election. First Capitol's shareholders may remove the board of directors or any class, or an individual director without assigning cause, except that if the entire board is not removed, then no individual director may be so removed if the votes cast against removal would be sufficient to elect him/her if voted cumulatively at an annual election.

Filling Vacancies on the Board of Directors

     In the case of Susquehanna, Cardinal and First Capitol, vacancies and newly created directorships may be filled by the vote of a majority of the directors in office. Any such Susquehanna director so chosen serves until the next annual shareholders' meeting, at which time a successor is elected to a term of office consistent with maintaining three classes of Susquehanna directors as equal in size as possible. Any such Cardinal or First Capitol director so chosen will complete the term of office of the class of directors to which he was appointed.

Call of Special Shareholders' Meeting

     Special meetings of Susquehanna shareholders may be called by the President, the Susquehanna Board of Directors or upon the written request of the holders of not less than one-fifth of the Susquehanna shares entitled to vote at the meeting. Such request must state a proper purpose for the meeting.

     Special meetings of Cardinal shareholders may be called by the Chairman of the Board, the President or a majority of the Cardinal Board of Directors or of its executive committee or at the written request to the secretary by the holders of not less than 25% of all votes entitled to be cast at the meeting.

     Special meetings of First Capitol shareholders may be called by its Chairman of the Board, the President, a majority of the First Capitol Board of Directors, or one or more shareholders entitled to cast at least 51% of the votes which all shareholders are entitled to cast at the meeting.

Notice of Shareholders' Meetings

     Susquehanna shareholders must generally be given at least five days' written notice of an annual meeting of shareholders. If a meeting is being called to consider certain fundamental transactions (such as an amendment to the articles of incorporation or a merger, consolidation or dissolution), the BCL requires 10 days' prior written notice. Susquehanna shareholders must be given 10 days' prior written notice of a special shareholders' meeting; 20 days' prior written notice is required if the special meeting was called by or at the request of a Susquehanna shareholder.

     Cardinal and First Capitol shareholders must be given not less than 10 days' written notice prior to any meeting of shareholders.

Quorum Requirements and Adjournment of Meetings

     In the case of each of Susquehanna, Cardinal and First Capitol, a majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of shareholders. If a quorum is not present or represented at a meeting, the shareholders entitled to vote at the meeting have the power to adjourn the meeting, and at any adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. Where a meeting is called for the purpose of electing directors, a majority of the shares present or represented by proxy may adjourn the meeting for one or more periods of up to 15 days' duration. Those shareholders present or represented at the meeting following the original meeting called for the election of directors which was adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Shareholder Proposals; New Business at a Meeting

     In the case of each of Susquehanna, Cardinal and First Capitol, except for the director nomination procedures described above, their respective articles and bylaws do not require advance notice of business that shareholders wish to raise at an annual shareholders' meeting. Each of their respective bylaws, however, limit the business to be transacted at a special shareholders' meeting to the matters specified in the notice of meeting.

Action Without Meeting

     In the case of each of Susquehanna, Cardinal and First Capitol, shareholders may take action without a meeting by unanimous written consent.

Dissenters' Rights

     Under the BCL, which governs the rights of Susquehanna shareholders, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division. If a corporation's shares are held of record by more than 2,000 shareholders or are listed on a national securities exchange, the BCL generally does not provide dissenters' rights so long as the consideration received by shareholders pursuant to the plan consists solely of shares of the acquiring, surviving or new corporation (and money in lieu of fractional shares). Because Cardinal's and First Capitol's shares are held by fewer than 2,000 shareholders and are not listed on a national securities exchange, the shareholders of Cardinal and First Capitol are entitled to dissenters' rights in this transaction. The BCL provides dissenters' rights where a charter amendment or other corporate action providing for mandatory special treatment for a specified group of holders of a class or series of stock is adopted without a class vote of the affected group. Subchapter 25E of the BCL, which applies to Susquehanna (but not to Cardinal or First Capitol), also provides shareholders of a publicly traded Pennsylvania corporation remedies similar to dissenters' rights where a person or group acquires 20% or more of the voting power of the corporation.

Preemptive Rights

     In the case of each of Susquehanna, Cardinal and First Capitol, shareholders do not have preemptive rights. Note, however, that pursuant to the Preemptive Rights Agreement, First Capitol granted limited preemptive rights to National Penn. See "APPROVAL OF THE FIRST CAPITOL MERGER--Terms of the First Capitol Merger."

Limitations on Directors' Liability

     The BCL permits the shareholders of a Pennsylvania corporation to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages in certain circumstances. The Susquehanna Bylaws do not contain such a provision. The bylaws of Cardinal and First Capitol provide that a director shall not be personally liable for monetary damages except in the case of breach or failure to perform statutorily defined duties or if the breach or failure constitutes self-dealing, willful misconduct or recklessness.

Indemnification

     The BCL provides that a business corporation may indemnify directors, officers and other agents against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director, officer or other agent by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under the BCL, the corporation is required to indemnify directors, officers or other agents against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under the BCL, a corporation may pay the expenses of a director, officer or other agent incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. The Susquehanna Bylaws, the Cardinal Bylaws and the First Capitol Bylaws provide indemnification of directors, officers and other agents and advancement of expenses as generally permitted by law. The Susquehanna Bylaws condition any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in the BCL, by Susquehanna's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in the BCL. The Cardinal and First Capitol Bylaws create a presumption that the officer or employee is entitled to indemnification; this presumption may be rebutted by requisite vote of disinterested directors or shareholders. If the presumption is rebutted, final resolution of the question is to be referred to outside counsel.

     The BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of the BCL, Susquehanna has entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the BCL and the Susquehanna Articles, Susquehanna maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capacities.

     First Capitol has entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the First Capitol Bylaws, First Capitol maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capacities.

State Anti-Takeover Law Provisions

     Susquehanna, is subject to various statutory "anti-takeover" provisions of the BCL. Since First Capitol does not have a class of securities registered under the Exchange Act, such provisions do not apply to it. Since Cardinal amended its bylaws to opt out of the various "anti-takeover" provisions of the BCL, such provisions do not apply to Cardinal. Because Susquehanna's securities are registered under the Exchange Act and because Susquehanna did not elect to opt out of the various "anti-takeover" provisions, Susquehanna is entitled to the protection of the BCL's "anti-takeover" provisions. The BCL "anti-takeover" provisions applicable to Susquehanna have been summarized above. See "DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK--Pennsylvania Anti-Takeover Law Provisions."

     Pursuant to Subchapter 25F of the BCL, a covered corporation is prohibited from engaging in specified business combination transactions with an interested shareholder (defined in general as any beneficial owner of at least 20% of the outstanding voting stock of a Pennsylvania corporation) during the five-year period following the date such person became an interested shareholder, unless the business combination or share acquisition is approved by the corporation's board of directors prior to the date such person became an interested shareholder. Susquehanna is subject to this provision; Cardinal and First Capitol are not.

     Subchapter 25F of the BCL would allow a business combination to proceed if it were approved by unanimous vote of the holders of all outstanding common stock or, if the interested shareholder owns at least 80% of the Pennsylvania corporation's voting shares, if the business combination were approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. Susquehanna is subject to this provision; Cardinal and First Capitol are not.

     Under Subchapter 25F of the BCL, after a five-year period, a business combination may be effected if: (i) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder); or (ii) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. Susquehanna is subject to this provision; Cardinal and First Capitol are not.

     Susquehanna is subject to another somewhat similar Pennsylvania law provision (BCL Section 2538) which requires transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder. As described below, Susquehanna has charter provisions which restrict business combinations with significant shareholders.

     Subchapter 25G of the BCL prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders allow otherwise. Article 11 of the Susquehanna Articles limits the voting rights of persons acquiring more than 10% of Susquehanna's outstanding voting shares. Article 10 of the Cardinal Articles allows its board of directors, upon a determination that a person has become a beneficial owner of 25% or more of its outstanding shares, to issue warrants to shareholders who are not affiliated with such person. Such warrants invest the unaffiliated shareholders with the right to purchase substantial amounts of Cardinal Common Stock at reduced price; if these warrants were exercised, the
position of such 25% shareholder would be significantly diluted.   Subchapter
25H of the BCL requires persons who acquire 20% of the voting power of a corporation or who announce that they may acquire control of the corporation and then sell shares within 18 months thereafter to disgorge to the corporation profits made from such transactions. The BCL permits, subject to dissenters' rights, an amendment of the corporation's articles or other corporate action to provide mandatory special treatment for specified groups of nonconsenting shareholders.

     The BCL provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. The BCL further provides that directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. Additionally, the BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL. As described below, Susquehanna, Cardinal and First Capitol each have a charter provision which permits directors to consider a broad number of factors in evaluating any potential acquisition transaction.

Anti-Takeover Provisions in the Susquehanna, Cardinal and First Capitol Articles; Approval of Certain Transactions

     Provisions in the Articles of each of Susquehanna, Cardinal and First Capitol permit, but do not require, their respective boards of directors to consider a variety of factors in evaluating whether to oppose, recommend or remain neutral with respect to an acquisition transaction (for example, a tender offer). These factors include: (i) the adequacy of the consideration being offered in relation to the current market price of their securities as well as in relation to other measures of their value; (ii) the economic or social effects that the transaction might have on their employees, depositors and customers or subsidiaries and the communities they serve; (iii) the reputations and business practices of the offeror and its management and affiliates; and
(iv) antitrust or other legal difficulties that might be created by the transaction. The Cardinal and First Capitol Articles also allow the boards to consider the business and financial condition and the earnings prospects of the offeror and whether a more favorable price might be obtained in the future. In the event that the respective boards of directors determine that an acquisition transaction should be opposed, any legal action to oppose such transaction is authorized. As noted above, the BCL specifically permits directors, in determining what is in the best interests of a corporation, to consider the effects of a particular action on a broad range of constituencies that might be affected by such action.

     The Susquehanna Articles also contain a "business combination" anti-takeover provision. Article 11, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of directors unless such business combination: (i) was approved by the Susquehanna Board of Directors prior to the time such person or group acquired 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares.

     In addition, Article 11 requires that, regardless of whether a 20% shareholder is involved, the following transactions must be approved by 66 2/3% of the outstanding Susquehanna shares entitled to vote on such matter: (i) a merger or consolidation of Susquehanna with or into another corporation; (ii) a disposition of a Susquehanna subsidiary by means of a merger or consolidation;
(iii) any merger or consolidation of a Susquehanna subsidiary in connection with which Susquehanna issues shares in excess of 15% of its shares outstanding prior to the transaction; (iv) any sale, lease, exchange, transfer or other disposition of all or substantially all of Susquehanna's assets; or (v) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets or stock of a subsidiary accounting for more than 20% of Susquehanna's consolidated assets.

     The Susquehanna Articles also contain a provision which limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. These limitations render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of any transaction subject to Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements.

     In contrast to the array of anti-takeover provisions in the Susquehanna Articles, the Cardinal Articles contain only three anti-takeover provisions relating to business combinations. The first has been discussed above and relates to similar provisions in Susquehanna's Articles which permit the board of directors to consider a broad range of factors in evaluating an acquisition proposal and authorizes any lawful action to resist such a proposal if the board of directors so determines. The second anti-takeover provision appears at
Article 7 of the Cardinal Articles, which sets forth restrictions applicable to a business combination, defined to include the merger, consolidation, liquidation or dissolution of the corporation, or any action that would result in the sale or other disposition of all or substantially all its assets. Any such business combination requires the affirmative vote of the holders of at least 75% of the outstanding shares of Cardinal Common Stock. The transactions contemplated in the Cardinal Merger Agreement, specifically the Cardinal Merger, are subject to this provision.

     In addition to Article 7, Article 10 of the Cardinal Articles declares that control of Cardinal is an asset that belongs to all shareholders and that no shareholder should have, either directly or indirectly, beneficial ownership of 25% or more of the outstanding shares of Cardinal Common Stock. In accordance with this precept, the Cardinal Board of Directors is vested with the power, upon a determination that a person has become the beneficial owner of more than 25% of Cardinal Common Stock, to issue warrants to shareholders who are not affiliated with such person in such numbers as determined by the board of directors. The warrants are to be issued without charge or cost; the price of the Cardinal Common Stock which may be purchased in connection with such warrants is set at 50% of the average transaction price for Cardinal Common Stock over the preceding 12-month period. This provision would have the effect of immediately diluting the holdings of such 25% shareholder to the extent such warrants were exercised.

     The First Capitol Articles also contain fewer anti-takeover provisions in connection with business combinations than the Susquehanna Articles. As noted above, the First Capitol Articles also permit its board of directors to consider a broad range of factors in evaluating an acquisition proposal and authorize any lawful action to resist such a proposal. In addition to this provision, Article Tenth of the First Capitol Articles requires the affirmative vote of the holders of at least 80% of the outstanding shares of First Capitol Common Stock in connection with any merger, consolidation, liquidation or dissolution, or any action that would result in the sale or other disposition of substantially all of the assets of First Capitol. There are no other anti-takeover provisions in the First Capitol Articles.

Amendment of Articles of Incorporation

     The Susquehanna Articles generally may be amended by the shareholders by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. The Susquehanna Articles provide, however, that the provisions set forth in Articles 8 (relating to amendment of the Susquehanna Bylaws), 9 (relating to shareholder action by written consent), 10 (relating to the authority to take measures to oppose certain acquisition transactions) and 12 (relating to amendment of the Susquehanna Articles) may not be amended, altered, changed or repealed without the vote of 75% of the outstanding Susquehanna shares entitled to vote. Article 11 (relating to certain business combinations) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (75% if the amendment is approved by 85% of a board consisting only of "Continuing Directors", as such term is defined in Article
11). Article 14 (relating to the voting rights of shares held by certain substantial shareholders) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (two thirds if the amendment is first approved by two-thirds of a board consisting only of "Continuing Directors," as such term is defined in Article 14).

     The provisions in the Cardinal Articles relating to the vote required to approve mergers, consolidations and the like (i.e., business combinations), may only be amended by a 75% approving vote of all the outstanding Cardinal Common Stock. Similarly, the provisions granting the Cardinal Board of Directors the right to issue warrants to dilute the holdings of a person acquiring more than 25% of the outstanding Cardinal Common Stock may not be amended except by a 75% approving vote of all the outstanding Cardinal Common Stock.

     The provisions in the First Capitol Articles requiring a supermajority vote of shareholders to approve a merger, consolidation or the like (i.e., business combinations) may only be amended by an 80% approving vote of all the outstanding First Capitol Common Stock.

Amendment of Bylaws

     The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose.

     The Cardinal Bylaws may be amended, repealed or changed by affirmative vote of a majority of Cardinal directors, or by the affirmative vote of holders of 75% of the outstanding shares of Cardinal Common Stock at a meeting which notices such purpose to the shareholders.

          The First Capitol Bylaws may be amended, repealed or changed by affirmative vote of a majority of First Capitol directors, or by the affirmative vote of holders of two-thirds of the outstanding shares of First Capitol Common Stock at a meeting which notices such purpose to the shareholders.

                    DIVIDENDS AND MARKET PRICES OF SECURITIES

Susquehanna

         Susquehanna Common Stock is traded in the over-the-counter market and quoted on The Nasdaq Stock Market National Market System under the symbol "SUSQ." As of July 1, 1998, there were approximately 33,834,850 shares outstanding and approximately 6,237 shareholders of record. Set forth below are the high and low sales prices of Susquehanna Common Stock as reported on The Nasdaq Stock Market for the first two quarters of calendar 1998, and the four quarters of calendar 1997 and calendar 1996. Common Stock prices and dividends have been adjusted to reflect Susquehanna's three-for-two stock splits payable on July 2, 1997, and July 1, 1998. Also set forth below are the cash dividends declared during such periods. The last sale price on April 10, 1998, the last trading day before the announcement of the Cardinal Merger, was $23.92 per share. The last sale price on April 15, 1998, the last trading day before the announcement of the First Capitol Merger, was $24.67 per share.


                                1998                               1997                              1996
                        ------------------------          ------------------------          -------------------------
                        Market         Dividends            Market       Dividends            Market        Dividends
                        Price          Declared             Price        Declared             Price         Declared
                        -----          --------             -----        --------             -----         --------
1st Quarter          $21.67-26.00        $0.14           $14.33-17.55      $0.13           $11.55-13.33       $0.13
2nd Quarter          $24.92-25.88        $0.14           $14.45-18.55      $0.14           $11.89-13.11       $0.13
3rd Quarter              N/A             N/A             $17.25-21.17      $0.14           $11.78-13.61       $0.13
4th Quarter              N/A             N/A             $17.67-25.92      $0.14           $12.89-15.89       $0.13


Cardinal

         There is no established public trading market for Cardinal's Common Stock and there has been only limited and sporadic trading in Cardinal Common Stock. However, bids for Cardinal Common Stock are quoted on the over-the-counter Electronic Bulletin Board Interdealer System. On June 15, 1998, there were 990,000 shares outstanding and approximately 485 shareholders of record. Set forth below are the high and low sales prices of Cardinal Common Stock as reported by Legg Mason Wood Walker, Inc., a market marker of Cardinal's Common Stock, for the first two quarters of 1998 and the four quarters of calendar 1997 and 1996. Common Stock prices and dividends have been adjusted to reflect Cardinal's two-for-one stock split payable on November 14, 1996, to shareholders of record October 31, 1996. Because of the absence of an established public trading market, the reported sales are not necessarily indicative of market value. The most recent sale to which management is aware is a trade of 200 shares of Cardinal Common Stock that occurred on June 10, 1998 for $44.00 per share. Also set forth below are the cash dividends declared during such periods.


                                   1998                               1997                              1996
                         ------------------------          ------------------------          -------------------------
                          Market        Dividends            Market      Dividends            Market         Dividends
                          Price         Declared             Price       Declared             Price          Declared
                          -----         --------             -----       --------             -----          --------
1st Quarter            $30.50-38.50       $0.16          $19.25-20.875    $0.10           $16.25-17.25        $0.08
2nd Quarter            $36.25-44.50       $0.18           $20.00-23.75    $0.11           $17.12-18.00        $0.10
3rd Quarter                N/A              N/A           $20.00-23.50    $0.13           $17.12-18.37        $0.10
4th Quarter                N/A              N/A           $20.00-36.75    $0.15           $17.75-19.75        $0.10


First Capitol

         There is no established public trading market for First Capitol's Common Stock and there has been only limited and sporadic trading in First Capitol Common Stock. However, bids for First Capitol Common Stock are quoted on the over-the-counter Electronic Bulletin Board Interdealers System. On June 15, 1998, there were 505,933 shares outstanding and approximately 361 shareholders of record. Occasionally, individuals sell and buy shares of First Capitol

Common Stock in privately negotiated transactions. First Capitol acts as its own transfer agent and keeps its own stock transfer ledger. According to such ledger, the following number of shares were transferred during the period or years indicated:

       Year                     Number of Shares Transferred
       ----                     ----------------------------
       1998 (as of June 30)                 92,621
       1997                                 41,788
       1996                                 60,112
       1995                                 71,013
       1994                                 21,276

         The lowest and highest prices per share known by the management of First Capitol for the above years were between $18.00 and $38.00 per share, respectively. These prices may or may not include any mark-up, mark-down or commission.

         On April 15, 1998, the last business day preceding public announcement of the Merger, the last known stock price was $38.00 per share.

         Set forth below are all cash dividends declared by First Capitol Bank:


       Year              Declaration Date        Dividend Per Share ($)
       ----              ----------------        ----------------------
       1995                  4/19/95                      0.10
       1996                  3/20/96                      0.15
       1997                  4/16/97                      0.175
       1998                  1/28/98                      0.20


         As of March 31, 1998, there were 361 holders of record of First Capitol Common Stock.

                        REGULATIONS AFFECTING DIVIDENDS

Susquehanna

     Susquehanna's ability to pay dividends is largely dependent upon receipt of dividends from its commercial bank and federal savings bank subsidiaries. Susquehanna's banking subsidiaries include five national banks, a Maryland state-chartered bank, two Pennsylvania state-chartered banks and a federal savings bank. Both federal and state laws impose restrictions on the ability of these banking subsidiaries to pay dividends. The Federal Reserve Board and the Federal Deposit Insurance Corporation ("FDIC") have issued policy statements which provide that, as a general matter, insured banks and holding companies may pay dividends only out of current operating earnings.

     National Banks
     --------------

     Under federal law, the approval of the Comptroller of the Currency ("Comptroller") is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment which otherwise meets the criteria specified in the law, nonetheless to constitute an unsafe or unsound practice.

     Federal Savings Banks
     ---------------------

     Federal law and regulations provide that federal savings banks are not permitted to pay dividends on capital stock if their regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain depositors at the time such savings bank converted to stock form. (Susquehanna Bank, a successor to two such savings banks, succeeded to such liquidation account obligations.) In addition, federal savings banks which are subsidiaries of holding companies (as in the case of Susquehanna Bank) are required to give the Office of Thrift Supervision (the "OTS") 30 days' prior notice of any proposed declaration of dividends to the holding company.

     Federal regulations impose additional limitations on the payment of dividends and other capital distributions by federal savings banks. Under these regulations, a savings bank that, immediately prior to, and on a pro forma basis after giving effect to a proposed capital distribution, has capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Institution") generally is permitted without OTS approval to make capital distributions during a calendar year in an aggregate amount equal to the greater of: (i) up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its total capital exceeded its fully phased-in risk-based capital requirements at the beginning of the calendar year; or (ii) up to 75% of its net income for the previous four quarters. A federal savings bank with total capital in excess of current minimum capital requirements but not in excess of the fully phased-in requirements (a "Tier 2 Institution") is permitted to make capital distributions without OTS approval of up to between 25% and 75% of its net income for the previous four quarters, less dividends already paid for such period, depending upon the savings bank's level of risk-based capital. A federal savings bank that fails to meet current minimum capital requirements (a "Tier 3 Institution") is prohibited from making any capital distributions without the prior approval of the OTS. A Tier 1 Institution that has been notified by the OTS that it is in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Institution. Susquehanna expects that its federal savings bank subsidiary will continue to meet its fully phased-in capital requirements and to continue to be authorized to pay dividends in accordance with the provisions of the OTS regulations discussed above as a Tier 1 Institution.

     The OTS proposed regulations on January 7, 1998 that would streamline the dividend distribution rules described in the preceding paragraph and conform the OTS requirements to those of national banks. The OTS proposal provides that the total amount of capital distributions (including cash dividends) for any calendar year generally may not exceed net income for the calendar year plus retained net income for the preceding two years, provided that after the proposed dividend distributions, the institution will remain at least adequately capitalized. The OTS proposal eliminates the Tier 1, Tier 2 and Tier 3 institution classifications (described in the preceding paragraph) for purposes of capital distributions. Under the OTS proposal, Susquehanna Bank would still be required to give the OTS 30 days' prior notice of any proposed declaration of dividends to its holding company.

     Pennsylvania Commercial Banks
     -----------------------------

     Under Pennsylvania law, dividends payable to Susquehanna are restricted to the extent that each Pennsylvania state-chartered bank is required to set aside to a surplus fund each year at least 10% of its net earnings until such surplus equals the amount of its capital. Furthermore, the payment of a dividend may not be made if it results in the reduction of the surplus available to the bank.

     Maryland Commercial Banks
     -------------------------

     Under Maryland law, dividends may be paid to Susquehanna by its Maryland state-chartered bank subsidiary out of undivided profits, with the approval of the Maryland Bank Commissioner, from surplus in excess of 100% of its required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings.

     In accordance with the above regulatory restrictions, each of Susquehanna's banking subsidiaries has the ability to pay dividends and at December 31, 1997, approximately $48,700,000 was available for the payment of dividends to Susquehanna.

Cardinal

     Cardinal's ability to pay dividends is largely dependent upon receipt of dividends from FANBP.

     Under federal law, the approval of the Comptroller is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment which otherwise meets the criteria specified in the law, nonetheless to constitute an unsafe or unsound practice.

     In accordance with the regulatory restrictions described above, as of December 31, 1997, FANBP had approximately $2,500,000 available for the payment of dividends. The Cardinal Merger Agreement permits Cardinal to make normal dividend payments to its shareholders, consistent with past practice, prior to the Cardinal Merger Effective Date.

First Capitol

     First Capitol's declaration and payment of cash dividends is subject to various restrictions set forth in the Banking Code and the Federal Reserve Act.

     First Capitol is subject to certain restrictions under Pennsylvania law relating to the declaration and payment of cash dividends. The Banking Code provides that dividends may be declared and paid only from accumulated net earnings (undivided profits) and may be paid in cash or property other than in First Capitol's own shares. Where surplus is less than 50% of the amount of First Capitol's capital (defined as par value multiplied by the number of shares outstanding), no dividend may be paid or declared without the prior approval of the Department of Banking until surplus is equal to 50% of the total amount of capital. Where surplus is equal to or greater than 50% but less than 100% of capital, until such time as surplus equals capital, prior to the declaration of a dividend First Capitol must transfer to surplus an amount that is at least 10% of its net earnings for the period since the end of the last fiscal year or any shorter period since the declaration of a dividend. Additionally, the Department of Banking has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice.

     Under the Federal Reserve Act, if a member bank has sustained losses equal to or exceeding its undivided profits then on hand, no dividend shall be paid, and no dividends can ever be paid in an amount greater than such bank's net profits less losses and bad debts. Cash dividends must be approved by the Federal Reserve Board if the total of all such dividends declared by a member bank in any calendar year, including the proposed cash dividend, exceeds the total of the bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or to a fund for the retirement of preferred stock. Under the Federal Reserve Act, the Federal Reserve Board has the power to prohibit the payment of cash dividends by a member bank if it determines that such a payment would be an unsafe or unsound banking practice.

     In accordance with the regulatory restrictions discussed above, as of December 31, 1997, First Capitol had approximately $1,442,987 available for the payment of dividends to its shareholders. The First Capitol Merger Agreement prohibits First Capitol from declaring, paying or setting aside any dividend or other distribution in respect of the First Capitol Common Stock except, after January 1, 1999, to declare and pay a dividend corresponding in amount and timing with past practice.

                             BUSINESS OF CARDINAL


General

     Cardinal, a Pennsylvania business corporation, is a bank holding company whose sole operating subsidiary is FANBP, a national banking association formerly named The First National Bank of Everett. Cardinal was organized at the direction of the FANBP Board of Directors in November 1986 to acquire all of the capital stock of FANBP pursuant to a Plan of Reorganization adopted by the FANBP Board of Directors and subsequently approved in February 1987 by the shareholders of FANBP. Under the terms of the Plan of Reorganization, each outstanding share of common stock of FANBP was converted into shares of Cardinal Common Stock, and FANBP became a wholly-owned subsidiary of Cardinal, all effective as of June 1, 1987. Cardinal's only office is located at the main office of FANBP.

     As of December 31, 1997, Cardinal (on a consolidated basis) had assets of $129,941,247, total deposits of $109,421,069 and total shareholders' equity of $17,180,213. At March 16, 1998, Cardinal had 487 shareholders of record.

     Cardinal acts as a holding company and does not directly engage in any substantial business activities. Cardinal functions primarily as a holder of all of FANBP's capital stock. As a bank holding company subject to the jurisdiction of the Federal Reserve Board, Cardinal has the legal capacity to acquire or form additional subsidiaries, including other banks and companies engaged in nonbanking activities which the Federal Reserve Board has found to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Holding companies may also directly engage in such related nonbanking activities. The types of nonbanking activities which are currently permissible are subject to change by the Federal Reserve Board. Although Cardinal has no present plans to engage in such activities, it may choose to do so in the future.

Services

     FANBP, established in 1902, is a national banking association under the supervision of the Comptroller. FANBP's main office is located at 140 East Main Street, Everett, Pennsylvania 15537.

     FANBP conducts a general commercial banking business embracing substantially all of the traditional lending and deposit functions of a local commercial bank in Pennsylvania. FANBP's services include accepting time, demand and savings deposits, including interest-bearing accounts, regular savings accounts, money market accounts and fixed and variable rate certificates of deposit. FANBP's services also include making secured and unsecured commercial loans, including construction, agricultural and mortgage loans. Additional services include providing consumer loans, residential mortgage loans, home equity lines of credit, revolving credit loans, small business loans, student loans and financing on new car and truck loans.

     FANBP also offers travelers checks and safe deposit facilities. In addition to regular business hours, FANBP offers 24 hour, seven days a week automated banking services through its MAC system membership. FANBP does not provide trust or agency facilities, as do some of its competitors, nor does it currently transact international business.

     In addition to its main office and administration center, FANBP has four full-service branch offices, three in Bedford County, Pennsylvania and one in Blair County, Pennsylvania. The three in Bedford County are located in Bedford, Breezewood and Woodbury; the fourth, in Blair County, is located in Duncansville.

     FANBP has one subsidiary, F.N.B. Service, Inc., a Pennsylvania business corporation, which was organized to hold repossessed property, but which is now inactive.

Regulation

     Cardinal. Cardinal is registered as a bank holding company under the Holding Company Act, and is therefore subject to regulation by the Federal Reserve Board. Cardinal is required to file periodic reports of its operations with, and is subject to inspection by, the Federal Reserve Board.

     Under the policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is deemed to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a bank holding company is required to guarantee that any "undercapitalized" (as such term is defined in the statute) insured depository institution subsidiary will comply with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency.

     Cardinal, as an "affiliate" of FANBP within the meaning of the Federal Reserve Act, is subject to certain restrictions under the Holding Company Act regarding extensions of credit to it by FANBP, investments in the stock or other securities of Cardinal by FANBP and the use of stock or other securities of Cardinal as collateral for loans by FANBP to any borrower. Further, under the Holding Company Act and Federal Reserve Board regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain arrangements in connection with any extension of credit. These provisions generally provide that a bank may not extend credit, lease or sell property or furnish any service or fix or vary the consideration for any of the foregoing to a customer on the condition or requirement that the customer provide some additional credit, property or service to the bank, the bank's holding company or any other subsidiary of the bank's holding company, or on the condition or requirement that the customer not obtain other credit, property or services from a competitor of the bank, the bank's holding company or any other subsidiary of the bank's holding company.

     FANBP. FANBP, as a nationally chartered bank, is subject to the National Bank Act, as amended. It is subject to the supervision of, and to regular examinations by, the Comptroller and is required to furnish periodic reports to the Comptroller. The earnings of FANBP are affected by the policies of regulatory authorities, including the Comptroller, the Federal Reserve Board and the FDIC. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities, changes in reserve requirements against member bank deposits, and limitations on interest rates that member banks may pay on time and savings deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect rates charged on loans or paid for deposits.

     FANBP is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have had and will continue to have a significant effect on its deposits, loans, and investment growth, as well as the rate of interest earned and paid, and are expected to affect FANBP's operations in the future. The effect of such policies and regulations upon the future business and earnings of FANBP cannot be predicted. The Federal Reserve System also regulates the activities of Cardinal.

     FDICIA requires prompt corrective action against undercapitalized institutions and has established five capital categories. These are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Well capitalized institutions significantly exceed the required minimum level for each capital measure (currently, risk-based and leverage). Adequately capitalized includes depository institutions that meet the required minimum level for each capital measure. Undercapitalized represents depository institutions that fail to meet the required minimum level for any relevant capital measure. Significantly undercapitalized describes depository institutions that are significantly below the minimum capital requirements. Currently FANBP and Cardinal are considered well capitalized.

     Under the Community Reinvestment Act, as amended ("CRA"), as implemented by regulations of the Comptroller, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Comptroller to assess an institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires public disclosure of an institution's CRA rating and requires that the Comptroller provide a written evaluation of an institution's CRA performance utilizing a four-tiered description rating system. An institution's CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. A less than satisfactory performance may be the basis for denying an application. In 1995, FANBP received a satisfactory rating.

Competition

     FANBP's principal market is in Bedford and Blair counties, which are located in the west central portion of southern Pennsylvania, where it competes for deposits and loans. In this area, FANBP competes primarily with other banks, savings and loan associations, mutual savings banks and credit unions, as well as brokerage firms and insurance companies. FANBP also competes with mortgage bankers and finance companies in certain aspects of its lending business. The primary factors in competing for deposits are the ability to offer attractive rates and the convenience of office locations. The primary factors in the competition for loans are interest rates, loan origination fees and the range of products and services offered. Competition for origination of real estate loans normally comes from other commercial banks, thrift institutions, mortgage bankers, mortgage brokers and insurance companies. Many of its competitors have significantly greater financial resources than FANBP and larger branch networks. Some of these competitors also have advantages as a result of the different regulations under which they operate and other factors, including size and convenience of location.

     The business of FANBP is not dependent upon any single customer and the loss of any single or any few customers would not have a material adverse impact upon FANBP.

Employees

     At December 31, 1997, FANBP had 67 full-time and 11 part-time employees. FANBP is not subject to a collective bargaining agreement and it believes that its relations with its employees are good. Cardinal presently has no employees.

Certain Relationships and Related Party Transactions

     There have been no material transactions between Cardinal and FANBP nor any material transactions proposed with any director or executive officer of Cardinal and FANBP or any associate of the foregoing persons. Cardinal and FANBP have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and officers of Cardinal and FANBP and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of Cardinal and FANBP.

     Total loans outstanding from Cardinal and FANBP at December 31, 1997, to Cardinal's and FANBP's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,921,891 or approximately 17% of the total equity capital of Cardinal. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1997 to such group was $2,921,891. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 25, 1998, to the above described group was $3,042,715.

Litigation

     In June 1992, the Comptroller completed an examination of FANBP. As a result of the examination, the Comptroller advised the FANBP Board of Directors of its concerns regarding the condition of FANBP and requested that the FANBP Board of Directors agree to develop and institute certain remedial programs to respond to the Comptroller's concerns. To memorialize the matter, FANBP entered into a written agreement with the Comptroller in which the FANBP Board of Directors agreed, among other things, to conduct a comprehensive management study, to revise its lending policy, to implement policies and procedures relating to control of non-accruing loans, to improve loan administration, to establish a program for maintenance of an adequate allowance for loan and lease losses and to develop a three-year capital program. As a result of the letter, FANBP was restricted in its ability to pay dividends. Management responded to all of the Comptroller's concerns, and in their opinion, have met all mandates of the letter. Effective November 15, 1994, the Comptroller concluded FANBP had achieved substantial compliance with the letter. As a result, the Comptroller removed FANBP from its special supervision program and terminated the letter.

     The nature of FANBP's business generates a certain amount of litigation involving matters arising in the ordinary course of business. At the present time no material proceedings are pending or are known to be threatened or contemplated against FANBP by government authorities or any other person or entity. There is no litigation or material proceedings by government authorities or any other person or entity pending, or known to be threatened or contemplated, against Cardinal.

Properties

     FANBP owns its main office, which houses the administration center of FANBP and Cardinal, four branch offices and certain parking facilities related to its banking offices, all of which are free and clear of any lien. FANBP's main office is located in the central business district of Everett, Pennsylvania. Below is a table containing the location and date of acquisition of FANBP's properties.

Office                            Address                       When Acquired
------                            -------                       -------------


Main Office and                   140 East Main Street              1902
 Administration Center            Everett, PA  15537

Bedford Branch Office             601 East Pitt Street              5/13/85
                                  Bedford, PA  15522

Breezewood Branch Office          Main Street                       8/4/58
                                  Breezewood, PA  15533

Woodbury Branch Office            Main Street                       1/23/61
                                  Woodbury, PA  16695

Altoona/Hollidaysburg Office      2430 North Business 220           2/28/95
                                  Duncansville, PA  16635

Impact of the Year 2000 Issue

     The following section contains forward-looking statements which involve risks and uncertainties. The actual impact on Cardinal of the Year 2000 issue could materially differ from that which is anticipated in the forward-looking statements as a result of certain factors identified below.

     The "Year 2000 Issue" is the result of some computer programs having been written using two digits rather than four to define the applicable year. Computer systems that have date-sensitive software or date-sensitive hardware may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send statements, or engage in similar normal business activities.

     Based on formalized assessment and testing, Cardinal has determined that its mission critical computer systems will properly utilize dates beyond December 31, 1999. Testing has been conducted of Cardinal's existing core processing program files utilizing test data, with the results analyzed and verified for accuracy. Although testing through March 3, 2000, has been completed, additional testing will be conducted for dates extending beyond 2000 to further ensure compliance. Although all test information generated by the system into the year 2000 indicates Cardinal's system is fully compliant, if the system were not compliant, the Year 2000 issue could have a material adverse impact on the operations of Cardinal.

     Cardinal has initiated formal communications with all of its vendors and large commercial customers to determine the extent to which Cardinal is vulnerable as a result of the failure of those third parties to remediate their own Year 2000 Issue. For significant vendors, Cardinal will validate that they are Year 2000 compliant by December 31, 1998 or make plans to switch to a new vendor or system that is compliant. For insignificant vendors, Cardinal will not necessarily validate that they are Year 2000 compliant. However, for any insignificant vendor who responds that they will not be compliant by December 31, 1998, Cardinal will seek a new vendor or system that is compliant. For large commercial loan customers, Cardinal will take appropriate action based upon each customer's response.

     Cardinal has utilized both internal and external resources to identify, reprogram and test its software and hardware for Year 2000 compliance. Cardinal plans to complete the Year 2000 project no later than December 31, 1998 for all critical systems. The total cost of the Year 2000 project was determined to be immaterial and is not expected to have a material effect on the results of operations of Cardinal.

     As a bank holding company, Cardinal and its subsidiary are subject to the regulation and oversight of various banking regulators. Their oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination of the holding company and its subsidiary's Year 2000 programs are conducted on a quarterly basis and reports are submitted by Cardinal's subsidiary to banking regulators on a periodic basis.

                                     -101

                           BUSINESS OF FIRST CAPITOL


General

     First Capitol is a commercial bank, chartered under Pennsylvania law, which commenced operations on November 22, 1988. First Capitol provides retail and commercial banking services primarily in the greater York area in York County and currently operates a main office at 2951 Whiteford Road, York, Pennsylvania and three offices which are located at 49 East Market Street, York, Pennsylvania, 2290 South George Street, York, Pennsylvania, and 2170 White Street, West York, Pennsylvania.

     As of December 31, 1997, First Capitol had assets of $107,793,491, total deposits of $80,828,444 and total shareholders' equity of $10,399,599. At March 31, 1998, First Capitol had 361 shareholders of record.

     First Capitol offers a broad range of commercial banking services to businesses and individuals, and focuses on the banking and credit needs of local small to medium sized businesses, professionals and individual customers. As part of that focus, First Capitol seeks to practice "relationship banking" which emphasizes two related strategies. First, it seeks to establish consumer relationships over a broad range of banking and financial services rather than establishing relationships based only on a single selected service. Second, First Capitol seeks to provide banking and financial services on a personal basis, tailored to the specific needs of the customers, through both senior management's personal knowledge of the customer's business and financial situation, and through the direct participation of senior management in structuring and customizing First Capitol's services to meet the customer's requirements. First Capitol believes that "relationship banking" provides it with the ability to be flexible and creative in serving the needs of its customers and results in a more stable, long-term customer base.

Services

     Credit services, offered predominantly to small and medium sized businesses and their owners, include lines of credit, term loans, mortgage loans, revolving credit lines and letters of credit. As described above, generally First Capitol extends loans to existing customers or to qualified persons who are not otherwise customers of First Capitol in order to seek other banking relationships with such persons. First Capitol also offers consumer credit services, including personal credit lines, credit cards, automobile loans, and home equity lines of credit and loans.

     Deposit services include a full range of commercial and personal deposit services including checking accounts, NOW accounts, money market accounts, certificates of deposit, telephone transfers, and automatic teller services via the MAC inter-bank automated teller system.

Regulation

     The earnings of First Capitol are affected by the policies of regulatory authorities, including, the Federal Reserve Board and the FDIC. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities, changes in reserve requirements against member bank deposits and limitations on interest rates that member banks may pay on time and savings deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect rates charged on loans or paid for deposits.

     First Capitol is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have had, and will continue to have, a significant effect on its deposits, loans and investment growth, as well as the rate of interest earned and paid, and are expected to affect First Capitol's operations in the future. The effect of such policies and regulations upon the future business and earnings of First Capitol cannot be predicted.

     FDICIA requires prompt corrective action against undercapitalized institutions and has established five capital categories. These are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Well capitalized institutions significantly exceed the required minimum level for each capital measure (currently, risk-based and leverage). Adequately capitalized institutions include depository institutions that meet the required minimum level for each capital measure. Undercapitalized institutions represent depository institutions that fail to meet the required minimum level for any relevant capital measure. Significantly undercapitalized describes depository institutions that are significantly below the capital minimum requirements. Currently, First Capitol is considered well capitalized.

     Under the CRA, as implemented by regulations of the Federal Reserve Board, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Reserve Board to assess an institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires public disclosure of an institution's CRA rating and requires that the Federal Reserve Board provide a written evaluation of an institution's CRA performance utilizing a four-tiered description rating system. An institution's CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. A less than satisfactory performance may be the basis for denying an application. In September, 1996, First Capitol received a satisfactory rating.

Competition

     First Capitol's principal market is in greater York in York County, Pennsylvania. In this area, First Capitol competes primarily with other banks, savings and loan associations, and credit unions, as well as brokerage firms and insurance companies. First Capitol also competes with mortgage bankers and finance companies in certain aspects of its lending business. Many of its competitors have significantly greater financial resources than First Capitol and larger branch networks. Some of these competitors also have advantages as a result of the different regulations under which they operate and other factors, including size and convenience of location.

     In commercial loan transactions, First Capitol's lending limit to a single customer of approximately $1,837,000 enables First Capitol to compete effectively for the credit needs of small businesses. This lending limit is, however, considerably below that of various competing institutions, which makes it difficult, and in some cases impossible, for First Capitol to compete effectively where the amount of the loan or financing required is in excess of this amount. In consumer transactions, which typically involve loans in amounts substantially less than First Capitol's lending limit, First Capitol's believes it is able to compete on a substantially equal basis with larger financial institutions. In competing with other banks, as well as savings and loan associations and other financial institutions, First Capitol seeks to provide personalized services through officers' and directors' knowledge of First Capitol's primary service area and customers, and through efforts to understand fully the financial situation of relatively small borrowers. The size of such borrowers, in the opinion of First Capitol's management, often inhibits close attention to their needs by larger institutions.

     The business of First Capitol is not dependent upon any single customer and the loss of any single customer or any few customers would not have a material adverse impact upon First Capitol.

Employees

     At March 31, 1998, First Capitol had 40 full-time employees and 9 part-time employees. First Capitol believes that its relations with its employees are good.

Certain Relationships and Related Party Transactions

     There have been no material transactions, proposed or consummated, between First Capitol and any director or executive officer of First Capitol, or any associate of the foregoing persons. First Capitol has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and officers of First Capitol and their associates on comparable terms and with similar interest rates as those prevailing from time to time for customers of First Capitol.

     Total loans outstanding from First Capitol at March 31, 1998, and December 31, 1997, to First Capitol's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,136,429 and $1,247,475, respectively, or approximately 10.1% and 12%, respectively, of First Capitol's total equity capital accounts. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.

Litigation

     First Capitol is not involved in any legal proceedings that are material to its financial condition.

Properties

     First Capitol's leases space for its main office located at 2951 Whiteford Road, York, Pennsylvania, which as an area of approximately 7,500 square feet. The expirations for the leases at the main office are as follows: first floor on October 31, 2004; second floor/operations center on October 31, 1999; second floor/loan department on October 31, 2000; and second floor/boardroom on March 31, 2003. First Capitol also leases space for its branch office located at 492 Market Street, York, Pennsylvania. This branch has an area of approximately 3,500 square feet. The lease expires on April 30, 2004.

     First Capitol owns its branches at 2290 South George Street, York, Pennsylvania and 2170 White Street, West York, Pennsylvania. These branches occupy 1,378 and 2,530 square feet, respectively.

Impact of the Year 2000 Issue

     The following section contains forward-looking statements which involve risks and uncertainties. First Capitol's actual impact of the Year 2000 issue could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

     The Year 2000 problem arises from the long-standing practice of using two digits to represent a year in most computer systems. For example, "97" would represent 1997. Since only two digits are used, any operations in which a date is used for comparisons, calculations, or sorts will be in error when we encounter the Year 2000. Computer systems will not be able to handle the ambiguity in "00" in the Year 2000 when it is compared to the "99" of the year 1999. This condition causes most instances of date use to produce erroneous results.

     First Capitol is sensitive to the growing concern associated with the inception of the new millennium - Year 2000 and its impact on normal business activities. In order to protect the integrity and security of its operations, First Capitol is actively pursuing Year 2000 compliance. First Capitol is committed to its customers and will continue to provide a high level of customer service without disruption through this challenging time. Senior management has created a Year 2000 compliance team of managers from all areas of the organization.

     First Capitol's Year 2000 Plan includes an ongoing assessment of all computer hardware, software, and embedded microchip systems to determine necessary renovations and replacements. First Capitol has already completed or will be making the necessary renovations or replacements to avoid a material adverse impact on its operations.

     First Capitol has taken a proactive approach in ensuring Year 2000 compliance by its vendors and has formally communicated with all significant vendors to assure their ability to remediate their own Year 2000 issues.
Results of such communications have determined renovation and contingency planning requirements. All computer hardware and software programs in use will be tested by September 1, 1998. A written test plan was completed in June 1998. Contingency planning will also be addressed during this test plan phase.

     Commercial customers have received formal written notification of First Capitol's Year 2000 compliance requirement, as well as Year 2000 questionnaires. Individual customer responses will determine appropriate action necessary.
First Capitol has launched a customer awareness campaign, including statement stuffers, customer seminars, and other means of communication to educate all First Capitol commercial customers.

     First Capitol will be undergoing both internal and external remediation and testing to achieve Year 2000 compliance. An internal mainframe computer upgrade is scheduled for June 1998. First Capitol will have most testing and renovation completed by December 1998, allowing one year for final testing and minor adjustments as necessary. First Capitol estimates that expenses pertaining to the Year 2000 project will reach $150,000. This estimate is not a guarantee and is based on assumptions of results pertaining to a series of events that have not yet occurred. It represents senior management's best estimate at this time. First Capitol's Year 2000 compliance program is consistent with the Federal Financial Institutions Examination Council ("FFIEC") recommendations.

                 IMPACT OF THE YEAR 2000 ISSUE ON SUSQUEHANNA


     The following section contains forward-looking statements which involve risks and uncertainties. Susquehanna's actual impact of the Year 2000 issue could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

     The "Year 2000 Issue" is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of Susquehanna's computer systems that have date-sensitive software or date-sensitive hardware may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send statements, or engage in similar normal business activities.

     Based on an ongoing assessment, Susquehanna has determined that it will be required to modify or replace portions of its software and hardware so that its computer systems will properly utilize dates beyond December 31, 1999. Susquehanna presently believes that as a result of modifications to existing software and hardware and conversions to new software and hardware, the Year 2000 Issue can be mitigated. However, if such modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 Issue could have a material adverse impact on the operations of Susquehanna.

     Susquehanna has initiated formal communications with all of its vendors and large commercial customers to determine the extent to which Susquehanna is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. Susquehanna's estimated Year 2000 project costs include the costs and time associated with the impact of a third party's Year 2000 Issue, and are based on presently available information.

     For significant vendors, Susquehanna will validate that they are Year 2000 compliant by December 31, 1998 or make plans to switch to a new vendor or system that is compliant. For insignificant vendors, Susquehanna will not necessarily validate that they are Year 2000 compliant. However, for any insignificant vendor who responds that they will not be compliant by December 31, 1998, Susquehanna will seek a new vendor or system that is compliant. For large commercial loan customers, Susquehanna will take appropriate action based upon the customer's response.

     Susquehanna will utilize both internal and external resources to reprogram, or replace, and test its software and hardware for Year 2000 modifications. Concurrent with the Year 2000 project, Susquehanna will also be converting all its major data processing systems, both hardware and software, to current technology. Susquehanna plans to complete both the Year 2000 and systems conversion projects within 18 months or no later than June 30, 1999 for all critical systems. The total cost of the Year 2000 and systems conversion projects is estimated at $10 million. Of the total projects' cost, approximately $7 million is attributable to the purchase of new software and hardware which will be capitalized. The remaining $3 million will be expensed as incurred over the next 18 months. These costs are not expected to have a material effect on the results of operations of Susquehanna.

     The costs of the projects and the date on which Susquehanna plans to complete both the Year 2000 modifications and systems conversions are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     As a bank holding company, Susquehanna and its subsidiaries are subject to the regulation and oversight of various banking regulators. Their oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination of the holding company and its subsidiaries' Year 2000 programs are conducted on a quarterly basis and reports are submitted by Susquehanna Bancshares, Inc. to the banking regulators on a periodic basis.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF FINANCIAL CONDITION AND RESULTS
                           OF OPERATIONS OF CARDINAL


     The following pages of this report present management's discussion and analysis of the consolidated financial condition and results of operations of Cardinal Bancorp, Inc., ("Cardinal"), and its wholly-owned subsidiary First American National Bank of Pennsylvania.

     Cardinal Bancorp, Inc. is a one-bank holding company headquartered in Everett, Pennsylvania. Cardinal's wholly-owned subsidiary is First American National Bank of Pennsylvania. The subsidiary is engaged in commercial banking activities which provide financial services to both consumer and commercial customers. As a national bank, First American National Bank of Pennsylvania is subject to the supervision, examination and regulation of the Office of the Comptroller of the Currency. The Bank is a member of the Federal Deposit Insurance Corporation (FDIC) and the deposits of the Bank's customers are insured by the agency.

     The following discussion is intended to focus on and highlight certain information regarding Cardinal Bancorp, Inc. This discussion should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this report.

     Certain statements in this document may be considered to be "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, such as statements that include the words "expect", "estimate", "project", "anticipate", "should", "intend", "probability", "risk", "target", "objective" and similar expressions or variations on such expressions. In particular, this document includes forward-looking statements relating, but not limited to, Cardinal's potential exposures to various types of market risks, such as interest rate risk and credit risk. Such statements are subject to certain risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to: general economic conditions in market areas in which Cardinal has significant business activities or investments; the monetary and interest rate policies of the Board of Governors of the Federal Reserve System; inflation; deflation; unanticipated turbulence in interest rates; changes in laws, regulations and taxes; changes in competition and pricing environments; natural disasters; the inability to hedge certain risks economically; the adequacy of loss reserves; acquisitions or restructurings; technological changes; changes in consumer spending and saving habits; and the success of Cardinal in managing the risks involved in the foregoing.

Comparison of Results of Operation for the Three Months Ended March 31, 1998 and 1997

     Summary

     Cardinal's net income for the first quarter of 1998 was $431,000, a 4.9% decrease over the net income of $453,000 reported in the first quarter of 1997. Contributing to this reduction in earnings performance were the expenses incurred-to-date regarding Cardinal's announced merger with Susquehanna Bancshares, Inc.

     Basic earnings per share ("EPS") decreased 6.5% from $0.46 per share for the first quarter of 1997 to $0.43 per share for the first quarter of 1998. Return on average assets ("ROA"), and return on average equity ("ROE"), decreased from 1.40% and 11.45%, respectively, in the first quarter of 1997 to 1.27% and 9.97%, respectively, in the first quarter of 1998.

     Total assets at March 31, 1998 of $137,085,000 were $7,477,000 higher than one year ago. Loans totaled $76,925,000 at March 31, 1998, compared to $68,550,000 at March 31, 1997, and deposits were $115,451,000 at March

31, 1998 compared to $113,306,000 at March 31, 1997. Equity capital was $17,391,000 at March 31, 1998, or $17.57 per share compared to $15,284,000, or
$15.44 per share at March 31, 1997.

     Equity capital increased by 1.2% despite a decline in the fair value of Cardinal's available-for-sale investment portfolio. Unrealized gains in the available-for-sale investment portfolio net of tax effect decreased $62,000 from $82,000 at December 31, 1997, to $20,000 at March 31, 1998. This negative impact on capital was offset by earnings of $431,000 for the first three months of 1998, of which $273,000 was retained as part of Cardinal's equity capital with the balance having been distributed to shareholders as dividends.

     Net Interest Income

     The major source of operating revenues is net interest income, which rose to a level of $1,471,000 in the first quarter of 1998 compared to $1,346,000 for the same period in 1997. The increase was primarily due to an increase in the volume of interest earning assets, the average volume of which increased from $120,126,000 for the first quarter of 1997 to $126,308,000 for the first quarter of 1998, an increase of $6,182,000 or 5.2% Net interest income is the income which remains after deducting from total income generated by earning assets the interest expense attributable to the acquisition of the funds required to support earning assets. Income from earning assets includes income from loans, income from investment securities and income from short-term investments. The amount of interest income is dependent upon many factors including the volume of earning assets, the general level of interest rates, the dynamics of the change in interest rates, and levels of non-performing assets. The cost of funds varies with the amount of funds necessary to support earning assets, the rates paid to attract and hold deposits, rates paid on borrowed funds, and the levels of non-interest bearing demand deposits and equity capital.

     Table 1 presents average balances, taxable equivalent interest income and expenses and yields earned or paid on these assets and liabilities of Cardinal. For purposes of calculating taxable equivalent interest income, tax-exempt interest has been adjusted using a marginal tax rate of 34% in order to equate the yield to that of taxable interest rates. Net interest income as a percentage of net interest income and other income was 88% and 91% for the quarters ended March 31, 1998 and 1997, respectively.

     While net interest income increased $125,000 during the first quarter of 1998 compared to the first quarter of 1997, the net interest margin on a taxable equivalent basis remained at 4.78% for the same periods. During the first quarter of 1998, Cardinal began an investment program under which fixed rate securities were converted to variable rate and/or shorter-term securities. The yield on investment securities on a tax equivalent basis for the first quarter of 1998 was 6.91% compared to a yield of 7.12% for the same period of 1997. The increase in the yield is reflective of higher yielding fixed rate securities purchased in 1997, many of which were then liquidated in the early part of 1998 as part of Cardinal's planned investment strategy. The strategy provides securities with less price volatility in the event of future rate fluctuations.

     Due to interest rates remaining fairly stable throughout 1997 and the beginning of 1998, the yield on the loan portfolio on a tax equivalent basis declined slightly from 9.18% in the first quarter of 1997 to 9.15% in the first quarter of 1998. Cardinal has structured many of its loans with variable interest rates in order to be able to react to nationwide changes in rates over which Cardinal has no control. Further, a portion of the investment portfolio contains securities with rates which adjust to specific indices that change with the rate environment. As a result, Cardinal is able to reduce interest rate risk and is more effectively able to maintain a necessary interest spread in a changing economy.

     Due to competitive pressures a slight increase resulted in the rate paid on interest bearing deposits of 4.33% for the first quarter of 1998, compared to a rate of 4.28% for the same period of 1997. Despite the increase in the rate paid on interest bearing deposits, Cardinal's interest spread for the first three months of 1998 increased slightly to 3.78% from 3.75% for the first three months of 1997. The increase in interest spread also has had a positive effect on Cardinal's net interest margin. Cardinal's interest spread for the first three months of 1998 increased 3 basis points from the first three months of 1997, Cardinal's net interest margin comparison for the same periods shows an increase of 18 basis points from 4.50% to 4.68%.

     Other Income

     Non-interest income increased $70,000 or 50% from $139,000 in the first quarter of 1997 to $209,000 in the first quarter of 1998. Gain on the sale of securities was $25,000 in 1998 compared with $0 in 1997. Service charges on deposits also increased $28,000, or 27% over the prior year. Additionally, other noninterest income increased to $16,000 during the first three months of 1998 from $1,000 during the same period of 1997, an increase of $15,000. The increase resulted primarily from additional net periodic pension income of $12,000 in the first three months of 1998.

     Other income as a percentage of net interest income and other income was 12% and 9% for the periods ended March 31, 1998 and 1997, respectively.

     Other Expenses

     Total other expenses increased $178,000 or 20% from $891,000 in the first quarter of 1997 to $1,069,000 in the first quarter of 1998. The most significant increase was in consulting and legal expense relating to the plan of merger with Susquehanna Bancshares, Inc. in the amount of $118,000. Unrealized losses on other real estate owned and losses on the sale of loan collateral repossessed for the first quarter of 1998 was $18,000 compared with $0 for the same period of 1997.

     Income Taxes

     Income tax expense increased $39,000 for the first three months of 1998 over the same period of 1997. Cardinal's effective tax rate increased to 29.5% in the first quarter of 1998 from 23.7% in the first quarter of 1997. This is the result of a reduction in Cardinal's tax-exempt income.

     Risk Assets

     Table 2 shows an increase of $265,000 in nonperforming assets from $480,000 at December 31, 1997 to $745,000 at March 31, 1998, while nonperforming assets to period-end loans and OREO increased from 0.65% at December 31, 1997 to 0.97% at March 31, 1998. Loan loss reserve to non-performing loans at March 31, 1998 was 158% compared with 308% at December 31, 1997. During the first quarter of 1998, Cardinal restructured a troubled loan that was previously classified as past due 90 days at December 31, 1997.

     Provision and Allowance for Loan Losses

     As illustrated in Table 3, the provision was $0 in both the first quarter of 1998 and the first quarter of 1997. Net charge-offs of $11,000 were realized in the first quarter of 1998 while net recoveries of $9,000 were realized in the same period of 1997. The allowance at March 31, 1998 was 1.23% of period-end loans compared to 1.41% at March 31, 1997.

     Capital Resources

     Capital for the period ended March 31, 1998, was $17,391,000 while capital at the end of 1997 totalled $17,180,000. Despite a decrease in the fair value of securities held by Cardinal which are held as available-for-sale, Cardinal's earnings during the first three months of 1998 of $431,000 resulted in an increase in capital. Additionally, under Statement No. 130 of the Financial Accounting Standards Board which has been adopted by Cardinal, increases and decreases in comprehensive income and its components will be reported as equity capital adjustments net of tax effect. During the first quarter of 1998, the equity capital adjustment required by SFAS No. 130 was a decrease of $62,000. Capital was also reduced during the first quarter of 1998 by dividend distributions of $158,000.

     Capital elements for Cardinal are segmented into two tiers. Tier I capital represents shareholders' equity , while total capital includes the general portion of the allowance for loan losses limited to 1.25% of risk-adjusted assets. The minimum Tier I capital ratio is 4%; Cardinal's ratio at March 31,1998 was 20.5%. The minimum total capital (Tier II) ratio is 8%; Cardinal's ratio at March 31, 1998 was 21.6%. The minimum leverage ratio is 3%; Cardinal's leverage ratio at March 31, 1998 was 12.9%.

     Market Risks

     The types of market risk exposures generally faced by banking entities include interest rate risk, liquidity risk, equity market price risk, foreign currency risk and commodity price risk. Due to the nature of its operations, only interest rate risk and liquidity risk are significant to Cardinal.

     Liquidity and interest rate risk are related but distinctly different from one another. The maintenance of adequate liquidity -- the ability to meet the cash requirements of its customers and other financial commitments -- is a fundamental aspect of Cardinal's asset/liability management strategy. Cardinal's policy of diversifying its funding sources -- purchased funds, and deposit accounts -- allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

     However, liquidity is not entirely dependent on increasing Cardinal's liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year amounted to $303,000 at March 31, 1998. These maturing investments represent 1% of total investment securities. Additionally, Cardinal's investment portfolio includes $31,222,000 on in mortgage-backed securities on which a portion of the principal is repaid each month continually providing funds to meet liquidity needs. Short-term investments amounted to $9,457,000 and represent additional sources of liquidity. Consequently, Cardinal's exposure to liquidity risk is not considered significant.

     Closely related to the management of liquidity is the management of interest rate risk which focuses on maintaining stability in the net interest margin, an important factor in earnings growth. Interest rate sensitivity is measured as the difference between the volume of assets and liabilities that are subject to repricing in a future period of time. These differences are known as interest sensitivity gaps. Cardinal utilizes gap management as the primary means of measuring interest rate risk. Gap analysis identifies and quantifies Cardinal's exposure or vulnerability to changes in interest rates in relationship to Cardinal's interest rate sensitivity position. A rate sensitive asset or liability is one which is capable of being repriced (i.e., the interest rate can be adjusted or principal can be reinvested) within a specified period of time. Subtracting total rate sensitive liabilities (RSL) from total rate sensitive assets (RSA) within specified time horizons nets Cardinal's gap positions. These gaps will reflect Cardinal's exposure to changes in market interest rates.

Cardinal Bancorp, Inc.
TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY INTEREST RATES AND INTEREST DIFFERENTIAL - TAX EQUIVALENT BASIS

------------------------------------------------------------------------------------------------------------------------------
                                                   For the Three Month Period Ended         For the Three Month Period Ended
                                                             March 31, 1998                           March 31, 1997
------------------------------------------------------------------------------------------------------------------------------
                                                  Average                                    Average
                                                  Balance      Interest       Rate (%)       Balance      Interest      Rate (%)
------------------------------------------------------------------------------------------------------------------------------
Assets
------
Short-term investments                             $8,437        $116          5.50%         $1,264         $17          5.38%
Investment securities:
         Taxable                                   40,273         679          6.74%         42,008         697          6.64%
         Tax-advantaged                             2,539          61          9.61%          9,780         225          9.20%
------------------------------------------------------------------------------------------------------------------------------

Total investment securities                        42,812         740          6.91%         51,788         922          7.12%
------------------------------------------------------------------------------------------------------------------------------

Total loans                                        75,064       1,718          9.15%         67,070       1,540          9.18%
------------------------------------------------------------------------------------------------------------------------------

Total interest - earning assets                   126,313      $2,574          8.15%        120,122      $2,479          8.25%
                                                          ==========================                ==========================
Allowance for loan losses                           (954)                                     (963)
Other non-earning assets                            8,748                                     9,772
---------------------------------------------------------                            --------------

Total assets                                     $134,107                                  $128,931
=========================================================                            ==============

Liabilities & Equity
--------------------
Deposits:
         Interest-bearing demand                  $16,351         $60          1.47%        $17,438         $72          1.65%
         Savings                                   17,955         120          2.67%         19,345         128          2.65%
         Time                                      62,664         853          5.44%         61,081         824          5.40%
Short-term borrowings                               3,045          33          4.33%          1,063          20          7.53%
------------------------------------------------------------------------------------------------------------------------------

Total interest-bearing liabilities                100,015      $1,066          4.26%         98,927      $1,044          4.22%
                                                          ==========================                ==========================
Demand deposits                                    15,861                                    13,291
Other liabilities                                     958                                       891
---------------------------------------------------------                            --------------

         Total liabilities                       $116,834                                  $113,109
---------------------------------------------------------                            --------------

Stockholders' equity                               17,273                                    15,822
---------------------------------------------------------                            --------------

Total liabilities & stockholders' equity         $134,107                                  $128,931
=========================================================                            ==============

Net interest income/yield on
  average earning assets                                       $1,508          4.78%                     $1,435          4.78%
                                                          ==========================                ==========================


         For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same basis as taxable interest. The marginal tax rate is 34%.

Cardinal Bancorp, Inc.


Cardinal Bancorp, Inc.

TABLE 2 - RISK ASSETS


-----------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                      March 31, 1998       December 31, 1997       March 31, 1997
-----------------------------------------------------------------------------------------------------------------------
Nonperforming assets:
         Nonaccrual loans                                             $313                    $311                 $578
         Restructured accrual loans                                    285                      --                   --
         Other real estate owned                                       147                     169                  212
-----------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                            $745                    $480                 $790
=======================================================================================================================

As a percent of period-end loans and other
         real estate owned                                           0.97%                   0.65%                1.15%
Loans contractually past due 90 days and
         still accruing                                                $24                    $215                   --


TABLE 3 - ALLOWANCE FOR LOAN LOSSES
-----------------------------------------------------------------------------------------------------------------------
                                                                                           Three Months Ended March 31,
(Dollars in thousands)                                                                      1998                1997
-----------------------------------------------------------------------------------------------------------------------
Balance - Beginning of period                                                                $958                $957
         Additions charged to operating expenses                                                0                   0
-----------------------------------------------------------------------------------------------------------------------
                                                                                              958                 957
-----------------------------------------------------------------------------------------------------------------------
         Charge-offs                                                                         (15)                 (3)
         Recoveries                                                                             4                  12
-----------------------------------------------------------------------------------------------------------------------
                  Net charge-offs                                                            (11)                   9
-----------------------------------------------------------------------------------------------------------------------
Balance - Period end                                                                         $947                $966
=======================================================================================================================
Net charge-offs as a percent of average loans (annualized)                                  0.06%                  --
Allowance as a percent of period-end loans                                                  1.23%               1.41%

Average loans                                                                             $75,064             $67,070
Period-end loans                                                                           76,925              68,550


Comparison of Results of Operations for the Years Ended December 31, 1997, 1996 and 1995

         Summary of 1997 Compared to 1996

         Cardinal's net income for the year ended December 31, 1997 increased to $1,860,000 or 22% above 1996 net income of $1,524,000. Basic earnings per common share were $1.88 in 1997 compared to $1.54 in 1996. Diluted earnings per share were $1.85 in 1997 compared to $1.53 in 1996. Per share data has been restated to reflect a 2 for 1 stock split which was effected in the form of a 100% stock dividend which was paid November 14, 1996 to shareholders of record on October 31, 1996. Return on average assets, ("ROA"), and return on average equity, ("ROE"), increased from 1.20% and 10.01%, respectively, in 1996 to 1.41% and 11.31%, respectively, in 1997. The return on average assets and the return on average shareholders' equity are computed based upon average assets and

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average equity without adjustment for the impact of unrealized securities gains or losses. During 1997, average assets totalled $131,644,000, an increase of $4,418,000 or 3.5% from the 1996 average asset total of $127,226,000.

     The $336 thousand or 22% increase in net income from $1,524,000 in 1996 to $1,860,000 in 1997 was primarily the result of improved net interest income due to increased levels of earning assets and reduced salaries and benefits expense.

     Net Interest Income

     The major source of operating revenues is net interest income which rose to a level of $5,739,000 in 1997, $305,000 or 5.6% above the $5,434,000 attained in
1996. The net interest margin, on a tax equivalent basis was 4.86% during 1997 compared with 4.83% in 1996. Net interest income is the income which remains after deducting from total income generated by earning assets the interest expense attributable to the acquisition of the funds required to support earning assets. Income from earning assets includes income from loans, income from investment securities and income from short-term investments. The amount of interest income is dependent upon many factors including the volume of earning assets, the general level of interest rates, the dynamics of the change in interest rates, and levels of non performing loans. The cost of funds varies with the amount of funds necessary to support earning assets, the rates paid to attract and hold deposits, rates paid on borrowed funds, and the levels of non-interest-bearing demand deposits and equity capital.

     Table 1 presents average balances, taxable equivalent interest income and expense and yields earned or rates paid on these assets and liabilities of Cardinal. For purposes of calculating taxable equivalent interest income, tax-exempt interest has been adjusted using a marginal tax rate of 34% in order to equate the yield to that of taxable interest rates. Net interest income as a percentage of net interest income and other income was 90%, 91% and 92% for the twelve months ended December 31, 1997, 1996 and 1995, respectively.

     Table 2 analyzes changes in interest income by applying either volume or rate changes to interest sensitive assets and liabilities. Table 2 illustrates that the growth in interest income in 1997 over 1996 was primarily attributable to an increase in volume. The average growth in interest-earning assets of $4,233,000 in 1997 over 1996 was due to loan growth as noted in Table 1. As illustrated in Table 1, the tax equivalent yield on earning assets for 1997 remained at the 1996 level of 8.29%. The yield on the loan portfolio dropped from 9.42% in 1996 to 9.36% in 1997, primarily as a result of competitive pressures. However, an increase of $7,033,000 in average loans outstanding enabled Cardinal to maintain its prior year tax equivalent yield on earning assets in 1997 as the mix of earning assets moved to higher yielding loans from lower yielding investments.

     During 1997, the yield on Cardinal's taxable securities increased 17 basis points from 6.58% to 6.75%. In August of 1997, to reduce the volatility in the market value of the investment portfolio, securities were sold, including longer term tax exempt securities, and replaced with shorter term higher yielding securities. The planned investment transactions will enable Cardinal to maintain after tax income at the current level while shortening the duration
(life) of the investment portfolio. As a result, the yield on Cardinal's taxable securities portfolio increased. Furthermore, the sale of some of Cardinal's higher yielding tax exempt securities caused an overall decline on the tax-exempt portfolio yield.

     Securities income on a tax equivalent basis decreased $540,000 or 14.1% in 1997 from the previous year. In 1997, change in volume resulted in a decrease in securities income of $598,000 while rate changes increased investment earnings by $58,000. As noted above, yields on taxable securities increased 17 basis points in 1997 due primarily to replacing certain securities with shorter term, higher yield securities while taxable equivalent yields on tax-exempt securities decreased 17 basis points. As noted above, because many of the higher yielding tax-exempt securities were liquidated in 1997 as part of Cardinal's planned investment strategy, the remaining tax-exempt securities did not bear rates as high as those previously held which resulted in an overall decline in the yield on tax-exempt securities.

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     Table 2 also illustrates that the growth in interest expense in 1997 over
1996 was attributable to increased volume. Increased levels of time deposits and short-term borrowings were primarily the reason for the $115,000 increase in interest expense. The average funding costs rose slightly in 1997 to 4.25% from 4.21% in 1996 primarily due to reduced levels of interest-bearing demand and savings and increased levels of higher costing time deposits. The relatively small changes in rates in 1997 was reflective of the stability in interest rates throughout the nation resulting from controlled economic growth and a low rate of inflation.

     A positive influence on the ability of Cardinal to maintain its net interest margin at 4.81 percent or better during 1995 through 1997 has been the increase in noninterest-bearing demand deposits and earnings retention. Variances do occur in the net interest margin as an exact repricing of assets and liabilities is not possible. A further explanation of the impact of asset and liability repricing is found in the Risk Management section of this discussion.

     Provision and Allowance for Loan Losses

     Cardinal's provision for loan losses is an expense charged to earnings in anticipation of estimated losses attributable to loans based upon the adequacy of the allowance for loan losses to provide for such losses. The adequacy of the allowance for loan losses is based upon management's quarterly loan portfolio review. The purpose of the review is to assess loan quality, identify impaired loans, analyze delinquencies, ascertain loan growth, evaluate potential charge-offs and recoveries, and assess general economic conditions in the markets it serves.

     Commercial and commercial real estate loans are rated by loan officers and, periodically, by loan review personnel. Consumer and residential real estate loans are generally reviewed in the aggregate as they are of relative small dollar size and homogeneous in nature.

     In addition to economic conditions, loan portfolio diversification, delinquency and historic loss experience, consideration is also given to examinations performed by the regulatory authorities.

     To determine the allowance for loan losses and corresponding provision, the amount required for specific allocation is first determined. For all types of commercial loans, this amount is based upon specific borrower data determined by reviewing financial status, cash flow and adequacy of collateral of borrowers with indebtedness to Cardinal in excess of specific dollar amounts as well as individual nonperforming, delinquent, or potentially troubled credits. In addition, a general allocation is also determined using percentages derived from historical loss data. Consumer and residential real estate allowances, which may include specific allocations, generally are based upon recent charge-off and delinquency history, other known trends and expected losses over the remaining lives of these loans, as well as the condition of local, regional and national economies.

     The unallocated portion of the allowance is the amount which, when added to these allocated amounts, brings the total to the amount deemed adequate by management at that time. This unallocated portion is available to absorb losses sustained anywhere within the loan portfolio. Table 10 presents this allocation.

     The loan portfolio represents loans made primarily within Cardinal's market area which includes Bedford and Blair Counties and parts of Fulton and Huntingdon Counties.

     Determining the level of the allowance for possible loan losses at any given period is difficult, particularly during deteriorating or uncertain economic periods. Management must make estimates using assumptions and rapidly changing and subjective information. The review of the loan portfolio is a continuing event in light of a changing economy and the dynamics of the banking and regulatory environment. In management's opinion, the allowance for loan losses is adequate at December 31, 1997. As illustrated in Table 3, there has been no provision for loan losses in 1997, 1996, or 1995. Net recoveries, as seen in Table 3, were $1,000 in 1997 compared with net charge-offs of $376,000 and $161,000 in 1996 and 1995, respectively. As a result, the allowance for loan losses at December 31, 1997, was 1.30% of period-end loans and leases, or $958,000 compared with 1.42% or $957,000 at December 31, 1996. The

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allowance for loan losses as a percentage of non-performing loans increased from
164% at December 31, 1996 to 308% at December 31, 1997.

     Should the economic climate no longer continue to improve or begin to deteriorate, borrowers may experience increased difficulty, and the level of non-performing loans and assets, charge-offs and delinquencies could rise and require increases in the provision.

     In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for possible loan losses. They may require additions to allowances based upon their judgment about information available to them at the time of examination.

     It is the policy of Cardinal not to renegotiate the terms of a loan simply because of a delinquency status. Rather, a loan is transferred to nonaccrual status if it is not well secured and in the process of collection, and is delinquent in payment of either principal or interest beyond 90 days. Interest on nonaccrual loans is recorded when received, but only after receipt of the entire principal balance of any such loan or after the loan is returned to accrual status. Loans past due 90 days or more and still accruing interest are loans that are generally well-secured, in the process of collection and expected to be restored to a current status in the near future. Restructured loans are those loans whose terms have been modified to provide for a reduction of interest or principal payments because of borrower financial difficulties. Interest income received on non-performing loans in 1997 and 1996 was $13,000 and $7,000, respectively. Interest income which would have been recorded on nonperforming loans under the original terms was $42,000 for 1997 and $108,000 for 1996. At December 31, 1997, Cardinal had no outstanding commitments to advance additional funds with respect to these nonperforming loans.

     Table 3 is an analysis of the provision levels as well as the activity in the allowance for loan losses for the past five years. Table 4 reflects the five-year history of non-performing assets and loans contractually past due 90 days and still accruing. Total nonperforming assets at December 31, 1997 and 1996, of $479,000 and $813,000, respectively, includes $168,000 and $229,000, respectively, in other real estate acquired through foreclosure. Non-performing assets as a percentage of period-end loans and other real estate owned was 0.65% at December 31, 1997, the lowest level this decade. Loans classified as impaired are also included on Table 4. A loan is considered impaired when, based upon current information and events, it is probable that Cardinal will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. At December 31, 1997, Cardinal's impaired loans totalled approximately $289,000 or 55% of total nonperforming loans as compared to $60,000 or 10% of total nonperforming loans at December 31, 1996.

     Table 4 reflects a restructured troubled debt total of $170,000 at December 31, 1995. The loan represented by such amount was restructured in 1993 but was on nonaccrual status from the date of restructuring until 1995. Based upon the borrowers sustained period of repayment performance and the reasonable prospect for repayment under the revised loan terms, the loan was returned to accrual status in 1995. Cardinal has not restructured any other loans during 1997 or 1996.

     Real estate acquired through foreclosure is carried at the lower of the recorded amount of the loan for which the foreclosed property served as collateral or the fair market value of the property as determined by a current appraisal less estimated costs to sell (fair value). Prior to foreclosure, the recorded amount of the loan is written-down if necessary, to fair value by charging the allowance for loan losses. Subsequent to foreclosure, gains or losses on the sale of real estate acquired through foreclosure are recorded in operating income and any losses determined as a result of periodic valuations are charged to other operating expense.

     Loans with principal and/or interest delinquent 90 days or more and are still accruing interest were $215,000 at December 31, 1997. Although the economy is stable, softness in certain areas of the economy may adversely affect certain borrowers and may cause additional loans to become past due beyond 89 days or be placed on non-accrual status because of uncertainty of receiving full payment of either principal or interest on these loans.

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

     Potential problem loans consist of loans which are performing but for which potential credit problems have caused Cardinal to place them on its internally monitored loan list. At December 31, 1997, such loans, not included in Table 4, amounted to $930,000. Depending upon the state of the economy and the impact thereon to these borrowers, as well as future events such as regulatory examination assessment, these loans and others not currently so identified could be classified as non-performing assets in the future.

     Other Income

     Noninterest income, recorded as other income, consists of service charges on deposit accounts, commissions, gains and losses on security transactions, net gains or losses on other real estate owned and other miscellaneous income, such as safe deposit box rents. Noninterest income as a percentage of net interest income and other income was 10%, 9% and 8% for 1997, 1996, and 1995, respectively.

     Noninterest income exclusive of net securities gains amounted to $589,000 in 1997, an increase of $61,000 from $528,000 in 1996. This change was primarily due to an increase in income from service charges on deposit accounts of $54,000. There were net gains on sales of securities of $31,000 and $5,000 in 1997 and 1996 compared to no gains on sales of securities in 1995. Noninterest income in 1995 was $476,000.

     Other Expenses

     Noninterest expenses are categorized into several main groupings: employee-related expenses, which include salaries, fringe benefits, and employment taxes; occupancy and equipment expenses, which include depreciation, maintenance, utilities, and insurance; data processing expenses; FDIC insurance premiums on deposits; legal and professional fees for services provided to the company; other real estate expenses; Pennsylvania bank shares tax, supplies and stationery expenses; and other expenses (detailed in Table 5) incurred in operating Cardinal's business.

     Noninterest expense decreased $291,000, or 7%, in 1997 over 1996, primarily due to a $278,000 decrease in salaries and employee benefits. Salaries and employee benefits decreased due to the cost of the retirement of Cardinal's former Chief Executive Officer. On December 9, 1996, Cardinal, FANBP and James
B. Bexley entered into an Agreement, the effect of which was to provide the terms of Mr. Bexley's retirement from Cardinal and FANBP as President and Chief Executive Officer as well as Mr. Bexley's resignation from the Board of Directors of each of Cardinal and FANBP. Pursuant to the terms of the Agreement, Cardinal and FANBP agreed to pay Mr. Bexley $279,000, with applicable taxes withheld, in two separate payments. The first payment of $135,000, less applicable deductions, was paid in December, 1996; the second payment of $144,000, less applicable deductions, was paid in January, 1997. Salary and employee benefits expense for 1996 includes the accrued liability for all payments made to Mr. Bexley pursuant to this Agreement. The amount of this payment represents a non-recurring expense. The payments, pursuant to this Agreement, did not adversely impact liquidity, capital resources or results of operations during 1997. In addition to the cash amounts paid to Mr. Bexley, Cardinal agreed to provide certain health and life insurance benefits to Mr. Bexley through February 14, 1999. The present value of the cost of such benefits in the amount of $15,000 was also accrued and charged to expense during 1996. It is presently anticipated that such benefits will not adversely impact future income in a material amount.

     Cardinal's noninterest expense was further lessened by the reduction of the net cost of operation and disposal of other real estate owned in 1997 of approximately $55,000. The reduction was primarily the result of a net decrease in the write-down and the associated expenses of one particular other real estate owned property of approximately $40,000 from 1996 to 1997. The decreases in noninterest expense were offset with an increase in data processing expense of approximately $34,000. The increase was due in part to increased transaction volume of FANBP's customers.

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

     Income Taxes

     Income tax expenses for 1997, 1996 and 1995 were $695,000, $347,000 and $226,000, respectively. The large increase in income tax expense during 1997 was due in part to an increase in net income for 1997 but was also reflective of a reduction of tax exempt income in 1997. As tax-advantaged loans and securities continue to mature, and the opportunities for investment in additional tax-advantaged enterprises become less attractive due to certain provisions of the Tax Reform Act of 1986, effective tax rates may increase in the years ahead. Cardinal's effective tax rate for 1997 was 27.20% compared to 18.56% in 1996.

     For 1996, income before income taxes decreased while income tax expense increased. The increase in income tax expense during 1996 was in part reflective of a reduction of 1995 income tax expense resulting from adjustment of a valuation allowance for deferred income taxes. Based upon Cardinal's earnings in 1995 and prior years and the reasonable expectation of continued future earnings, during 1995 the realization of the full amount of deferred tax assets, other than the Alternative Minimum Tax Credit carryforwards, was deemed more likely than not. Consequently, the valuation allowance was eliminated, except for an amount equal to the Alternative Minimum Tax Credit carryforwards, which resulted in a reduction of book income tax expense in 1995 in the amount of $290,000.

     In February 1992, the Financial Accounting Standards Board issued SFAS 109. This statement establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

     Under SFAS 109, Cardinal recognizes deferred tax liabilities for taxable temporary differences (the difference between financial and tax bases), and deferred tax assets for deductible temporary differences. Management believes the deferred tax assets recognized at December 31, 1997, will be realized in future tax returns. While the ultimate realization of deferred tax assets is dependent on future taxable income, taxable income in prior carryback years and future reversals of existing taxable temporary differences are sufficient to offset the future reversals of deductible temporary differences without implementing any tax strategies or assuming future taxable income.

Financial Condition

     Investment Securities

     Cardinal follows SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities". This accounting pronouncement requires the segregation of investment securities into three categories, each having a distinct accounting treatment.

     Securities identified as "held-to-maturity" continue to be carried at their amortized cost and except for limited circumstances, may not be sold prior to maturity. Securities identified as " available-for-sale" must be reported at their market or "fair" value and the difference between that value and their amortized cost recorded in the equity section, net of taxes. Securities identified as "trading account securities" are marked-to-market with the change recorded in the income statement.

     Presently, Cardinal does not engage in trading activity, but does engage in active portfolio management which requires its security portfolios be identified as "available-for-sale." While SFAS 115 requires segregation into "held-to-maturity" and "available-for-sale" categories (see Table 6), it does not change Cardinal's policy concerning the purchase of only high quality securities. Strategies employed address liquidity, capital adequacy and net interest margin considerations. Table 7 illustrates the maturities of these security portfolios and the weighted average yields based upon amortized costs. Yields are shown on a tax equivalent basis assuming a 34% federal income tax rate. At December 31, 1997, Cardinal held no securities of one issuer, other than obligations of U. S. Government agencies or U.S. Government-sponsored agencies, where the aggregate book value exceeded ten percent of stockholders' equity.

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

     During the first quarter of 1996, in anticipation of declining interest rates, Cardinal's investment strategy was to liquidate some of its variable rate investments, especially those which were tied to indexes which reacted more dramatically to declines in interest rates, and to reinvest in fixed rate securities. Although the Federal Reserve Discount Rate declined 25 basis points in February of 1996 and remained at that level throughout 1996, because economic indicators and the inflation rate did not clearly indicate if a rate decrease or a rate increase was necessary in order to keep the economy from slowing too dramatically and to keep inflation under control, bond rates gradually increased through much of 1996. As a result, the market value of Cardinal's investment portfolio declined.

     During the third quarter of 1997, Cardinal liquidated a number of its longer term fixed rate securities and replaced them with mortgaged-backed securities. At the time, municipal securities were priced higher than normal resulting in Cardinal being able to receive a comparatively more attractive price. Additionally, the mortgage-backed securities purchased to replace the municipals tend to have a less volatile price in the event of rate changes. Because economic indicators and the inflation rate did not clearly indicate whether rates would increase or decrease throughout the last half of 1997, it was felt securities which reacted with less volatility in the event of rate changes would be preferred. In fact, the prime rate did not change during the last three quarters of 1997 and other market rates fluctuated throughout 1997. However, in general, rates declined during the last six months of the year. As a result, the market value of Cardinal's investment portfolio increased. At December 31, 1996, unrealized losses on Cardinal's available-for-sale securities exceeded unrealized gains by $758,000. By December 31, 1997, Cardinal's available-for-sale securities portfolio contained an unrealized gain of $124,000. As a result, after adjusting the net unrealized losses and gains by applicable deferred income taxes, total equity of Cardinal was positively impacted by $582,000 in 1997 as the "net unrealized gains or losses for available-for-sale securities", changed from a negative $501,000 at December 31, 1996 to a positive $81,000 at December 31, 1997. Cardinal's investment portfolio is utilized in part to manage interest rate risk and to provide liquidity. As a necessary element of such utilization, Cardinal continually strives to limit net unrealized losses within the portfolio, however, unrealized losses may sometimes exist.

     Although Cardinal's investment portfolio contains mortgage backed securities, the portfolio does not contain any collateralized mortgage obligations (CMO's) and contains only one real estate mortgage investment conduit (REMIC) with a carrying value of $418,000 at December 31, 1997. The certificates of the REMIC owned by Cardinal, however, are mortgage pass-through certificates which, based upon the current interest rate and interest cap, is considered non high-risk. Cardinal's investment portfolio did not contain any securities defined as derivatives at December 31, 1997.

     Loans

     Table 8 presents the loans outstanding, by type of loan, for the past five years. Loan growth for 1997, was 10.1%, or $6,767,000. At December 31, 1997, loans net of unearned income represented 61.1% of earning assets as compared to 56.6% at December 31, 1996. Loan growth in 1997 was mainly associated with real estate mortgage loans which increased $5,593,000.

     Cardinal's loan volume has increased steadily over the past three years while credit quality within the portfolio has been maintained. Cardinal has improved its lending underwriting standards to reduce the potential for loan losses. Procedures are in place under which Cardinal conducts a thorough review of the operations of commercial loan applicants including analyses of balance sheets, income statements and cash flows of the applicant. In addition to reviews conducted by a credit analyst and the applicant's loan officer, prior to approval of loans in excess of specific dollar limits financial data are evaluated by loan review committees consisting of FANBP's loan officers and/or members of the Board of Directors. Furthermore, detailed appraisals of collateral offered to secure loans which are approved are generally required. These enhancements have been maintained in improving asset quality while increasing the loan volume. Improvements in Cardinal's credit underwriting standards continues to impact the dollar amount of mobile home loans contained within the portfolio which declined in excess of $1,018,000 in 1997.

     Loans to consumers consist primarily of installment loans extended for personal, family and household purposes, but also include student loans and personal revolving lines of credit. Loans to consumers are generally secured by tangible personal property or real estate and, in order to protect itself from declining asset values, Cardinal generally will lend no more than 80% of the market value of the collateral pledged. Unsecured loans are made to borrowers who are able to provide financial statements which, upon review by Cardinal, demonstrate a substantial net worth of the borrower. Such borrowers must also have an established earnings record which indicates the ability to repay and must have a favorable credit history.

     Cardinal has historically reported a significant amount of loans secured by real estate, as depicted in Table 8. This includes loans which have real estate collateral taken as additional security not related to the acquisition of the real estate pledged. Open-end home equity loans amounted to $1,721,000 at year end and an additional $2,483,000 was lent against junior liens on residential properties. Senior liens on 1 - 4 family residential properties totaled $16,745,000 and the $20,135,000 in loans secured by non-farm, non-residential properties include real estate collateralization of operating lines, or term loans that finance equipment, inventory or receivables. Loans secured by farmland totaled $3,062,000 at December 31, 1997.

     As reflected in Table 3 below, net recoveries on residential mortgages for the years 1993 through 1997 averaged approximately $3,000 per year. Residential real estate values have been steadily increasing in Cardinal's market area. The values of the real estate securing such loans are expected to continue to rise slowly and losses are expected to remain low. Net charge-offs on consumer loans have averaged $105,000 per year over the last five years. Of such amount, approximately $93,000 or 88.6% have been attributable to mobile home loans originated in part through the involvement of a third party servicer. Many of such loans were granted with more lenient credit standards and with more lenient collateral loan to value ratios than were required on direct consumer loans. As alluded to above, Cardinal has redefined its underwriting standards with respect to this type of loan, however, the full impact of the change in standards will not be realized for several years. Net charge-offs of consumer loans as a percentage of average consumer loans for 1995 through 1997 have totalled .71%.

     Cardinal also originates loans for commercial and agricultural purposes.
As noted in Table 11, Cardinal's loan portfolio contains no significant concentrations other than geographic. By limiting concentrations of credit within any one industry, the risk of loss due to economic changes which may negatively impact a specific industry is likewise limited. Additionally, most commercial and agricultural loans which are made by Cardinal are secured by assets which are assigned to Cardinal or are made subject to a security interest in favor of Cardinal. Mortgages secured by commercial realty are generally limited to 70% of market value. Loans secured by business personalty are also generally limited to 70% of the market value of the underlying collateral, however, if assets which secure a loan are not readily marketable or are susceptible to a rapid decline in value, Cardinal may finance a lesser percentage of the collateral's value. As in the case of consumer loans, loans which may not be fully secured are made to commercial borrowers which possess substantial net worth, have established earnings records and have favorable credit histories.

     Table 9 represents the maturity of commercial, financial, and agricultural loans as well as real estate construction loans. These loans with maturities after 1998 consist of $3,982,000 with fixed rate pricing and $5,232,000 with variable rate pricing.

     Cardinal makes contractual commitments to extend credit and extends lines of credit which are subject to Cardinal's credit approval and monitoring procedures. Commitments to extend credit in the form of commercial lines of credit increased to $11,356,000 at December 31, 1997, from $8,335,000 at December 31, 1996. Cardinal also issues stand-by letters of credits to its commercial customers. The risk associated with stand-by letters of credit is essentially the same as the credit risk involved in other loan extensions to commercial customers. Stand-by letters of credit decreased to $210,000 at December 31, 1997, from $246,000 at December 31, 1996. Commitments to extend credit to consumers secured by residential real estate increased to $1,874,000 at December 31, 1997, from $1,578,000 at December 31, 1996. Unsecured consumer credit lines increased to $850,000 at December 31, 1997, from $685,000 at December 31, 1996.

     Deposits

     Cardinal's deposit base is consumer-oriented, consisting of time deposits, primarily certificates of deposit of various terms, interest-bearing demand accounts, money market deposit accounts, savings accounts, and demand deposits. The average amounts of deposits by type are summarized in Table 12. Although certificates of deposit of $100,000 and over declined in 1997, such deposits are generally considered more volatile. Cardinal does not rely upon time deposits of $100 thousand or more as a principal source of funds as they represent less than 9% of total deposits. Table 13 presents a breakdown of maturities of time deposits of $100 thousand or more as of December 31, 1997.

     Risk Management

     The principal purposes of asset-liability management are to insure adequate liquidity exists to meet operational needs and to maximize current net interest income while minimizing the risk to future earnings of negative fluctuations in net interest margin. In order to maintain an appropriate net interest margin and reduce the risk associated with interest rate movements, Cardinal actively manages the interest rate sensitivity of its assets and liabilities.

     Cardinal's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. Because of the nature of Cardinal's operations, Cardinal is not subject to currency exchange or commodity price risk and, since Cardinal has no trading portfolio, it is not subject to trading risk. Currently Cardinal has equity securities that represent only 1.1% of its investment portfolio and, therefore, equity price risk is not significant.

     Liquidity and interest rate sensitivity are related but distinctly different from one another. The maintenance of adequate liquidity -- the ability to meet the cash requirements of its customers and other financial commitments --is a fundamental aspect of Cardinal's asset/liability management strategy. Cardinal's policy of diversifying its funding sources (purchased funds, repurchase agreements, and deposit accounts) allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

     However, liquidity is not entirely dependent on increasing Cardinal's liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year amounted to $481,000 at December 31, 1997. These maturing investments represent 1% of total investment securities. Additionally, Cardinal's investment portfolio includes $20.6 million in mortgage-backed securities of which a portion of the principal is repaid each month, continually providing funds to meet liquidity needs. Furthermore, Cardinal's entire investment portfolio has been deemed available-for-sale. This treatment enables Cardinal to utilize its entire investment portfolio as an additional source of liquidity. Although Cardinal's securities are generally purchased with the intention of holding them until maturity, by holding the investments as available-for-sale Cardinal's liquidity position is improved. Cash, due from banks and other short-term investments amounted to $8,304,000 and represent additional sources of liquidity.

     Historically, the overall liquidity of Cardinal has been enhanced by a relatively stable base of core deposits which has existed even in periods of changing interest rates. At December 31, 1997, deposits exclusive of time deposits of $100,000 and over, increased $3,968,000 from the balance of December 31, 1996 and the average balance of these deposits increased approximately $2,407,000 from 1996 to 1997. Furthermore, there are no known trends or any known demands, commitments, events or uncertainties that will result in, or are reasonably likely to result in, liquidity increasing or decreasing in any material way.

     Closely related to the management of liquidity is the management of rate sensitivity which focuses on maintaining stability in the net interest margin, an important factor in earnings growth.

     Interest rate sensitivity is measured as the difference between the volume of assets and liabilities that are subject to repricing in a future period of time. These differences are known as interest sensitivity gaps. Cardinal utilizes gap management as the primary means of measuring interest rate risk. Gap analysis identifies and quantifies Cardinal's exposure or vulnerability to changes in interest rates in relationship to Cardinal's interest rate sensitivity position. A rate sensitive asset or liability is one which is capable of being repriced (i.e., the interest rate can be adjusted or principal can be reinvested) within a specified period of time. Subtracting total rate sensitive liabilities (RSL) from total rate sensitive assets (RSA) within specified time horizons nets Cardinal's gap positions. These gaps will reflect Cardinal's exposure to changes in market interest rates.

     Table 14 illustrates Cardinal's estimated interest rate sensitivity and periodic and cumulative gap positions as calculated at December 31, 1997. These estimates are based upon the repricing intervals of variable rate assets and liabilities and upon contractual maturities of fixed rate instruments with adjustments for principal amortization of appropriate balance sheet items and projected prepayments for loans and mortgage-backed securities. Prepayment projections are developed from historical prepayment data for each type of asset. An institution with more assets repricing than liabilities over a given time frame is considered asset sensitive, and one with more liabilities repricing than assets is considered liability sensitive. An asset sensitive institution will generally benefit from rising rates, and a liability sensitive institution will generally benefit from declining rates.

     Because many of Cardinal's deposit liabilities are capable of being immediately repriced, a portion of the investment portfolio consists of rate sensitive securities and Cardinal offers variable rate loan products in order to maintain a proper balance in its ability to reprice various interest bearing assets and liabilities. Furthermore, Cardinal's deposit rates are not tied to an external index over which Cardinal could exercise no control. As a result, although changing market interest rates impact repricing, Cardinal has retained much of its control over repricing.

     During 1997, in order to adjust its interest rate sensitivity, Cardinal reduced its rate sensitive liabilities by allowing shorter term time deposits of $100,000 and over to run off and eliminated its borrowed funds. Rate sensitive assets were increased during 1997 with the growth of variable rate loans. The above strategy was implemented to better position Cardinal for rate changes in either direction in consideration of conflicting economic forecasts.

     Cardinal conducts the rate sensitivity analysis through the use of a simulation model which also monitors earnings at risk by projecting earnings of Cardinal based upon an economic forecast of the most likely interest rate movement obtained through a third party. The model also calculates earnings of Cardinal based upon what are estimated to be the largest foreseeable rate increase and the largest foreseeable rate decrease. Such analysis translates interest rate movements and Cardinal's rate sensitivity position into dollar amounts by which earnings may fluctuate as a result of rate changes. Based upon the economic forecasts of the most likely interest rate movement, Cardinal's 12 month percentage deviation of earnings from a flat rate scenario would be .5%.

     Because projecting interest rate movements is not an exact science, Cardinal attempts to maintain its rate sensitivity gap within ranges specified by policy. Although Cardinal may shift its assets and/or liabilities to become slightly more or less asset sensitive or liability sensitive, Management attempts to keep the interest rate gap relatively near 1.00 at all times. This enables Cardinal to minimize the risk inherent in unexpected, significant changes in rates. This also enables Cardinal to reposition its interest rate gap without the potential impact of relying heavily on projections of interest rate movements which may not occur. Currently, Cardinal's rate sensitive liabilities exceed rate sensitive assets. Based upon projections of relatively level interest rates for 1998, Cardinal will attempt to increase its rate sensitive assets in 1998. Cardinal also actively monitors and reprices its deposits in an effort to maintain an appropriate net interest margin.

     Although inflation can affect performance of all types of businesses, a bank's asset and liability structure is substantially different from that of an industrial company in that virtually all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on its financial results depends principally upon Cardinal's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction or at the same magnitude as the prices of other goods and services. As discussed previously, Management seeks to control the relationship between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

     Year 2000

     Cardinal is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous date or cause a system to fail.

     Cardinal is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for the year 2000 compliance. It is anticipated that all reprogramming efforts will be complete by December 31, 1998, allowing adequate time for testing. To date, confirmations have been received from Cardinal's primarily processing vendors that plans are being developed to address processing of transactions in the year 2000. Management's assessment of the year 2000 compliance expense was determined to be immaterial and not have a material effect on Cardinal's future financial position or results of operations.

     Capital Adequacy

     During 1997, capital increased by $1,957,000 or 12.9% above year-end 1996. Earnings in 1997 of $1,860,000 net of dividends paid of $485,000 increased capital by $1,374,000. This increase was in addition to a capital adjustment resulting from an increase in the market value of Cardinal's available-for-sale investment portfolio which positively impacted capital in the amount of $582,000.

     As noted above, the annual shareholder cash dividend payment in 1997 was $485,000 compared to $371,000 in 1996. The dividend payout ratio, which represents the percentage of annual net income returned to the shareholders in the form of cash dividends, was 26.1% for 1997 compared to 24.3% for 1996. In setting the level of dividends to be paid, Cardinal considers the need to retain earnings at a level sufficient to finance future corporate growth, the effect of dividend payments on stock prices and, if applicable, regulatory restrictions on dividend payments.

     Risk-based capital ratios, based upon guidelines adopted by bank regulators in 1989, focus upon credit risk. Assets and certain off-balance sheet items are segmented into one of four broad risk categories and weighted according to the relative percentage of credit risk assigned by the regulatory authorities. Off-balance sheet instruments are converted into a balance sheet credit equivalent before being assigned to one of the four risk-weighted categories. To supplement the risk-based capital ratios, the regulators issued a minimum leverage ratio guideline (Tier I capital as a percentage of average assets less excludable intangibles).

     Capital elements are segmented into two tiers. Tier I capital for Cardinal represents shareholders' equity, while total capital represents Tier I capital plus the portion of the allowance for loan losses equal to 1.25% of risk adjusted assets.

     The maintenance of a strong capital base is an important aspect of Cardinal's philosophy. At December 31, 1997, Cardinal's Tier I ratio was 20.7%, the Total Capital Ratio was 21.8%, and the Leverage Ratio was 13.0%.

     Management believes Cardinal's current capital is adequate to support is operations. At this time, Cardinal is not aware of any recommendations by regulatory authorities which, if implemented, will have or are reasonably likely to have a material effect on liquidity, capital resources or operations.

     Summary of 1996 Compared to 1995

     Cardinal's net income for the year ended December 31, 1996 decreased to $1.52 million or 12% below 1995 net income of $1.74 million. Basic earnings per common share were $1.54 in 1996 compared to $1.76 in 1995. Diluted earnings per common share were $1.53 in 1996 compared to $1.75 in 1995.

     Noninterest expense in 1996 increased $382,000 from 1995. The primary factors in the increase were a rise in the cost of salaries and employee benefits of $456,000 and an increase in occupancy and equipment expenses of approximately $58,000. A decrease in FDIC insurance premiums in the amount of $115,000 from the 1995 level and a $45,000 decline in the cost of supplies, stationery and printing contributed to offset the increase.

     In 1996 capital increased by $394,000 or 2.7% above year-end 1995. During 1996, Cardinal realized earnings in the amount of $1,524,000 of which $371,000 was paid to shareholders as dividends. The increase in capital of $1,152,000 was partially offset by a capital adjustment resulting from a decline in the market value of Cardinal's available-for-sale investment portfolio of $758,000.

Cardinal Bancorp, Inc.

TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY
Interest Rates and Interest Differential - Tax Equivalent Basis
---------------------------------------------------------------------------------------------------------------------------------
Dollars in thousands                                 1997                          1996                         1995
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                         Average                      Average                        Average
ASSETS                                   Balance   Interest   Rate    Balance    Interest    Rate    Balance   Interest     Rate
---------------------------------------------------------------------------------------------------------------------------------
Short-term investments                  $  6,419    $   355   5.53%  $  1,611     $   86     5.34%  $  6,531     $  384     5.88%
Investment securities:
   Taxable                                40,451      2,730   6.75%    44,565      2,933     6.58%    38,368      2,358     6.15%
   Tax-advantaged                          5,968        548   9.18%     9,462        885     9.35%     5,918        628    10.61%
---------------------------------------------------------------------------------------------------------------------------------
Total investment securities               46,419      3,278   7.06%    54,027      3,818     7.07%    44,286      2,986     6.74%
Loans (net of unearned income)            69,812      6,537   9.36%    62,779      5,916     9.42%    61,939      6,044     9.76%
---------------------------------------------------------------------------------------------------------------------------------

Total interest-earning assets            122,650     10,170   8.29%   118,417      9,820     8.29%   112,756      9,414     8.35%
=================================================================================================================================
Allowance for loan losses                   (968)                      (1,282)                        (1,392)
All other non-earning assets               9,962                       10,091                          8,773
--------------------------------------------------------------------------------------------------------------------------------
Total assets                            $131,644                     $127,226                       $120,137
=================================================================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------------------
Deposits:
   Interest-bearing demand              $ 17,345    $   280   1.61%  $ 19,067     $  382     2.00%  $ 17,770     $  419     2.36%
   Savings                                18,988        512   2.70%    20,558        578     2.81%    21,073        624     2.96%
   Time                                   61,141      3,338   5.46%    56,834      3,103     5.46%    53,936      2,945     5.46%
Short-term borrowings                      1,569         83   5.29%       846         35     4.14%       104          6     5.77%
--------------------------------------------------------------------------------------------------------------------------------

Total interest-bearing liabilities      $ 99,043    $ 4,213   4.25%  $ 97,305     $4,098     4.21%  $ 92,883     $3,994     4.30%
--------------------------------------------------------------------------------------------------------------------------------
Demand deposits                           14,919                       13,625                         12,454
Other liabilities                          1,237                        1,074                          1,004
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities                        115,199                      112,004                        106,341
--------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                      16,445                       15,222                         13,796
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities & equity              $131,644                     $127,226                       $120,137
================================================================================================================================
Net interest income/yield on average
   earning assets                                   $ 5,957   4.86%               $5,722     4.83%               $5,420     4.81%
================================================================================================================================

     For purposes of calculating loan yields, the average loan volume includes nonaccrual loans. For purposes of calculating yields on tax-advantaged interest income, the taxable equivalent is made to equate tax-advantaged interest on the same basis as taxable interest. The marginal tax rate is 34%.


TABLE 2 - Changes in Net Interest Income - Tax Equivalent Basis
----------------------------------------------------------------------------------------------------
                                           1997 Versus 1996                1996 Versus 1995
                                          Increase (Decrease)             Increase (Decrease)
                                            Due to Change in                Due to Change in
----------------------------------------------------------------------------------------------------
                                       Average   Average            Average   Average
(Dollars in thousands)                 Volume     Rate     Total     Volume     Rate       Total
----------------------------------------------------------------------------------------------------
Interest Income
Short-term investments                  $ 238     $  31   $  269     ($289)      ($9)      ($298)
Investment securities:
   Taxable                               (271)       68     (203)      381       194         575
   Tax-advantaged                        (327)      (10)    (337)      376      (119)        257
----------------------------------------------------------------------------------------------------
Total investment securities              (598)       58     (540)      757        75         832
Loans (net of unearned income)            663       (42)     621        82      (210)       (128)
----------------------------------------------------------------------------------------------------

Total interest-earning assets           $ 303     $  47   $  350    $  550     ($144)     $  406
====================================================================================================

Interest Expense

Deposits:
   Interest-bearing demand               ($35)     ($68)   ($103)   $   31      ($68)       ($37)
   Savings                                (44)      (21)     (65)      (15)      (31)        (46)
   Time                                   235         0      235       158         0         158
Short-term borrowings                      40         8       48        37        (8)         29
----------------------------------------------------------------------------------------------------

Total interest-bearing liabilities        196       (81)     115       211      (107)        104
----------------------------------------------------------------------------------------------------

Net interest margin                     $ 107     $ 128   $  235    $  339      ($37)     $  302
====================================================================================================

Changes which are in part to volume and in part to rate are allocated in proportion to their relationship to the amounts of changes attributed directly to volume and rate.

TABLE 3 - PROVISION AND ALLOWANCE FOR LOAN LOSSES


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                         1997         1996          1995          1994         1993
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses, January 1                                    $957       $1,333        $1,494        $1,953        $2,239
Additions to provision for loan losses charged to
   operations                                                              0            0             0         (300)           125
Loans charged off during the year:
   Commercial, financial, agricultural                                     1          328            15            38           500
   Real estate - mortgage                                                  0           13             0            23             0
   Consumer                                                               75          149           180           155            18
-----------------------------------------------------------------------------------------------------------------------------------

         Total charge-offs                                                76          490           195           216           518
-----------------------------------------------------------------------------------------------------------------------------------

Recoveries of loans previously charged-off:
   Commercial, financial, agricultural                                    45           76            27            51            86
   Real estate - mortgage                                                 28           23             0             0             0
   Consumer                                                                4           15             7             6            21
-----------------------------------------------------------------------------------------------------------------------------------

         Total recoveries                                                 77          114            34            57           107
-----------------------------------------------------------------------------------------------------------------------------------

         Net charge-offs (recoveries)                                    (1)          376           161           159           411
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
Allowance for loan losses, December 31                                  $958         $957        $1,333        $1,494        $1,953
===================================================================================================================================

Average loans outstanding                                            $69,812      $62,779       $61,939       $62,128       $68,892
Period end loans                                                      73,940       67,173        61,601        60,845        64,871

Net charge-offs as a percentage of average loans                       0.00%        0.60%         0.26%         0.26%         0.60%
Allowance as a percentage of period-end loans                           1.30         1.42          2.16          2.46          3.01


TABLE 4 - NON-PERFORMING ASSETS


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                  1997           1996            1995           1994            1993
-----------------------------------------------------------------------------------------------------------------------------------
Loans contractually past due
   90 days and still accruing                                    $215             $0              $0             $1             $38
===================================================================================================================================

Non-performing assets:
   Nonaccrual loans:
         Commercial, financial, and agricultural                   $9             $0             $24            $14            $114
         Real estate - mortgage                                   201            454           1,427            443             576
         Consumer                                                 101            130             223            163             231
   Restructured loans                                              --             --             170             --              --
   Other real estate owned                                        168            229             357            836           1,334
-----------------------------------------------------------------------------------------------------------------------------------

Total non-performing assets                                      $479           $813          $2,201         $1,456          $2,255
===================================================================================================================================

Total non-performing assets as a percentage of
   period-end loans and other real estate owned                 0.65%          1.21%           3.55%          2.36%           3.41%


TABLE 5 - ANALYSIS OF OTHER EXPENSES
-------------------------------------------------------------------

-------------------------------------------------------------------
For the years ended December 31
Dollars in thousands                             1997   1996   1995
--------------------------------------------------------------------

Advertising, marketing, and public relations     $ 47   $ 42   $ 33

Audits and examinations                            45     44     43

Communications                                     40     44     36

Contributions                                      32      8     73

Directors fees                                     56     57     64

Dues and subscriptions                             32     34     27

Other insurance expenses                           43     42     47

Outside services                                  101    101     97

Postage                                            90     88     78

Seminars and training                              78     61     50

All other                                          86    111    106
-------------------------------------------------------------------

Total                                            $650   $632   $654
===================================================================

TABLE 6 - Carrying Value of Investment Securities
--------------------------------------------------------
Year Ended December 31            Available-For-Sale
--------------------------------------------------------

(Dollars in thousands)          1997      1996     1995
--------------------------------------------------------
U.S. Treasury                       $0       $0   $2,009
U.S. Government agencies        20,492   26,745   13,741
State and municipal              2,624    9,870    6,963
Other securities                     0        0      156
Mortgage-backed securities      20,565   14,281   27,529
Equity securities                  475      549      601
--------------------------------------------------------

Total investment securities    $44,156  $51,445  $50,999
========================================================

TABLE 7 - INVESTMENT SECURITIES

   The following table shows the maturities of investment securities at fair value and amortized cost as of December 31, 1997, and the weighted average yields of such securities. Those securities that do not have a single maturity date are shown in total. Yields are shown in total. Yields are shown on a tax equivalent basis, assuming a 34% federal income tax rate.


                                                                           AVAILABLE-FOR-SALE
                                                                           ------------------
(In thousands)
                                                               After 1 Year     After 5 Years                       Available-
                                                Within          but Within       but Within         After           For-Sale
                                                1 Year           5 Years          10 Years        10 Years           Total
                                                ------           -------          --------        --------           -----
U.S. Government agencies
   Fair value.............................          $0                $0           $19,997            $495           $20,492
   Amortized cost.........................           0                 0            19,888             496            20,384
   Yield..................................        0.0%              0.0%              7.0%            6.7%              7.0%

Mortgage-backed securities
   Fair value.............................        $306              $709              $842         $18,708           $20,565
   Amortized cost.........................         308               711               830          18,791            20,640
   Yield..................................        5.8%              5.8%              7.0%            7.1%              7.1%

State and municipal
   Fair value.............................        $175                $0              $348          $2,101            $2,624
   Amortized cost.........................         171                 0               348           2,014             2,533
   Yield..................................       10.5%              0.0%              7.0%           10.1%              9.7%

Equity securities
   Fair value.............................                                                            $475              $475
   Amortized cost.........................                                                             475               475
   Yield..................................                                                            6.5%              6.5%

TOTAL SECURITIES
   Fair value.............................        $481              $709           $21,187         $21,779           $44,156
   Amortized cost.........................         479               711            21,066          21,776            44,032
   Yield..................................        6.2%              5.8%              7.0%            7.0%              7.0%


TABLE 8 - LOAN AND LEASE PORTFOLIO


------------------------------------------------------------------------------------------------------------------------------------
At December 31                                         1997                           1996                         1995
------------------------------------------------------------------------------------------------------------------------------------
                                                          Percentage                      Percentage                    Percentage
                                                          of Loans to                     of Loans to                   of Loans to
Dollars in thousands                         Amount       Total Loans        Amount       Total Loans      Amount       Total Loans
------------------------------------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural      $13,992          19.0%         $12,933           19.3%        $9,954           16.2%
Real estate - construction                         0            0.0               0             0.0             0             0.0
Real estate - mortgage                        44,169           59.7          38,576            57.4        36,796            59.7
Consumer                                      15,779           21.3          15,664            23.3        14,851            24.1
------------------------------------------------------------------------------------------------------------------------------------
   Total                                     $73,940         100.0%         $67,173          100.0%       $61,601          100.0%
====================================================================================================================================


-------------------------------------------------------------------------------------------------------
At December 31                                             1994                       1993
-------------------------------------------------------------------------------------------------------
                                                             Percentage                     Percentage
                                                             of Loans to                    of Loans to
Dollars in thousands                            Amount       Total Loans     Amount         Total Loans
-------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural         $11,540          19.0%      $14,301            22.0%
Real estate - construction                            9            0.0          106              0.2
Real estate - mortgage                           35,108           57.7       35,296             54.4
Consumer                                         14,188           23.3       15,168             23.4
-------------------------------------------------------------------------------------------------------
   Total                                        $60,845         100.0%      $64,871           100.0%
=======================================================================================================


TABLE 9 - LOAN MATURITY AND INTEREST SENSITIVITY


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
At December 31
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Under one           One to Five       Over Five
                    Maturity                                           Year                 Years            Years          Total
----------------------------------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural                               $4,778                $5,078          $4,136         $13,992
Real estate - construction                                                 0                     0               0               0
----------------------------------------------------------------------------------------------------------------------------------

                                                                      $4,778                $5,078          $4,136         $13,992
==================================================================================================================================

Rate sensitivity of loans with maturities greater than 1 year:                           Variable rate                      $5,232
                                                                                           Fixed rate                        3,982
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
                                                                                                                            $9,214
==================================================================================================================================


TABLE 10 - ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------

At December 31
-------------------------------------------------------------------------------

Dollars in thousands                       1997   1996    1995    1994    1993
-------------------------------------------------------------------------------
Commercial, financial, and agricultural    $ 352  $ 340  $  592  $  445  $  864
Real estate - construction                     0      0       0       0       0
Real estate - mortgage                         0     16      36     149     208
Consumer                                     230    282     385     356     318
Unused commitments                            10      9       5      10      13
Unallocated                                  366    310     315     534     550
-------------------------------------------------------------------------------

   TOTAL                                   $ 958  $ 957  $1,333  $1,494  $1,953
===============================================================================

TABLE - 11 LOAN CONCENTRATIONS
--------------------------------------------------------------------------------

All of Cardinal's loans are to enterprises and individuals in Pennsylvania. At December 31, 1997, Cardinal's portfolio included the following concentrations.
--------------------------------------------------------------------------------

                                     Total         As a %       % Nonperforming
Dollars in thousands                Amount      of Tot. Loans   in each category
--------------------------------------------------------------------------------

Hotels, motels and                  $4,664            6.3                2.0
 restaurants
Mobile homes                         4,215            5.7                1.9
Agriculture                          4,069            5.5                0.5
Automobile dealers                   3,512            4.7                0.0
Timber and lumber                    3,424            4.6                0.0
Municipalities                       3,346            4.5                0.0

  TABLE 12 - AVERAGE DEPOSIT BALANCE
-----------------------------------------------------------------

Dollars in thousands
Year ended December 31                 1997      1996      1995
-----------------------------------------------------------------
Demand deposits                     $ 14,919  $ 13,625  $ 12,454
Interest-bearing demand deposits      17,345    19,067    17,770
Savings deposits                      18,988    20,558    21,073
Time deposits                         61,141    56,834    53,936
-----------------------------------------------------------------
Total                               $112,393  $110,084  $105,233
=================================================================

TABLE 13 - DEPOSIT MATURITY
-----------------------------------------------
Maturity of time deposits of $100 or more at
December 31, 1997
-----------------------------------------------

Dollars in thousands
-----------------------------------------------

Three months or less                     $2,716
Over three months through six months        584
Over six months through twelve months     3,814
Over twelve months                        2,701
-----------------------------------------------

Total                                    $9,815
===============================================

TABLE 14 - BALANCE SHEET GAP ANALYSIS
--------------------------------------------------------------------------------
At December 31, 1997             1-3        3-12       1-3    Over 3
Dollars in thousands           months     months      years    years       TOTAL
--------------------------------------------------------------------------------

ASSETS
Short-term investments         $ 2,942                                  $  2,942
Investments                      8,538     4,449      3,293    27,876     44,156
Loans, net of unearned income   37,336    14,148     10,861    11,595     73,940
--------------------------------------------------------------------------------

Total                          $48,816   $18,597    $14,154   $39,471   $121,038
================================================================================

LIABILITIES
Interest-bearing demand        $15,853                                  $ 15,853
Savings                         18,037                                    18,037
Time                             9,034    22,770     16,005     1,380     49,189
Time in denominations of
 $100 or more                    2,716     7,099                           9,815
Short-term borrowings            2,476                                     2,476
--------------------------------------------------------------------------------

Total                          $48,116   $29,869    $16,005   $ 1,380   $ 95,370
================================================================================

INTEREST SENSITIVITY GAP:

   Periodic                    $   700  ($11,272)   ($1,851)  $38,091
   Cumulative                            (10,572)   (12,423)   25,668
Cumulative gap as a
 percentage of earning assets        1%       -9%       -10%       21%

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                         OF OPERATIONS OF FIRST CAPITOL


     The following discussion and analysis of financial condition and results of operations of First Capitol provides a comparison of the performance of First Capitol for the periods indicated. The financial information presented should be reviewed in conjunction with the financial statements of First Capitol, including the related notes thereto, included elsewhere herein.

     Certain statements in this document may be considered to be "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, such as statements that include the words "expect", "estimate", "project", "anticipate", "should", "intend", "probability", "risk", "target", "objective" and similar expressions or variations on such expressions. In particular, this document includes forward-looking statements relating, but not limited to, First Capitol's potential exposures to various types of market risks, such as interest rate risk and credit risk. Such statements are subject to certain risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to: general economic conditions in market areas in which First Capitol has significant business activities or investments; the monetary and interest rate policies of the Board of Governors of the Federal Reserve System; inflation; deflation; unanticipated turbulence in interest rates; changes in laws, regulations and taxes; changes in competition and pricing environments; natural disasters; the inability to hedge certain risks economically; the adequacy of loss reserves; acquisitions or restructurings; technological changes; changes in consumer spending and saving habits; and the success of First Capitol in managing the risks involved in the foregoing.


Comparison of Results of Operations for the Three Months Ended March 31, 1998 and 1997

     Summary

     First Capitol's net income for the three months ended March 31, 1998 was $176,000, 25.4% higher than the $141,000 reported for the same period in 1997. Basic earnings per share for the first quarter of 1998 was $0.36, a 9.1% increase over the $0.33 recorded for the first quarter of 1997.

     Net income was positively influenced by improvement in net interest income due to loan growth and a shift to lower cost core deposits. Non-interest expenses were $756,000 for the three months ended March 31, 1998, an increase of $22,000 or 3.0% from $734,000 reported for the same period in 1997.

     Profitability for financial institutions can be measured by the return on average assets ("ROA") and the return on average equity ("ROE"). On an annualized basis, the ROA for the first three months of 1998 was 0.68%, compared to 0.63% for the same period in 1997. The ROE was 6.66% for the first three months of 1998 compared to 6.33% for the same period in 1997. In 1998, the ROE was negatively impacted by an increase in shareholders equity created by the exercise of outstanding stock purchase warrants.

     Net Interest Income - Tax Equivalent Basis

     The major source of operating revenues for First Capitol is net interest income which increased to a level of $971,000 for the first three months of 1998, which is $125,000 or 14.8% above the $846,000 attained in the same period for 1997.

     Net interest income is the income which remains after deducting the interest expense attributable to the acquisition of the funds required to support earning assets from total income generated by such earning assets. Income from earning assets includes income from loans, income from investment securities and income from short-term investments. The amount of interest income is dependent upon many factors including the volume of earning assets, the general level of interest rates, the dynamics of changing interest rates, and levels of non-performing assets. The cost of funds varies with the amount of funds necessary to support earning assets, the rates paid to attract and hold deposits, rates paid on borrowed funds, and the levels of noninterest-bearing demand deposits and equity capital.

     Table 1 presents average balances, interest and yields earned or paid on these assets and liabilities of First Capitol for the periods ended March 31, 1998 and 1997. For purposes of calculating interest income on Table 1, tax-exempt interest has been adjusted using a marginal tax rate of 34% in order to equate the yield on tax exempt securities to that of taxable interest rates. Net interest income as a percentage of net interest income and non-interest income was 94.3% and 84.5% for the periods ended March 31, 1998 and 1997, respectively.

     Table 1 illustrates that the growth in interest income in the quarter ended March 31, 1998 over the same quarter in 1997 was due to volume. The average growth in interest-earning assets of $13 million in the quarter ended March 31, 1998 over the same quarter in 1997, to a large extent, was due to average loan growth of $4.8 million as well as short-term investments which resulted from an increase in deposits. As illustrated in Table 1, the tax equivalent yield on earning assets of 8.51% for the quarter ended March 31, 1998 remained relatively constant to the level of 8.57% during the same quarter in 1997. The investment yields rose from a 6.30% average return for the quarter ended March 31, 1997 to 6.70% for the quarter ended March 31, 1998.

     Table 1 illustrates that the growth in interest expense for the quarter ended March 31, 1998 over the same quarter in 1997 was also due to volume. The average funding costs declined for the quarter ended March 31, 1998 to 5.12% from 5.18% for the same quarter in 1997. The decline in the average funding cost is due mainly to an increase in lower cost core deposits.

     First Capitol will continue to focus on sustained growth in its loan portfolio of small business credit which is its mission. Fluctuations in the net interest margin occur because it is not possible to exactly match the repricing of First Capitol's assets and liabilities. A further explanation of the impact of asset and liability repricing is found in the Asset/Liability Management section of this discussion.

     Provision and Allowance for Loan Losses

     First Capitol's provision for loan losses is based upon management's quarterly loan portfolio review. The purpose of the review, among other things, is to assess loan quality, identify impaired loans, analyze delinquencies, ascertain loan growth, evaluate potential charge-offs and recoveries, and assess general economic conditions in the York County market that it primarily serves.

     Commercial and real estate loans are rated by loan officers and, periodically, by loan review personnel. Consumer and residential real estate loans are generally reviewed in the aggregate, as they are of relatively small dollar size and homogeneous in nature.

     In addition to economic conditions, loan portfolio diversification, delinquency and historic loss experience, consideration is also given to examinations performed by the federal and state bank supervisory agencies.

     To determine the allowance for loan losses and corresponding provision, the amount required for specific allocation is first determined. For all types of loans, this amount is based upon specific borrower data determined by reviewing individual non-performing, delinquent, or potentially troubled credits. In addition, all criticized and classified loans are given a specific allocation based on the lowest quality loan ratings assigned by loan officers, semi-annual outside loan reviews and regulatory authorities.

     The unallocated portion of the allowance is the amount which, when added to these allocated amounts, brings the total to the amount deemed adequate by management at that time. This unallocated portion is available to absorb losses sustained anywhere within the loan portfolio.

     The loan portfolio represents loans made primarily within First Capitol's market area of York County, Pennsylvania.

     At March 31, 1998, the amount charged to operating expense for the provision for possible loan losses was $36,000 compared to $59,000 at March 31, 1997, or a decrease of 39%. This decrease in the provision was due to potential recoveries based upon an assessment of assets as security for loans. The extra provision made in the first quarter of 1997 covers specific loans as a result of the aforementioned assessment. The provision represents management's assessment of the risks inherent in the loan portfolio while providing amounts necessary to cover potential charge-offs. The allowance for loan losses as a percentage of net loans was 1.41% at March 31, 1998 compared to 1.48% at March 31, 1997. Delinquencies, 30 days or more past due, were 2.1% of total loans at March 31, 1998, compared to 2.7% at March 31, 1997.

     Table 3 is an analysis of the provision levels as well as the activity in the allowance for loan losses for the quarters ended March 31, 1998 and 1997. Table 2 reflects the March 31, 1998 and 1997 period history of non-performing assets and loans contractually past due 90 days and still accruing. The total non-performing assets at March 31, 1998 and 1997 were $484,000 and $357,000, respectively.

     Potential problem loans consist of loans which are performing, but for which potential credit problems have caused First Capitol to place them on its internally monitored loan list. At March 31, 1998, such loans, not included in Table 2, amount to $168,000. Depending upon the state of the economy and the impact thereon as to these borrowers, as well as future events such as regulatory examination assessment, these loans and others not currently so identified could be classified as non-performing in the future.

     Other Income

     Non-interest income for the three months ended March 31, 1998, decreased to $58,000, a decrease of $97,000 or 62.5%, as compared to the same period in 1997. This decrease was primarily attributed to a decrease in the service charges on deposit accounts from $68,000 at March 31, 1997 to $22,000 at March 31, 1998 and a decrease in the gain from the sale of securities from $71,000 at March 31, 1997 to $2,000 at March 31, 1998. The reason for the decrease in service charges on deposit accounts was due to a conversion from annual services charges on small business accounts to monthly. Non-interest income as a percentage of net interest income and non-interest income was 5.7% and 15.5% for the periods ended March 31, 1998 and 1997, respectively.

     Other Expenses

     Non-interest expenses are categorized into four main groupings: salaries and employee benefits, which include fringe benefits and employment taxes; occupancy expenses, net, which include depreciation, rents, maintenance, utilities, and insurance; equipment expenses, which include depreciation, rents and maintenance; and other operating expenses incurred in the operation of First Capitol's business.

     Non-interest expenses increased to $756,000, an increase of $22,000 or 3.0%, as compared to the same reportable period in 1997. Salaries and employee benefits, which represented the most significant portion of operating expenses, increased to $416,000, an increase of $17,000 or 4.2%, compared to the same reportable period in 1997. This increase was due to cost of living increases and staff promotions. Occupancy expense, net decreased to $83,000, a decrease of $5,000 or 5.6%, as compared to the same reportable period in 1997. Other expenses increased to $203,000, an increase of $8,000 or 4.2%, as compared to the same reportable period in 1997. The increase in Other Expenses was attributable to the loss incurred due to a robbery at one of First Capitol's branches.

     Income Taxes

     The provision for income taxes for the three months ended March 31, 1998 and 1997 was $61,000 and $67,000, respectively. The effective tax rate for the first quarter of 1998 was 25.6%, as compared to 32.3% in the first quarter of 1997. The reduction in effective tax rate for 1998 was primarily due to the increase in tax-free investments.

     Capital Adequacy

     First Capitol had shareholders' equity of $11,250,000 at March 31, 1998, compared to $8,900,000 at March 31, 1997. This increase was primarily due to the exercise of outstanding stock purchase warrants.

     Risk-based capital ratios, based upon guidelines adopted by bank regulators, focus on credit risk. Assets and certain off-balance sheet items are segmented into one of four broad-risk categories and weighted according to the relative percentage of credit risk assigned by the regulatory authorities. Off-balance sheet instruments are converted into a balance sheet credit equivalent before being assigned to one of the four risk-weighted categories.
To supplement the risk-capital ratios, the regulators issued a minimum leverage ratio guideline (Tier 1 capital as a percentage of quarterly average assets less excludable intangibles).

     Capital elements are segmented into two tiers. Tier 1 capital represents shareholders' equity reduced by excludable intangibles, while total capital represents Tier 1 capital plus certain allowable long-term debt and the portion of the allowance for loan losses which does not exceed 1.25% of risk-adjusted assets.

     The maintenance of a strong capital base is an important aspect of First Capitol's philosophy. First Capitol is required to have minimum Tier 1 and total capital ratios of 4.0% and 8.0%, respectively, and a minimum Tier 1 leverage ratio of 4.0%. First Capitol's actual Tier 1 and total capital ratios as of March 31, 1998 were 14.2% and 15.5%, respectively, and its leverage ratio was 10.2%. First Capitol's actual Tier 1 and total capital ratios as of March 31, 1997 were 12.8% and 14.1%, respectively, and its leverage ratio was 9.4%

     Market Risks

     Liquidity and interest rate sensitivity are related but distinctly different from one another. The maintenance of adequate liquidity - First Capitol's ability to meet the cash requirements of its customers and other financial commitments - is a fundamental aspect of First Capitol's asset/liability management strategy. First Capitol's attempts to diversify its funding sources - deposit accounts and purchased funds using a mix of short-term and long-term maturities - allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

     However, liquidity is not entirely dependent on increasing First Capitol's liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year amounted to $2,145,000 at March 31, 1998 and $1,759,000 at March 31, 1997. These maturing investments represent 8.4% and 8.2% of total investment securities. Short-term investments amounted to $5,867,000 at December 31, 1998 and $4,875,000 at December 31, 1997, and represent additional sources of liquidity. Moreover, all of First Capitol's investments are classified "available-for-sale."

     Closely related to the management of liquidity is the management of rate sensitivity which focuses on maintaining stability in the net interest margin, an important factor in earnings growth. Interest rate sensitivity is the matching or mismatching of the maturity and rate structure of the interest-bearing assets and liabilities. It is the objective of management to control the difference in the timing of the rate changes for these assets and liabilities to preserve a satisfactory net interest margin. In doing so, First Capitol endeavors to maximize earnings in an environment of changing interest rates. However, there is a lag in maintaining the desired matching because the repricing of products occurs at varying intervals.

     First Capitol employs a variety of methods to monitor interest rate sensitivity. By dividing the assets and liabilities into three groups - fixed rate, floating rate, and those which reprice only at management's discretion - strategies are developed which are designed to minimize exposure to interest rate fluctuations. Management also utilizes gap analysis to evaluate rate sensitivity at a given point in time.

     An institution with more assets repricing than liabilities over a given time frame is considered asset sensitive, and one with more liabilities repricing than assets is considered liability sensitive. An asset sensitive institution will generally benefit from rising rates, and a liability sensitive institution will generally benefit from declining rates. First Capitol has had and will, into the foreseeable future, experience a negative gap position (liability sensitive), and, therefore, would be negatively affected by a rise in interest rates.

First Capitol Bank

TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY Interest Rates and Interest Differential - Tax Equivalent Basis
--------------------------------------------------------------------------------

                                                                                    For the Three Months Ended March 31,
                                                                                    1998                            1997
                                                                   ---------------------------------  -----------------------------
                                                                    Average                            Average
(Dollars in thousands)                                             Balance(1)     Interest      Rate  Balance(1)   Interest    Rate
                                                                   ----------     --------      ----  --------     --------    ----
Earning Assets:
Federal funds sold...............................................    $  5,300       $   72     5.43%   $ 2,793       $   37   5.30%
Deposits in banks................................................         166            2     4.82         92            2   8.70
Investment securities:
 U.S. government agencies........................................      16,627          276     6.64     13,817          218   6.31
 State and municipal(2)..........................................       5,257           92     7.00      1,704           27   6.34
 Other securities................................................       1,048           16     6.11      1,678           26   6.20
                                                                     ------------------------------    ---------------------------
  Total securities...............................................      22,932          384     6.70     17,199          271   6.30
Loans:
 Commercial and industrial.......................................      55,144        1,302     9.44     50,105        1,168   9.32
 Real estate.....................................................      12,731          262     8.23     12,499          265   8.48
 Consumer........................................................       2,593           69    10.64      2,896           80  11.05
 Overdrafts......................................................         359            0     0.00        505            0   0.00
                                                                     ------------------------------    ---------------------------
  Total loans....................................................      70,827        1,633     9.22     66,005        1,513   9.17
Allowance for loan losses........................................        (982)           0     0.00       (957)           0   0.00
                                                                     ------------------------------    ---------------------------
Loans, net.......................................................      69,845        1,633     9.35     65,048        1,513   9.30
                                                                     ------------------------------    ---------------------------
Total earning assets.............................................      98,243       $2,091     8.51%    85,132       $1,823   8.57%
Cash and due from banks..........................................       3,160                            2,363
Bank premise and equipment, net..................................       1,731                            1,797
Accrued interest receivable......................................         547                              495
Other assets.....................................................       1,220                            1,070
                                                                     ------------------------------    ---------------------------
Total assets.....................................................    $104,901                          $90,857
                                                                     ==============================    ===========================
Liabilities and Shareholders' Equity:
Deposits:
 Demand-interest bearing.........................................    $ 23,541       $  263     4.47%   $18,606       $  206   4.43%
 Savings.........................................................      12,806          138     4.31     10,746          121   4.50
 Time............................................................      24,706          352     5.70     25,913          364   5.62
 Time over $100,000..............................................       9,195          127     5.52     10,292          138   5.36
                                                                     ------------------------------    ---------------------------
  Total interest-bearing deposits................................      70,248          880     5.01     65,557          829   5.06
Securities sold under agreements to repurchase...................       8,228          116     5.64      2,404           33   5.49
Borrowed funds...................................................       6,682           93     5.57      6,796          106   6.24
                                                                     ------------------------------    ---------------------------
  Total interest-bearing liabilities.............................      85,158       $1,089     5.12%    74,757       $  968   5.18%
Accrued interest payable.........................................         698                              681
Demand-noninterest bearing.......................................       7,937                            6,224
Other liabilities................................................         314                              233
                                                                     ------------------------------    ---------------------------
Total liabilities................................................      94,107                           81,895
Shareholders' equity.............................................      10,794                            8,962
                                                                     ------------------------------    ---------------------------
Total liabilities and shareholders' equity.......................    $104,901                          $90,857
                                                                     ==============================    ===========================

Net interest income..............................................                   $1,002                           $  855
Net interest spread..............................................                              3.39%                          3.39%
Net interest margin(3)...........................................                              4.08%                          4.02%

-----------------------------------
(1) Average balances have been computed using daily balances. Nonaccrual loans are included in loan balances.
(2) Interest and yield are presented on a tax equivalent basis using a 34.0% statutory tax rate for each period.
(3) Represents the difference between interest earned and interest paid, divided by average total earning assets (annualized).

First Capitol Bank

TABLE 2 - NON-PERFORMING ASSETS
-------------------------------------------------------------------------------
                                                               At March 31,
                                                           --------------------
(In thousands)                                             1998            1997
                                                           ----            ----

Nonaccrual loans.........................................  $ 484          $ 357
Foreclosed assets held for sale..........................      0              0
                                                           --------------------

Total non-performing assets..............................  $ 484          $ 357
                                                           ====================

Loans contractually past due 90 days and still accruing..  $ 129          $  93
                                                           ====================

Non-performing assets as a percentage of loans and
 foreclosed assets.......................................   0.68%          0.55%

Non-performing assets as a percentage of assets..........   0.44%          0.37%




TABLE 3 - PROVISION AND ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------
                                                              At March 31,
                                                          --------------------
(In thousands)                                            1998            1997
                                                          ----            ----

Balance of allowance for loan losses at beginning of
 period...............................................   $  973          $ 947
Charge-offs:
  Commercial and industrial...........................        0             45
  Real estate.........................................        0              0
  Consumer............................................        0              8
                                                         ---------------------
     Total............................................        0             53
Recoveries:
  Commercial and industrial...........................        0              1
  Real estate.........................................        0              0
  Consumer............................................        0              0
                                                         ---------------------
     Total............................................        0              1
                                                         ---------------------

Net charge-offs(recoveries)...........................        0             52
Provision for loan losses.............................       36             59
                                                         ---------------------

Balance at end of period..............................   $1,009          $ 954
                                                         =====================

Ratio of net charge-offs during period to average
    loans outstanding during period...................     0.00%          0.08%

Ratio of allowance for loan losses to:
  Total loans, net of unearned income.................     1.41%          1.48%
  Total non-performing loans..........................      208%           267%

Comparison of Results of Operations for the Years Ended December 31, 1997, 1996 and 1995

     Overview

     Net income for 1997 increased to $672,000, an increase of $119,000 or 21.6% over 1996. Net income for 1996 was $553,000, an increase of $22,000 or 4.1% over 1995. On a per share basis, net income was $1.54 (basic) and $1.48 (diluted) in 1997, $1.30 (basic) and $1.24 (diluted) in 1996, and $1.25 (basic) and $1.22 (diluted) in 1995, respectively. Weighted average shares outstanding for 1997, 1996 and 1995 were 435,491/455,162 (basic/diluted), 423,569/445,009
(basic/diluted) and 423,569/433,350 (basic/diluted), respectively.

     Profitability for financial institutions can be measured by the return on average assets ("ROA") and the return on average equity ("ROE"). The ROA for the years 1997, 1996 and 1995 was 0.68%; 0.63% and 0.66%, respectively. The ROE for the years 1997, 1996 and 1995 was 7.20%, 6.41% and 6.49%, respectively. The improvement in ROA was a reflection of improvement in interest margins from lower-cost core deposits. The ROE was negatively impacted by an increase in shareholders' equity created by the partial exercise of outstanding stock purchase warrants.

     The growth in the net income during 1997 was attributable to improvement in net interest income, which increased to $3,767,000, an increase of $446,000 or 13.4% over 1996, and which was coupled with an increase in noninterest income to $277,000, an increase of $133,000 or 92.4% over 1996. This increase more than offset the increase in noninterest expense to $2,931,000, an increase of $469,000 or 19.0% over 1996. First Capitol maintained its focus on small business services within its market area with specific attention given to increasing market share.

     Net income in 1996 was $553,000, an increase of $22,000 or 4.1% over 1995. Noninterest income in 1996 was $144,000, a decrease of $18,000 or 11.1% from 1995. Noninterest expense in 1996 was $2,462,000, an increase of $68,000 or 2.9% over 1995.

     Net Interest Income-Tax Equivalent Basis

     Table 1 presents average balances, interest and yields earned or paid on these assets and liabilities of First Capitol for the years ended December 31, 1997, 1996 and 1995. For purposes of calculating interest income on Table 1, tax-exempt interest on state and municipal securities has been adjusted using a marginal tax rate of 34% in order to equate the yield on tax-exempt securities to that of taxable interest rates. Net interest income as a percentage of net interest income and noninterest income was 93.2%, 95.8% and 94.9% for the years ended December 31, 1997, 1996 and 1995, respectively.

     Table 2 illustrates that the growth in interest income in 1997 over 1996 was due primarily to volume. The average growth in interest-earning assets of $9,628,000 in 1997 over 1996, to a large extent, was due to average loan growth of $5,448,000. As illustrated in Table 1, the tax equivalent yield on investment securities for 1997 remained constant at the 1996 level of 6.57%. This stability in the tax equivalent yield on investment securities was maintained as well as an increase in the yield on total loans from 9.22% in 1996 to 9.44% in 1997, which is attributable to effective management of the portfolio.

     Table 2 illustrates that the growth in interest expense in 1997 over 1996 was also due to volume. The average funding costs decreased in 1997 to 5.16% from 5.33% in 1996. The drop in the average funding cost is due mainly to improvement in the lower cost core deposit categories.

     First Capitol will be focusing on sustained growth not only in its loan portfolio, but also in low cost funding sources. Fluctuations in the net interest margin occur because it is not possible to exactly match the repricing of First Capitol's assets and liabilities. A further explanation of the impact of asset and liability repricing is found in the Market Risks section of this discussion.

     Provision and Allowance for Loan Losses

     The unallocated portion of the allowance for loan losses is the amount which, when added to these allocated amounts, brings the total to the amount deemed adequate by management at that time. This unallocated portion is available to absorb losses sustained anywhere within the loan portfolio. Table 10 presents this allocation for the years ended December 31, 1997, 1996, 1995, 1994 and 1993.

     The review of the loan portfolio is a continuing event in light of a changing economy and the dynamics of the banking and regulatory environment. In management's opinion, the allowance for loan losses is adequate at December 31, 1997. As illustrated in Table 3, the provision for loan losses was $174,000 for 1997 compared to $182,000 in 1996. Net charge-offs, as seen in Table 3, were $148,000 for 1997 compared to $189,000 in 1996. As a result, the allowance for loan losses at December 31, 1997 was 1.37% of period-end loans, or $973,000, compared with 1.43% or $947,000 at December 31, 1996. The allowance for loan losses as a percentage of non-performing loans increased from 335% at December 31, 1996 to 341% at December 31, 1997.

     Should the economic climate no longer continue to improve or should it begin to deteriorate, borrowers may experience difficulty, and the level of non-performing loans and assets, charge-offs, and delinquencies could rise and require further increase in the provision.

     In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for possible loan losses. They may require additions to allowances based upon their judgments about information available to them at the time of examination.

     It is the policy of First Capitol not to renegotiate the terms of a loan simply because of its delinquency status. A loan is transferred to non-accrual status if it is not well secured and in the process of collection and is delinquent in payment of either principal or interest beyond 90 days. Interest income which would have been recorded on these loans in 1997 and 1996 under the original terms was $45,000 and $29,000, respectively. No interest income was recorded on non-accrual loans for either 1997 or 1996. At December 31, 1997, First Capitol had no outstanding commitments to advance additional funds with respect to these non-performing loans.

     Table 3 is an analysis of the provision levels as well as the activity in the allowance for loan losses for the past five years. Table 4 reflects the five-year history of non-performing assets and loans contractually past due 90 days and still accruing. The total non-performing assets at December 31, 1997 and 1996 were $285,000 and $283,000, respectively.

     Real estate acquired through foreclosure is carried at fair value minus estimated costs to sell at the time of foreclosure. Prior to foreclosure, the recorded amount of the loan is written-down, if necessary, to fair value by charging the allowance for loan losses. Subsequent to foreclosure, gains or losses on the sale of real estate acquired through foreclosure are recorded in operating income, and any losses determined as a result of periodic valuations are charged to other operating expense. There were no foreclosed assets held for sale at December 31, 1997 and 1996.

     There were loans at December 31, 1997 and 1996 totaling $194,000 and $97,000, respectively, with principal and/or interest delinquent 90 days or more which were still accruing interest. Management continuously monitors all delinquent loans under 90 days in order to minimize any increase in the 90 day or over category.

     Potential problem loans consist of loans which are performing, but for which potential credit problems have caused First Capitol to place them on its internally monitored loan list. At December 31, 1997, such loans, not included in Table 4, amounted to $138,000. Depending upon the state of the economy and the impact thereon as to these borrowers, as well as future events such as regulatory examination assessment, these loans and others not currently so identified could be classified as non-performing assets in the future.

     Other Income

     Non-interest income consists of service charges on deposit accounts; mortgage referral fees; fees received for travelers' check sales and money orders; fees for trust referrals; gains and losses on security transactions; and other miscellaneous income. Other income as a percentage of net interest income and other income was 6.8%, 4.2% and 5.1% for 1997, 1996 and 1995, respectively.

     Non-interest income in 1997 increased $133,000 or 92.2% over 1996. This increase was primarily due to an increase in the gains on sale of securities of $73,000. Non-interest income in 1996 decreased $18,000 or 11.1% from 1995.
This decrease was primarily due to a decrease in the gains on sale of securities of $31,000.

     Other Expenses

     Non-interest expenses are categorized into four main groupings: salaries and employee benefits, which include fringe benefits and employment taxes; occupancy expenses, net, which include depreciation, rents, maintenance, utilities, and insurance; equipment expenses, which include depreciation, rents and maintenance; and other operating expenses (described in Table 5) incurred in the operation of First Capitol's business.

     The salary and employee benefits expenses rose by $307,000 or 23.0% from 1997 to 1996, occupancy and equipment expenses were higher by $101,000 or 21.2%, while other operating expenses increased $61,000 or 9.4%. Increases in all three categories were the result of the addition of a new branch in January 1997. The real estate and equipment were purchased from another institution.

     Other operating expenses (see Table 5) decreased $93,000 or 12.4% from 1995 to 1996 due to a restructuring of First Capitol's method of accounting under the rules established by FASB 91.

     Income Taxes

     First Capitol's effective tax rate for 1997 was 28.4% compared to 32.7% in 1996 and 7.3% in 1995. The decrease in 1997 was primarily due to the purchase of municipal securities. In 1995, First Capitol reversed its $132,000 valuation reserve for deferred taxes.

     First Capitol recognizes deferred tax liabilities for taxable temporary differences (the difference between financial and tax bases), and deferred tax assets for deductible temporary differences. Management believes the deferred tax assets, recognized at December 31, 1997, will be realized in future tax returns.

Financial Condition

     Investment Securities

     Generally accepted accounting principles require the segregation of investment securities into three categories, each having a distinct accounting treatment.

     Securities identified as "held-to-maturity" continue to be carried at their amortized cost and, except for limited circumstances, may not be sold prior to maturity. Securities identified as "available-for-sale" must be reported at their market or "fair" value and the difference between that value and their amortized cost recorded in the equity section, net of taxes. Securities identified as "trading account securities" are marked-to-market with the change recorded in the income statement.

     In December 1995, First Capitol classified all of its investment securities as "available-for-sale" and has continued to record all subsequent investment security purchases as "available-for-sale." The movement in interest rates between December 31, 1996 and December 31, 1997 has caused the total equity of First Capitol to be positively impacted by $106,000 as the "unrealized gain on available-for-sale securities, net of taxes," increased from ($25,000) in 1996 to $82,000 in 1997.

     Presently, First Capitol does not engage in trading activity, but does engage in active portfolio management. In order to provide First Capitol with maximum flexibility with regards to its investment portfolio, First Capitol has designated all of its securities as "available-for-sale" (see Table 6). Investment strategies employed by First Capitol address liquidity, capital adequacy, and net interest margin considerations. Table 7 illustrates the maturities of these security portfolios and the weighted averaged yields at December 31, 1997. Yields are shown on a tax equivalent basis assuming a 34% federal income tax rate. At December 31, 1997, First Capitol held no securities of one issuer, other than U.S. Government obligations, where the aggregate book value exceeded ten percent of shareholders' equity.

     Loans

     Table 8 presents the loans outstanding by type of loan for the past five year-ends. In 1997, loans increased to $70,253,000, a $4,779,000 increase or 7.3% over 1996. Commercial and industrial, and real estate loans increased $4,975,000 and $200,000, respectively, and consumer loans decreased by $386,000 from 1996. The decrease in consumer loans resulted from payoffs and a discontinuance of third-party installment loans.

     The loan portfolio represents loans made primarily within First Capitol's market area of York County, Pennsylvania.

     First Capitol has historically reported a significant amount of commercial and industrial loans, as depicted in Table 8. Many of these loans have real estate taken as collateral for additional security for business or personal purposes not related to the acquisition of the real estate pledged.

     Table 9 represents the maturity of commercial, financial, and agricultural loans as well as real estate construction loans at December 31, 1997.

     Deposits

     First Capitol's deposit base is consumer-oriented, consisting of time deposits, primarily certificates of deposit with various terms; interest-bearing demand accounts; savings accounts; and demand deposits. The average amounts of deposits by type are summarized in Table 11 for the years presented. Table 12 presents a breakdown of maturities of time deposits of $100,000 or more as of December 31, 1997.

     Capital Adequacy

     First Capitol had shareholders' equity of $10,400,000 at December 31, 1997 and $8,905,000 at December 31, 1996. This increase in shareholders' equity was primarily due to the exercise of outstanding stock purchase warrants.

     Risk-based capital ratios, based upon guidelines adopted by bank regulators, focus on credit risk. Assets and certain off-balance sheet items are segmented into one of four broad-risk categories and weighted according to the relative percentage of credit risk assigned by the regulatory authorities. Off-balance sheet instruments are converted into a balance sheet credit equivalent before being assigned to one of the four risk-weighted categories. To supplement the risk-based capital ratios, the regulators issued a minimum leverage ratio guideline (Tier 1 capital as a percentage of quarterly average assets less excludable intangibles).

     Capital elements are segmented into two tiers. Tier 1 capital represents shareholders' equity reduced by excludable intangibles, while total capital represents Tier 1 capital plus certain allowable long-term debt and the portion of the allowance for loan losses which does not exceed 1.25% of risk-adjusted assets.

     The maintenance of a strong capital base is an important aspect of First Capitol's philosophy. First Capitol is required to have minimum Tier 1 and total capital ratios of 4.0% and 8.0%, respectively, and a minimum Tier 1 leverage ratio of 4.0%. First Capitol's actual Tier 1 and total capital ratios at December 31, 1997 were 13.3% and 14.5%, respectively, and its leverage ratio was 9.6%. Therefore, First Capitol has leverage and risk-weighted ratios in excess of regulatory minimums and is considered "well-capitalized" under regulatory guidelines.

     Market Risks

     The types of market risk exposures generally faced by banking entities include interest rate risk, liquidity risk, equity market price risk, foreign currency risk and commodity price risk. Due to the nature of its operations, only interest rate risk and liquidity risk are significant to First Capitol.

     Liquidity and interest rate sensitivity are related but distinctly different from one another. The maintenance of adequate liquidity - First Capitol's ability to meet the cash requirements of its customers and other financial commitments - is a fundamental aspect of First Capitol's asset/liability management strategy. First Capitol's attempts to diversify its funding sources - deposit accounts and purchased funds using a mix of short-term and long-term maturities - allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

     However, liquidity is not entirely dependent on increasing First Capitol's liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year as of December 31, 1997, 1996 and 1995 amounted to $2,167,000, $1,511,000 and $2,685,000, respectively. These maturing investments represent 9.5%, 8.1% and 17.0% of total investment securities, respectively. Short-term investments amounted to $6,958,000, $2,505,000 and $3,468,000, respectively, and represent additional sources of liquidity. Moreover, all of First Capitol's investments are classified "available-for-sale" (see Table 6).

     Closely related to the management of liquidity is the management of rate sensitivity which focuses on maintaining stability in the net interest margin, an important factor in earnings growth. Interest rate sensitivity is the matching or mismatching of the maturity and rate structure of the interest-bearing assets and liabilities. It is the objective of management to control the difference in the timing of the rate changes for these assets and liabilities to preserve a satisfactory net interest margin. In doing so, First Capitol endeavors to maximize earnings in an environment of changing interest rates. However, there is a lag in maintaining the desired matching because the repricing of products occurs at varying intervals.

     First Capitol employs a variety of methods to monitor interest rate sensitivity. By dividing the assets and liabilities into three groups - fixed rate, floating rate, and those which reprice only at management's discretion - strategies are developed which are designed to minimize exposure to interest rate fluctuations. Management also utilizes gap analysis to evaluate rate sensitivity at a given point in time.

     Table 13 illustrates First Capitol's estimated interest rate sensitivity and periodic and cumulative gap positions as calculated at December 31, 1997. An institution with more assets repricing than liabilities over a given time frame is considered asset sensitive, and one with more liabilities repricing than assets is considered liability sensitive. An asset sensitive institution will generally benefit from rising rates, and a liability sensitive institution will generally benefit from declining rates. First Capitol has had and will, into the foreseeable future, experience a negative gap position (liability sensitive), and, therefore, would be negatively affected by a rise in interest rates.

First Capitol Bank

TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY Interest Rates and Interest Differential - Tax Equivalent Basis
--------------------------------------------------------------------------------

                                                                   For the Year Ended December 31,
                                                1997                           1996                             1995
                                  ------------------------------   ------------------------------   ------------------------------
                                  Average                          Average                          Average
(Dollars in thousands)            Balance(1)     Interest   Rate   Balance(1)     Interest   Rate   Balance(1)     Interest   Rate
                                  ---------      --------   ----   ---------      --------   ----   ---------      --------   ----
Earning Assets:
Federal funds sold..............    $ 3,299       $   181   5.49%    $ 1,676        $   89   5.31%    $ 2,850        $  167   5.86%
Deposits in banks...............        110             7   6.36          60             4   6.67          35             4  11.43
Investment securities:
  U.S. government agencies......     16,904         1,093   6.47      16,103         1,054   6.55      13,157           905   6.88
  State and municipal(2)........      3,929           278   7.08       1,747           122   6.98       2,193           133   6.06
  Other securities..............      1,156            73   6.31       1,621           103   6.35       1,129            73   6.47
                                    ----------------------------     ----------------------------     ----------------------------
     Total securities...........     21,989         1,444   6.57      19,471         1,279   6.57      16,479         1,111   6.74
Loans:
  Commercial and industrial.....     51,913         5,001   9.63      46,941         4,409   9.39      41,556         4,092   9.85
  Real estate...................     13,015         1,113   8.55      12,534         1,042   8.31      13,432         1,077   8.02
  Consumer......................      2,753           307  11.15       2,852           320  11.22       2,532           280  11.06
  Overdrafts....................        362             0   0.00         268             0   0.00         231             0   0.00
                                    ----------------------------     ----------------------------     ----------------------------
     Total loans................     68,043         6,421   9.44      62,595         5,771   9.22      57,751         5,449   9.44
Allowance for loan losses.......       (962)            0   0.00        (951)            0   0.00        (907)            0   0.00
                                    ----------------------------     ----------------------------     ----------------------------
Loans, net......................     67,081         6,421   9.57      61,644         5,771   9.36      56,844         5,449   9.59
                                    ----------------------------     ----------------------------     ----------------------------
Total earning assets............     92,479       $ 8,053   8.71%     82,851        $7,143   8.62%     76,208        $6,731   8.83%
Cash and due from banks.........      2,655                            2,188                            2,315
Bank premise and equipment, net.      1,774                            1,077                              585
Accrued interest receivable.....        529                              504                              510
Other assets....................      1,109                              755                              597
                                    ----------------------------     ----------------------------     ----------------------------
Total assets....................    $98,546                          $87,375                          $80,215
                                    ============================     ============================     ============================
Liabilities and Shareholders'
 Equity:
Deposits:
  Demand-interest bearing.......    $20,914       $   932   4.46%    $15,092        $  692   4.59%    $11,154        $  526   4.72%
  Savings.......................     12,021           524   4.36       8,726           394   4.52       7,878           385   4.89
  Time..........................     25,223         1,445   5.73      28,045         1,607   5.73      31,275         1,909   6.10
  Time over $100,000............      9,947           543   5.46       9,743           534   5.48       9,706           553   5.70
                                    ----------------------------     ----------------------------     ----------------------------
     Total interest-bearing
      deposits..................     68,105         3,444   5.06      61,606         3,227   5.24      60,013         3,373   5.62
Securities sold under
 agreements to repurchase.......      6,468           372   5.75       2,350           130   5.53       2,351           144   6.13
Borrowed funds..................      6,591           375   5.69       7,494           450   6.00       2,883           208   7.21
                                    ----------------------------     ----------------------------     ----------------------------
     Total interest-bearing
      liabilities...............     81,164       $ 4,191   5.16%     71,450        $3,807   5.33%     65,247        $3,725   5.71%

                                                                   For the Year Ended December 31,
                                                1997                           1996                             1995
                                  ------------------------------   ------------------------------   ------------------------------
                                  Average                          Average                          Average
(Dollars in thousands)            Balance(1)     Interest   Rate   Balance(1)     Interest   Rate   Balance(1)     Interest   Rate
                                  ---------      --------   ----   ---------      --------   ----   ---------      --------   ----

Accrued interest payable........        685                              730                              845
Demand-noninterest bearing......      7,089                            6,335                            5,700
Other liabilities...............        277                              235                              248
                                    ----------------------------     ----------------------------     ----------------------------
Total liabilities...............     89,215                           78,750                           72,040
Shareholders' equity............      9,331                            8,625                            8,175
                                    ----------------------------     ----------------------------     ----------------------------
Total liabilities and share-
 holders' equity................    $98,546                          $87,375                          $80,215
                                    ============================     ============================     ============================

Net interest income.............                   $3,862                           $3,336                           $3,006

Net interest spread.............                            3.55%                            3.29%                            3.12%

Net interest margin(3)..........                            4.18%                            4.03%                            3.94%

--------------------------
(1) Average balances have been computed using daily balances. Nonaccrual loans are included in loan balances.
(2) Interest and yield are presented on a tax equivalent basis using a 34.0% statutory tax rate for each period.
(3) Represents the difference between interest earned and interest paid, divided by average total earning assets (annualized).

First Capitol Bank

TABLE 2 - CHANGES IN NET INTEREST INCOME - TAX EQUIVALENT BASIS
---------------------------------------------------------------

                                                                     1997 Versus 1996            1996 Versus 1995
                                                                    Increase (Decrease)         Increase (Decrease)
                                                                    Due to Change in(1)         Due to Change in(1)
                                                                   ----------------------    ------------------------
                                                                   Average Average           Average  Average
(Dollars in thousands)                                             Volume   Rate   Total     Volume    Rate    Total
                                                                   ------   ----   ------    ------    ----    ------
Interest Income:
Federal funds sold...............................................   $  89   $  3   $  92     $ (64)    $ (14)  $ (78)
Deposits in banks................................................       3      0       3         2        (2)      0
Securities available for sale:
  Taxable........................................................      22    (13)      9       226       (47)    179
  Non-taxable....................................................     154      2     156       (29)       18     (11)
Loans (includes fees)............................................     512    138     650       449      (127)    322
                                                                    -------------------------------------------------
Total interest income............................................     780    130     910       584      (172)    412

Interest Expense:
  Demand - interest bearing and savings..........................     404    (34)    370       220       (45)    175
  Time...........................................................    (162)     0    (162)     (190)     (112)   (302)
  Time - $100,000 and over.......................................      11     (2)      9         2       (21)    (19)
  Securities sold under agreements to repurchase.................     237      5     242         0       (14)    (14)
  Borrowed funds.................................................     (52)   (23)    (75)      282       (40)    242
                                                                    -------------------------------------------------
Total interest expense...........................................     438    (54)    384       314      (232)     82
                                                                    -------------------------------------------------
Net interest income..............................................   $ 342   $184   $ 526     $ 270     $  60   $ 330
                                                                    =================================================

----------------------------------
(1) The proportion of the total change attributable to volume and rate changes during the period has been allocated to the volume and rate components based upon the absolute dollar amount of the change in each component prior to the allocation.

First Capitol Bank

TABLE 3 - PROVISION AND ALLOWANCE FOR LOAN LOSSES


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           At December 31,
                                                                -------------------------------------------------------------------
(In thousands)                                                   1997          1996        1995           1994            1993
                                                                 ----          ----        ----           ----            ----
Balance of allowance for loan losses at beginning of period....   $947          $954        $894           $839            $563
Charge-offs:
     Commercial and industrial.................................    141           157         119             64              30
     Real estate...............................................      0            26           0              0               0
     Consumer..................................................     18            18          14              4               2
                                                                ------------------------------------------------------------------
         Total.................................................    159           201         133             68              32
Recoveries:
     Commercial and industrial.................................     10            12          27             12               0
     Real estate...............................................      0             0           0              0               0
     Consumer..................................................      1             0           7              1               0
                                                                ------------------------------------------------------------------
         Total.................................................     11            12          34             13               0
                                                                ------------------------------------------------------------------

Net charge-offs(recoveries)....................................    148           189          99             55              32
Provision for loan losses......................................    174           182         159            110             308
                                                                   ---------------------------------------------------------------

Balance at end of period.......................................   $973          $947        $954           $894            $839
                                                                 =================================================================

Ratio of net charge-offs during period to average
    loans outstanding during period............................   0.22%         0.30%       0.17%          0.10%           0.06%

Ratio of allowance for loan losses to:
     Total loans, net of unearned income.......................   1.37%         1.43%       1.64%          1.57%           1.59%
     Total non-performing loans................................    341%          335%        142%           159%          1,678%


First Capitol Bank

TABLE 4 - NON-PERFORMING ASSETS
--------------------------------------------------------------------------------

                                                         At December 31,
                                            ---------------------------------------
(In thousands)                                 1997    1996    1995    1994    1993
                                              ------  ------  ------  ------  ------
Nonaccrual loans..........................    $ 285   $ 283   $ 557   $ 562   $  50
Foreclosed assets held for sale...........        0       0     116       0       0
                                            ---------------------------------------

Total non-performing assets...............    $ 285   $ 283   $ 673   $ 562   $  50
                                            =======================================

Loans contractually past due 90 days and
  still accruing..........................    $ 194   $  97   $  96   $  15   $  28
                                            =======================================

Non-performing assets as a percentage of
  loans and foreclosed assets.............     0.40%   0.43%   1.16%   0.99%   0.09%

Non-performing assets as a percentage of
  assets..................................     0.26%   0.30%   0.83%   0.77%   0.07%

First Capitol Bank

TABLE 5 - ANALYSIS OF OTHER OPERATING EXPENSES
-------------------------------------------------------------------------------
                                                         At December 31,
                                                   ----------------------------
(Dollars in thousands)                             1997        1996        1995
                                                   ----        ----        ----

Audits and examinations.......................     $ 64        $ 59        $ 54
Communications................................       30          34          24
Directors' fees...............................       96          71          77
Legal and professional........................       32          16           8
Outside services..............................       31          47          45
Taxes, other than income......................       93          79          70
Postage.......................................       38          38          34
Stationery and supplies.......................       84          75          81
All other.....................................      243         231         349
                                                   ----------------------------

  Total.......................................     $711        $650        $742
                                                   ============================




TABLE 6 - CARRYING VALUE OF INVESTMENT SECURITIES
-------------------------------------------------------------------------------
                                                         At December 31,
                                                 ------------------------------
(Dollars in thousands)                            1997        1996        1995
                                                  ----        ----        ----

U.S. Treasury securities......................  $ 2,009     $ 1,996     $ 2,514
U.S. Government and agencies..................    2,249       3,293       3,621
State and municipal...........................    4,506       1,617       1,758
Other securities..............................        0          47          50
Mortgage-backed securities....................   13,099       9,956       7,072
Equity securities.............................    1,048       1,810         947
                                                -------------------------------

  Total investment securities.................  $22,911     $18,719     $15,962
                                                ===============================
-------------------------
All of First Capitol Bank's securities are classified as available-for-sale.

First Capitol Bank

TABLE 7 - INVESTMENT SECURITIES

     The following table shows the maturities of investment securities at fair value and amortized cost as of December 31, 1997, and the weighted average yields of such securities. Yields are shown on a tax equivalent basis, assuming a 34% federal income tax rate.


                                                                             AVAILABLE-FOR-SALE
                                            --------------------------------------------------------------------------------------
                                                             After 1 Year       After 5 Years                          Available-
                                            Within            but Within          but Within           After            For-Sale
(In thousands)                              1 Year             5 Years             10 Years          10 Years             Total
                                            ------          ---------------     -----------------    --------          -----------
U.S. Treasury securities
         Fair value.......................   $1,250            $   759             $     0          $       0           $  2,009
         Amortized cost...................    1,247                754                   0                  0              2,001
         Yield............................     5.98%              6.15%               0.00%              0.00%              6.04%

U.S. Government and agencies
         Fair value.......................   $  749            $   501             $   999          $       0           $  2,249
         Amortized cost...................      749                500               1,000                  0              2,249
         Yield............................     5.71%              5.98%               7.39%              0.00%              6.52%

State and municipals
         Fair value.......................   $  150            $   283             $ 3,935          $     138           $  4,506
         Amortized cost...................      150                282               3,861                134              4,427
         Yield............................     5.31%              6.23%               7.26%              7.65%              7.14%

Other securities
         Fair value.......................   $    0            $     0             $     0          $       0           $      0
         Amortized cost...................   $    0            $     0             $     0          $       0           $      0
         Yield............................     0.00%              0.00%               0.00%              0.00%              0.00%

Mortgage-backed securities
         Fair value.......................   $   21            $ 4,306             $   266          $   8,506           $ 13,099
         Amortized cost...................       21              4,280                 264              8,497             13,062
         Yield............................     7.00%              6.80%               6.38%              6.86%              6.83%

Equity securities
         Fair value.......................   $    0            $     0             $     0          $   1,048           $  1,048
         Amortized cost...................        0                  0                   0              1,048              1,048
         Yield............................     0.00%              0.00%               0.00%              6.15%              6.15%

TOTAL SECURITIES
         Fair value.......................   $2,170            $ 5,849             $ 5,200          $   9,692           $ 22,911
         Amortized cost...................    2,167              5,816               5,125              9,679             22,787
         Yield............................     5.85%              6.62%               7.23%              6.80%              6.78%


First Capitol Bank

TABLE 8 - LOAN PORTFOLIO


------------------------------------------------------------------------------------------------------------
                                                             At December 31,
                                      1997                       1996                        1995
                              ---------------------      -----------------------    ------------------------
                                        Percentage                   Percentage                  Percentage
                                        of Loans to                  of Loans to                 of Loans to
(Dollars in thousands)       Amount     Total Loans       Amount     Total Loans      Amount     Total Loans
                             ------     -----------       ------     -----------      ------     -----------
Commercial and
    industrial..............  $55,384       78%           $50,409       76%           $41,731         72%
Real estate.................   13,043       18             12,843       19             13,445         23
Consumer....................    2,616        4              3,003        5              2,871          5
Overdrafts..................      183        0                167        0                 17          0
                              -----------------           -----------------           -------------------
         Total..............  $71,226      100%           $66,422      100%           $58,064        100%
                              =================           =================           ===================


-------------------------------------------------------------------------------
                                             At December 31,
                                    1994                        1993
                            -----------------------     -----------------------
                                        Percentage                  Percentage
                                        of Loans to                 of Loans to
(Dollars in thousands)       Amount     Total Loans      Amount     Total Loans
                             ------     -----------      ------     -----------
Commercial and
    industrial............   $40,583         72%         $37,399         71%
Real estate...............    13,962         25           13,896         26
Consumer..................     1,982          3            1,106          2
Overdrafts................       197          0              424          1
                             -------------------         -------------------
         Total............   $56,724        100%         $52,825        100%
                             ===================         ===================


First Capitol Bank

TABLE 9 - LOAN MATURITY AND INTEREST SENSITIVITY


---------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                    At December 31, 1997
                                                         ------------------------------------------------------
                                                         Within One     Two to Five    After Five
               Maturity                                     Year           Years         Years           Total
               --------                                  ----------     -----------    ----------        -----
Commercial and industrial...........................     $13,352        $12,914        $29,118         $55,384
Real estate.........................................         201            317         12,525          13,043
Consumer............................................         117          1,794            705           2,616
                                                         ------------------------------------------------------
         Total......................................     $13,670        $15,025        $42,348         $71,043
                                                         ======================================================
Fixed interest rate.................................       4,308         10,506          5,067          19,881
Adjustable interest rate............................       9,362          4,519         37,281          51,162


TABLE 10 - ALLOCATION OF ALLOWANCE FOR LOAN LOSSES


--------------------------------------------------------------------------------------------------------------------------------
                                                                                        At December 31,
                                                            --------------------------------------------------------------------
 (Dollars in thousands)                                       1997            1996           1995           1994            1993
                                                              ----            ----           ----           ----            ----
Commercial and industrial.................................    $430            $380           $317           $316            $303
Real estate...............................................     128             111            102            101              65
Consumer..................................................     122             120            126            109              88
Unallocated...............................................     293             336            409            368             383
                                                              ------------------------------------------------------------------
         Total............................................    $973            $947           $954           $894            $839
                                                              ==================================================================


First Capitol Bank

TABLE 11 - AVERAGE DEPOSIT BALANCES
--------------------------------------------------------------------------------

     The following is a distribution of the average balances of First Capitol Bank's deposits for the years ended December 31, 1997, 1996 and 1995.

                                               Years Ended December 31,
                                       ------------------------------------
(Dollars in thousands)                    1997         1996           1995
                                          ----         ----           ----

Demand -noninterest-bearing.........    $ 7,089      $ 6,335        $ 5,700
Demand -interest-bearing............     20,914       15,092         11,154
Savings  ...........................     12,021        8,726          7,878
Time, $100,000 and over.............      9,947        9,743          9,706
Time, other.........................     25,223       28,045         31,275
                                        -----------------------------------
         Total deposits.............    $75,194      $67,941        $65,713
                                        ===================================


TABLE 12 - DEPOSIT MATURITY
--------------------------------------------------------------------------------

         The following is a breakdown, by maturities, of First Capitol Bank's time certificates of deposit issued in denominations of $100,000 or more as of December 31, 1997 (in thousands).

Maturity in:
     Three months or less................................    $2,234
     Over three months through six months................     1,685
     Over six months through twelve months...............     3,052
     Over twelve months..................................     1,459
                                                             ------

         Total...........................................    $8,430
                                                             ======

First Capitol Bank

TABLE 13 - INTEREST RATE SENSITIVITY
--------------------------------------------------------------------------------


At December 31, 1997                                 1-90              90-180          180-365        1 year
(Dollars in thousands)                               days               days             days         or more          TOTAL
----------------------                               ----               ----             ----         -------          -----
Assets:
Short-term investments...........................   $ 6,958            $    0          $     0        $     0         $  6,958
Investments......................................     9,177               500            1,147         12,017           22,841
Loans, net of unearned income(1).................    23,577             3,006            7,599         37,044           71,226
                                                    --------------------------------------------------------------------------
     Total.......................................   $39,712            $3,506          $ 8,746        $49,061         $101,025
                                                    ==========================================================================

Liabilities:
Interest-bearing demand..........................   $23,422            $    0          $     0        $     0         $ 23,422
Savings..........................................    12,484                 0                0              0           12,484
Time.............................................     9,339             3,509            6,917          5,536           25,301
Time in denominations of $100 or more............     2,654             1,266            3,052          1,458            8,430
Short-term borrowings............................     8,423                 0                0              0            8,423
Long-term debt...................................     2,027               565               54          4,425            7,071
                                                    --------------------------------------------------------------------------
     Total.......................................   $58,349            $5,340          $10,023        $11,419         $ 85,131
                                                    ==========================================================================

Interest Sensitivity Gap:
     Periodic....................................   (18,637)          (1,834)          (1,277)         37,642
     Cumulative..................................   (18,637)         (20,471)         (21,748)         15,894
Cumulative gap as a percentage of interest
    earning assets...............................   (18.60%)         (20.44%)         (21.71%)         15.87%


-----------------------------------
(1)      Does not include nonaccrual loans.

                      ADJOURNMENT OF THE CARDINAL MEETING

     Approval of the Cardinal Merger Agreement requires the affirmative vote of the holders of 75% of all outstanding shares of the Cardinal Common Stock. If there is an insufficient number of votes cast in person or by proxy at the Cardinal Meeting to approve the Cardinal Merger Agreement, the Cardinal Board of Directors intends to adjourn the Cardinal Meeting to a later date to permit further solicitation of votes in favor of the Cardinal Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the Cardinal Meeting is required in order to approve any such adjournment. The place and date to which the Cardinal Meeting would be adjourned would be announced at the Cardinal Meeting. Under the Cardinal Bylaws it shall not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the Cardinal Meeting.

     The Cardinal Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the Cardinal Meeting if necessary to permit further solicitation of proxies to approve the Cardinal Merger Agreement.


                    ADJOURNMENT OF THE FIRST CAPITOL MEETING

     Approval of the First Capitol Merger Agreement requires the affirmative vote of 80% of all outstanding First Capitol Common Stock. If there is an insufficient number of votes cast in person or by proxy at the First Capitol Meeting to approve the First Capitol Merger Agreement, the First Capitol Board of Directors intends to adjourn the First Capitol Meeting to a later date for the solicitation of additional votes in favor of the First Capitol Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the First Capitol Meeting is required in order to approve any such adjournment. The place and date to which the First Capitol Meeting would be adjourned would be announced at the First Capitol Meeting. Under the First Capitol Bylaws it shall not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the First Capitol Meeting.

     The First Capitol Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the First Capitol Meeting if necessary to permit further solicitation of proxies to approve the First Capitol Merger Agreement.


                            INDEPENDENT ACCOUNTANTS

     Susquehanna engaged Coopers & Lybrand L.L.P., independent accountants, to audit its financial statements for the year ended December 31, 1997.
Susquehanna expects to engage Coopers & Lybrand L.L.P., independent accountants, to audit its financial statements for the year ended December 31, 1998.

     Cardinal engaged S.R. Snodgrass A.C., independent accountants, to audit its financial statements for the year ended December 31, 1997.

     First Capitol engaged KPMG Peat Marwick LLP, independent certified public accountants, to audit its financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997.


                                    EXPERTS

Susquehanna

     The consolidated balance sheets of Susquehanna as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

Cardinal

     The consolidated balance sheet of Cardinal as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, appearing as Appendix A in this Proxy Statement/Prospectus, have been included herein in reliance on the report of S.R. Snodgrass A.C., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

First Capitol

     The financial statements of First Capitol as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, appearing as Appendix B to this Proxy Statement/Prospectus, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The legality of the Susquehanna Common Stock to be issued in connection with the Cardinal Merger and the First Capitol Merger is being passed upon by Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to Susquehanna. Certain legal matters relating to Cardinal will be passed upon at the Cardinal Merger Effective Date by Shumaker Williams, P.C., Camp Hill, Pennsylvania, special counsel to Cardinal. Certain legal matters relating to First Capitol will be passed upon by Saul, Ewing, Remick & Saul LLP, Harrisburg, Pennsylvania, special counsel to First Capitol.

                                   APPENDIX A

                             CARDINAL BANCORP, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                             CARDINAL BANCORP, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Financial Statements (Unaudited)
     Balance Sheets As Of March 31, 1998 and March 31, 1997...............  A-2
     Statements Of Income As Of March 31, 1998 and 1997...................  A-3
     Statements Of Shareholders' Equity As Of March 31, 1998 and 1997.....  A-4
     Statements of Cash Flows As of March 31, 1998 and 1997...............  A-5
     Notes to Consolidated Financial Statement............................  A-6

Financial Statements (Audited)
     Report of Independent Certified Public Accountants...................  A-8
     Balance Sheets As Of December 31, 1997 and 1996......................  A-9
     Statements Of Income As Of December 31, 1997, 1996 and 1995..........  A-10
     Statements Of Shareholders' Equity As Of December 31, 1997, 1996
      and 1995............................................................  A-11
     Statements Of Cash Flows As Of December 31, 1997, 1996 and 1995......  A-12
     Notes to Financial Statements........................................  A-13

CONSOLIDATED BALANCE SHEETS
CARDINAL BANCORP, INC. AND SUBSIDIARY
(dollars in thousands)
                                                     March 31,      December 31,
                                                       1998             1997
                                                            (Unaudited)
ASSETS

Cash and due from banks                              $  4,555        $  5,361
Interest earning balances                               9,069           1,434
Federal funds sold                                        388           1,508
Securities available-for-sale                          42,532          44,156
Loans                                                  78,948          76,172
Less:    Unearned discount                              2,023           2,232
         Allowance for loan losses                        947             958
                                                     --------        --------
              Net Loans                                75,978          72,982

Accrued interest receivable                               761             887
Premises and equipment, net                             2,588           2,632
Foreclosed assets                                         147             169
Other assets                                            1,067             812
                                                     --------        --------

TOTAL ASSETS                                         $137,085        $129,941
                                                     ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
     Demand (non-interesting bearing)                $ 17,116        $ 16,527
     NOW, money market and savings                     35,491          33,891
     Time, less than $100,000                          49,008          49,188
     Time, $100,000 and over                           13,836           9,815
                                                     --------        --------
         Total Deposits                               115,451         109,421

Securities sold under agreements
  to repurchase                                         3,135           2,476
Short term borrowings                                       0               0
Accrued interest payable                                  562             558
Other liabilities                                         546             306
                                                     --------        --------

              Total Liabilities                       119,694         112,761
                                                     --------        --------

SHAREHOLDERS' EQUITY

Common stock, par value $.50,
     2,000,000 shares authorized,
     990,000 shares issued and outstanding                495             495
Surplus                                                 2,264           2,264
Retained earnings                                      14,612          14,339
Accumulated other comprehensive income                     20              82
                                                     --------        --------
          Total Shareholders' Equity                   17,391          17,180
                                                     --------        --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $137,085        $129,941
                                                     ========        ========

The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF INCOME
CARDINAL BANCORP, INC. AND SUBSIDIARY
(dollars in thousands)
                                                         Three Months ended
                                                             March 31,
                                                        1998           1997
                                                            (Unaudited)
INTEREST INCOME
Loans, including fees                                  $1,702         $1,527
Depository institutions                                    76             11
Federal funds sold                                         40              6
Securities:
     Taxable                                              672            689
     Tax-exempt                                            40            149
     Dividends                                              7              8
                                                       ------         ------
Total Interest Income                                   2,537          2,390
                                                       ------         ------

INTEREST EXPENSE
Deposits
     NOW, money market and savings                        180            200
     Time, less than $100,000                             737            651
     Time, $100,000 and over                              116            173
Interest on securities sold under
     agreements to repurchase                              33              5
Short-term borrowings                                       0             15
                                                       ------         ------
Total Interest Expense                                  1,066          1,044
                                                       ------         ------
Net Interest Income                                     1,471          1,346
Provision for Loan Losses                                   0              0
                                                       ------         ------
    Net Interest Income after
    Provision for Loan Losses                           1,471          1,346
                                                       ------         ------

OTHER INCOME
Service charges on deposit accounts                       132            104
Other service charges and fees                             36             34
Net security gains                                         25              0
Other noninterest income                                   16              1
                                                       ------         ------
     Total Other Income                                   209            139
                                                       ------         ------

OTHER EXPENSES
Salaries and employee benefits                            515            502
Occupancy and equipment expenses                          106            107
Other operating expenses                                  448            282
                                                       ------         ------
     Total Other Expenses                               1,069            891
                                                       ------         ------
Income before income taxes                                611            594
Income tax expense                                        180            141
                                                       ------         ------

NET INCOME                                             $  431         $  453
                                                       ======         ======

EARNINGS PER SHARE:

Basic                                                  $  .43         $  .46

Diluted                                                   .42            .45


The accompanying notes are an integral part of these statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
CARDINAL BANCORP, INC. AND SUBSIDIARY
(dollars in thousands)


                                                                                     Accumulated
                                                                                         Other           Total
                                              Common                    Retained     Comprehensive   Shareholders'   Comprehensive
                                              Stock        Surplus      Earnings        Income           Equity         Income
                                             ----------    -------      --------     -------------   -------------   -------------
Balance, December 31, 1997                   $      495    $  2,264    $  14,339       $      82     $   17,180        $

Net Income                                                                   431                            431             431
Other comprehensive income:
   Unrealized loss on available for
        sale securities, net of
        reclassification adjustment                                                          (62)           (62)            (62)
Comprehensive Income                                                                                                   $    369
                                                                                                                        =======
Cash dividends paid                                                         (158)                          (158)
                                              ---------     -------     --------       ---------      ---------
Balance March 31, 1998                       $      495    $  2,264    $  14,612      $       20     $   17,391
                                              =========     =======     ========       =========      =========

Disclosure of reclassification
    adjustment:
Unrealized holding loss arising during
    the period                                                                                                         $    (79)
Less:  reclassification adjustment for
    gain included in net income                                                                                              17
Net unrealized loss on securities                                                                                      $    (62)


The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
CARDINAL BANCORP, INC. AND SUBSIDIARY
(dollars in thousands)


                                                         Three Months Ended
                                                              March 31,
                                                          1998        1997
                                                            (Unaudited)

OPERATING ACTIVITIES
Net income                                             $    431     $    453
Adjustments to reconcile net income to
   net cash provided by operating activities:
Depreciation and amortization                                52           51
Net amortization of premiums and discounts                   14            3
Net securities gains                                        (25)           0
Loss on sale of assets                                        3            0
(Increase) decrease in accrued interest
   and other assets                                         (97)         164
Increase (decrease) in accrued interest
   and other liabilities                                    244          (54)
                                                       --------     --------

Net Cash Provided by Operating Activities                   622          617
                                                       --------     --------

INVESTING ACTIVITIES
Proceeds from sales of available-for-sale
   securities                                            16,406            0
Redemption of Federal Home Loan Bank Stock                    0           74
Proceeds from maturities of available-for-sale
   securities                                             6,420          716
Purchase of available-for-sale securities               (21,285)           0
Net loans originated by customers                        (3,011)      (1,370)
Premises and equipment purchases                             (8)         (56)
Proceeds from sales of foreclosed assets                     33           19
                                                       --------     --------

Net Cash Used by Investing Activities                    (1,445)        (617)
                                                       --------     --------

FINANCING ACTIVITIES
Net increase in deposit accounts                          2,190        1,158
Net increase in time deposits                             3,840        6,394
Dividends paid                                             (158)         (99)
Increase (decrease) in other borrowings                     659       (7,506)
                                                       --------     --------

Net Cash Provided (Used) by Financing Activities          6,531          (53)

(Increase) decrease in Cash and Cash Equivalents          5,708          (53)
                                                       --------     --------

Cash and Cash Equivalents at January 1                    8,304        6,466
                                                       --------     --------

Cash and Cash Equivalents at March 31                  $ 14,012     $  6,413
                                                       ========     ========

SUPPLEMENTAL INFORMATION
Interest paid on deposits                              $  1,062     $  1,025
Income taxes paid                                            75            0
Loans transferred to foreclosed assets                       15            3


The accompanying notes are an integral part of these statements.

CARDINAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

     The consolidated financial statements of Cardinal Bancorp, Inc., includes its wholly-owned subsidiary, First American National Bank of Pennsylvania. All significant intercompany items have been eliminated.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not necessarily include all information that would be included in audited financial statements. The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results of operations. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

     These statements should be read in conjunction with notes to the financial statements contained in the 1997 Annual Report to Shareholders.

NOTE 2 - NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1998, the Corporation adopted the Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." In adopting Statement No. 130, the Corporation is required to present comprehensive income and its components in a full set of general purpose financial statements. The Corporation has elected to report the effects of Statement No. 130 as part of the Consolidated Statement of Changes in Shareholders' Equity.

NOTE 3 - EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     All earnings per share for all periods have been presented, and where necessary, restated to conform to the Statement No. 128 requirements.

     The following table sets forth the computation of basic and diluted earnings per share. There were no convertible securities which would effect the numerator in calculating basic and diluted earnings per share; therefore, net income as presented on the Consolidated Statement of Income will be used as the numerator. The following table sets forth a reconciliation of the denominator of the basic and diluted earnings per share computation.

                                           March 31   March 31
                                             1998       1997
                                           ---------  ---------

Denominator:
   Denominator for basic earnings per
     share-weighted-average shares           990,000    990,000
   Stock options                              34,482     12,431
                                           ---------  ---------
   Denominator for diluted earnings per
     share-adjusted weighted-average
     average assumed conversions           1,024,482  1,002,431
                                           =========  =========


NOTE 4 - OTHER MATTERS

     On April 13, 1998, the Board of Directors executed a definitive Agreement and Plan of Merger (the Agreement), which provides for the affiliation of the Corporation with Susquehanna Bancshares, Inc. (Susquehanna) headquartered in Lititz, Pennsylvania. The Agreement provides that the affiliation will be effected by means of a merger of the Corporation and Susquehanna. A merger of this type will enable the Corporation's subsidiary, First American National Bank of Pennsylvania, to remain a community-based organization with expanded financial products and services beneficial in today's rapidly changing technology-based marketplace.

S. R. Snodgrass
Certified Public Accountants and Consultants
101 Bradford Road
Wexford, PA  15090-6909


                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------


Shareholders and Board of Directors
Cardinal Bancorp, Inc.

We have audited the consolidated balance sheet of Cardinal Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, effective January 1, 1995, the Corporation changed its method of accounting for impairment of loans and related allowance for loan losses.


/s/ S.R. SNODGRASS, A.C.

S.R. SNODGRASS, A.C.

Wexford, PA
January 30, 1998, except for Note 18, as to which the date is April 13, 1998

                    CARDINAL  BANCORP,  INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                            December 31
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
 ASSETS

Cash and due from banks                             $  5,361,379  $  6,452,163
Interest earning balances                              1,434,306        13,857
Federal funds sold                                     1,508,000             0
Securities available-for-sale                         44,156,043    51,445,492
Loans                                                 76,171,719    70,103,719
Less:   Unearned discount                              2,231,598     2,930,655
        Allowance for loan losses                        958,338       956,685
                                                    ------------  ------------
           Net Loans                                  72,981,783    66,216,379
Accrued interest receivable                              887,427     1,160,991
Premises and equipment, net                            2,631,671     2,756,476
Foreclosed assets                                        168,585       229,357
Other assets                                             812,053     1,282,017
                                                    ------------  ------------

TOTAL ASSETS                                        $129,941,247  $129,556,732
                                                    ============  ============
LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
Demand (non-interest bearing)                       $ 16,526,799  $ 13,355,981
NOW, money market and
  savings accounts                                    33,890,620    36,520,902
Time, less than $100,000                              49,188,555    45,761,145
Time, $100,000 and over                                9,815,095    10,116,849
                                                    ------------  ------------
       Total Deposits                                109,421,069   105,754,877

Securities sold under agreements to repurchase         2,475,926       105,939
Short term borrowings                                          0     7,561,000
Accrued interest payable                                 557,939       531,090
Other liabilities                                        306,100       380,333
                                                    ------------  ------------
       Total Liabilities                             112,761,034   114,333,239
                                                    ------------  ------------
SHAREHOLDERS' EQUITY
Common stock, par value $.50, 2,000,000 shares
 authorized, issued and outstanding 990,000 shares       495,000       495,000
Surplus                                                2,263,620     2,263,620
Retained earnings                                     14,339,806    12,965,373
Net unrealized securities gains/(losses)                  81,787      (500,500)
                                                    ------------  ------------
       Total Shareholders' Equity                     17,180,213    15,223,493
                                                    ------------  ------------

TOTAL LIABILITIES & SHAREHOLDERS EQUITY             $129,941,247  $129,556,732
                                                    ============  ============


The accompanying notes are an integral part of these financial statements.

                    CARDINAL  BANCORP,  INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME


                                               Years Ended December 31
                                        -------------------------------------
                                           1997         1996         1995
                                        -----------  -----------  -----------
INTEREST INCOME:
  Loans, including fees                  $6,504,371   $5,929,114   $6,081,265
  Depository institutions                   253,515       28,539      217,723
  Federal funds sold                        101,991       56,656      165,917
  Securities:
      Taxable                             2,699,279    2,898,444    2,323,923
      Tax-exempt                            361,928      584,133      414,470
  Dividends                                  30,873       34,854       34,522
                                         ----------   ----------   ----------
  Total Interest Income                   9,951,957    9,531,740    9,237,820
                                         ----------   ----------   ----------

INTEREST EXPENSE:
  Deposits                                4,130,157    4,062,674    3,988,273
  Interest on securities sold under
      agreements to repurchase               67,905        8,693            0
  Short-term borrowings                      14,686       26,788        6,127
                                         ----------   ----------   ----------
      Total Interest Expense              4,212,748    4,098,155    3,994,400
                                         ----------   ----------   ----------
      Net Interest Income                 5,739,209    5,433,585    5,243,420
  Provision for Loan Losses                       0            0            0
                                         ----------   ----------   ----------
      Net Interest Income After
      Provision for Loan Losses           5,739,209    5,433,585    5,243,420
                                         ----------   ----------   ----------

OTHER INCOME:
  Service charges on deposit
      accounts                              427,184      373,595      296,380
  Net securities gains                       30,875        4,685            0
  Other income                              161,727      154,868      179,495
                                         ----------   ----------   ----------
      Total Other Income                    619,786      533,148      475,875
                                         ----------   ----------   ----------

OTHER EXPENSES:
  Salaries and employee benefits          2,123,534    2,401,427    1,945,413
  Occupancy and equipment expenses          431,838      444,792      386,454
  Data processing                           159,829      125,964       96,891
  F.D.I.C. insurance                         13,262        2,003      117,010
  Legal and professional fees               102,063      100,358      126,314
  Net cost of operation and disposal
      of other real estate owned             46,103      100,879       86,424
  Shares tax                                154,923      143,622      111,375
  Supplies, stationery and printing         123,371      145,139      189,873
  Other expenses                            649,611      631,615      654,316
                                         ----------   ----------   ----------
      Total Other Expenses                3,804,534    4,095,799    3,714,070
                                         ----------   ----------   ----------

  Income before income taxes              2,554,461    1,870,934    2,005,225
  Income tax expense                        694,928      347,230      265,522
                                         ----------   ----------   ----------
NET INCOME                               $1,859,533   $1,523,704   $1,739,703
                                         ==========   ==========   ==========

EARNINGS PER SHARE:

     Basic                                    $1.88        $1.54        $1.76

     Diluted                                   1.85         1.53         1.75

The accompanying notes are an integral part of these financial statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                                          Net
                                                                                                       Unrealized
                                                              Common                    Retained       Securities
                                                              Stock        Surplus      Earnings     Gains/(Losses)       Total
                                                              -----        -------      --------     --------------    -----------
BALANCE AT JANUARY 1, 1995                                   $247,500    $2,263,620    $10,617,716    $(1,005,597)     $12,123,239

Net income for 1995                                                                      1,739,703                       1,739,703

Cash dividends declared -- $.30 per share                                                (297,000)                       (297,000)

Net change in unrealized gains/(losses) on
     securities available-for-sale, net of tax benefit
     change of $(404,844)                                                                                1,263,470       1,263,470
                                                             --------    ----------    -----------    ------------     -----------
BALANCE AT DECEMBER 31, 1995                                 $247,500    $2,263,620    $12,060,419    $    257,873     $14,829,412

Net income for 1996                                                                      1,523,704                       1,523,704

Cash dividends declared -- $.375 per share                                               (371,250)                       (371,250)

Stock split effected in the form of a 100%
     stock dividend                                           247,500                    (247,500)

Net change in unrealized gains/(losses) on
     securities available-for-sale, net of tax
     liability change of $390,678                                                                        (758,373)       (758,373)
                                                             --------    ----------    -----------    -----------     -----------
BALANCE AT DECEMBER 31, 1996                                 $495,000    $2,263,620    $12,965,373    $  (500,500)    $15,223,493

Net income for 1997                                                                      1,859,533                       1,859,533

Cash dividends declared -- $.49 per share                                                (485,100)                       (485,100)

Net change in unrealized gains/(losses) on
     securities available-for-sale, net of tax benefit
     change of $(299,966)                                                                                  582,287         582,287
                                                             --------    ----------    -----------    ------------     -----------
BALANCE AT DECEMBER 31, 1997                                 $495,000    $2,263,620    $14,339,806    $     81,787     $17,180,213
                                                             ========    ==========    ===========    ============     ===========


The accompanying notes are an integral part of these financial statements.

                      CARDINAL BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Years Ended December 31
                                                                     --------------------------------------------
                                                                          1997            1996            1995
                                                                     ------------    ------------    ------------
OPERATING ACTIVITIES
     Net income                                                      $  1,859,533    $  1,523,704    $  1,739,703
     Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation and amortization                                        208,365         222,864         198,995
     Net amortization of discounts and premiums                             8,649          32,944         112,171
     Net securities gains                                                 (30,875)         (4,685)              0
     Provision for loss on foreclosed assets                               30,507          70,121               0
     Loss on sale of assets                                                 1,190          10,826          12,507
     (Increase) decrease in accrued interest and other assets             443,561        (320,162)       (681,193)
     Increase (decrease) in accrued interest and other liabilities        (47,383)         65,097         276,533
                                                                     ------------    ------------    ------------

Net Cash Provided by Operating Activities                               2,473,547       1,600,709       1,658,716
                                                                     ------------    ------------    ------------

INVESTING ACTIVITIES
     Proceeds from sales of securities available-for-sale              14,731,238      11,067,779               0
     Redemption of Federal Home Loan Bank Stock                            73,900          51,500          51,200
     Proceeds from maturities of securities available-for-sale          4,422,208       6,588,917       4,598,292
     Proceeds from maturities of held-to-maturity securities                    0               0         491,091
     Purchase of securities available-for-sale                        (11,033,418)    (19,332,099)    (14,139,549)
     Purchase of held-to-maturity securities                                    0               0         (99,485)
     Net loans (originated) by customers                               (6,873,656)     (6,241,562)       (916,515)
     Premises and equipment purchases                                     (83,560)       (109,033)       (969,011)
     Proceeds from sales of premises and equipment                              0           1,674             500
     Proceeds from sales of foreclosed assets                             137,328         337,340         665,437
                                                                     ------------    ------------    ------------

Net Cash Provided (Used) by Investing Activities                        1,374,040      (7,635,484)    (10,318,040)
                                                                     ------------    ------------    ------------

FINANCING ACTIVITIES
     Net increase (decrease) in deposit accounts                     $    540,536    $ (1,078,819)   $   (278,209)
     Net increase (decrease) in certificates of deposit                 3,125,656      (1,962,524)      9,424,302
     Dividends paid                                                      (485,100)       (371,250)       (297,000)
     Increase (decrease) in other borrowings                           (5,191,014)      7,666,939               0
                                                                     ------------    ------------    ------------

Net Cash Provided (Used) by Financing Activities                       (2,009,922)      4,254,346       8,849,093
                                                                     ------------    ------------    ------------

Increase (Decrease) in Cash and Cash Equivalents                        1,837,665      (1,780,429)        189,769

Cash and Cash Equivalents at Beginning of Year                          6,466,020       8,246,449       8,056,680
                                                                     ------------    ------------    ------------
Cash and Cash Equivalents at End of Year                             $  8,303,685    $  6,466,020    $  8,246,449
                                                                     ============    ============    ============

SUPPLEMENTAL INFORMATION:
Interest paid                                                        $  4,185,899    $  4,174,588    $  3,783,128
Income taxes paid                                                         525,000         369,670         435,000
Loans transferred to foreclosed assets                                    108,253         293,032         198,659


The accompanying notes are an integral part of these financial statements.

                     CARDINAL BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Basis of Presentation: The consolidated financial statements include the
     ---------------------
accounts of Cardinal Bancorp, Inc. (the Corporation) and its wholly-owned subsidiary, First American National Bank of Pennsylvania (the Bank). All intercompany accounts have been eliminated in consolidation. The investment in subsidiary on the parent company financial statements is carried at the parent company's equity in the underlying net assets.

     The Corporation is a Pennsylvania corporation organized to become the holding company of the Bank. The Bank is a Federally chartered National Bank, located in Pennsylvania. The Bank's principal sources of revenue emanate from its portfolio of commercial, mortgage and consumer loans, as well as income from securities issued or secured by the U.S. Government, by States and Political Subdivisions thereof and by corporations. The Corporation is supervised by the Board of Governors of the Federal Reserve System, while the Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency.

     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     The major accounting policies and practices are summarized below.

     Securities Available-for-Sale:  Management determines the appropriate
     -----------------------------
classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

     Debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of shareholders' equity.

     The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-related securities, over the estimated life of the security. Mortgage-related securities include mortgage-backed securities. Realized gains and losses, and declines in value judged to be other-than-temporary, are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

     Common stock of the Federal Home Loan Bank and Federal Reserve Bank represents ownership in institutions which are wholly-owned by other financial institutions. These equity securities are accounted for at cost.

     Loans:  Loans are stated at the amount of unpaid principal, reduced by
     -----
unearned discount and the allowance for loan losses. Unearned discount on certain installment loans is recognized as income over the terms of the loans by methods approximating the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

     Generally, loans are placed on nonaccrual status when the payment in full of principal or interest is not expected or when a loan is past due 90 days or more unless the loan is well secured and in the process of collection. Any unpaid interest previously accrued on such loans is reversed from income, and thereafter, interest is recognized only to the extent of payments received. Restructured loans are loans whose terms have been modified to provide for a reduction of either principal or interest due to a deterioration in the financial condition of the borrower.

     Allowance for Loan Losses:  The allowance for loan losses represents
     -------------------------
the amount which management estimates is adequate to provide for potential losses in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's periodic evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUING)

     Impaired loans are commercial and commercial real estate loans for which it is probable that the Corporation will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Corporation individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. The Corporation may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, provided the loan is not a commercial or commercial real estate classification. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

     Mortgage loans secured by one-to-four family properties and all consumer loans are generally of smaller balances, and a homogeneous nature, thus are measured for impairment collectively. Loans that experience insignificant payment delays, which is defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all of the circumstances concerning the loan, the credit worthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed.

     Foreclosed Assets:  Foreclosed assets include real estate acquired and
     -----------------
loan collateral repossessed as a result of foreclosure proceedings and
acceptance of deeds-in-lieu of foreclosure.   Other real estate owned (OREO)
includes real estate acquired in satisfaction of a loan. Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to OREO and recorded at the lower of cost or fair market value based on appraised value at the date received. Losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequently, OREO is recorded at the lower of the amount recorded at the date acquired or the then current market value less disposition costs. Declines in value of the properties subsequent to acquisition and gains or losses realized upon disposition are charged against income.

     Premises and Equipment: Premises and equipment are stated at cost less
     ----------------------
accumulated depreciation. Depreciation is computed on both the straight-line and accelerated methods over the estimated useful lives of the assets.

     Income Taxes: The liability method is used in accounting for income
     ------------
taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Earnings Per Share:  In February 1997, the Financial Accounting
     ------------------
Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements.

     Cash Equivalents:  For purposes of the Statements of Cash Flows, cash
     ----------------
and due from banks, interest earning balances and federal funds sold are considered cash equivalents.

     Pending Accounting Pronouncements:  In June 1996, the FASB issued Statement
     ---------------------------------
of Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial-components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The provisions of Statement 125 are effective for transactions occurring after December 31, 1996, except those provisions relating to repurchase agreements, securities lending, and other similar transactions and pledged collateral, which have been delayed until after December 31, 1997, by Statement No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125, an amendment of FASB Statement No. 125." The adoption of the provisions of Statement No. 127 is not expected to have a material impact on the financial position or results of operations.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUING)

     In July 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income." The Statement establishes standards for reporting and presentation of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The provisions of the statement are effective for all fiscal years beginning after December 15, 1997. The adoption of this statement is not expected to have a material impact on financial position or results of operations.

NOTE 2 - EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share. There were no convertible securities which would effect the numerator in calculating basic and diluted earnings per share; therefore, net income as presented on the Consolidated Statements of Income will be used as the numerator. The following table sets forth a reconciliation of the denominator of the basic and diluted earnings per share computation.

                                             1997      1996     1995
                                           ---------  -------  -------
Denominator:

   Denominator for basic earnings per
     share-weighted-average shares           990,000  990,000  990,000

   Stock options                              16,569    6,149    2,269
                                           ---------  -------  -------

   Denominator for diluted earnings per
     share-adjusted weighted-average
     average assumed conversions           1,006,569  996,149  992,269
                                           =========  =======  =======


NOTE 3 - COMMON STOCK SPLIT

     On October 16, 1996, the Board of Directors approved a two for one stock split. The additional shares resulting from the split, which was effected in the form of a 100 percent stock dividend, were distributed on November 14, 1996, to holders of record on October 31, 1996. All references to the number of common shares and per share amounts for 1995 have been restated to reflect the stock split.


NOTE 4 - RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     The Bank is required to maintain average reserve balances with the Federal Reserve Bank either indirectly through vault cash or directly with the Federal Reserve. The average daily combined amount of the required reserve balances for the years ended December 31, 1997 and 1996, were approximately $590,000 and 546,000, respectively.


NOTE 5 - RESTRICTIONS ON LOANS AND DIVIDENDS

     Federal law prevents the Corporation from borrowing from the Bank unless the loans are secured by specified obligations. Further, such loans are limited in amount to ten percent (10%) of the Bank's total capital. Additionally, the Office of the Comptroller of the Currency (OCC) must approve a dividend by the Bank if the total dividends declared for the year exceed net profits for the year combined with net profits less dividends for the two preceding calendar years. Without regulatory approval, the amount available for payment of dividends by the Bank in 1998 was $2,526,795 at December 31, 1997.

NOTE 6 - SECURITIES AVAILABLE-FOR-SALE

Amortized cost and estimated fair values of securities available-for-sale are summarized as follows:

                                                                     December 31, 1997
                                                     --------------------------------------------------
                                                      Amortized    Unrealized  Unrealized   Estimated
                                                         Cost        Gains       Losses     Fair Value
                                                     ------------  ----------  ----------  ------------
Obligations of U.S. government agencies               $20,383,910    $111,812  $    3,960   $20,491,762
Mortgage-backed:
 U.S. government agencies                              18,888,732      83,674     151,862    18,820,544
 Other mortgage-backed                                  1,750,746           0       6,571     1,744,175
Obligations of states and political subdivisions        2,533,436      90,826           0     2,624,262
Stock                                                     475,300           0           0       475,300
                                                      -----------    --------  ----------   -----------

                                                      $44,032,124    $286,312  $  162,393   $44,156,043
                                                      ===========    ========  ==========   ===========
                                                                     December 31, 1996
                                                     --------------------------------------------------
                                                      Amortized    Unrealized  Unrealized   Estimated
                                                         Cost        Gains       Losses     Fair Value
                                                     ------------  ----------  ----------  ------------
Obligations of U.S. government agencies               $27,337,328    $ 14,305  $  606,336   $26,745,297
Mortgage-backed:
 U.S. government agencies                              12,521,385      17,467     268,914    12,269,938
 Other mortgage-backed                                  2,021,019           0      10,418     2,010,601
Obligations of states and political
 subdivisions                                           9,774,894     220,809     125,247     9,870,456
Stock                                                     549,200           0           0       549,200
                                                      -----------    --------  ----------   -----------

                                                      $52,203,826    $252,581  $1,010,915   $51,445,492
                                                      ===========    ========  ==========   ===========


     The Corporation recognized gross realized gains on sales of securities of $179,301 and $121,397 in 1997 and 1996, respectively while gross realized losses on sales of securities totaled $148,426 in 1997 and $116,712 in 1996. Proceeds from sales of securities were $14,731,238 and $11,067,779 in 1997 and 1996, respectively. There were no sales of securities in 1995, and therefore, there was no gross realized gain or loss incurred in that year.

     At December 31, 1997 and 1996, securities with a carrying value of $22,228,054 and $18,850,220, respectively, were pledged to secure public monies as required by law, and for other purposes.

     The maturities of debt securities at December 31, 1997, based upon contractual maturity dates, are summarized below. Expected maturities will differ from contractual maturities as the issuers may have the right to prepay obligations without penalties.

                                                    Amortized     Estimated
                                                       Cost       Fair Value
                                                   ------------  ------------
Due in one year or less                             $   479,292   $   480,643
Due from one to five years                              710,625       708,717
Due from five to ten years                           21,065,830    21,186,784
Due after ten years                                  21,301,077    21,304,599
                                                    -----------   -----------

                                                    $43,556,824   $43,680,743
                                                    ===========   ===========



NOTE 7 - LOANS

 Major classifications of loans are as follows:


                                                           December 31,
                                                    -------------------------
                                                        1997          1996
                                                    -----------   -----------
Residential Mortgage                                $21,382,996   $19,534,376
Commercial Mortgage                                  23,197,168    19,583,590
Consumer                                             17,574,504    18,050,964
Commercial and Agricultural                          14,017,051    12,934,789
                                                    -----------   -----------
             Total Loans                             76,171,719    70,103,719
Less:  Unearned Discount                              2,231,598     2,930,655
  Allowance for Loan Losses                             958,338       956,685
                                                    -----------   -----------
             Net Loans                              $72,981,783   $66,216,379
                                                    ===========   ===========


     The Bank primarily grants loans to customers in South Central Pennsylvania. The Bank extends credit to customers and requires collateral based upon Management's evaluation of each customer's financial condition and ability to satisfy completely the terms of the agreement. While the Bank maintains a diversified loan portfolio and the ability of its debtors to honor their contracts is not substantially dependent on any particular economic business sector, there are several industries in which concentrations of credit exist. These are agricultural industry, motels/hotels and restaurants, timber and lumber related industries, and loans to automobile dealerships. At December 31, 1997, loans to these industries as a percent of total loans were approximately 5.50%, 6.31%, 4.63% and 4.75%, respectively. Loans to these groups were approximately 3.78%, 7.48%, 4.91% and 5.88% of total loans, respectively, at December 31, 1996.

     At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired was $289,252 and $59,705, respectively, of which $90,965 and $59,705 were on a nonaccrual basis, respectively. These loans have a related allowance for loan losses of $0 and $16,725 at December 31, 1997 and 1996, respectively.

     The average recorded investment in impaired loans during the year ended December 31, 1997, was $80,676 while the average recorded investment in such loans at December 31, 1996, was $767,949. For the years ended December 31, 1997 and 1996, the Corporation recognized no interest income on impaired loans.

     The Corporation had nonaccrual loans of approximately $311,000 and $584,000 at December 31, 1997, and 1996, respectively. Interest income on loans would have been increased by approximately $42,000, $108,000 and $128,000 in 1997, 1996 and 1995, respectively, if loans on nonaccrual status had performed in accordance with their original terms. Interest received and included in interest income from loans on nonaccrual status amounted to approximately $13,000, $7,000 and $6,000 in 1997, 1996 and 1995, respectively.

     Certain officers and directors of the Corporation and the Bank and their family members, affiliates and companies in which they have beneficial ownership were indebted to the Bank at December 31, 1997 and 1996. Such loans are made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans outstanding was $2,921,891 and $507,796 at December 31, 1997 and 1996, respectively. During 1997, $2,999,061 of new loans were made to or guaranteed by such related parties and repayments of such loans totaled $584,966. Due to changes in the composition of officers and directors, advances and payments on loans may not relate directly to changes in balances outstanding from year to year. In addition to the balances outstanding, certain borrowers in this category had credit available on unused lines of credit in amounts of $510,855 and $338,403 at December 31, 1997 and 1996, respectively.

NOTE 8 - ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses for the three years ended December 31, 1997, were as follows:

                                1997         1996          1995
                             ----------  ------------  ------------
Balance at January 1          $956,685    $1,333,273    $1,494,171
Provision for loan losses            0             0             0
Loans charged off              (75,939)     (490,458)     (195,131)
Recoveries                      77,592       113,870        34,233
                              --------    ----------    ----------
Balance at December 31        $958,338    $  956,685    $1,333,273
                              ========    ==========    ==========

NOTE 9 - PREMISES AND EQUIPMENT

       Premises and equipment are as follows:

                                                     December 31
                                         ----------------------------------
                                             1997                   1996
                                         ------------           -----------

Land                                      $   498,534           $   498,534
Buildings and improvements                  3,340,192             3,338,672
Furniture and equipment                     1,996,508             1,928,566
                                          -----------           -----------
                                            5,835,234             5,765,772
Less:  Accumulated depreciation             3,203,563             3,009,296
                                          -----------           -----------
                                          $ 2,631,671           $ 2,756,476
                                          ===========           ===========

         Depreciation expense amounted to $208,365, $222,864 and $198,995 in 1997, 1996 and 1995, respectively.

NOTE 10  - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND SHORT-TERM
BORROWINGS

         The outstanding balances and related information for securities sold under agreements to repurchase are summarized as follows:

                                                           1997                   1996
                                                    ------------------      ------------------
                                                     Amount      Rate        Amount      Rate
                                                     ------      ----        ------      ----
Balance at year end                               $2,475,926     4.58%     $ 105,939     5.00%
Average balance outstanding during the year        1,380,950     4.91%       173,852     5.00%
Maximum amount outstanding at any month end        3,408,692                 390,228


         Average amounts outstanding during the year represent daily average balances and average interest rates represent interest expense divided by the related average balance.

         Investment securities with an amortized cost of approximately $3,000,000 and $2,000,000 and an estimated market value of $3,008,120 and $1,949,731 at December 31, 1997 and 1996, respectively have been pledged for the securities sold under agreements to repurchase.

         The Bank maintains a Flexline credit arrangement with the Federal Home Loan Bank of Pittsburgh (FHLB). The arrangement is a revolving line of credit and is renewable annually. During 1997, the Bank had a borrowing limit of $1,899,000 with a variable rate of interest, based upon the FHLB's cost of funds. Additionally, the Bank is capable of borrowing from FHLB under a RepoPlus borrowing arrangement up to $20,446,000 less any amounts outstanding under the Flexline credit arrangement, all of which was available as of December 31, 1997. Certain obligations of U.S. Government corporations and agencies, mortgage-backed securities and first mortgage loans are pledged to secure such borrowings. As a member of the Federal Reserve system, the Bank is also capable of meeting short-term credit needs by borrowing from the Federal Reserve Bank of Philadelphia.

NOTE 10 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND SHORT-TERM BORROWINGS (CONTINUED)

         A summary of the components of the Corporation's short-term borrowings at the end of the reporting period follows:

                                                       1997           1996
                                                   ----------     ----------
FHLB RepoPlus

  Balance at year-end                              $        0     $3,824,000
  Maximum amount outstanding at any month-end         793,000      3,824,000
  Average balance outstanding during the year         134,608        469,950
  Weighted average interest rate:
    As of year-end                                          -          7.00%
    Paid during the year                                6.11%          4.96%


Federal Reserve Bank

  Balance at year-end                              $        0     $3,737,000
  Maximum amount outstanding at any month-end               0      3,737,000
  Average balance outstanding during the year          23,339         90,732
  Weighted average interest rate:
    As of year-end                                          -          5.00%
    Paid during the year                                5.31%          5.00%


NOTE 11 - INCOME TAXES

         The total federal income tax expense in the statements of income are as follows:

                                         1997            1996            1995
                                      ---------       ---------       ---------

Currently Payable                     $ 653,911       $ 336,116       $ 274,000
Deferred                                 45,010          70,221         281,033
Reduction of
  Valuation Allowance                    (3,993)        (59,107)       (289,511)
                                      ---------       ---------       ---------
                                      $ 694,928       $ 347,230       $ 265,522
                                      =========       =========       =========


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities as of December 31, are as follows:

                                                 1997             1996
                                              ---------        ---------
Deferred Tax Assets:
  Allowance for loan losses                   $ 149,535        $ 149,535
  Real estate owned                              34,214           23,841
  Depreciation                                    5,861            8,406
  Alternative minimum tax credits                     0            3,993
  Securities available-for-sale                       0          257,834
  Accrued interest on loans                      57,424           51,526
  Other                                          44,406           93,038
                                              ---------        ---------
Total Deferred Tax Assets                       291,440          588,173
                                              ---------        ---------

Deferred Tax Liabilities:
  Pension                                       (41,092)         (34,982)
  Securities available-for-sale                 (42,133)               0
                                              ---------        ---------
Total Deferred Tax Liabilities                  (83,225)         (34,982)
                                              ---------        ---------
                                                208,215          553,191
  Valuation Allowance                                 0           (3,993)
                                              ---------        ---------
Net Deferred Tax Assets                       $ 208,215        $ 549,198
                                              =========        =========


         At December 31, 1996, the level of the valuation allowance is attributable to the alternative minimum tax credits carryforward.

         The following schedule provides a reconciliation between the statutory and the effective tax rates for the years ended December 31:

                                             1997          1996          1995
                                            ------        ------        ------

Statutory Federal Tax Rate                    34.0%         34.0%         34.0%

Adjustments:
  Tax exempt interest income                  (7.3)        (12.3)         (7.9)
  Reduction in valuation
    allowance                                  (.2)         (3.1)        (14.4)
  Other, net                                    .7            .0           1.5
                                            ------        ------        ------

Effective Tax Rate                            27.2%         18.6%         13.2%
                                            ======        ======        ======



         Income taxes applicable to net security gains amounted to $10,498 and $1,593 for the years ended December 31, 1997 and 1996, respectively.

NOTE 12 - EMPLOYEE BENEFITS

         The Corporation provides an employee stock ownership plan and trust (with 401(k) provisions) for its employees whereby each eligible participant may make before tax contributions based upon an election to defer a portion of his salary. Additionally, the Board of Directors may authorize contributions by the Corporation to each participant's account based upon a participant's salary deferral or may authorize profit sharing contributions to the account of each eligible employee. The plan is an amendment and restatement of the Corporation's prior profit sharing plan. For the years ended December 31, 1997, 1996 and 1995, the Corporation made contributions of $25,524, $11,020 and $5,746, respectively, to the plan. At December 31, 1997 and 1996, the plan held 6,460 and 2,980 shares of common stock of the Corporation.

         The Bank maintains a non-contributory defined benefit pension plan for its employees. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. The plan provides pension benefits to substantially all employees based on the average base salary for the last five years of employment and the total number of years of service. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. The plan assets consist of investments in stocks, bonds and temporary investment common trust funds. The Bank does not provide any post-retirement or post employment benefits other than pension for its employees.

         The following table sets forth the plan's funded status and amounts recognized in the balance sheet at:

                                                          December 31
                                                   --------------------------
                                                      1997           1996
                                                   -----------    -----------
Accumulated benefit obligation, including
  vested benefits of $1,391,246 in 1997
  and $1,286,919 in 1996                           $ 1,402,252    $ 1,319,981
                                                   ===========    ===========
Plan assets at fair value                            3,249,113      2,776,276
Projected benefit obligation
  for service rendered to date                      (2,078,046)    (1,894,467)
                                                   -----------    -----------
Plan assets in excess of
  projected benefit obligation                       1,171,067        881,809
Unrecognized net gain from past experience
  different from that assumed and effects of
  changes in assumptions                              (772,613)      (482,687)
Unrecognized net assets at transition
  being recognized over approximately 22 years        (277,596)      (298,327)
                                                   -----------    -----------
Prepaid pension cost, included
  in other assets                                  $   120,858    $   100,795
                                                   ===========    ===========

         Net periodic pension benefit included the following components:

                                       1997           1996           1995
                                    ---------      ---------      ---------

Service cost-benefits earned
  during the period                 $  99,951      $  97,738      $  70,129
Interest cost on projected
  benefit obligation                  127,417        115,978        106,182
Actual return on plan assets         (565,424)      (334,671)      (546,764)
Net amortization and deferral         317,993        110,661        363,644
                                    ---------      ---------      ---------

Net periodic pension benefit        $ (20,063)     $ (10,294)     $  (6,809)
                                    =========      =========      =========


         Actuarial assumptions used in the determination of the projected benefit obligation were as follows:


                                                          December 31
                                               --------------------------------
                                                1997         1996         1995
                                               ------       ------       ------
Expected long-term rate of
  return on plan assets                         8.0%         8.0%         8.0%
Weighted average discount rate                  7.0%         7.0%         7.0%
Rate of increase in future
  compensation levels                           5.0%         5.0%         5.0%


NOTE 13 - STOCK OPTIONS

         In 1997, the Corporation, through its Board of Directors, approved an Incentive Stock Option Plan which granted each director an annual option of 1,000 shares of the Corporation's common stock to be exercised within a ten year period at an option price equal to the fair market value at the date of grant. For 1996 and 1995, the Corporation approved an incentive Stock Option Plan which granted each director an annual option of 2,000 shares of the Corporation's common stock to be exercised within a ten year period at an option price equal to the fair market value at the date of grant. For 1996 and 1995, the Corporation's former President and CEO was granted ten year non-qualified incentive stock options of 4,000 shares of common stock, exercisable within the ten year period at an exercise price equal to the market value of the common stock at the date of the grant.

     Effective January 1, 1996, the Corporation adopted Statement of Financial Accounting Standards Statement No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require the Corporation to recognize compensation expense for all awards of equity instruments issued after December 31, 1994. The statement establishes a fair value based method of accounting for stock-based compensation plans. The standard applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities in amounts based on the price of the entity's common stock or other equity instruments. Statement No. 123 permits companies to continue to account for such transactions under Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees," but requires disclosure in a note to the financial statements pro forma net income and earnings per share as if the Corporation had applied the new method of accounting.

     Under APB Opinion 25, no compensation expense has been recognized with respect to the options granted under the stock option plan. Had compensation expense been determined on the basis of fair value pursuant to Statement No. 123, net income and earnings per share would have been reduced as follows:


                                1997               1996             1995
                            -----------        -----------      -----------
Net Income:
  As reported               $ 1,859,533        $ 1,523,704      $ 1,739,703
                            ===========        ===========      ===========

  Proforma                  $ 1,430,006        $ 1,387,305      $ 1,704,312
                            ===========        ===========      ===========

Earnings Per Share:
  As reported
     Basic                       $ 1.88             $ 1.54           $ 1.76
                                 ======             ======           ======
     Diluted                     $ 1.85             $ 1.53           $ 1.75
                                 ======             ======           ======

  Proforma
     Basic                       $ 1.44             $ 1.40           $ 1.72
                                 ======             ======           ======
     Diluted                     $ 1.44             $ 1.40           $ 1.72
                                 ======             ======           ======


     The following table presents share data related to the stock option plan:

                                                          Shares Under Option
                                                         ---------------------
                                                          1997           1996
                                                         ------         ------
Outstanding, January 1                                   86,000         66,000
  Granted                                                 8,000         20,000
  Exercised                                                   0              0
  Forfeited                                                   0              0
                                                         ------         ------
Outstanding, December 31 (at prices
  ranging from $13.19 - $21.00)                          94,000         86,000
                                                         ======         ======


NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guarantees, commitments to extend credit, and stand-by letters of credit. These commitments involve, to varying degrees, elements of credit risk in excess of amounts recognized in the consolidated financial statements. Loan commitments are made to accommodate the financing needs of the customers of the Bank. Stand-by letters of credit commit the Bank to make payments on behalf of customers when certain specified future events occur. Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral (e.g., securities, receivables, inventory and equipment) is obtained based on Management's credit assessment of the customer. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

     Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Although the Bank recognizes future cash requirements may be less than the total commitment amounts, the Bank utilizes the total amounts in analyzing its liquidity needs.

     Loan commitments (unfunded loans and unused lines of credit) and letters of credit outstanding at December 31 were as follows:


                                                   1997               1996
                                               -----------        -----------

Loan commitments                               $11,356,339        $ 8,334,939
Stand-by letters of credit                         209,556            245,901
                                               -----------        -----------
                                               $11,565,895        $ 8,580,840
                                               ===========        ===========


     Additionally, in the normal course of business, the Corporation may be subject to litigation in which claims for monetary damages are asserted. Management, after consultation with legal counsel, is not aware of any pending or threatened litigation that will have a material adverse affect on the corporation's liquidity, capital resources or results of operations.

NOTE 15 - REGULATORY CAPITAL REQUIREMENTS

     The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Corporation's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation include risk-based capital adequacy guidelines under which the components of capital are classified into two tiers. For the Corporation, Tier 1 capital consists of common shareholders' equity. Total risk-based capital consists of Tier 1 capital plus the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets. The risk-based capital ratios are computed by dividing the components of capital by risk-weighted assets. Risk-weighted assets are determined by assigning credit risk weighing factors from 0% to 100% to various categories of assets and off-balance-sheet financial instruments. At December 31, 1997, the required minimum ratios are 4.0% for the Tier 1 capital ratio and 8.0% for the total capital ratio. Federal regulations also require all national banks maintain a total assets leverage ratio of at least 3.0%. Management believes, as of December 31, 1997, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notifications from the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Philadelphia have categorized the Bank and the Corporation as well capitalized as defined under the applicable regulatory framework. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios at least 100 to 200 basis points above the minimum capital adequacy ratios set forth in the table. There have been no conditions or events since that notification that management believes have changed the Corporation's category.

     The following table reflects the Corporation's capital ratios, which are substantially the same as the Bank's, at December 31:

                                                        1997                      1996
                                                --------------------      ---------------------
                                                   Amount      Ratio         Amount       Ratio
                                                -----------    -----      -----------     -----
Total Capital (to Risk Weighted Assets)
--------------------------------------

Actual                                          $18,056,764    21.81%     $16,680,678     20.96%
For Capital Adequacy Purposes                     6,622,647     8.00%       6,365,795      8.00%
To Be Well Capitalized                            8,278,309    10.00%       7,957,244     10.00%

Tier 1 Capital (to Risk Weighted Assets)
---------------------------------------

Actual                                          $17,098,426    20.65%     $15,723,993     19.76%
For Capital Adequacy Purposes                     3,311,324     4.00%       3,182,898      4.00%
To Be Well Capitalized                            4,966,985     6.00%       4,774,346      6.00%

Tier 1 Capital (to Average Assets)
---------------------------------

Actual                                          $17,098,426    13.02%    $ 15,723,993     12.20%
For Capital Adequacy Purposes                     3,939,206     3.00%       3,867,921      3.00%
To Be Well Capitalized                            6,565,344     5.00%       6,446,534      5.00%

NOTE 16 - FAIR VALUE DISCLOSURE

     The estimated fair values of the Corporation's financial instruments are as follows:

                                                              1997
                                                 -----------------------------
                                                   Carrying          Fair
                                                    Value            Value
                                                 ------------     ------------
Financial assets:
Cash and due from banks, interest earning
  balances and federal funds sold                $  8,303,685     $  8,303,685
Investment securities                              44,156,043       44,156,043
Net loans                                          72,981,783       73,214,000
Accrued interest receivable                           887,427          887,427
                                                 ------------     ------------

Total                                            $126,328,938     $126,561,155
                                                 ============     ============

Financial liabilities:
Deposits                                         $109,421,069     $109,761,069
Securities Sold Under Repurchase
  Agreements                                        2,475,926        2,475,926
Accrued interest payable                              557,939          557,939
                                                 ------------     ------------

Total                                            $112,454,934     $112,794,934
                                                 ============     ============

                                                             1996
                                                 ------------------------------
                                                   Carrying           Fair
                                                    Value             Value
                                                 ------------      ------------
Financial assets:
Cash and due from banks, interest earning
  balances and federal funds sold                $  6,466,020      $  6,466,020
Investment securities                              51,445,492        51,445,492
Net loans                                          66,216,379        65,447,000
Accrued interest receivable                         1,160,991         1,160,991
                                                 ------------      ------------

Total                                            $125,288,882      $124,519,503
                                                 ============      ============

Financial liabilities:
Deposits                                         $105,754,877      $106,099,448
Securities Sold Under Repurchase
  Agreements                                          105,939           105,939
Short Term Borrowings                               7,561,000         7,561,000
Accrued interest payable                              531,090           531,090
                                                 ------------      ------------

Total                                            $113,952,906      $114,297,477
                                                 ============      ============


     Financial instruments are cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

     Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

     If no readily available market exists, the fair value estimates for financial instruments should be based upon Management's judgement regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses and other factors, as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by Management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

     As certain assets such as deferred tax assets, and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Corporation.

     The Corporation utilized simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available, based upon the following assumptions:

Cash and Due From Banks, Interest Earning Balances, Federal Funds Sold, Accrued
-------------------------------------------------------------------------------
Interest Receivable and Accrued Interest Payable
------------------------------------------------

     The fair value is equal to the current carrying value.

Investment Securities
---------------------

     The fair value of securities available-for-sale is based upon available quoted market prices.

Loans and Deposits
------------------

     The fair value of loans is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, non-interest income, credit quality and prepayment risk. Demand, savings and money market deposit accounts are valued at the amount payable on demand as of year end. Fair values for time deposits is estimated using a discounted cash flow calculation that applies contractual costs currently being paid on the existing portfolio to current market rates being offered for deposits of similar remaining maturities.

Borrowed Money
--------------

     Borrowings consist of overnight advances received from the Federal Reserve Bank and overnight advances on a line of credit with the Federal Home Loan Bank together with securities sold under agreements to repurchase. The carrying value of these liabilities is a reasonable estimate of the fair value.

Commitments to Extend Credit and Standby Letters of Credit
----------------------------------------------------------

     These financial instruments are generally not subject to sale and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 13.

NOTE 17 - CARDINAL BANCORP, INC. (PARENT CORPORATION)

      The condensed financial information for the Corporation is as follows:

BALANCE SHEETS

                                                    December 31,
                                          ------------------------------
ASSETS                                         1997               1996
                                          -----------        -----------
  Cash                                    $     6,017        $     2,552
  Investment in banking subsidiary         17,171,243         15,218,790
  Other assets                                  2,953              2,151
                                          -----------        -----------
                                          $17,180,213        $15,223,493
                                          ===========        ===========
SHAREHOLDERS' EQUITY
  Capital stock                           $   495,000        $   495,000
  Surplus                                   2,263,620          2,263,620
  Retained earnings                        14,421,593         12,464,873
                                          -----------        -----------
                                          $17,180,213        $15,223,493
                                          ===========        ===========

STATEMENTS OF INCOME

                                                   December 31,
                                  --------------------------------------------
Income                                1997             1996            1995
                                  -----------      -----------     -----------
  Dividends from banking
    subsidiary                    $   495,100      $   371,250     $   347,000
  Net equity in undistributed
    earnings of subsidiary          1,370,166        1,156,629       1,393,902
                                  -----------      -----------     -----------
                                    1,865,266        1,527,879       1,740,902
Operating expenses                      8,686            6,326           1,817
                                  -----------      -----------     -----------
Net Income before Taxes             1,856,580        1,521,553       1,739,085
Income Tax Benefit                     (2,953)          (2,151)           (618)
                                  -----------      -----------     -----------
Net Income                        $ 1,859,533      $ 1,523,704     $ 1,739,703
                                  ===========      ===========     ===========

STATEMENTS OF CASH FLOWS

                                                                December 31,
                                                ------------------------------------------
Operating Activities                                1997           1996            1995
                                                -----------    -----------     -----------
  Net Income                                    $ 1,859,533    $ 1,523,704     $ 1,739,703
  Adjustment to reconcile net income to net
    cash provided by operating activities:
    Increase in undistributed earnings           (1,370,166)    (1,156,629)     (1,393,902)
    (Increase) Decrease in other assets                (802)        (1,533)          1,783
                                                -----------    -----------     -----------
Net Cash Provided by
  Operating Activities                              488,565        365,542         347,584
Net Cash Used by
  Investing Activities                                    0              0         (50,000)
  Dividends Paid                                   (485,100)      (371,250)       (297,000)
                                                -----------    -----------     -----------
Increase (Decrease) in
  Cash and Cash Equivalents                           3,465         (5,708)            584
Cash and Cash Equivalents
  at Beginning of Year                                2,552          8,260           7,676
                                                -----------    -----------     -----------
Cash and Cash Equivalents at End of Year        $     6,017    $     2,552     $     8,260
                                                ===========    ===========     ===========

NOTE 18 - SUBSEQUENT EVENT

     On April 13, 1998, the Board of Directors executed an Agreement and Plan of Affiliation (the "Agreement") among the Corporation, the Bank, and Susquehanna Bancshares, Inc. ("Susquehanna") headquartered in Lititz, Pennsylvania. The Agreement provides that the affiliation will be effected by means of a merger of the Corporation and a subsidiary of Susquehanna. In the merger, each shareholder of the Corporation will receive 1.92 shares of Susquehanna common stock in exchange for each share of the Corporation's stock, subject to certain terms, conditions, and limitations set forth in the Agreement.

     Completion of the merger is subject to approval by various regulatory agencies and the shareholders of the Corporation.

                                   APPENDIX B

                               FIRST CAPITOL BANK

                              FINANCIAL STATEMENTS

                               FIRST CAPITOL BANK
                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Financial Statements (Unaudited)
     Balance Sheets As Of March 31, 1998 and March 31, 1997...............  B-2
     Statements Of Income For The Three Months Ended March 31, 1998 and
      1997................................................................  B-3
     Statements Of Cash Flows For The Three Months Ended March 31, 1998
      and 1997............................................................  B-4
     Statements Of Shareholders' Equity For The Three Months Ended March
      31, 1998 and 1997...................................................  B-5
     Notes to Financial Statements........................................  B-6

Financial Statements (Audited)
     Report of Independent Auditors.......................................  B-7
     Balance Sheets As Of December 31, 1997 and 1996......................  B-8
     Statements Of Income For The Years Ended December 31, 1997, 1996 and
      1995................................................................  B-9
     Statements Of Shareholders' Equity For The Years Ended December 31,
      1997, 1996 and 1995.................................................  B-10
     Statements Of Cash Flows For The Years Ended December 31, 1997, 1996
      and 1995............................................................  B-11
     Notes to Financial Statements........................................  B-12


                               FIRST CAPITOL BANK
                                 BALANCE SHEETS
                         AS OF MARCH 31, 1998 AND 1997


                                                             March 31,
                                                  -----------------------------
                                                       1998           1997
                                                  --------------  -------------
Assets
Cash and due from banks.........................    $  4,411,083   $ 2,627,677
Federal funds sold..............................       5,867,000     4,875,000
                                                    ------------   -----------
     Total cash and cash equivalents............      10,278,083     7,502,677
Interest bearing deposits with banks............          27,756        24,883
Securities available for sale...................      25,518,104    21,447,484
Loans...........................................      71,386,145    64,552,877
  Less allowance for loan losses................       1,009,313       953,798
                                                    ------------   -----------
     Net loans..................................      70,376,832    63,599,079
Bank premises and equipment, net................       1,718,762     1,794,811
Accrued interest receivable.....................         606,291       540,703
Other assets....................................       1,293,496     1,243,709
                                                    ------------   -----------
     Total assets...............................    $109,819,324   $93,153,346
                                                    ============   ===========

Liabilities and Shareholders' Equity
Deposits:
  Demand - noninterest bearing..................    $  8,903,674   $ 7,190,803
  Demand - interest bearing.....................      25,131,907    20,617,930
  Savings.......................................      14,380,223     9,965,785
  Time..........................................      23,845,465    25,649,415
  Time - $100,000 and over......................       9,997,508     9,586,529
                                                    ------------   -----------
     Total deposits.............................      82,258,777    73,010,462
Securities sold under agreements to repurchase..       8,416,000     7,299,000
Borrowed funds..................................       6,042,570     6,121,071
Accrued interest payable........................         597,763       612,797
Other liabilities...............................       1,253,992       209,597
                                                    ------------   -----------
     Total liabilities..........................      98,569,102    87,252,927
Shareholders' equity:
  Preferred stock, $10 par value; Authorized
     500,000 shares; none issued................         ----          ----
  Common stock, $10 par value; Authorized
     2,000,000 shares; issued and outstanding
     505,933 shares in 1998 and 423,569
     shares in 1997.............................       5,059,330     4,235,690
  Surplus.......................................       4,653,920     3,834,227
  Retained earnings.............................       1,524,575       999,836
  Unrealized gains (loss) on securities
   available for sale...........................          12,397      (169,334)
                                                    ------------   -----------
     Total shareholders' equity.................      11,250,222     8,900,419
                                                    ------------   -----------
     Total liabilities and shareholders' equity.    $109,819,324   $96,153,346
                                                    ============   ===========


                               FIRST CAPITOL BANK
                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997


                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        1998           1997
                                                    -------------  -------------

Interest income:
  Interest and fees on loans......................     $1,633,226     $1,513,522
  Interest on deposits with banks.................          2,047          1,818
  Interest on securities available for sale.......        352,445        262,072
  Interest on Federal funds sold..................         72,175         36,617
                                                       ----------     ----------
       Total interest income......................      2,059,893      1,814,029
                                                       ----------     ----------
Interest expense:
  Demand - interest bearing and savings...........        401,172        327,339
  Time............................................        351,787        364,278
  Time - $100,000 and over........................        126,470        137,623
  Securities sold under agreements to repurchase..        115,998         33,253
  Borrowed funds..................................         93,286        105,523
                                                       ----------     ----------
       Total interest expense.....................      1,088,713        968,016
                                                       ----------     ----------
       Net interest income........................        971,180        846,013
Provision for loan losses.........................         36,000         59,100
                                                       ----------     ----------
       Net interest income after provision
           for loan losses........................        935,180        786,913
                                                       ----------     ----------
Noninterest income:
  Service charges on deposit accounts.............         21,910         67,781
  Gain on sale of securities......................          2,080         70,903
  Other...........................................         33,997         16,103
                                                       ----------     ----------
       Total noninterest income...................         57,987        154,787
                                                       ----------     ----------
Noninterest expense:
  Salaries and employee benefits..................        415,814        398,994
  Occupancy expense, net..........................         82,817         87,771
  Equipment expense...............................         54,668         52,488
  Other...........................................        202,699        194,596
                                                       ----------     ----------
       Total noninterest expense..................        755,998        733,849
                                                       ----------     ----------
       Income before income tax expense...........        237,169        207,851
Income tax expense................................         60,770         67,230
                                                       ----------     ----------
       Net income.................................     $  176,399     $  140,621
                                                       ==========     ==========
Earnings per common share - basic.................          $0.36          $0.33
                                                       ==========     ==========
Earnings per common share - diluted...............           0.36           0.32
                                                       ==========     ==========
Weighted average shares outstanding - basic.......        483,089        423,569
                                                       ==========     ==========
Weighted average shares outstanding - diluted.....        495,923        440,310
                                                       ==========     ==========


                               FIRST CAPITOL BANK
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                           Three Months Ended March 31,
                                                                          -------------------------------
                                                                              1998               1997
                                                                          -----------         -----------
Cash flows from operating activities:
     Net income                                                               176,398             140,621
     Adjustments to reconcile net income to net cash provided by
         (used in) operating activities:
         Provision for loan losses                                             36,000              59,100
         Provision for depreciation                                            37,004              34,048
         Gain on sale of securities                                            (2,080)            (70,903)
         Accretion of discount, net                                            (3,084)             (3,360)
         Amortization of premium, net                                          16,146              17,727
         Decrease in interest receivable                                      (32,051)            (20,898)
         (Increase) decrease in other, net                                    745,008            (233,429)
         Decrease in interest payable                                        (120,606)            (26,644)
                                                                          -----------         -----------
              Net cash provided by (used in) operating activities             852,735            (103,738)
                                                                          -----------         -----------
Cash flows from investing activities:
     Decrease in interest bearing deposits with banks                          26,611           1,006,776
     Purchase of securities available for sale                             (8,092,927)         (7,428,963)
     Proceeds from sales of securities available for sale                   3,948,768           3,776,984
     Proceeds from maturities and paydowns of securities available
         for sale                                                           1,420,642             760,833
     Net (increase) decrease in loans                                        (159,783)          1,816,160
     Purchases of premises and equipment                                      (25,173)            (50,638)
                                                                          -----------         -----------
              Net cash used in investing activities                        (2,881,862)           (118,848)
                                                                          -----------         -----------
Cash flows from financing activities:
     Net increase in demand and savings deposits                            1,317,882           1,477,139
     Net increase (decrease) in certificates of deposits                      112,451          (1,894,920)
     Increase (decrease) from securities sold under agreements to
         repurchase                                                            (7,000)          5,324,000
     Decrease in borrowed funds                                            (1,028,507)         (2,434,800)
     Dividends paid                                                           (94,810)                  0
     Proceeds from issuance of common stock                                   838,401                   0
                                                                          -----------         -----------
         Net cash provided by financing activities                          1,138,417           2,471,419
                                                                          -----------         -----------
     Net increase (decrease) in cash and cash equivalents                    (890,710)          2,248,833
     Cash and cash equivalents as of beginning of year                     11,168,793           5,253,844
                                                                          -----------         -----------
     Cash and cash equivalents as of March 31                              10,278,083           7,502,677
                                                                          ===========         ===========

                              FIRST CAPITOL BANK
                      STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                          March 31, 1997
                                      ----------------------------------------------------------------------------------------
                                                                                                Unrealized
                                                                             Retained           gain (loss)
                                                                             earnings          on securities
                                          Common                           (accumulated          available
                                          stock            Surplus            deficit)            for sale             Total
                                      -----------        -----------        -----------        -----------         -----------
Balance, December 31, 1996.........   $ 4,235,690        $ 3,834,227        $   859,215        $   (24,576)        $ 8,904,556
     Change in unrealized gain
         (loss) on securities
         available for sale,
         net of income tax.........            --                 --                 --           (144,758)           (144,758)
     Net income....................            --                 --            140,621                 --             140,621
                                      -----------        -----------        -----------        -----------         -----------
Balance, March 31, 1997............   $ 4,235,690        $ 3,834,279        $   999,836        $  (169,334)        $ 8,900,419
                                      ===========        ===========        ===========        ===========         ===========


                                                                           March 31, 1998
                                      ----------------------------------------------------------------------------------------
                                                                                              Unrealized
                                                                              Retained        gain (loss)
                                                                              earnings       on securities
                                           Common                           (accumulated       available
                                           stock            Surplus            deficit)         for sale              Total
                                      ------------      ------------       ------------       ------------        ------------
Balance, December 31, 1997.........   $  4,635,780      $  4,239,069       $  1,442,987       $     81,763        $ 10,399,599
     Cash dividends................                                             (94,811)                               (94,811)
     Common stock issued:
         Warrants exercised
         (32,487 shares)...........        324,870           316,423                                                   641,293
     Change in unrealized gain
         (loss) on securities
         available for sale,
         net of income tax.........             --                --                 --            (69,366)            (69,366)
     Net income....................             --                --            176,399                 --             176,399
                                      ------------      ------------       ------------       ------------        ------------
Balance, March 31, 1998............   $  5,059,330      $  4,653,920       $  1,524,575       $     12,397        $ 11,250,222
                                      ============      ============       ============       ============        ============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ACCOUNTING POLICIES

  The information contained in this report is unaudited and is subject to year-end adjustments. However, in the opinion of management, the information reflects all adjustments necessary for a fair statement of results for the periods ended March 31, 1998 and 1997.

  The accounting policies of First Capitol Bank, as applied in the interim financial statements presented herein, are substantially the same as those followed on an annual basis as presented in the Annual Report for the fiscal year ended December 31, 1997.

NOTE 2 - SUBSEQUENT EVENTS

  On April 15, 1998, the Board of Directors executed a Definitive Agreement and Plan of Merger (the Agreement), which provides for the affiliation of First Capitol Bank (FCB) with Susquehanna Bancshares, Inc. (Susquehanna) headquartered in Lititz, Pennsylvania. The Agreement provides that the affiliation will be effected by means of a merger of FCB and Susquehanna. A merger of this type will enable FCB to remain a community-based organization with expanded financial products and services beneficial in today's rapidly changing technology-based marketplace.

The Board of Directors and Shareholders
First Capitol Bank:


  We have audited the accompanying balance sheets of First Capitol Bank as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Capitol Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP

Short Hills, NJ
January 30, 1998

                               FIRST CAPITOL BANK
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                           December 31,
                                                  -----------------------------
                                                       1997           1996
                                                  --------------  -------------
Assets
Cash and due from banks (note 2)................    $  4,210,793   $ 2,748,844
Federal funds sold..............................       6,958,000     2,505,000
                                                    ------------   -----------
     Total cash and cash equivalents............      11,168,793     5,253,844
Interest bearing deposits with banks............          54,367     1,031,659
Securities available for sale (notes 3 and 9)...      22,910,668    18,719,132
Loans (notes 4 and 9)...........................      71,225,840    66,421,921
  Less allowance for loan losses (note 5).......         972,791       947,582
                                                    ------------   -----------
     Net loans..................................      70,253,049    65,474,339
Bank premises and equipment, net (note 6).......       1,730,593     1,778,221
Accrued interest receivable.....................         574,240       519,805
Other assets (notes 10 and 14)..................       1,101,781     1,114,931
                                                    ------------   -----------
     Total assets...............................    $107,793,491   $93,891,931
                                                    ============   ===========

Liabilities and Shareholders' Equity
Deposits:
  Demand - noninterest bearing..................    $ 11,192,225   $ 7,345,320
  Demand - interest bearing.....................      23,422,014    18,038,453
  Savings.......................................      12,483,683    10,913,606
  Time..........................................      25,300,777    26,414,617
  Time - $100,000 and over......................       8,429,745    10,716,247
                                                    ------------   -----------
     Total deposits.............................      80,828,444    73,428,243
Securities sold under agreements to repurchase
 (note 9).......................................       8,423,000     1,975,000
Borrowed funds (note 9).........................       7,071,077     8,555,871
Accrued interest payable........................         718,369       639,441
Other liabilities...............................         353,002       388,820
                                                    ------------   -----------
     Total liabilities..........................      97,393,892    84,987,375
Shareholders' equity (note 12):
  Preferred stock, $10 par value; Authorized
     500,000 shares; none issued................         ----          ----
  Common stock, $10 par value; Authorized
     2,000,000 shares; issued and outstanding
     463,578 shares in 1997 and 423,569
     shares in 1996 (note 11)...................       4,635,780     4,235,690
  Surplus.......................................       4,239,069     3,834,227
  Retained earnings.............................       1,442,987       859,215
  Unrealized gains (loss) on securities
   available for sale...........................          81,763       (24,576)
                                                    ------------   -----------
     Total shareholders' equity.................      10,399,599     8,904,556
                                                    ------------   -----------
     Total liabilities and shareholders' equity.    $107,793,491   $93,891,931
                                                    ============   ===========


                See accompanying notes to financial statements.

                               FIRST CAPITOL BANK
                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                           December 31,
                                                                         ----------------------------------------------
                                                                            1997              1996              1995
                                                                         ----------        ----------        ----------
Interest income:
     Interest and fees on loans .................................        $6,420,770        $5,795,897        $5,448,957
     Interest on deposits with banks ............................             7,464             4,280             4,138
     Interest on securities available for sale:
         Taxable ................................................         1,166,663         1,159,022           945,515
         Non-taxable ............................................           182,866            79,111           122,203
     Interest on Federal funds sold .............................           180,838            89,245           166,933
                                                                         ----------        ----------        ----------
              Total interest income .............................         7,958,601         7,127,555         6,687,746
                                                                         ----------        ----------        ----------
Interest expense:
     Demand - interest bearing and savings ......................         1,456,501         1,085,867           911,218
     Time .......................................................         1,445,141         1,607,294         1,908,726
     Time - $100,000 and over ...................................           542,575           533,813           553,417
     Securities sold under agreements to repurchase .............           372,133           129,590           143,557
     Borrowed funds .............................................           374,901           450,435           207,615
                                                                         ----------        ----------        ----------
              Total interest expense ............................         4,191,251         3,806,999         3,724,533
                                                                         ----------        ----------        ----------
              Net interest income ...............................         3,767,350         3,320,556         2,963,213
Provision for loan losses (note 5) ..............................           174,200           182,000           159,000
                                                                         ----------        ----------        ----------
              Net interest income after provision
                  for loan losses ...............................         3,593,150         3,138,556         2,804,213
                                                                         ----------        ----------        ----------
Noninterest income:
     Service charges on deposit accounts ........................           115,464            86,440            58,185
     Gain on sale of securities .................................            93,291            20,723            51,925
     Other ......................................................            68,416            37,066            52,112
                                                                         ----------        ----------        ----------
              Total noninterest income ..........................           277,171           144,229           162,222
                                                                         ----------        ----------        ----------
Noninterest expense:
     Salaries and employee benefits (note 14) ...................         1,642,395         1,335,368         1,217,515
     Occupancy expense, net (note 7) ............................           322,730           266,922           232,437
     Equipment expense ..........................................           255,160           209,970           201,549
     Other ......................................................           711,177           649,863           742,398
                                                                         ----------        ----------        ----------
              Total noninterest expense .........................         2,931,462         2,462,123         2,393,899
                                                                         ----------        ----------        ----------
              Income before income tax expense ..................           938,859           820,662           572,536
Income tax expense (note 10) ....................................           266,862           268,015            41,893
                                                                         ----------        ----------        ----------
              Net income ........................................        $  671,997        $  552,647        $  530,643
                                                                         ==========        ==========        ==========
Earnings per share:
     Basic......................................................         $     1.54        $     1.30        $     1.25
     Diluted ....................................................              1.48              1.24              1.22
                                                                         ==========        ==========        ==========
Weighted average shares outstanding:
     Basic ......................................................           435,491           423,569           423,569
     Diluted ....................................................           455,162           445,009           433,350
                                                                         ==========        ==========        ==========

                See accompanying notes to financial statements.

                               FIRST CAPITOL BANK
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                            Years ended December 31, 1997, 1996 and 1995
                                       --------------------------------------------------------------------------------
                                                                                          Unrealized
                                                                           Retained       gain (loss)
                                                                           earnings      on securities
                                           Common                         (accumulated      available
                                           stock           Surplus          deficit)        for sale         Total
                                       ------------     ------------     ------------     ------------     ------------
Balance, December 31, 1994 ........    $  4,235,690     $  3,814,044     $    (97,999)    $   (203,783)    $  7,747,952
     Transfer of retained earnings               --           13,183          (13,183)              --               --
     Cash dividends ...............              --               --          (42,357)              --          (42,347)
     Change in unrealized gain
         (loss) on securities
         available for sale,
         net of income tax ........              --               --               --          290,210          290,210
     Net income ...................              --               --          530,643                0          530,643
                                       ------------     ------------     ------------     ------------     ------------
Balance, December 31, 1995 ........    $  4,235,690     $  3,827,227     $    377,104     $     86,427     $  8,526,448
     Transfer of retained earnings               --            7,000           (7,000)              --               --
     Cash dividends ...............              --               --          (63,536)              --          (63,536)
     Change in unrealized gain
         (loss) on securities
         available for sale,
         net of income tax ........              --               --               --         (111,003)        (111,003)
     Net income ...................              --               --          552,647               --          552,647
                                       ------------     ------------     ------------     ------------     ------------
Balance, December 31, 1996 ........    $  4,235,690     $  3,834,227     $    859,215     $    (24,576)    $  8,904,556
     Transfer of retained earnings               --           14,100          (14,100)              --               --
     Cash dividends ...............              --               --          (74,125)              --          (74,125)
     Common stock issued:
         Warrants exercised
              (36,000 shares) .....         360,000          350,641               --               --          710,641
         Issuance of 3,937 shares .          39,370           38,346               --               --           77,716
         Shares purchased by 401(k)
              plan (72 shares) ....             720            1,755               --               --            2,475
     Change in unrealized gain
         (loss) on securities
         available for sale,
         net of income tax ........              --               --               --          106,339          106,339
     Net income ...................              --               --          671,997               --          671,997
                                       ------------     ------------     ------------     ------------     ------------
Balance, December 31, 1997 ........    $  4,635,780     $  4,239,069     $  1,442,987     $     81,763     $ 10,399,599
                                       ============     ============     ============     ============     ============

                See accompanying notes to financial statements.

                               FIRST CAPITOL BANK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       December 31,
                                                                     ----------------------------------------------
                                                                          1997             1996             1995
                                                                     ------------     ------------     ------------
Cash flows from operating activities:
   Net income ..................................................     $    671,997     $    552,646     $    530,643
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Provision for loan losses ...............................          174,200          182,000          159,000
       Depreciation ............................................          128,352          117,234           94,861
       Gain on sale of securities ..............................          (93,291)         (20,723)         (51,925)
       Amortization of premium, net ............................           81,166           46,036          (74,016)
       Loss on sale of premises and equipment ..................               --               --              430
       (Increase) decrease in interest receivable ..............          (54,435)          38,689          (93,041)
       Increase in other, net ..................................         (145,608)        (287,322)         116,531
       Increase (decrease) in interest payable .................           78,928          (91,249)         134,689
                                                                     ------------     ------------     ------------
         Net cash provided by operating activities .............          841,309          537,311          817,172
                                                                     ------------     ------------     ------------
Cash flows from investing activities:
   (Increase) decrease in interest bearing deposits with banks .          977,292       (1,008,125)              --
   Proceeds from maturity of interest bearing deposits
     with banks ................................................               --               --           14,569
   Purchase of securities available for sale ...................      (13,213,335)     (10,893,230)     (10,588,212)
   Proceeds from sales of securities available for sale ........        4,893,146        1,847,100        1,859,589
   Proceeds from maturities and paydowns of  securities
     available for sale ........................................        4,208,607        6,074,739        5,236,403
   Purchase of investment securities ...........................               --               --         (610,000)
   Proceeds for maturities and paydowns of investment
     securities ................................................               --               --          230,000
   Net increase in loans .......................................       (4,952,910)      (8,588,785)      (1,524,761)
   Purchases of premises and equipment .........................           80,726         (827,158)        (743,858)
   Proceeds from sale of premises and equipment ................               --               --              185
   Capitol improvements to other real estate ...................               --               --          (30,000)
                                                                     ------------     ------------     ------------
         Net cash used in investment activities ................       (8,006,474)     (13,395,459)      (6,156,085)
                                                                     ------------     ------------     ------------
Cash flows from financing activities:
   Net increase in demand and savings deposits .................       10,800,543        6,720,969        6,013,965
   Net decrease in certificates of deposits ....................       (3,400,342)         (24,135)      (3,281,355)
   Proceeds from securities sold under agreements to
     repurchase ................................................        6,448,000            6,000        1,969,000
   (Increase) decrease in borrowed funds .......................       (1,484,794)       5,585,705        2,303,323
   Dividends paid ..............................................          (74,125)         (63,535)         (42,357)
   Proceeds from issuance of common stock ......................          790,832               --               --
                                                                     ------------     ------------     ------------
         Net cash provided by financing activities .............       13,080,114       12,225,004        6,962,576
                                                                     ------------     ------------     ------------
Net increase (decrease) in cash and cash equivalents ...........        5,914,949         (633,144)       1,623,663
Cash and cash equivalents as of beginning of year ..............        5,253,844        5,886,988        4,263,325
                                                                     ------------     ------------     ------------
Cash and cash equivalents as of end of year ....................     $ 11,168,793     $  5,253,844     $  5,886,988
                                                                     ============     ============     ============
Supplemental disclosure of cash flow information:
   Cash paid:
     Interest ..................................................     $  4,112,323     $  3,898,248     $  3,589,844
     Income taxes ..............................................          322,618          215,920           67,092
                                                                     ============     ============     ============
   Noncash investing and financing activities:
     Transfer of investment securities to securities
       available for sale ......................................     $         --     $         --     $  2,950,200
     Transfer of loans, net of charge-offs, to other real estate               --           95,003           85,988
                                                                     ============     ============     ============

                See accompanying notes to financial statements.

                               FIRST CAPITOL BANK
                         NOTES TO FINANCIAL STATEMENTS


(1)  Organization and Summary of Significant Accounting Policies

  Business

  First Capitol Bank ("First Capitol") provides banking services to individual and corporate customers in York County, Pennsylvania.

  Basis of financial statement presentation

  The financial statements of First Capitol have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

  Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses.

  A substantial portion of First Capitol's loans are secured by real estate in Pennsylvania. Accordingly, the ultimate collectibility of a substantial portion of First Capitol's loan portfolio is susceptible to changes in economic conditions in Pennsylvania and First Capitol's market area.

  Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in Pennsylvania. In addition, various regulatory agencies, as an integral part of their examination process, periodically review First Capitol's allowance for loan losses. Such agencies may require First Capitol to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

  Cash and cash equivalents

  Cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds are purchased or sold for one-day periods.

  Securities available for sale

  First Capitol's securities portfolio is classified into three separate portfolios; held to maturity, available for sale and trading. Currently, all First Capitol's securities are classified as available for sale. Securities classified as available for sale may be used by First Capitol as funding and liquidity sources and can be used to manage First Capitol's interest rate sensitivity position. These securities are carried at their market value with unrealized gains and losses carried, net of income tax, as adjustments to shareholders' equity. Amortization of premium or accretion of discount are recognized as adjustments to interest income, on a level yield basis. Gains and losses on disposition are included in earnings using the specific identification method.

  Interest on loans

  Interest income is credited to operations based upon the principal amount outstanding. Loans are placed on a nonaccrual status when a default or principal or interest has existed for a period of 90 days except when, in the opinion of management, the loan is in process of collection and adequate collateral exists.

  Allowance for loan losses

  The allowance for loan losses is maintained at a level considered by management to be adequate to provide for potential loan losses. The allowance is increased by provisions charged to operations and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses in the portfolio, after consideration of such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay.

  Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a loan to be impaired when it is probable that First Capitol will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral. Impairment losses are included in the allowance for loan losses through provisions charged to operations.

  First Capitol has defined the population of impaired loans to be all nonaccrual commercial loans. Smaller balance homogeneous loans that are collectively evaluated for impairment, including mortgage and consumer loans, are specifically excluded from the impaired loan portfolio

  Deferred loan fees

  Loan origination and commitment fees less certain costs have been deferred, and the net amount amortized as an adjustment to the related loan's yield.

  Bank premises and equipment

  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to operations on the straight-line basis, except for certain furniture and fixtures for which accelerated methods are used over the estimated useful lives of the related assets.

  Income taxes

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Earnings per share

  First Capitol adopted SFAS No. 128, "Earnings Per Share" on December 31, 1997. SFAS No. 128 establishes the new standards for computation and presentation of net income per common share. Under the new requirements both basic and diluted net income per common share are presented. All prior period net income per common share have been restated.

  Basic net income per common share is calculated by dividing net income by the weighted average common shares outstanding during the period.

  Diluted net income per common share is computed similar to that of basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential dilutive common shares were issued during the reporting period.

(2)  Restrictions on Cash and Due from Bank Accounts

     First Capitol maintains deposits at the Federal Reserve Bank to satisfy Federal Regulatory requirements.


(3)  Securities Available for Sale

     The amortized cost and estimated market value of securities available for sale as of December 31, 1997 and 1996 are as follows:

                                                                              December 31, 1997
                                                     ---------------------------------------------------------------------
                                                                           Gross             Gross             Estimated
                                                      Amortized          unrealized        unrealized            market
                                                         cost              gains             losses               value
                                                     -----------        -----------        -----------         -----------
Securities available for sale:
     U.S. Treasury securities ...............        $ 2,001,129        $     7,596        $       (52)        $ 2,008,673
     U.S. Government and agencies ...........         15,310,360             42,421             (5,257)         15,347,524
     Equity securities ......................          1,048,000                 --                 --           1,048,000
     Other securities .......................          4,427,296             79,681               (506)          4,506,471
                                                     -----------        -----------        -----------         -----------
         Total securities available for sale         $22,786,785        $   129,698        $    (5,815)        $22,910,668
                                                     ===========        ===========        ===========         ===========

                                                                              December 31, 1996
                                                     ---------------------------------------------------------------------
                                                                           Gross             Gross              Estimated
                                                      Amortized          unrealized        unrealized            market
                                                        cost               gains             losses               value
                                                     -----------        -----------        -----------         -----------
Securities available for sale:
     U.S. Treasury securities ...............        $ 1,995,341        $     2,722        $    (1,891)        $ 1,996,172
     U.S. Government and agencies ...........         13,285,314             79,888           (115,953)         13,249,249
     Equity securities ......................          1,809,600                 --                 --           1,809,600
     Other securities .......................          1,666,114              4,088             (6,091)          1,664,111
                                                     -----------        -----------        -----------         -----------
         Total securities available for sale         $18,756,369        $    86,698        $  (123,935)        $18,719,132
                                                     ===========        ===========        ===========         ===========

     The amortized cost and estimated market value of debt securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                                                                               Estimated
                                                                                           Amortized             market
                                                                                             cost                value
                                                                                          -----------         -----------
Due in one year or less ..............................................                    $ 2,166,631         $ 2,169,612
Due after one year through five years ................................                      5,815,630           5,848,663
Due after five years through ten years ...............................                      5,125,585           5,200,648
Due after ten years ..................................................                      8,630,939           8,643,745
                                                                                          -----------         -----------
     Total debt securities ...........................................                    $21,738,785         $21,862,668
                                                                                          ===========         ===========

     As of December 31, 1997 and 1996, Federal Home Loan Bank ("FHLB") stock with a carrying value of $775,200 and $1,549,000, respectively, was held by First Capitol as required by the FHLB (note 9).

     As of December 31, 1997, securities with a carrying value of $2,209,538 were pledged, as required by law, to secure public deposits.

(4)  Loans

     A summary of loans as of December 31, 1997 and 1996 are as follows:

                                                   1997              1996
                                               -----------       -----------

Commercial and industrial ..........           $55,384,376       $50,408,852
Real estate ........................            13,042,634        12,843,497
Consumer ...........................             2,615,766         3,002,482
Overdrafts .........................               183,064           167,090
                                               -----------       -----------
     Total loans ...................            71,225,840        66,421,921
Allowance for loan losses ..........               972,791           947,582
                                               -----------       -----------
     Loans, net ....................           $70,253,049       $65,474,339
                                               ===========       ===========


     As of December 31, 1997 and 1996, First Capitol had related party loans to certain officers, directors and their affiliated interests aggregating $961,102 and $636,333, respectively. First Capitol has not entered into any transactions with these individuals or entities in which the terms and conditions were less favorable to First Capitol than they would have been for similar transactions with other borrowers.

     The following is a summary of the activity of such related party loans during 1997 and 1996:

                                                  1997                  1996
                                              -----------           -----------

Balance, beginning of year .........          $   636,333           $ 1,208,198
     Additions .....................              679,846               478,407
     Repayments ....................             (355,077)           (1,050,272)
                                              -----------           -----------
Balance, end of year ...............          $   961,102           $   636,333
                                              ===========           ===========

     Loans on which the accrual of interest has been discontinued amounted to approximately $286,000 and $282,000 as of December 31, 1997 and 1996, respectively. If the loans had performed in accordance with their original terms, net interest income would have increased by approximately $45,000, $29,000 and $46,000 in 1997, 1996 and 1995, respectively. Loans 90 days past due or greater on which interest is still accruing amounted to approximately $194,000 and $97,000 as of December 31, 1997 and 1996, respectively.

     The recorded investment in impaired loans was $115,208, and $218,223 and the related allowance for loan losses was $54,708 and $60,543 as of December 31, 1997 and 1996, respectively.

(5)  Allowance for Loan Losses

     Changes in the allowance for loan losses as of December 31, 1997, 1996 and 1995 are summarized as follows:

                                             1997          1996          1995
                                          ---------     ---------     ---------

Balance, beginning of year .........      $ 947,582     $ 954,168     $ 893,503
     Provision charged to operations        174,200       182,000       159,000
     Loans charged off, net ........       (148,991)     (188,586)      (98,335)
                                          ---------     ---------     ---------
Balance, end of year ...............      $ 972,791     $ 947,582     $ 954,168
                                          =========     =========     =========

(6)  Bank Premises and Equipment

     A summary of bank premises and equipment as of December 31, 1997 and 1996 is as follows:

                                                         1997           1996
                                                      ----------     ----------

Land .........................................        $  459,000     $  459,000
Buildings and building improvements ..........           785,179        785,179
Furniture, fixtures and equipment ............           499,502        472,193
Leasehold ....................................           190,994        188,770
Computer software, hardware and license rights           457,340        406,149
                                                      ----------     ----------
                                                       2,392,015      2,311,291
Less accumulated depreciation and amortization           661,422        533,070
                                                      ----------     ----------
                                                      $1,730,593     $1,778,221
                                                      ==========     ==========

(7)  Leases

     First Capitol is committed under a number of noncancellable operating leases with initial or remaining terms in excess of one year. The minimum annual rental commitments under these leases as of December 31, 1997 are summarized as follows:

                                                               Operating Leases

1998..........................................................    $   239,000
1999..........................................................        232,000
2000..........................................................        224,000
2001..........................................................        200,000
2002..........................................................        190,000
2003 and thereafter...........................................        305,000
                                                                  -----------
     Total minimum payments...................................    $ 1,390,000
                                                                  ===========


     Rent expense for 1997, 1996 and 1995 was approximately $237,000, $215,000 and $203,000, respectively.

(8)  Deposits

     A summary of certificates of deposits as of December 31, 1997 by maturity is as follows:

Within one year............................................    $25,797,008
One to two years...........................................      4,674,044
Two to three years.........................................      1,665,254
Three to four years........................................      1,176,930
Four to five years.........................................        155,550
Beyond five years..........................................        261,736
                                                               -----------
                                                               $33,730,522
                                                               ===========

(9)  Securities Sold under Agreements to Repurchase and Borrowed Funds

     A summary of certain information regarding securities sold under agreements to repurchase for 1997, 1996 and 1995 is as follows:

                                                         1997              1996             1995
                                                      ----------        ----------       ----------
Average amount outstanding for the year.............. $6,468,000        $2,350,000       $2,350,000
Average interest rate for the year...................    5.75%            5.51%             6.11%
Maximum amount outstanding at any month end.......... $9,033,000        $3,029,000       $2,908,000
Average interest rate on year end balance............    5.76%            5.62%             5.87%

     Borrowed funds as of December 31, 1997 and 1996 consist of term notes aggregating $7,071,077 and $8,555,871, respectively, with the FHLB of Pittsburgh, which are secured by a blanket lien on residential mortgages, mortgage backed securities and U.S. Government and agency securities. The notes bear interest at rates ranging from 3.25% to 8.53% in 1997 and 1996, respectively. The weighted average rate on these notes was 5.58% as of December 31, 1997. Of the total borrowed funds, a significant portion were used to match fund certain loans receivable. The maturity schedule for the notes as of December 31, 1997 is as follows:

1998..........................................................    $2,655,160
1999..........................................................     1,624,417
2000..........................................................       132,562
2001..........................................................       141,247
2002..........................................................     1,150,514
2003 and thereafter...........................................     1,367,177
                                                                  ----------
                                                                  $7,071,077
                                                                  ==========
(10) Income Taxes

     Income taxes reflected in the financial statements for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                           1997             1996              1995
                                                        ---------        ---------         ---------
Statements of Income:
   Federal income tax:
     Current ...................................        $ 235,096        $ 289,291         $ 159,199
     Deferred ..................................           31,766          (21,276)         (117,306)
                                                        ---------        ---------         ---------
                                                        $ 266,862        $ 268,015         $  41,893
                                                        =========        =========         =========
Balance Sheets:
   Deferred tax on securities available for
     sale ......................................        $  54,781        $  12,661         $  44,523
                                                        =========        =========         =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for 1997 and 1996 are as follows:

                                                            1997         1996
                                                          --------     --------

Deferred tax assets:
   Loans, principally due to allowance for loan loss
     and unearned income ...........................      $275,488     $301,181
   Partnership equity ..............................         1,223        1,297
   Unrealized loss on securities available for
     sale ..........................................            --       12,661
   Other ...........................................         2,440           --
                                                          --------     --------
                                                           279,151      315,139
Deferred tax liabilities:
   Bank premises and equipment, principally due
     to differences in depreciation ................        20,405       11,966
   Unrealized gain on securities available for sale         42,120           --
                                                          --------     --------
                                                          $216,626     $303,173
                                                          ========     ========

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as a result of the following:

                                          1997              1996              1995
                                       ---------         ---------         ---------
Computed "expected" tax
  expense .....................        $ 319,212         $ 279,025         $ 194,662
Tax exempt interest ...........          (53,396)          (11,618)          (28,766)
Change in valuation service ...               --                --          (131,944)
Other .........................            1,046               608             7,941
                                       ---------         ---------         ---------
                                       $ 266,862         $ 268,015         $  41,893
                                       =========         =========         =========

     First Capitol has determined that it is not required to maintain a valuation reserve for the deferred tax asset as of December 31, 1997 and 1996 since it is more likely than not that there are sufficient taxes paid in the statutory carryback period. However, there can be no assurance about the level of future earnings.

(11) Common Stock

     First Capitol has issued 65,625 warrants to the organizers of First Capitol to purchase common stock. In addition, pursuant to a "Stock Purchase Agreement" dated July 15, 1988, National Penn Investment Company, a wholly-owned subsidiary of National Penn BancShares, Inc., was granted warrants representing 14,112 shares of common stock. All such warrants are exercisable at $19.74 per share. During 1997, 36,000 warrants were exercised. As of December 31, 1997, 43,737 warrants remain outstanding. All warrants expire on January 2, 1999.

     Also, the Stock Purchase Agreement provides that in the event First Capitol, at any time, issues any shares of its common stock, then National Penn BancShares, Inc. shall have the right to purchase up to such number of shares of common stock as is necessary so that National Penn BancShares, Inc. will own the same percentage of shares of common stock of First Capitol immediately after the issuance as National Penn BancShares, Inc. owned immediately prior to such issuance, such percentage being twenty percent.

     On May 17, 1995, the Board of Directors approved a plan for the purpose of assisting First Capitol in attracting and retaining highly qualified persons as employees and to provide such key employees with incentives to contribute to the growth and development of First Capitol. In general, the plan allows the Board of Directors to distribute a total of 17,642 awards, based upon certain financial performance benchmarks established each year by the Chairman of the Board of Directors of First Capitol, a percentage of which vests each year during the period 1996 through 1999. The amount payable to each participant will be based on the number of vested awards credited to his or here account multiplied by the excess of the "Value" as defined, as of the last day of the fiscal year preceding a participant's Settlement Date over $19.75. value of an award means the total book value of First Capitol divided by the number of shares of common stock outstanding. Notwithstanding the foregoing, if a participant's Settlement Date occurs by reason of acquisition of First Capitol, the total value of First Capitol shall mean the selling price consisting of the cash and fair market value of the property received by the shareholders of First Capitol. The Settlement Date is the earliest of January 2, 2000, the date on which employment of a participant with First Capitol terminates for any reason or the date on which all or substantially all of the common stock or assets of First Capitol is acquired by another corporation. The amount due each participant on the Settlement Date shall be payable in cash. Effective December 31, 1997, 10,307 cumulative awards have been granted under the plan. Compensation expense of $5,000 and $4,940 is included in salaries and employee benefits in 1997 and 1996, respectively, related to these awards.

     The following table summarizes the computation of basic and diluted net income per common share for the years ended December 31, 1997, 1996 and 1995:

                                                            1997            1996            1995
                                                          --------        --------        --------
Net income available to common shareholders ......        $671,997        $552,647        $530,643
                                                          ========        ========        ========

Weighted average common shares outstanding .......         435,491         423,569         423,569
Add:  common stock equivalents ...................          19,671          21,440           9,781
                                                          --------        --------        --------
Diluted weighted average common shares
 outstanding......................................         455,162         445,009         433,350
                                                          ========        ========        ========

(12) Divided Restriction and Regulatory Matters

     Pennsylvania banking statutes restrict the amount of dividends paid on common stock to an amount which, may be paid so long as following the payment of such dividend, capital would be unimpaired and First Capitol's remaining surplus would equal not less than 50% of its capital.

     First Capitol is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Capitol's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First Capitol must meet specific capital guidelines that involve quantitative measures of First Capitol's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. First Capitol's capital accounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require First Capitol to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that First Capitol meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Reserve and the Commonwealth of Pennsylvania Department of Banking categorized First Capitol as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized, First Capitol must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since the notification that management believes have changed First Capitol's category.

     First Capitol actual capital amounts and ratios are also presented in the table.

                                                                                                         To be well
                                                                                                     capitalized under
                                                                                For capital          prompt corrective
                                                        Actual               adequacy purposes       action provisions
                                                 -------------------       -------------------      -------------------
                                                    Amount     Ratio          Amount     Ratio         Amount     Ratio
                                                 -----------   -----       -----------   -----      -----------   -----
As of December 31, 1997:
   Total capital (to risk-weighted assets)..     $11,290,627    14.5%      $ 6,229,215    8.0%      $ 7,787,519    10.0%
   Tier I capital (to risk-weighted assets).      10,317,836    13.3         3,114,608    4.0         4,671,912     6.0
   Tier 1 capital (to average assets) ......      10,317,836     9.6         4,306,784    4.0         5,383,480     5.0

As of December 31, 1996:
   Total capital (to risk-weighted assets)..       9,808,728    14.0         5,623,974    8.0         7,029,967    10.0
   Tier I capital (to risk-weighted assets).       8,929,132    12.7         2,811,987    4.0         4,217,980     6.0
   Tier I capital (to average assets) ......       8,929,132     9.5         3,756,660    4.0         4,695,825     5.0

(13) Commitments and Contingencies

     First Capitol is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extent credit, financial guarantees and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

     First Capitol's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. First Capitol uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     As of December 31, 1997, First Capitol had commitments to extend credit for approximately $15,366,000, of which approximately $8,547,000 is unused line of credit commitments.

     Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

(14) Benefit Plans

     First Capitol has a 401(k) plan which covers substantially all employees with one or more years of service. The plan permits all eligible employees to make basic contributions to the plan up to 12% of base compensation. Under the plan, First Capitol may provide discretionary contributions to the plan. Contributions to the plan amounted to $36,000 in 1997, $30,000 in 1996 and $30,000 in 1995. First Capitol also has employment agreements with its chairman, president and two senior vice presidents.

     As of December 31, 1996, First Capitol implemented a Supplemental Employees Retirement Plan ("SERP") for two key executives. The SERP is funded through life insurance policies with the policy benefits accruing to First Capitol and executives. The SERP provides for yearly retirement benefits based on the return on certain insurance policies purchased by First Capitol in excess of the yield on an alternative investment of an equal amount deemed the opportunity cost as outlined in the SERP, if any. Upon retirement, the annual earnings in excess of the opportunity cost, if any, are paid to the executives each year in addition to the benefit accrued to the retirement date, if any. The cash surrender value of the policies is approximately $508,000 as of December 31, 1997 and is included in other assets in the accompanying balance sheet.

(15) Fair Value of Financial Instruments

     The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties.

     The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate that value:

     Cash and cash equivalents

     For such short-term investments, the carrying amount was considered to be a reasonable estimate of fair value.

     Securities available for sale

     The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

     Loans
     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

     The fair value of loans, except residential mortgage loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on First Capitol's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.

     Deposit liabilities

     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is considered equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     Securities sold under agreements to repurchase and borrowed funds

     For securities sold under agreements to repurchase, the carrying amount was considered to be a reasonable estimate of the fair values. The fair value of borrowed funds is based on rates currently available to First Capitol for borrowed funds with similar terms and remaining maturities.

     The estimated fair values of First Capitol's financial instruments as of December 31, 1997 and 1996 are approximately as follows:

                                               1997             1996
                                         ----------------  ----------------
                                          Book     Fair     Book     Fair
(in thousands)                            Value    Value    Value    Value
                                         -------  -------  -------  -------
Financial assets:
 Cash and cash equivalents.............  $11,169  $11,169  $ 5,254  $ 5,254
 Interest bearing deposits with banks..       54       54    1,032    1,032
 Securities available for sale.........   22,911   22,911   18,719   18,719
 Loans.................................   70,253   72,306   65,474   66,859
Financial liabilities:
 Deposits..............................   80,828   80,988   73,428   73,559
 Securities sold under agreements
  to repurchase........................    8,423    8,423    1,975    1,975
 Borrowed funds........................    7,071    7,112    8,556    8,458

     The fair value of commitments to extent credit is estimated using the fees currently charged to enter into similar agreements, and as the fair value for these financial instruments were not material, these disclosures are not included above.

     Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time First Capitol's entire holdings of a particular financial instrument. Because no market exists for a significant portion of First Capitol's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax assets and bank premises and equipment. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.


(16) Recent Accounting Pronouncements

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. Under SFAS 130, comprehensive income is divided into net income and other comprehensive income. Other comprehensive income includes items previously recorded directly in equity, such as unrealized gains or losses on securities available for sale. SFAS 130 is effective for interim periods and annual periods beginning after December 15, 1997. Comparative financial statements for earlier periods are required to be reclassified to reflect application of the provisions of SFAS 130. First Capitol has not determined the impact, if any, that SFAS 130 will have on First Capitol's financial statement presentation.

                                   APPENDIX C

                           CARDINAL MERGER AGREEMENT

________________________________________________________________________________
________________________________________________________________________________



                       AGREEMENT AND PLAN OF AFFILIATION

                    DATED AS OF THE 13th DAY OF APRIL 1998

                                 BY AND AMONG

                         SUSQUEHANNA BANCSHARES, INC.,

                      SUSQUEHANNA BANCSHARES WEST, INC.,

                            CARDINAL BANCORP, INC.

                                      AND

                 FIRST AMERICAN NATIONAL BANK OF PENNSYLVANIA



_______________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------

ARTICLE I THE PLAN OF MERGER ................................................C-2

     SECTION 1.1  The Merger; Closing; Effective Time .......................C-2
     SECTION 1.2  Effect on Outstanding Shares ..............................C-3
     SECTION 1.3  Surrender and Exchange of Cardinal Certificates ...........C-3
     SECTION 1.4  Dissenters' Rights ........................................C-5
     SECTION 1.5  Other Matters .............................................C-5
     SECTION 1.6  Cardinal Options ..........................................C-6

ARTICLE II CONDUCT PENDING THE MERGER .......................................C-6

     SECTION 2.1  Conduct of Cardinal's and FANBP's Businesses
                  Prior to the Effective Time ...............................C-6
     SECTION 2.2  Forbearance by Cardinal and FANBP .........................C-6
     SECTION 2.3  Cooperation ...............................................C-8
     SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time .....C-8

ARTICLE III REPRESENTATIONS AND WARRANTIES ..................................C-8

     SECTION 3.1  Representations and Warranties of Cardinal and FANBP ......C-8
     SECTION 3.2  Representations and Warranties of SBI and its Material
                  Subsidiaries .............................................C-23

ARTICLE IV COVENANTS .......................................................C-30

     SECTION 4.1  Acquisition Proposals ....................................C-30
     SECTION 4.2  Securities Registration and Disclosure ...................C-31
     SECTION 4.3  Employees ................................................C-32
     SECTION 4.4  Access and Information ...................................C-33
     SECTION 4.5  Certain Filings, Consents and Arrangements ...............C-35
     SECTION 4.6  Takeover Statutes ........................................C-35
     SECTION 4.7  Additional Agreements ....................................C-35
     SECTION 4.8  Publicity ................................................C-35
     SECTION 4.9  Meeting ..................................................C-36
     SECTION 4.10  Notification of Certain Matters .........................C-36
     SECTION 4.11  Insurance ...............................................C-36
     SECTION 4.12  Dividends ...............................................C-36
     SECTION 4.13  Directors ...............................................C-36

                                                                         Page(s)
                                                                         -------

ARTICLE V CONDITIONS TO CONSUMMATION .......................................C-38

     SECTION 5.1  Conditions to Closing ....................................C-38
     SECTION 5.2  Conditions to Obligations of SBI and SBI Merger Sub ......C-40
     SECTION 5.3  Conditions to the Obligations of Cardinal and FANBP ......C-41

ARTICLE VI TERMINATION .....................................................C-42

     SECTION 6.1  Termination ..............................................C-42
     SECTION 6.2  Effect of Termination ....................................C-43
     SECTION 6.3  Expenses .................................................C-43

ARTICLE VII OTHER MATTERS ..................................................C-44

     SECTION 7.1  Certain Definitions; Interpretation ......................C-44
     SECTION 7.2  Survival .................................................C-45
     SECTION 7.3  Parties in Interest ......................................C-45
     SECTION 7.4  Waiver and Amendment .....................................C-45
     SECTION 7.5  Counterparts .............................................C-45
     SECTION 7.6  Governing Law ............................................C-45
     SECTION 7.7  Expenses .................................................C-45
     SECTION 7.8  Notices ..................................................C-46
     SECTION 7.9  Entire Agreement; Etc ....................................C-47

          AGREEMENT AND PLAN OF AFFILIATION dated as of the 13th day of April, 1998 (this "Plan" or this "Agreement"), is entered into by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Bancshares West, Inc., a Pennsylvania corporation, ("SBI Merger Sub"), Cardinal Bancorp, Inc., a Pennsylvania corporation ("Cardinal"), and First American National Bank of Pennsylvania, a national banking association ("FANBP").

                                   RECITALS:

          WHEREAS, SBI is a multi-state, multi-institution bank holding company; and

          WHEREAS, SBI Merger Sub is a wholly-owned subsidiary of SBI created solely to facilitate the transactions described in this Agreement; and

          WHEREAS, Cardinal is a Pennsylvania bank holding company; and

          WHEREAS, FANBP is the wholly-owned bank subsidiary of Cardinal with a strong record of performance; and

          WHEREAS, the boards of directors of SBI, SBI Merger Sub, Cardinal and FANBP have each determined that it is in the best interest of their respective shareholders for SBI to acquire Cardinal and FANBP by means of a merger of SBI Merger Sub with and into Cardinal (the "Merger"), as a result of which FANBP will become a wholly-owned, second tier subsidiary of SBI, all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

          WHEREAS, Cardinal, SBI and SBI Merger Sub desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, SBI will continue the separate corporate existence of FANBP as an operating subsidiary until at least December 31, 2000; and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to SBI's willingness to enter into this Agreement, Cardinal, SBI and SBI Merger Sub have entered into a stock option agreement of even date herewith (the "Stock Option Agreement") granting SBI an option to purchase from Cardinal authorized and unissued shares equal to 15% of the shares of Cardinal's common stock outstanding on the date of the Stock Option Agreement, subject to the terms and conditions set forth therein.

          NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I
                              THE PLAN OF MERGER

          SECTION 1.1  The Merger; Closing; Effective Time.
                       -----------------------------------

          (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1.1(c)), SBI Merger Sub shall be merged with and into Cardinal and the separate corporate existence of SBI Merger Sub shall thereupon cease. Cardinal shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall continue to be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of Cardinal with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Susquehanna Bancshares West, Inc." The Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

          (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

          (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, SBI Merger Sub and Cardinal will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective at 11:59 p.m. on the day the Articles of Merger are filed with the Department of State (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

          (d) At the Effective Time, the articles of incorporation and bylaws of SBI Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of SBI Merger Sub immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation with such additions or deletions as SBI, in its sole discretion, may determine. At and immediately following the Effective Time, the directors of FANBP shall consist of (i) the persons who were the directors of FANBP immediately prior to the Effective Time, and (ii) up to two other persons who shall be recommended for appointment by SBI; who shall be reasonably acceptable to the FANBP Board; and who shall be elected to the FANBP Board, effective at Closing, to hold office until the next annual meeting of FANBP.

          SECTION 1.2  Effect on Outstanding Shares.
                       ----------------------------

          (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the provisions of Section 1.3 hereof with respect to the payment of fractional shares in cash, each share of common stock, par value $.50 per share, of Cardinal (the "Cardinal Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the PBCL (the "Dissenters' Shares"), if any, and
(ii) shares held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of common stock, par value $2.00 per share, of SBI ("SBI Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 1.2 hereof (such SBI Common Stock, determined on the basis of the Exchange Ratio, as to each Cardinal shareholder and, collectively, to all Cardinal shareholders is the "Merger Consideration"). As of the Effective Time, each share of Cardinal Common Stock held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) The shares of common stock of SBI Merger Sub issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Corporation.

          (c) If prior to the Effective Time, the outstanding shares of SBI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, the Exchange Ratio shall be adjusted such that each Cardinal shareholder shall be entitled to receive such number of shares of SBI Common Stock as such shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event. (By way of illustration, if SBI shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Time and the conditions set forth above are satisfied, the Exchange Ratio shall be adjusted upward by 7%.)

          SECTION 1.3  Surrender and Exchange of Cardinal Certificates.
                       -----------------------------------------------

          (a) Within five (5) business days after the Effective Time, SBI shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Cardinal Common Stock transmittal materials and instructions for surrendering certificates for Cardinal

Common Stock ("Old Certificates") in exchange for a certificate for the number of whole shares of SBI Common Stock to which such person is entitled under
Section 1.2 hereof.

          (b) No certificates for fractional shares of SBI Common Stock shall be issued in connection with the Merger. In lieu thereof, SBI shall issue to any holder of Cardinal Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by SBI, a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered multiplied by the Average Price Per Share of SBI Common Stock Before Closing as defined and determined in conformity with Schedule 1.2.

          (c) If the record date of any dividend on SBI Common Stock occurs after the Effective Time, the declaration shall include dividends on all whole shares of SBI Common Stock into which shares of Cardinal Common Stock have been converted under this Agreement, but no former holder of Cardinal Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by SBI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from SBI an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of SBI Common Stock into which the shares represented by such Old Certificates have been converted.

          (d) After the Effective Time, there shall be no transfer on the stock transfer books of Cardinal, Surviving Corporation, or SBI of shares of Cardinal Common Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be canceled and certificates representing whole shares of SBI Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

          (e) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, SBI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of SBI Common Stock which such holders are entitled to receive under Section 1.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as SBI shall determine. If, in the opinion of counsel for SBI, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. SBI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by SBI for their respective accounts, plus accrued dividends from the Effective Time to the date of the sale, and such holders shall not be entitled to receive any interest on such net sale proceeds or accrued dividends held by SBI.

          (f) If outstanding certificates for shares of Cardinal Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither SBI nor its agents or any other person shall be liable to any former holder of Cardinal Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it with respect to such Certificate, SBI will issue in exchange for such lost, stolen or destroyed Old Certificate, the shares of SBI Common Stock into which such Old Certificates has been converted pursuant to this Agreement.

          SECTION 1.4  Dissenters' Rights.  In accordance with the provisions of
                       ------------------
Section 1571 et. seq. of the PBCL and applicable law, the Cardinal shareholders
             --------
are entitled to exercise dissenters rights.

          SECTION 1.5  Other Matters.
                       -------------

          (a) Notwithstanding any term of this Agreement to the contrary, SBI may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for SBI Merger Sub as the constituent corporation in the Merger by written notice to Cardinal so long as the exercise of this right does not materially, adversely affect the interests or rights of the Cardinal shareholders or cause a material delay in or otherwise materially adversely affect consummation of the transactions contemplated herein, such determination to be solely within the exercise of reasonable judgment by Cardinal. SBI shall also have the right to cause SBI Merger Sub or such substitute to be the Surviving Corporation of the Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests or rights of the Cardinal shareholders or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein, such determination to be solely within the exercise of reasonable judgment by Cardinal. If such right is exercised, this Agreement shall be deemed to be modified to accord such change.

          (b) Subject to the provisions of Section 7.1 of this Agreement, nothing in this Agreement shall be deemed to restrict the ability of SBI or any of its subsidiaries to merge with or with and into another entity so long as such other transaction shall not materially, adversely affect the parties' ability to consummate the Merger or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein.

          SECTION 1.6  Cardinal Options.  All options outstanding at the
                       ----------------
Effective Time under the benefit plans described at Annex 3.1(m) and as fully listed at Annex 1.6 hereof (individually, a "Cardinal Option" and collectively, the "Cardinal Options") shall remain outstanding following the Effective Time for the remainder of their terms and in accordance with the terms of the respective Cardinal Options. At the Effective Time, the Cardinal Options shall, by virtue of the Merger and without any action on the part of Cardinal or the holder of any of the Cardinal Options, whether the same shall be vested or exercisable, be assumed by SBI and constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Cardinal Options, a number of shares of SBI Common Stock equal to the product of the Exchange Ratio and the number of shares of Cardinal Common Stock subject to such Cardinal Option. The option exercise price per share of SBI Common Stock shall be equal to the option exercise price per share of Cardinal Common Stock divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). From and after the date of this Agreement, no additional options of any kind shall be granted by Cardinal, or any of its respective subsidiaries, under any plan, arrangement, agreement or program whatsoever.


                                  ARTICLE II
                          CONDUCT PENDING THE MERGER

          SECTION 2.1  Conduct of Cardinal's and FANBP's Businesses Prior to the
                       ---------------------------------------------------------
Effective Time.  Except as expressly provided in this Agreement, during the
--------------
period from the date of this Agreement to the Effective Time, Cardinal and FANBP shall (and the word "it" in this Article II refers to Cardinal and FANBP and each subsidiary of either) (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) maintain and preserve intact in all material respects its business organization, assets, leases, properties, investment securities, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees,
(iii) not knowingly take any action which would materially or adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, and (iv) not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in Section 7.1 hereof) on Cardinal.

          SECTION 2.2  Forbearance by Cardinal and FANBP.  During the period
                       ---------------------------------
from the date of this Agreement to the Effective Time, Cardinal and FANBP shall not, without the prior written consent of SBI:

          (a) other than in the ordinary course of business consistent with past practice, make any advance or loan or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual, corporation or other person;

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend other than the regular quarterly dividend referred to in Section 4.12 or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any shares of its capital stock (other than the Stock Option Agreement or in connection with the exercise of options granted pursuant to the Cardinal Options provided, however, Cardinal represents hereby that no new or additional options have been granted or issued since January 1, 1998 or will be granted or issued hereafter pursuant to the Cardinal Options) or any right to acquire, or securities evidencing a right to convert into or acquire any shares of its capital stock, or issue any additional shares of capital stock;

          (c) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness of any such person or any contracts or agreements as in force at the date of this Agreement;

          (d) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, or voluntarily accelerate the vesting of any stock options or other compensation or benefit, other than payment of bonuses in the ordinary course of business consistent with past practice and general increases in compensation to individual employees in the ordinary course of business consistent with past practice, provided that any such general increase to any individual employee made after the date of this Agreement, when combined with such general increases made to such individual employee prior to the date of this Agreement but after September 30, 1997, does not exceed 3% of the individual employee's September 30, 1997 compensation (or in the event the employee was hired after September 30, 1997, the employee's date of hire compensation);

          (e) amend its articles of incorporation, or charter, or its bylaws, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

          (f) change its method of accounting as in effect at December 31, 1997, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case as concurred in by its independent auditors; or

          (g) permit or allow its direct or indirect ownership of the capital stock of any subsidiary described in the annex hereto to be less than 100% of its respective total capital stock.

          SECTION 2.3  Cooperation.  Each of Cardinal and FANBP shall cooperate
                       -----------
with SBI and SBI Merger Sub and SBI and SBI Merger Sub shall cooperate with Cardinal and FANBP in completing the transactions contemplated hereby and each shall not take, cause to be taken or agree or make any commitment to take any action (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct in all material respects, or (ii) in the case of Cardinal and FANBP, that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

          SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time.
                       -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SBI shall not knowingly take any action and shall not knowingly cause its Material Subsidiaries (as defined in Section 3.2(d) hereof) to take any action that is reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties of Cardinal and FANBP.
                       ----------------------------------------------------
Cardinal and FANBP represent and warrant to SBI and SBI Merger Sub (and the word "it" in this Article III refers to Cardinal, FANBP and each subsidiary of either) that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge (which knowledge limitation shall apply to all representations and information described in annexes attached hereto):

          (a) Corporate Organization and Qualification. Cardinal is a corporation duly incorporated, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Cardinal requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Cardinal and its subsidiaries, taken as a whole. FANBP is a national banking association duly organized and in good standing under the laws of the United States of America. Cardinal and FANBP each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. Cardinal has made available to SBI a complete and correct copy of the articles of incorporation and bylaws of Cardinal and FANBP has made available to SBI and SBI Merger Sub a complete and correct copy of the charter and bylaws of FANBP and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

          (b) Authorized Capital. The authorized capital stock of Cardinal consists of 2,000,000 shares of Cardinal Common Stock, $.50 par value per share, of which 990,000 shares of Cardinal Common Stock were issued and outstanding as of the date of this Agreement and no shares of Cardinal Common Stock were issued and held as treasury shares as of the date of this Agreement. The authorized capital stock of FANBP consists of 1,000,000 shares of common stock, $.50 par value per share, of which 600,000 shares of common stock were issued and outstanding as of the date of this Agreement; all of these are held by Cardinal. All of the outstanding shares of capital stock of Cardinal and FANBP have been duly authorized and are validly issued, fully paid and nonassessable. Neither Cardinal nor FANBP has any shares of capital stock reserved for issuance except pursuant to the Stock Option Agreement and the Cardinal Options and no new or additional options have been granted since January 1, 1998. Options representing 94,000 shares of Cardinal Common Stock have been granted and remain outstanding and are all the Cardinal Options. The terms of the Cardinal Options, together with a list of all holders of options thereunder and the number of shares of Cardinal Common Stock covered thereby, are described in Annex 3.1 (b) or Annex
1.6 hereto, as the case may be. Neither Cardinal nor FANBP has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of FANBP's common stock owned by Cardinal are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of Cardinal and FANBP have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1(b) and in Annex 3.1(m), and as provided in the Stock Option Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Cardinal and FANBP. After the Effective Time, Cardinal will have no obligation which is being assumed by SBI or SBI Merger Sub which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1(m), other than as provided at Section 1.6).

          (c) Subsidiaries. The only subsidiaries of Cardinal are as listed and described at Annex 3.1(c). The only subsidiaries of FANBP are as listed and described at Annex 3.1(c).

          Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (other than as provided at 12 U.S.C. (S)55) and is owned by Cardinal or FANBP, free and clear of all liens, security interests and encumbrances. All such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

          (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Cardinal's articles of incorporation or bylaws cast by all holders of Cardinal Common Stock (without any minority, class or series voting requirement), and, subject to all required regulatory approvals, Cardinal and FANBP each has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions applicable to either Cardinal or FANBP contemplated hereby. This Agreement has been duly and validly executed and delivered by Cardinal and FANBP and constitutes the valid and binding obligations of Cardinal and FANBP enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated herein by it will not, constitute (i) subject to receipt of all required regulatory approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Cardinal's articles of incorporation, the charter of FANBP, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(i) all required approvals, consents and waivers of governmental authorities,
(ii) the approval of its shareholders referred to in Section 3.1(d), (iii) any such approval, consent or waiver that already has been obtained, and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

          (f)  Reports.

               i. Cardinal's consolidated statement of financial condition as of December 31, 1997 previously provided to SBI and each statement of financial condition provided after the date hereof to SBI (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

               ii. Except as disclosed in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), (E) any state banking department or commission or other regulatory authority ("State Regulator") and collectively with the SEC, the OCC, the FDIC, and the Board, the "Cardinal Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1994 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Cardinal Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (g) Absence of Certain Changes or Events. Since January 1, 1998 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1994. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Cardinal or FANBP, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (j) Absence of Regulatory Actions. It is not a party to any current cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Cardinal Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any Cardinal Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

          (k)  Agreements.

               i. Except for the Stock Option Agreement and as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

                     (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                     (B) consulting agreement not terminable on thirty (30) days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                     (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                     (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000;

                     (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                     (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                     (G) agreement, contract or understanding, other than this Agreement, the Cardinal Options, and the Stock Option Agreement, regarding the capital stock of Cardinal and/or FANBP or committing to dispose of some or all of the capital stock or substantially all of the assets of Cardinal and/or FANBP; or

                     (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

               ii. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

          (l) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

          (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers, or other employees (hereinafter referred to collectively as the "Employee Plans").

               i. All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under
Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

               ii. Other than for premiums currently due, no liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Cardinal or FANBP under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

               iii. No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single-employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

               iv. Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               v. Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

               vi. Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of
Section 401(a) of the Code.

               vii. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

               viii. Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B, 4980D or 4980E of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

               ix. There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits.

               x. Except as disclosed on Annex 3.1(m)(x), there has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

               xi. Except as disclosed on Annex 3.1(m)(xi), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Cardinal or FANBP to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

               xii. All annual reports have been filed timely with respect to each Employee Plan, it has made available to SBI a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

               xiii. Except as disclosed on Annex 3.1(m)(xiii), there are no retiree health benefit plans except as required to be maintained by COBRA.

           (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for
(i) such items shown in the Cardinal consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

          (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

          (q) Environmental Matters. Except as to such matters which, either individually or in the aggregate, would have a Materially Adverse Effect on Cardinal or FANBP and any of its subsidiaries taken as a whole:

              i.    (A) It, its Participation Facilities and its Loan
Properties (each as defined below) are, and have been, in material compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a Material Adverse Effect on it or any of its subsidiaries taken as a whole. Except as disclosed in Annex 3.1(q), there are no Participation Facilities or other real estate owned ("OREO") located in the States of New Jersey, California, Connecticut, Rhode Island, Vermont, Massachusetts, New Hampshire, or Maine.

                     (B) It, its Participation Facilities and its Loan Properties hold all permits, licenses, registrations and other authorizations (the "Environmental Permits") necessary under the Environmental Laws, and all such Environmental Permits are currently in effect. The Environmental Permits are listed in Annex 3.1(q)(B), and any that will expire or terminate as a result of the transactions contemplated by this Agreement are so designated. It, its Participation Facilities and its Loan Properties are in material compliance with all the terms and conditions of such

Environmental Permits and have not materially violated any of them. Neither it, its Participation Facilities nor its Loan Properties have received any notice of any proposal to amend, revoke, reissue or replace any Environmental Permit, nor have any events occurred (other than a change in applicable law) that could form a reasonable basis for any such action. It, its Participation Facilities, and its Loan Properties have filed timely and complete applications for renewal of any such Environmental Permits that are required prior to the Closing.

                     (C) There is no suit, claim, action, demand, penalty, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against it or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility.

                     (D) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or it in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a Material Adverse Effect on Cardinal or FANBP and any of its subsidiaries taken as a whole.

                     (E) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(q)(i)(D) or (C).

                     (F) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by it (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by it, such representation is limited to the period it owned or operated such properties).

                     (G) It has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                     (H) Except as disclosed in Annex 3.1(q)(i)(H), there are no underground storage tanks on, in or under, and during the period of its ownership and operation no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in its ownership.

                     (I) During the period of (l) its ownership or operation (including without limitation in a fiduciary capacity) of any of its respective current properties, (m) its participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental Law. Prior to the period of (x) its ownership or operation of any of its respective current properties, (y) its participation in the management of any Participation Facility, or (z) its holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except as permitted under applicable Environmental Law.

                     (J) There has not been and is not any Environmental Condition (as hereinafter defined) at or relating to any property at which wastes have been deposited or disposed by or at the behest or direction of it, its Participation Facilities or its Loan Properties, nor has it, its Participation Facilities or its Loan Properties received written notice of any such Environmental Condition. For purposes of this Agreement the term "Environmental Condition" means any condition or circumstance, that (i) requires abatement or remediation under any Environmental Law currently in effect, (ii) gives rise to any civil or criminal liability under any Environmental Law currently in effect, or (iii) constitutes a public or private nuisance based on the presence of Hazardous Materials, under laws applicable on the date of Closing.

                     (K) There are no environmental liens on any properties owned or leased by it or on its Loan Properties ("Properties") and no government actions which could subject the Properties to such liens have been taken, are pending, or threatened.

                     (L) No notice or restriction relating to the presence of Hazardous Materials is required to be placed in the deed to any property subject to this Agreement and no property subject to this Agreement has such a notice or restriction in its deed.

                     (M) The only Loan Properties or Participation Facilities in which it participates in management are those described in Annex 3.1 hereto.

               ii.   The following definitions apply for purposes of this
Section 3.1(q): (a) "Loan Property" means any property in which it holds a security interest (except that with respect to loans which are secured by residential property, all representation in this Section 3.1(q) are given to the best knowledge, without inquiry), and where required by the context, includes the owner or operator of such property, but only with respect to such property;
(b) "Participation Facility" means any facility in which it participates in the management (including all property on which it conducts operations of its business, or which is held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (c) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to
(A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or
(B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect; "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (d) "Hazardous Material" means any substance which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls, any of which is regulated by, or subject to regulation under, any Environmental Law.

          (r) Allowance. The allowance for loan and lease losses shown on Cardinal's consolidated statement of financial condition as of December 31, 1997 was, and the allowance for loan and lease losses shown on Cardinal's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Cardinal and FANBP, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. It has disclosed to SBI in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Effective Date inform SBI of the amount of each such classification. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

          (s) Anti-takeover Provisions Inapplicable. The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to Cardinal, this Agreement, the Stock Option Agreement, the Merger and the transactions contemplated hereby.

          (t) Material Interests of Certain Persons. Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

          (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

          (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1995 are set forth in Annex 3.1(v).

          (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the Cardinal Shareholders' Meeting (as hereafter defined).

          (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to SBI, to the effect that the consideration to be received by its shareholders pursuant to this Agreement, at the time of its execution, is fair to such holders from a financial point of view.

          (z)  INTENTIONALLY OMITTED.

          (aa) Fidelity Bonds. Since at least January 1, 1994, FANBP has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since January 1, 1994, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and neither Cardinal nor FANBP is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither Cardinal nor FANBP has reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

          (bb) Condition of Tangible Assets. Except as set forth in Annex 3.1(bb), all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

          (cc) Loans by FANBP. Since January 1, 1991, and except as shown on Annex 3.1(cc), in the aggregate, the loans by FANBP have been lawfully made, constitute valid debts of the obligors, have been incurred in the ordinary course of business, are subject to the terms of payment as shall have been agreed upon between FANBP and each customer and FANBP does not know of any applicable set off or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days or more past due as of January 31, 1998, and as of the last day of each month for each of the preceding twelve (12) months thereto is attached hereto as Annex 3.1(cc)-A. No part of the amount collectible under any loan is contingent upon performance by FANBP of any obligation and no agreement for participation, in which FANBP has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 3.1(cc). FANBP does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by FANBP relating to claims based on theories of "lenders' liability" or any other basis.

          (dd) Regulatory Compliance - OCC. FANBP is in compliance in all material respects with the applicable rules and regulations of the OCC, except as noted in Annex 3.1(dd) and except where the failure to comply would not have a Material Adverse Effect on FANBP.

          (ee) Regulatory Compliance - FDIC. Except as noted on Annex 3.1(ee) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

          (ff) Capital Compliance. As of December 31, 1997, FANBP was in compliance with the minimum capital requirements applicable to national banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

          (gg) Year 2000 Compliance. Cardinal and FANBP are in material compliance with all requirements announced or promulgated by the Cardinal Regulatory Agencies and by the Federal Financial Institutions Examination Council.

          (hh) INTENTIONALLY OMITTED.

          (ii) INTENTIONALLY OMITTED.

          (jj) INTENTIONALLY OMITTED.

          (kk) INTENTIONALLY OMITTED.

          (ll) INTENTIONALLY OMITTED.

          (mm) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against FANBP, and due on or prior to the date of this Agreement, have been paid in full.

          (nn) Annual Reports and Financial Statements. Cardinal has delivered to SBI true and complete copies of (i) Cardinal's Annual Report on Form 10-K for Cardinal's fiscal year ended December 31, 1997, containing consolidated balance sheets of Cardinal at December 31, 1997 and December 31, 1996 and consolidated statements of earnings, changes in shareholders' equity and cash flows of Cardinal for the three years ended December 31, 1997, 1996 and 1995 and such financial statements have been certified by independent public accountants, and (ii) Cardinal's Quarterly Reports for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 containing unaudited consolidated balance sheets of Cardinal as at such dates and unaudited consolidated statements of earnings and cash flows of Cardinal for the three, six and nine-month periods reflected therein. Cardinal has also delivered to SBI true and correct copies of its annual reports on Form 10-K for the years 1996, 1995 and 1994, together with its annual reports to shareholders for the same periods. All such reports (collectively, the "Cardinal Reports") (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC,
(ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Cardinal with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Cardinal is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

          (oo) Proxy Statement/Prospectus, Etc. Except for information relating to SBI and its subsidiaries and pro forma financial information reflecting the combined operations of SBI and

Cardinal, neither (i) the Proxy Statement portion of the Registration Statement (as defined hereinafter at Section 4.2), to the extent prepared by Cardinal or based on information provided by Cardinal, or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Cardinal or at the date of the meeting of the Cardinal shareholders at which the shareholders will consider this Agreement (the "Cardinal Shareholders' Meeting") nor (ii) any other documents to be filed by Cardinal with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.2  Representations and Warranties of SBI and its Material
                       ------------------------------------------------------
Subsidiaries. SBI represents and warrants to Cardinal and FANBP (and the word
------------
"it" in this Article III refers to SBI and each of its Material Subsidiaries, as that term is defined at Section 3.2(d) hereof), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. SBI is a corporation duly incorporated, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by SBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on SBI. It has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets. SBI owns, or will own at Closing, directly or indirectly, all of the outstanding shares of capital stock of SBI Merger Sub. SBI has made available to Cardinal complete and correct copies of the articles of incorporation and bylaws of SBI and will make available to Cardinal complete and correct copies of the articles of incorporation and bylaws of SBI Merger Sub; such articles and bylaws of SBI are in full force and effect as of the date hereof.

          (b) Corporate Authority. Subject only to the regulatory approvals specified in Section 5.1(b) hereof, SBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to SBI contemplated hereby. This Agreement has been duly and validly executed and delivered by SBI and constitutes the valid and binding obligations of SBI, enforceable against SBI in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (c) Capitalization. As of December 31, 1997, SBI Common Stock was held of record by more than 6,000 shareholders and the authorized capital stock of SBI consisted of 32,000,000 shares of SBI Common Stock, of which approximately 22,554,962 shares are issued and outstanding (an additional 30,454 shares are held as treasury stock) and 5,000,000 shares of Preferred Stock, no par value per share, of which none are outstanding. Sufficient shares of authorized, but unissued, shares of SBI Common Stock to effect the transactions herein contemplated will be reserved by SBI for such purpose. Except as disclosed in SBI's draft Proxy Statement for its 1998 Annual Meeting, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of SBI.

          (d) Bank Subsidiaries. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Farmers First Bank, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania; Farmers & Merchants Bank and Trust, a bank organized under the laws of the State of Maryland; Citizens National Bank of Southern Pennsylvania, a national banking association with headquarters in Greencastle, Pennsylvania; First National Trust Bank, a national banking association with headquarters in Sunbury, Pennsylvania; Williamsport National Bank, a national banking association with headquarters in Williamsport, Pennsylvania; Equity National Bank, a national banking association with headquarters in Marlton, New Jersey; Farmers National Bank, a national banking association with headquarters in Mullica Hill, New Jersey; and Founders' Bank, a bank organized under the laws of the Commonwealth of Pennsylvania (collectively the "Bank Subsidiaries"). All of the issued and outstanding capital stock of the Bank Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable (other than as provided at 12 U.S.C.A. (S) 55 with respect to national banks) and is owned by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Susquehanna Bank, a federal savings bank operating in Maryland. All of the issued and outstanding capital stock of the Susquehanna Bank is duly and validly authorized and issued, free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto other than rights of account holders to liquidation accounts maintained by Susquehanna Bank in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Bank Subsidiaries and Susquehanna Bank are the "Material Subsidiaries." There are no options, calls, warrants, conversion privileges or other agreements obligating any Material Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock. Each of Farmers First Bank, Founders' Bank and Farmers & Merchants Bank and Trust is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or the State of Maryland and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Citizens National Bank of Southern Pennsylvania, First National Trust Bank, Williamsport National Bank, Equity National Bank and Farmers National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Susquehanna Bank is a federal savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the savings and loan business under the Federal Deposit Insurance Act, as amended. Each Material Subsidiary has corporate power and legal authority and governmental authorizations which are material to its respective operations and to transact the respective businesses in which it is presently engaged.

          (e) No Violations. The execution, delivery and performance of this Agreement by SBI and SBI Merger Sub does not, and the consummation of the transactions contemplated hereby by SBI and SBI Merger Sub will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which SBI or SBI Merger Sub (or any of SBI's respective properties or assets) is subject, which breach, violation or default would have a Material Adverse Effect on SBI on a consolidated basis, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under, SBI's or SBI Merger Sub's articles of incorporation or bylaws or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of SBI's properties or assets under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of SBI's properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on SBI, on a consolidated basis; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) any such approval, consent or waiver that already has been obtained, (iii) the approval of SBI as the sole shareholder of SBI Merger Sub, and (iv) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on SBI, on a consolidated basis, or enable any person to enjoin the Merger.

          (f) Required Consents. SBI has no reason to believe that it will be unable to obtain consents and approvals, including without limitation all such consents and approvals of Regulatory Agencies (as hereinafter defined), necessary to consummate the transactions contemplated by this Agreement by September 30, 1998 or that any such consents or approvals would contain any condition or requirement that would result in a Material Adverse Effect on SBI.

          (g) Board Action. SBI's board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, and (b) approved this Agreement and the transactions contemplated hereby.

          (h)  SBI Merger Sub.

               i. SBI Merger Sub is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of SBI Merger Sub have been validly issued, are fully paid and nonassessable and are owned directly by SBI free and clear of any lien, charge or other encumbrance. SBI Merger Sub possesses no assets nor is subject to any liabilities and will not acquire assets or incur liabilities prior to the Effective Time. Since the date of its incorporation, SBI Merger Sub has not engaged in any activities other than in connection with the consummation of the Merger or as expressly contemplated by this Agreement.

               ii. SBI Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by SBI Merger Sub and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of SBI Merger Sub. This Agreement is a valid and binding obligation of SBI Merger Sub, enforceable against SBI Merger Sub in accordance with its terms.

               iii. All of the authorized capital stock of SBI Merger Sub, which consists solely of 100 shares of common stock, $.01 par value per share, is presently issued and outstanding.

               iv. SBI will, as the sole shareholder of SBI Merger Sub, vote to approve this Agreement and the Merger.

          (i) SBI Reports. SBI has furnished to Cardinal and FANBP true and complete copies of (i) all of its annual reports on Form 10-K filed with the SEC since January 1, 1994 and its annual reports to shareholders for each of the three years ended December 31, 1994, 1995 and 1996, respectively; (ii) all of its quarterly reports on Form 10-Q and current reports, if any, on Form 8-K filed with the SEC since January 1, 1996; (iii) each final registration statement, prospectus or offering circular which SBI has used in connection with the sale of securities since January 1, 1996; and (iv) each definitive proxy statement distributed by SBI to its shareholders since January 1, 1996.

          All such reports (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j)  SBI Benefit Plans.  SBI has furnished to Cardinal and FANBP true,
               -----------------
correct and complete copies of the employee pension benefit plans (within the meaning of ERISA Section 3(2)), employee welfare benefit plans (within the meaning of ERISA Section 3(1)), stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee benefit plans, policies, agreements and arrangements, maintained or contributed to by SBI or any subsidiary of SBI in which any Continued Employee (as defined in Section 4.3
(b)) will be eligible to participate after the

Effective Time, together with the most recent actuarial report, financial statements and determination letter for the tax qualified cash balance pension plan (or its predecessor) sponsored by SBI.

          (k) Financial Reports. Each of SBI and its subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with (A) the Board, (B) the FDIC, (C) the OCC, (D) the SEC, (E) the OTS, (F) the Pennsylvania Department of Banking and (G) the Maryland Banking Commission (the regulatory agencies listed at (A) through (G) are, collectively, the "SBI Regulatory Agencies"), and (H) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any regulatory agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (l) SBI's Balance Sheets. SBI's consolidated balance sheets as of December 31, 1997 previously provided to Cardinal and each consolidated balance sheet provided after the date hereof to Cardinal (including in each case any related notes and schedules) fairly presents or will fairly present SBI and its subsidiaries' financial position as of the dates thereof and each of the consolidated statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of SBI and its subsidiaries for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

          (m) Absence of Certain Changes or Events. Since December 31, 1997, SBI has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operation or prospects of SBI and its subsidiaries which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on SBI and its subsidiaries, taken as a whole.

          (n) Fees. Neither SBI nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

          (o) Registration Statement, Etc. Except for information relating to Cardinal and FANBP, neither (i) the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any other registration statement filed with the SEC during the term of this

Agreement, at the time it is filed with the SEC, at the time it is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Cardinal or at the date of the Cardinal Shareholders' Meeting to consider the approval of this Agreement nor (ii) any other documents to be filed by SBI with the SEC or any regulatory agency in connection with this Agreement or the transactions contemplated thereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which SBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

          (p) Compliance with Laws. It has the permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental authorities, including regulatory agencies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on SBI, on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (q) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the SBI Regulatory Agencies, charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any SBI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (r) Litigation and Liabilities. Except as set forth in Annex 3.2(r), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis, or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (s) Environmental Matters. There is no activity or condition on or in any property owned, occupied, leased, or held as security by SBI or a Material Subsidiary which would subject SBI or any Material Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Law that individually or in the aggregate would have a Material Adverse Effect on SBI, on a consolidated basis.

          (t) Taxes. SBI's federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1993. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extensions shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to its knowledge, threatened with respect to any taxes that could result in a determination that would have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations or the assessment or collection of any tax due that is currently in effect, except as disclosed on Annex 3.2(t).

          (u) Agreements. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SBI.

          (v) Regulatory Compliance--State Banking Departments, OTS and OCC.
SBI and its state-chartered bank subsidiaries are in compliance in all material respects with the applicable rules and regulations of the Banking Department, in the case of Farmers First Bank and Founders' Bank, and the Maryland Banking Commission, in the case of Farmers & Merchants Bank and Trust, the Material Subsidiaries which are national banks are in compliance in all material respects with applicable rules and regulations of the Office of the Comptroller of the Currency and the Material Subsidiaries which are federally chartered thrifts are in compliance in all material respects with applicable rules and regulations of the OTS, except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole.

          (w) Capital Compliance. As of December 31, 1997, SBI and its Material Subsidiaries were in compliance with the minimum capital requirements applicable to them under state and federal laws, including as to leverage ratio requirements, tangible capital requirements and risk-based capital requirements.

          (x) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against SBI and its Material Subsidiaries, and due on or prior to the date of this Agreement, have been paid in full.

          (y) Regulatory Compliance--FDIC and Federal Reserve. Except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole and except as disclosed herein, SBI and its Material Subsidiaries are in compliance in all material respects with the rules and regulations of the FDIC and Federal Reserve to the extent such rules and regulations are applicable by regulatory determination.

          (z) Year 2000 Compliance. Except as provided in Annex 3.2(z) hereof, SBI and its Material Subsidiaries are in material compliance with all requirements announced or promulgated by the SBI Regulatory Agencies and the Federal Financial Institutions Examination Council.



                                   ARTICLE IV
                                   COVENANTS

          SECTION 4.1  Acquisition Proposals.  Each of Cardinal and FANBP agrees
                       ---------------------
that it and its officers and directors shall not, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or any equity securities of, Cardinal or FANBP (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by its board of directors of its fiduciary duties as determined upon consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of Cardinal and FANBP agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each of Cardinal and FANBP agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken by each of them in this Section 4.1. Each of Cardinal and FANBP agrees that it will notify SBI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, Cardinal, after written notice to SBI, may respond to unsolicited inquiries of third parties and engage in discussions or negotiations with third parties following such unsolicited inquiries by third parties if, in each case, following consultation with counsel, the Cardinal Board of Directors determines that failure to respond to such unsolicited inquiry or to engage in such discussions or negotiation is likely to be deemed a breach or failure on the part of the Cardinal Board of Directors to perform the duties of their office under applicable Pennsylvania law.

           SECTION 4.2  Securities Registration and Disclosure.  Cardinal and
                        --------------------------------------
FANBP shall cooperate with SBI in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act, of the Proxy Statement/Prospectus and the filing thereof as part of the Registration Statement. Following the date hereof, SBI will prepare and file with the SEC under the Securities Act a registration statement for the registration of the shares of SBI Common Stock to be issued pursuant hereto (the "Registration Statement"), and Cardinal will file with the SEC under the Exchange Act the preliminary form of the Proxy Statement/Prospectus included in the Registration Statement, and each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein. SBI shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of SBI Common Stock pursuant to this Agreement and Cardinal shall furnish SBI all information concerning Cardinal and its shareholders as SBI may reasonably request in connection with any such action. At least five (5) business days prior to its filing with the SEC, SBI shall provide a copy of the Registration Statement to Cardinal and its counsel for review. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC relating to the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, and SBI will advise Cardinal promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the SBI Common Stock issuable in connection herewith for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose.

          Cardinal will take appropriate action to call the Cardinal Shareholders' Meeting, to be held not more than sixty (60) days following the effective date of the Registration Statement (which meeting may be the Annual Meeting of Shareholders of Cardinal), to consider approval of this Agreement and, except to the extent legally required for the discharge by Cardinal's board of directors of its fiduciary duties and subject to receipt of an updated fairness opinion from its financial advisor dated on or immediately prior to the date of the Proxy Statement, will use its best efforts to secure such approval. In connection with the Cardinal Shareholders' Meeting, Cardinal will duly solicit, in compliance with Section 14(a) of the Exchange Act and the proxy rules of the SEC thereunder, the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the Cardinal Shareholders' Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.1(oo) and 3.2(o) hereof.

          Cardinal will furnish to SBI a list of all persons known to Cardinal who at the date of the Cardinal Shareholders' Meeting may be deemed to be "affiliates" of Cardinal within the meaning of Rule 145 under the Securities Act. Cardinal will use its best efforts to cause each such person identified in its list to deliver at or prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of SBI Common Stock to be received by such person hereunder except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) after such time as financial results covering at least thirty (30) days of post-merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

           SECTION 4.3  Employees.
                        ---------

          (a) Except as otherwise agreed in writing, SBI and any of its affiliates shall have the right (but not the obligation) to employ, as officers or employees of SBI, the Surviving Corporation, FANBP or other affiliates of SBI immediately following the Effective Time, any persons who are officers or employees of either of Cardinal and FANBP immediately before the Effective Time. It shall be a condition to employment by SBI or any of its affiliates that any former officer or employee of Cardinal or FANBP agree to cancel any existing employment contract, agreement or understanding between him or herself and Cardinal or FANBP, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

          (b) Each person employed by Cardinal or FANBP prior to the Effective Time who remains an employee of the Surviving Corporation or FANBP following the Effective Time (each a "Continued Employee") shall be entitled, as an employee of SBI or an SBI subsidiary, to credit for past service with Cardinal or FANBP for purposes of eligibility, vesting and accrual and to participate in whatever employee health, welfare, pension and fringe benefit plans, or whatever stock option, bonus or incentive plans or other fringe benefit programs that may be in effect generally for similarly situated employees of SBI or SBI's subsidiaries from time to time ("SBI's Plans"), if such Continued Employee shall be selected or otherwise eligible for participation therein; provided, however, that any Continued Employee who continues to participate in a defined benefit pension plan sponsored by FANBP or the Surviving Corporation shall not participate in the cash balance pension plan sponsored by SBI prior to the merger of the two plans as provided herein, and any Continued Employee who continues to participate in a 401(k) plan sponsored by FANBP or the Surviving Corporation shall not participate in the 401(k) plan sponsored by SBI prior to the merger of the two plans as provided herein. All such participation in SBI's Plans shall be subject to such terms of such plans as may be in effect from time to time, provided that Continued Employees will be eligible to participate in SBI's Plans on the same basis as similarly situated employees of SBI or SBI's subsidiaries as provided herein. Such Continued Employees will receive credit for past service with Cardinal or FANBP for purposes of eligibility under SBI's Plans and calculation of benefits under SBI's severance benefits plan, if applicable, and vesting under the 401(k) plan sponsored by SBI.

          (c) Cardinal and FANBP shall take all timely and necessary action to cease participation or accrual of benefits, effective as of the Effective Time, by each person employed by Cardinal or FANBP prior to the Effective Time in each Employee Plan (as defined in Section 3.1(m)), and to terminate each Employee Plan, other than the defined benefit pension plan sponsored by FANBP (the "Surviving Corporation") [or an Employee Plan containing a cash or deferred arrangement qualified under Section 401(k) of the Code ("Employee 401(k) Plan"], effective as of the Effective Time; provided that SBI may, in its sole discretion, give notice to Cardinal or FANBP not less than twenty (20) days (sixty-one (61) days in the case of any Pension Plan (as defined in Section 3.1(m)) prior to the Effective Time, that any Employee Plan shall not be terminated and/or participation or accrual of benefits thereunder shall not cease pursuant to this Section 4.3(c).

          (d) Subject to SBI's satisfaction that the defined benefit pension plan sponsored by FANBP (the "Defined Benefit Plan") meets the requirements for tax qualification under sections 401(a) and 501(a) of the Code, the Defined Benefit Plan shall be merged with and into the cash balance pension plan sponsored by SBI (the "Cash Balance Plan"), effective January 1, 1999. Each participant in the Defined Benefit Plan as of December 31, 1998 shall be credited with an initial balance under the Cash Balance Plan as of January 1, 1999 equal to 105% of the present value of the accrued benefit of such participant calculated by application of the benefit formula under the predecessor to the Cash Balance Plan as of December 31, 1998, as if all of the service and earnings credited to such participant for purposes of calculating his accrued benefit under the Defined Benefit Plan had been service with and earnings paid by SBI. The present value of accrued benefits shall be calculated based on mortality assumptions determined by the actuary for the Cash Balance Plan and an interest rate equal to average of the annual rates of interest on 30-year Treasury securities for each of the business days of August, 1998.

          SECTION 4.4  Access and Information.
                       ----------------------

          (a) Upon reasonable notice, and subject to applicable laws relating to the exchange of information, each of Cardinal and FANBP shall afford to SBI and its representatives (including, without limitation, directors, officers and employees of SBI and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as SBI may reasonably request (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this
Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. SBI will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will SBI directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, SBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to SBI or an affiliate of SBI, (ii) becomes available to SBI or an affiliate of SBI from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of Cardinal or FANBP, as the case may be, (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. Without in any way limiting the foregoing, Cardinal and FANBP shall provide to SBI within forty-five (45) days of the end of each calendar quarter consolidated financial statements (including a balance sheet and income statement) as of the end of, and for, such period that are in conformance with generally accepted accounting principles and the representation set forth in Section 3.1(f). In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. This Section 4.4 supersedes and terminates any agreement between the parties relating to the confidentiality of information which may have been exchanged (the "Confidentiality Agreement").

          (b) During the period from the date of this Agreement to the Effective Date, SBI shall provide to Cardinal and FANBP the following documents and information:

                i. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter of SBI ending after the date of this Agreement, SBI will deliver to Cardinal and FANBP its quarterly report on Form 10-Q as filed with the SEC.

                ii. As soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year of SBI ending after the date of this Agreement, SBI will deliver to Cardinal and FANBP its annual report on Form 10-K as filed with the SEC.

                iii. SBI will deliver to Cardinal and FANBP, contemporaneously with its being filed with the SEC, a copy of each current report on Form 8-K filed by SBI after the date of this Agreement.

                iv. At least five (5) business days prior to submission, SBI will furnish to Cardinal and FANBP the portions which describe the transactions (including any financial information or pro forma financial information of, or including, Cardinal or FANBP) contemplated herein of (A) registration statements, prospectuses or offering circulars used by SBI in connection with the sale of securities after the date of this Agreement, (B) proxy statements distributed by SBI to its shareholders after the date of this Agreement, and (C) all other publicly-available reports, statements or other documents which are either distributed to shareholders or filed by SBI or any of its subsidiaries with the SEC. Any comments timely received by SBI from Cardinal in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI also shall furnish Cardinal with copies of the foregoing in the form filed with the SEC or otherwise distributed to shareholders.

                v. SBI shall notify Cardinal and FANBP within 5 business days of any material changes to the SBI Benefit Plans.

           SECTION 4.5  Certain Filings, Consents and Arrangements.  SBI shall
                        ------------------------------------------
use all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement and to consummate the Merger. Cardinal and FANBP shall cooperate with SBI in connection therewith, including without limitation furnishing all information concerning Cardinal or FANBP as may be reasonably requested by SBI in connection with any such action. SBI shall use all reasonable efforts to provide, five (5) days prior to submission, Cardinal with copies of all material applications, notices, petitions or other filings or submissions prepared by SBI in connection with consummation of the Merger. Any comments timely received by SBI from Cardinal in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI will consult with Cardinal with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and SBI will keep Cardinal apprised of the status of matters relating to completion of the transactions contemplated hereby. SBI shall promptly furnish Cardinal with copies of applications to any governmental authority in respect of the transactions contemplated hereby.

           SECTION 4.6  Takeover Statutes.  No "fair price," "moratorium," or
                        -----------------
other form of anti-takeover statute or regulation or any similar provision of Cardinal's articles of incorporation are applicable to the transactions contemplated by this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions contemplated by this Agreement, Cardinal and FANBP and the members of the boards of directors of Cardinal and FANBP shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions contemplated hereby.

           SECTION 4.7  Additional Agreements.  Subject to the terms and
                        ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

           SECTION 4.8  Publicity.  Except as required by law or regulation,
                        ---------
Cardinal and FANBP shall not, without the prior consent of SBI (which consent shall not be unreasonably withheld), issue any press releases or otherwise make public filings under securities laws, with respect to this Agreement or the transactions described herein. Prior to issuing any press release or making any public filings under securities laws which makes any reference to Cardinal or FANBP, SBI shall provide a copy to Cardinal for comment and in all such instances the parties shall cooperate.

           SECTION 4.9  Meeting.  INTENTIONALLY OMITTED.
                        -------

           SECTION 4.10  Notification of Certain Matters.  Each party shall give
                         -------------------------------
prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any Material Adverse Change in its financial condition, properties, business, or results of operations taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each party shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

           SECTION 4.11  Insurance.  Cardinal and FANBP shall use best efforts
                         ---------
to retain no less than the level of insurance coverage presently held by them as of the date hereof.

           SECTION 4.12  Dividends.  Cardinal shall not declare, pay or set
                         ---------
aside any dividend or other distribution in respect of its capital stock except in conformity with past practice as to amount and timing of such dividends, with increases in conformity with past practices, it being understood on the basis of Cardinal's representations of past practice that a dividend of $0.16 per share for the first quarter of 1998, $0.18 per share for the second quarter of 1998, $0.20 per share for the third quarter of 1998, and $0.22 per share for the fourth quarter of 1998, is consistent with the past practice of Cardinal as to amount and timing of dividends.

           SECTION 4.13  Directors.
                         ---------

           (a) The board of directors of SBI shall elect one person who is a director of Cardinal as of the date of execution of this Agreement to the board of directors of SBI as of the Effective Date. Such person shall be nominated by the Cardinal board of directors and his name forwarded to SBI at least one month prior to the Effective Date. Subject to the approval of such person by the SBI board of directors (said approval not to be unreasonably withheld), such person shall become a director of SBI on the Effective Date. The President and CEO of SBI shall propose at the 15 April 1998 meeting of the SBI Board that the SBI Board adopt resolutions providing that upon the expiration of the initial term of the person elected to the board of directors of SBI pursuant to this Section 4.13(a), the board of directors of SBI shall nominate and recommend to the shareholders of SBI, at the subsequent SBI Annual Meeting of Shareholders, the election to the board of directors of SBI of a member of the board of directors of FANBP who meets the eligibility requirements for directors of SBI, such person to be proposed by the FANBP Board and agreed to by SBI, which agreement shall not be unreasonably withheld.

           (b) Each person who is a director of FANBP as of the date of the execution of this Agreement shall remain a director of FANBP for a period of at least three years from the Effective

Date and shall receive compensation of $7,980 per year for each year in which such director attends at least 10 meetings of the FANBP board of directors, provided that in the event that a FANBP director fails to attend the minimum number of meetings per year required pursuant to OCC regulations, or otherwise fails to meet the minimum standards required by the OCC, such director shall be removed absent a showing of compelling circumstances that would warrant retention. FANBP directors who fail to attend at least 10 meetings per year shall receive only $665 per meeting actually attended as compensation during said year.

           (c) On the Effective Date and thereafter, FANBP or its successor(s) shall continue to meet its obligations under that certain Deferred Compensation Agreement made and entered into April 1, 1988 by and between Ray E. Koontz and FANBP, a true and complete copy of which is attached hereto as Annex 4.13(c).

           (d) The existing Directors' Deferred Income Agreements, including all Addenda, with Messrs. Koontz, DeArment, Dodson and Morris, true and complete copies of which are attached hereto as Annexes 4.13(d)(1)-(4), shall each be amended prior to June 30, 1998 to provide that on June 30, 1998, the Compensation (as defined in the Directors' Deferred Income Agreements) provided under the Directors' Deferred Income Agreements will be equal to the amounts set forth in Schedule 4.13(d) attached hereto, adjusted to reflect additional deferrals between January 1, 1998 and June 30, 1998. FANBP shall not amend the Directors' Deferred Income Agreements, except as provided in this Section 4.13(d). True and complete copies of all other Directors' Deferred Income Agreements, including all Addenda, are set forth in Annex 4.13(d)(5). From the Effective Date, FANBP directors shall participate, if at all, only in the deferred director fee plans established by SBI or SBI Merger Sub, if any, for which FANBP directors are eligible for participation.

           (e) As of the Effective Date and at all times thereafter, no director of FANBP shall receive health insurance, life insurance or any kind of bonus compensation and all such arrangements shall terminate without any further obligation on the part of Cardinal or Surviving Corporation.

           (f) On and after the Effective Time, SBI shall indemnify and hold harmless all former and present directors, officers, employees and agents of Cardinal and FANBP for all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of SBI, which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on the operation of the business of Cardinal or FANBP prior to the Effective Time, to the fullest extent permitted under the articles of incorporation of Cardinal, the charter of FANBP, and the bylaws of each, as in effect as of the date of the execution of this Agreement.

                                   ARTICLE V
                          CONDITIONS TO CONSUMMATION

           SECTION 5.1  Conditions to Closing. The respective obligations of the
                        ---------------------
parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

           (a) The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Cardinal and SBI (if applicable) in accordance with applicable law, as well as the articles of incorporation and bylaws of each of Cardinal and SBI.

           (b) All approvals, consents or waivers required by any of the Cardinal Regulatory Agencies or the SBI Regulatory Agencies with respect to this Agreement (including the Merger) and the transactions contemplated hereby including, without limitation, the approvals, notices to, consents or waivers of
(i) the Board, and (ii) the Pennsylvania Department of Banking (the Cardinal Regulatory Agencies and the SBI Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on SBI, SBI Merger Sub, Cardinal or FANBP (after giving effect to the transaction contemplated hereby); provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a Material Adverse Effect on SBI or SBI Merger Sub.

           (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

           (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

           (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

           (f) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and SBI shall have received a letter from Coopers & Lybrand L.L.P. in form and substance reasonably satisfactory to SBI as to the matters specified in this
Section 5.1(f).

          (g) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by SBI with the SEC under the Securities Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the shareholders of Cardinal, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the SBI Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of Cardinal entitled to receive such shares.

          (h) A ruling from the IRS or an opinion of Morgan, Lewis & Bockius LLP, counsel to SBI and SBI Merger Sub, to the effect that:

                  i. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Cardinal and SBI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  ii. No gain or loss will be recognized by Cardinal or SBI by reason of the Merger;

                  iii. Except for cash received in lieu of fractional shares or with respect to any shareholder of Cardinal who receives cash as a dissenting shareholder, no gain or loss will be recognized by the shareholders of Cardinal who receive solely SBI Common Stock upon the exchange of their shares of Cardinal Common Stock for shares of SBI Common Stock;

                  iv. The basis of the SBI Common Stock to be received by the Cardinal shareholders will be, in each instance, the same as the basis of the Cardinal Common Stock surrendered in exchange therefor;

                  v. The holding period of the SBI Common Stock received by a Cardinal shareholder receiving SBI Common Stock will include the period during which the Cardinal Common Stock surrendered in exchange therefor was held; and

                  vi. Cash received by a Cardinal shareholder in lieu of a fractional share interest of SBI Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of SBI Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss.

                  vii. No gain or loss will be recognized by the holders of the Cardinal Options as a result of the assumption of the Cardinal Options by SBI pursuant to Section 1.6 of this Agreement.

                In case a ruling from the IRS is sought, Cardinal and SBI shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for SBI and Cardinal, be necessary or advisable to obtain such ruling.

          (i) The existing employment contract between Cardinal and FANBP, on the one side, and Merle W. Helsel, on the other side, shall be canceled immediately prior to the Effective Time, without prejudice to either side (including, without limitation, by way of any payment or severance, bonus, change of control benefit or any other amount) and Mr. Helsel shall have entered into an agreement with SBI in the form attached hereto as Schedule 5.1 (i).

          SECTION 5.2  Conditions to Obligations of SBI and SBI Merger Sub.  The
                       ---------------------------------------------------
obligations of SBI and SBI Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations and warranties of Cardinal and FANBP contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); each of Cardinal and FANBP shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and SBI and SBI Merger Sub shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of FANBP and the President and Treasurer of Cardinal, dated as of the date of the Closing, to the foregoing effect.

          (b) S.R. Snodgrass, A.C. or such other accounting firm as is acceptable to the parties, shall have furnished to SBI an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to SBI to the effect that, based upon a procedure performed with respect to the financial condition of Cardinal, FANBP and affiliates, for the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Cardinal, FANBP and affiliates, (b) inquiries made by them of officers and other employees of Cardinal, FANBP and affiliates responsible for financial and accounting matters as to transactions and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of Cardinal or FANBP on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

          (c) SBI shall have received an opinion or opinions dated as of the Effective Date, from Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Cardinal and FANBP, substantially in the form attached hereto as
Exhibit 5.2(c).

          (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Cardinal or FANBP which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Cardinal or FANBP other than such changes resulting from (i) changes in banking laws or regulations, or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries.

          (e) SBI shall have received from each of the persons identified by Cardinal pursuant to Section 4.2 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          (f) Except as otherwise provided in this Agreement at Section 1.6 prior to Closing, all issued and outstanding options, warrants or rights to acquire Cardinal Common Stock or any capital stock of FANBP ("FANBP Common Stock") shall have been canceled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

          SECTION 5.3  Conditions to the Obligations of Cardinal and FANBP.  The
                       ---------------------------------------------------
obligations of Cardinal to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations, warranties and covenants of SBI and SBI Merger Sub contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SBI and SBI Merger Sub shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and Cardinal shall have received certificates signed by the President or Vice President and Secretary of SBI and SBI Merger Sub.

          (b) Cardinal shall have received an opinion dated as of the Effective Date, from Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to SBI and SBI Merger Sub, substantially in the form attached hereto as
Exhibit 5.3(b).

          (c) There shall not have occurred any change in the financial condition, properties, assets or business or results of operation of SBI and SBI Merger Sub which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on SBI or the SBI Subsidiaries taken as a whole.

          (d) Cardinal shall have received an updated opinion from Garland McPherson & Associates, Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Cardinal shareholders in connection with the Merger and not subsequently withdrawn, to the effect that the Merger consideration is fair to Cardinal's shareholders from a financial point of view.

          (e) The shares of SBI Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.

          (f) A certificate for the required number of whole shares of the SBI Common Stock, as determined in accordance with Section 1.2 and Schedule 1.2, and cash payable for the fractional shares interests shall have been irrevocably delivered to Farmers First Bank, as Exchange Agent, subject to Section 1.3 of this Agreement.

          (g) No transaction or event involving SBI shall have occurred that would result in (i) a material change to the nature of the securities described in SBI's Articles of Incorporation as amended at the 1998 Annual Meeting of Shareholders, (ii) a change in the identity of the legal entity of the issuer of the securities to be issued in the Merger to holders of Cardinal Common Stock, or (iii) SBI's ceasing to own a Material Subsidiary accounting for 10% or more of SBI's total assets, provided that SBI shall be permitted to reorganize or merge its Material Subsidiaries in any manner whatsoever within its bank holding company system.

          (h) The side letter in the form attached as Exhibit 5.3(h) hereto shall be executed and delivered concurrent with the signing of this Agreement.


                                  ARTICLE VI
                                  TERMINATION

          SECTION 6.1  Termination.  This Agreement may be terminated, and the
                       -----------
Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of Cardinal:

          (a) by the mutual, written consent of Cardinal and SBI if the board of directors of each so determines by a vote of a majority of the members of the entire board;

          (b) by Cardinal if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained herein and such breach is not cured within thirty (30) days after written notice of such breach is given to SBI by Cardinal, (ii) by written notice to SBI that any condition precedent to Cardinal's obligations as set forth in Article V of this Agreement has not been met or waived by Cardinal at such time as such condition can no longer be satisfied, (iii) the board of directors of Cardinal fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2, or (iv) receipt of an Acquisition Proposal that results in a determination by the board of directors of Cardinal that such Acquisition Proposal is likely to be more favorable to the shareholders of Cardinal than the Merger.

          (c) by SBI by written notice to the other parties, in the event (i) of a material breach by Cardinal or FANBP of any representation, warranty, covenant or agreement contained herein and such breach is not cured within thirty (30) days after written notice of such breach is given to Cardinal by SBI or (ii) any condition precedent to SBI's obligations as set forth in Article V of this Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied.

          (d) by SBI or Cardinal by written notice to the other, in the event that the Merger is not consummated by December 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

          (e) by Cardinal, whether before or after approval of the Merger by the Cardinal shareholders, by giving written notice of the election described in
Schedule 1.2 to SBI within one (1) business day following a determination that the Average Closing Price of the SBI Common Stock is greater than $40.00 per share (subject to adjustment in accordance with Section 1.2 (c) herein) at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          (f) by SBI if it chooses to give written notice of the election described in Schedule 1.2 to Cardinal, but if at all, within one (1) business day following a determination that the Average Closing Price of SBI Common Stock is less than $34.00 per share (subject to adjustment in accordance with Section
1.2 (c) herein) at the time such calculation is required to be made pursuant to
Schedule 1.2 hereof.

          SECTION 6.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement, as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 3.1(p) and 3.2(n) (Fees), 4.4 (solely as it relates to confidentiality and return of documents), and 6.3 and 7.7 (Expenses) of this Agreement shall survive any such termination and abandonment.

          SECTION 6.3  Expenses.  Any termination of this Agreement pursuant to
                       --------
Sections 6.1(a), 6.1(d), 6.1(e) or 6.1(f) hereof shall be without cost, expense or liability on the part of any party to the others and the Stock Option Agreement shall be null and void. Any termination of this Agreement pursuant to
Section 6.1(b)(i), (ii) or (iv) or 6.1(c)(i) or (ii) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of-pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

          So long as SBI shall not have breached its obligations hereunder, if this Agreement is terminated by reason of clause (iii) of Section 6.1(b) hereof other than as a result of a Material Adverse Change in SBI's financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations and other than as a result of the failure of Cardinal's financial advisor to update its fairness opinion as contemplated by Section 5.3(d), Cardinal shall promptly, but in no event later than two (2) business days after such termination, pay SBI a fee of 1% of the aggregate consideration that would be paid if the date of the termination were the Effective Date, which amount shall be payable by wire transfer of same day funds. If Cardinal fails to promptly pay the amount due pursuant to this Section 6.3, and, in order to obtain such payment, SBI commences a suit which results in a judgment against Cardinal for all or a substantial portion of the fee set forth in this Section 6.3, Cardinal shall pay to SBI all costs and expenses (including reasonable attorneys' fees) incurred by SBI in connection with such suit.


                                  ARTICLE VII
                                 OTHER MATTERS

          SECTION 7.1  Certain Definitions; Interpretation.  As used in this
                       -----------------------------------
Agreement, the following terms shall have the meanings indicated:

          "material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of FANBP, receipt of a CAMELS rating in connection with a safety and soundness examination or an FDIC premium assessment for insurance which is, in either case, less favorable than the rating given to FANBP in connection with the safety and soundness examination most recently reported prior to the date of this Agreement or the FDIC premium assessment reported prior to the date of this Agreement, as the case may be, shall be deemed to have a "Material Adverse Effect" on FANBP. In the case of SBI, merger by SBI with or into any third party, or any material change (as determined by Cardinal in its sole discretion) in or to any of the SBI Plans, shall be deemed to have a "Material Adverse Effect" on SBI.

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "subsidiary," with respect to a person, means any other person controlled by such person.

When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

          SECTION 7.2  Survival.  The representations, warranties and agreements
                       --------
of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not
                          --------  -------
(i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, including, but not limited to, the covenants contained in Sections 4.3 and 4.13 of Article IV hereof, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

          SECTION 7.3  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article I hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.4  Waiver and Amendment.  Prior to the Effective Time, any
                       --------------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the Cardinal shareholders' interest in the Merger Consideration following the Cardinal Shareholders' Meeting.

          SECTION 7.5  Counterparts.  This Agreement may be executed in
                       ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.6  Governing Law.  This Agreement shall be governed by, and
                       -------------
interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

          SECTION 7.7  Expenses.  Subject to the provisions of Section 6.3
                       --------
hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by SBI.

          SECTION 7.8  Notices.  All notices, requests, acknowledgments and
                       -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to Cardinal, to:

                Cardinal Bancorp, Inc.
                140 East Main Street
                Everett, PA  15537
                Attention:  Merle W. Helsel
                             President and Chief Executive Officer

                With copies to:

                      Shumaker Williams, P.C.
                      3425 Simpson Ferry Road
                      Camp Hill, PA  17011
                      Attention:  Nicholas Bybel, Jr., Esquire

          If to FANBP, to:

                First American National Bank of Pennsylvania
                140 East Main Street
                Everett, PA  15537
                Attention:  Merle W. Helsel
                             President and Chief Executive Officer

                With copies to:

                      Shumaker Williams, P.C.
                      3425 Simpson Ferry Road
                      Camp Hill, PA  17011
                      Attention:  Nicholas Bybel, Jr., Esquire

          If to SBI, to:

                 Susquehanna Bancshares, Inc.
                 26 North Cedar Street
                 Lititz, PA  17543
                 Attention:  Robert S. Bolinger
                             President and Chief Executive Officer

                 With copies to:

                      Morgan, Lewis & Bockius LLP
                      One Commerce Square
                      417 Walnut Street
                      Harrisburg, PA  17101-1904
                      Attention:  Charles L. O'Brien, Esquire

          If to SBI Merger Sub, to:

                Susquehanna Bancshares West, Inc.
                c/o Susquehanna Bancshares, Inc.
                26 North Cedar Street
                Lititz, PA  17543
                Attention:  Robert S. Bolinger
                            President and Chief Executive Officer

                With copies to:

                      Morgan, Lewis & Bockius LLP
                      One Commerce Square
                      417 Walnut Street
                      Harrisburg, PA  17101-1904
                      Attention:  Charles L. O'Brien, Esquire

          SECTION 7.9  Entire Agreement; Etc.  This Agreement, together with
                       ---------------------
such other agreements as are executed by the parties in connection herewith, including, but not limited to, Exhibit 5.1(i) and Exhibit 5.3(h), on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                  SUSQUEHANNA BANCSHARES, INC.


                                  /s/ Robert S. Bolinger
                                  ---------------------------------------------
                                  By:  Robert S. Bolinger
                                  Title:  President and Chief Executive Officer


                                  SUSQUEHANNA BANCSHARES WEST, INC.


                                  /s/ Robert S. Bolinger
                                  ---------------------------------------------
                                  By:  Robert S. Bolinger
                                  Title:  President and Chief Executive Officer


                                  CARDINAL BANCORP, INC.


                                  /s/ Merle W. Helsel
                                  ---------------------------------------------
                                  By:  Merle W. Helsel
                                  Title:  President and Chief Executive Officer


                                  FIRST AMERICAN NATIONAL BANK
                                      OF PENNSYLVANIA


                                  /s/ Merle W. Helsel
                                  ---------------------------------------------
                                  By:  Merle W. Helsel
                                  Title:  President and Chief Executive Officer

                                 SCHEDULE 1.2

                              Exchange Provisions
                              -------------------

          So long as the Average Price Per Share of SBI Common Stock Before Closing is at or between $34.00 and $40.00, then 1.28 shares of SBI Common Stock shall be exchanged for each of the outstanding shares of Cardinal Common Stock and the Exchange Ratio shall be 1.28.

          The Average Price Per Share of SBI Common Stock Before Closing shall be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for Closing, pursuant to Section 1.1
(b) hereof, and dividing such total by 10 (such Average Price Per Share Before Closing is also referred to as the "Average Closing Price").

          If the Average Closing Price is greater than $40.00, then $50,688,000 divided by the Average Closing Price shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Effective Date.

          If the Average Closing Price is less than $34.00, then $43,085,000 divided by the Average Closing Price shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Effective Date.

          Notwithstanding the foregoing, Cardinal shall have the right to terminate this Agreement, in accordance with Section 6.1 (e), if the Average Closing Price is greater than $40.00, and SBI shall have the right to terminate this Agreement, in accordance with Section 6.1 (f), if the Average Closing Price is less than $34.00.

          The Exchange Ratio in all instances set forth herein is subject to in accordance with Section 1.2(c).

                                   APPENDIX D

                         FIRST CAPITOL MERGER AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       AGREEMENT AND PLAN OF AFFILIATION

                    DATED AS OF THE 16TH DAY OF APRIL, 1998

                                  BY AND AMONG

                         SUSQUEHANNA BANCSHARES, INC.,

                            SUSQUEHANNA INTERIM BANK

                                      AND

                               FIRST CAPITOL BANK


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------

ARTICLE I THE PLAN OF MERGER.................................................D-2

     SECTION 1.1   The Merger; Closing; Effective Time.......................D-2
     SECTION 1.2   Effect on Outstanding Shares..............................D-3
     SECTION 1.3   Surrender and Exchange of Bank Certificates...............D-3
     SECTION 1.4   Dissenters' Rights........................................D-5
     SECTION 1.5   Other Matters.............................................D-5
     SECTION 1.6   Bank Warrants.............................................D-5

ARTICLE II CONDUCT PENDING THE MERGER........................................D-6

     SECTION 2.1   Conduct of Bank's Businesses Prior to the Effective Time..D-6
     SECTION 2.2   Forbearance by Bank.......................................D-6
     SECTION 2.3   Cooperation...............................................D-7
     SECTION 2.4   Conduct of SBI's Business Prior to the Effective Time.....D-7

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................D-7

     SECTION 3.1   Representations and Warranties of Bank....................D-7
     SECTION 3.2   Representations and Warranties of SBI and its Material
                    Subsidiaries............................................D-22

ARTICLE IV COVENANTS........................................................D-29

     SECTION 4.1   Acquisition Proposals....................................D-29
     SECTION 4.2   Securities Registration and Disclosure...................D-29
     SECTION 4.3   Employees................................................D-30
     SECTION 4.4   Access and Information...................................D-32
     SECTION 4.5   Certain Filings, Consents and Arrangements...............D-33
     SECTION 4.6   Takeover Statutes........................................D-33
     SECTION 4.7   Additional Agreements....................................D-34
     SECTION 4.8   Publicity................................................D-34
     SECTION 4.10  Notification of Certain Matters..........................D-34
     SECTION 4.11  Insurance................................................D-34
     SECTION 4.12  Dividends................................................D-34
     SECTION 4.13  Indemnification; Insurance...............................D-34

ARTICLE V CONDITIONS TO CONSUMMATION........................................D-35

     SECTION 5.1  Conditions to Closing.....................................D-35
     SECTION 5.2  Conditions to Obligations of SBI and Interim Bank.........D-37
     SECTION 5.3  Conditions to the Obligations of Bank.....................D-39

ARTICLE VI TERMINATION......................................................D-40

     SECTION 6.1  Termination...............................................D-40
     SECTION 6.2  Effect of Termination.....................................D-41
     SECTION 6.3  Expenses..................................................D-41

ARTICLE VII OTHER MATTERS...................................................D-42

     SECTION 7.1  Certain Defined Terms.....................................D-42
     SECTION 7.2  Survival..................................................D-46
     SECTION 7.3  Parties in Interest.......................................D-46
     SECTION 7.4  Waiver and Amendment......................................D-46
     SECTION 7.5  Counterparts..............................................D-46
     SECTION 7.6  Governing Law.............................................D-46
     SECTION 7.7  Expenses..................................................D-46
     SECTION 7.8  Notices...................................................D-47
     SECTION 7.9  Entire Agreement; Etc.....................................D-48
     SECTION 7.10  Intentionally Omitted Sections...........................D-48

          AGREEMENT AND PLAN OF AFFILIATION dated as of the 16th day of April, 1998 (this "Plan" or this "Agreement"), is entered into by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Interim Bank, a Pennsylvania state chartered bank ("Interim Bank"), and First Capitol Bank, also a Pennsylvania state chartered bank ("Bank").

                                   RECITALS:

          WHEREAS, SBI is a multi-state, multi-institution bank holding company; and

          WHEREAS, Interim Bank will be a wholly-owned bank subsidiary of SBI created solely for the purpose of facilitating the transactions described in this Agreement; and

          WHEREAS, Bank is an independent financial institution with a strong record of performance; and

          WHEREAS, the boards of directors of SBI and Bank have each determined that it is in the best interest of their respective shareholders for SBI to acquire Bank by means of a merger of Interim Bank with and into Bank (the "Merger") as a result of which Bank will become a wholly-owned subsidiary of SBI, all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

          WHEREAS, as a condition and inducement to SBI's and Interim Bank's willingness to enter into this Agreement, the following agreements of even date herewith have been concurrently executed and delivered herewith: (i) a stock option agreement (the "Stock Option Agreement") among SBI, Interim Bank and the Bank; (ii) a voting agreement (a "Voting Agreement") between each of the directors of the Bank and National Penn Investment Company ("National Penn") and SBI; and (iii) a warrant substitution agreement (the "Warrant Substitution Agreement") among SBI, the Bank, National Penn and David A. Friedman, a director of the Bank; and

          WHEREAS, Bank, SBI and Interim Bank desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                               THE PLAN OF MERGER

           SECTION 1.1  The Merger; Closing; Effective Time.
                        -----------------------------------

          (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1.1(c)), Interim Bank shall be merged with and into Bank and the separate corporate existence of Interim Bank shall thereupon cease. Bank shall be the surviving bank in the Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall continue to be a Pennsylvania state chartered commercial bank, and the separate corporate existence of Bank with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Bank shall be "First Capitol Bank." The Merger shall have the effects specified in the Pennsylvania Banking Code of 1965, as amended ("Banking Code") and the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL").

          (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date following three (3) business days' notice to Bank, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

          (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, Interim Bank and Bank will request that the Pennsylvania Department of Banking ("Banking Department") cause the articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective at the time specified by the Department of Banking in its transmittal to the Department of State, which, at the request of SBI, shall be at 12:01 a.m. on the business day of the Closing (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

          (d) At the Effective Time, the articles of incorporation and bylaws of Interim Bank in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Bank. At the Effective Time, the directors and officers of Bank immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Bank with such additions or deletions to which senior management of SBI and Bank shall mutually agree.

          (e) At the meeting of the SBI Board of Directors next following the Effective Time, Owen O. Freeman, Jr. shall become a director of SBI.

          SECTION 1.2  Effect on Outstanding Shares.
                        ----------------------------

          (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the provisions of Section 1.3 hereof with respect to the payment of fractional shares in cash and Section 1.4 hereof with respect to dissenters' rights, if any, each share of common stock, par value $10.00 share, of Bank (the "Bank Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the PBCL (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Common Stock par value $2.00 per share, of SBI ("SBI Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 1.2 hereof (such SBI Common Stock, determined on the basis of the Exchange Ratio, as to each Bank shareholder and, collectively, to all Bank shareholders is the "Merger Consideration"). As of the Effective Time, each share of Bank Common Stock held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) The shares of common stock of Interim Bank issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Bank.

          (c) If prior to the Effective Time, the number of outstanding shares of SBI Common Stock shall have been increased or decreased through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment shall be made to the Exchange Ratio.

          SECTION 1.3  Surrender and Exchange of Bank Certificates.
                       -------------------------------------------

          (a) Within five (5) business days after the Effective Time, SBI shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Bank Common Stock transmittal materials and instructions for surrendering certificates for Bank Common Stock ("Old Certificates") in exchange for a certificate for the number of whole shares of SBI Common Stock to which such person is entitled under Section 1.2 hereof.

          (b) No certificates for fractional shares of SBI Common Stock shall be issued in connection with the Merger. In lieu thereof, SBI shall issue to any holder of Bank Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by SBI, a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered multiplied by the Average Closing Price per share of SBI Common Stock as determined in conformity with Schedule 1.2 and as defined therein.

          (c) If the record date of any dividend on SBI Common Stock occurs after the Effective Time, the declaration shall include dividends on all whole shares of SBI Common Stock into which shares of Bank Common Stock have been converted under this Agreement, but no former holder of Bank Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by SBI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from SBI an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of SBI Common Stock into which the shares represented by such Old Certificates have been converted.

          (d) After the Effective Time, there shall be no transfer on the stock transfer books of Bank, Surviving Bank or SBI of shares of Bank Common Stock.
If Old Certificates are presented for transfer after the Effective Time, they shall be canceled and certificates representing whole shares of SBI Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

          (e) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, SBI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of SBI Common Stock which such holders are entitled to receive under Section 1.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as SBI shall determine. If, in the opinion of counsel for SBI, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. SBI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by SBI for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by SBI.

          (f) If outstanding certificates for shares of Bank Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither SBI nor its agents or any other person shall be liable to any former holder of Bank Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it with respect to such Certificate, SBI will issue in exchange for such lost, stolen or destroyed Old Certificate, the shares of SBI Common Stock into which such Old Certificates has been converted pursuant to this Agreement.

          SECTION 1.4  Dissenters' Rights.  In accordance with the provisions of
                       ------------------
Sections 1607 and 1222 of the Banking Code and Section 1571 of the PBCL, the Bank shareholders are entitled to exercise dissenters rights.

          SECTION 1.5  Other Matters.
                       -------------

          (a) Notwithstanding any term of this Agreement to the contrary, SBI may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for Interim Bank as a constituent corporation in the Merger by written notice to Bank so long as the exercise of this right does not materially, adversely affect the interests of the Bank shareholders or cause a material delay in consummation of the transactions contemplated herein. For purposes of this Section 1.5(a), the directors of the Bank shall solely determine whether the exercise of this right by SBI would constitute a material adverse effect on the interests of the Bank shareholders. SBI shall also have the right to cause Interim Bank or such substitute to be the Surviving Bank of the Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests of the holders of the capital stock of Bank or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

          (b) Subject to Section 5.3, nothing in this Agreement shall be deemed to restrict the ability of SBI or any of its subsidiaries to merge with or with and into another entity so long as such other transaction shall not materially, adversely affect the parties' ability to consummate the Merger or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein.

          SECTION 1.6  Bank Warrants.  Bank hereby represents and warrants that
                       -------------
no warrants, options or other right to acquire capital stock of Bank are presently outstanding other than warrants to purchase 11,250 shares of Bank Common Stock which are held by David A. Friedman (the "Friedman Warrant") and by virtue of a stock purchase agreement dated July 25, 1988 by and between Bank and National Penn, pursuant to which National Penn has preemptive rights to purchase shares of Bank Common Stock if the Friedman Warrant is exercised ("Preemptive Rights Agreement"). In order to induce SBI to execute this Agreement, the Warrant Substitution Agreement has been executed and delivered, in the form attached hereto as Exhibit 1.6, for the purpose of superseding and governing the rights of the parties under the Friedman Warrant and the Preemptive Rights Agreement.

                                   ARTICLE II
                           CONDUCT PENDING THE MERGER

          SECTION 2.1  Conduct of Bank's Businesses Prior to the Effective Time.
                       --------------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Bank shall (and the word "it" in this Article II refers to Bank and each subsidiary of Bank) (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to maintain and preserve intact in all material respects its business organization, assets, leases, properties, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees, and (iii) not knowingly take any action which would materially or adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, and (iv) not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in Section 7.1 hereof) on Bank.

          SECTION 2.2  Forbearance by Bank.  During the period from the date of
                       -------------------
this Agreement to the Effective Time, Bank shall not, without the prior written consent of SBI:

          (a) other than in the ordinary course of business consistent with past practice in all material respects, (i) make any advance or loan, (ii) incur any indebtedness for borrowed money, except in replacement of existing or maturing debt, or (iii) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual, corporation or other person;

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any shares of its capital stock (other than in connection with the agreements and a stock purchase warrant set forth on Annex 2.2(b)) or any right to acquire, or securities evidencing a right to convert into or acquire any shares of its capital stock;

          (c) other than in the ordinary course of business, consistent with past practice and pursuant to policies, if any, currently in effect, (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets which are material to Bank or its subsidiaries, to any individual, corporation or other entity, (ii) cancel, release or assign any indebtedness of any such person, or (iii) assign any contracts or agreements as in force at the date of this Agreement;

          (d) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than general or individual increases in compensation in the ordinary course of business consistent with past practice not in excess of 4%, on an aggregated basis, in any 12-month period, and payment of bonuses in the ordinary course, or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

          (e) amend its articles of incorporation, or its bylaws, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

          (f) except as set forth in Annex 2.2(f) hereto, change its method of accounting as in effect at December 31, 1997, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case, as concurred in by its independent auditors; or

          (g) permit or allow its direct or indirect ownership of the capital stock of any subsidiary described in the annex hereto to be less than 100% of their respective total capital stock.

          SECTION 2.3  Cooperation.  Bank shall cooperate with SBI and SBI shall
                       -----------
cooperate with Bank in completing the transactions contemplated hereby and each shall not knowingly take, or cause to be taken, or knowingly agree or make any commitment to take, any action (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct in all material respects, or (ii) in the case of Bank, that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

          SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time.
                       -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SBI shall not knowingly take any action and shall not knowingly cause its Material Subsidiaries (as hereinafter defined in Section 3.2(d) hereof) to take any action that is reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties of Bank.  Bank represents
                       --------------------------------------
and warrants to SBI (and the word "it" in this Article III refers to Bank and each subsidiary of Bank), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. Bank is a corporation duly incorporated, validly existing and duly subsisting under the laws of the Commonwealth of

Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Bank requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Bank and its subsidiaries, taken as a whole. Bank is a Pennsylvania state chartered bank and is a member of the Federal Reserve System. Bank has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Bank has made available to SBI a complete and correct copy of the articles of incorporation and bylaws of Bank and such articles and bylaws are in full force and effect as of the date hereof.

          (b) Authorized Capital. The authorized capital stock of Bank consists of 2,000,000 shares of common stock, par value $10.00 per share, of which 505,933 shares were issued and outstanding as of the date of this Agreement and 500,000 shares of preferred stock, par value $10.00 per share, of which none were issued as of the date of this Agreement. No other equity securities are authorized for issuance by the Bank. All of the outstanding shares of capital stock of Bank have been duly authorized and are validly issued, fully paid and
nonassessable.   Bank does not have any shares of capital stock reserved for issuance except pursuant to the Friedman Warrant, the Preemptive Rights Agreement and the Stock Option Agreement. Bank does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of Bank have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1(b) or in Annex 3.1(m) and as provided in the Stock Option Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Bank. After the Effective Time neither SBI nor Interim Bank will have any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1(m)).

          (c) Subsidiaries.  The Bank has no subsidiaries.

          (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Bank's articles of incorporation or bylaws cast by all holders of Bank Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, Bank has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Bank contemplated hereby. This Agreement has been duly and validly executed and delivered by Bank and constitutes the valid and binding obligations of Bank, enforceable against Bank in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (e) No Violations. The execution, delivery and performance of this Agreement by it does not, the execution, delivery and performance of the Stock Option Agreement by it will not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Bank's articles of incorporation or bylaws,
(iii) a breach of any duty owed by Bank to any person holding an interest in Bank, or (iv) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby or, upon its execution and delivery, the Stock Option Agreement, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) and (ii) the approval of its shareholders referred to in Section 3.1(d), (iii) any such approval, consent or waiver that already has been obtained and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

          (f)  Reports.

               i. Bank's audited statement of financial condition as of and for the year ended December 31, 1997, and the unaudited statement of financial condition as of and for the nine-month period ended September 30, 1997, previously provided to SBI and each statement of financial condition provided after the date hereof to SBI (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of Bank as of its date and each of the statements of income and stockholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, stockholders' equity and cash flows, as the case may be, of Bank for the periods set forth therein (subject, in the case of unaudited interim statements, to year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

              ii. Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1993 with (A) the Banking Department, (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), and (D) any other regulatory authority (collectively, the "Bank Regulatory Agencies"), and all other material reports and statements required to be filed by it since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Bank Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (g) Absence of Certain Changes or Events. Since January 1, 1998, to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1993. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Bank, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Bank Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any Bank Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

          (k)  Agreements.

               i. Except for the Stock Option Agreement and as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement it is not a party to, or bound by, any oral or written:

                         (A) "material contract" as such term is defined in Item
601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC");

                         (B) consulting agreement not terminable on thirty (30)
days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                         (C) agreement with any officer or other key employee
the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                         (D) agreement with respect to any officer providing any
term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000;

                         (E) agreement or plan, including any stock option plan,
stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                    (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of Bank; or

                    (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

          ii. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

      (l) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

      (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee incentive and welfare contracts and plans, and all trust agreements related thereto, that it maintains or to which it contributes for any of its present or former directors, officers, or other employees (hereinafter referred to collectively as the "Employee Plans").

          i. All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

          ii. No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Bank under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

          iii. No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last date of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single-employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

          iv. Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          v. Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          vi. Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of
Section 401(a) of the Code.

          vii. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

          viii. Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B, 4980D or 4980E of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          ix. There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits.

          x. Except as disclosed in Annex 3.1(m), there has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder except as required to be maintained by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          xi. Except as disclosed in Annex 3.1(m), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Bank to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

          xii. Except as disclosed in Annex 3.1(m), all required annual reports have been filed timely with respect to each Employee Plan, and it has made available to SBI a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

      (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the Bank consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

          (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

          (q)  Environmental Matters.

               i.   Except as disclosed in Annex 3.1(q):

                    (A) It, its Participation Facilities and its Loan Properties (each as defined at subparagraph (ii) below) are, and have been, in material compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a Material Adverse Effect on Bank or any of its subsidiaries taken as a whole. There are no Participation Facilities or other real estate owned ("OREO") located in the States of California, Connecticut, Rhode Island, Vermont, Massachusetts, New Hampshire, or Maine.

                    (B) It, its Participation Facilities and its Loan Properties hold all permits, licenses, registrations and other authorizations (the "Environmental Permits") necessary under the Environmental Laws, and all such Environmental Permits are currently in effect. The Environmental Permits for properties owned or leased by it and for its Participation Facilities are listed in Annex 3.1(q)(B), and any thereof that will expire or terminate as a result of the transactions contemplated by this Agreement are so designated. It, its Participation Facilities and its Loan Properties are in material compliance with all the terms and conditions of such Environmental Permits and have not materially violated any of them. Neither it, its Participation Facilities nor its Loan Properties have received any notice of any proposal to amend, revoke, reissue or replace any Environmental Permit, nor have any events occurred (other than a change in applicable law) that could form a reasonable basis for any such action. It, its Participation Facilities, and its Loan Properties have filed timely and complete applications for renewal of any such Environmental Permits that are required prior to the Closing.

                    (C) There is no suit, claim, action, demand, penalty, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against it or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility.

          (D) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or it in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a Material Adverse Effect on Bank and any of its subsidiaries taken as a whole.

          (E) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(q)(i)(D) or (C).

          (F) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by it (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by it, such representation is limited to the period it owned or operated such properties).

          (G) It has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

          (H) There are no underground storage tanks on, in or under, and during the period of its ownership and operation no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in its ownership.

          (I) During the period of (l) its ownership or operation (including without limitation in a fiduciary capacity) of any of its respective current properties, (m) its participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental Law. Prior to the period of (x) its ownership or operation of any of its respective current properties, (y) its participation in the management of any Participation Facility, or (z) its holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except as permitted under applicable Environmental Law.

          (J) There has not been and is not any Environmental Condition (as hereinafter defined) at or relating to any property at which wastes have been deposited or disposed by or at the behest or direction of it, its Participation Facilities or its Loan Properties, nor has it, its Participation Facilities or its Loan Properties received written notice of any such Environmental Condition. For purposes of this Agreement the term "Environmental Condition" means any condition or circumstance, that (i) requires abatement or remediation under any Environmental Law currently in effect, (ii) gives rise to any civil or criminal liability under any Environmental Law currently in effect, or (iii) constitutes a public or private nuisance based on the presence of Hazardous Materials, under laws applicable on the date of Closing.

          (K) There are no environmental liens on any properties owned or leased by it or on its Loan Properties ("Properties") and no government actions which could subject the Properties to such liens have been taken, are pending, or threatened.

          (L) No notice or restriction relating to the presence of Hazardous Materials is required to be placed in the deed to any property subject to this Agreement and no property subject to this Agreement has such a notice or restriction in its deed.

          (M) The only Loan Properties or Participation Facilities in which it participates in management are those described in Annex 3.1(q) hereto.

     ii.  The following definitions apply for purposes of this Section 3.1(q):
(a) "Loan Property" means any property in which it holds a security interest, as to which property all representations in this Section 3.1(q) are given to the best knowledge, without inquiry, and where required by the context, include the owner or operator of such property, but only with respect to such property; (b) "Participation Facility" means any facility in which it participates in the management (including all property on which it conducts operations of its business, or which is held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (c) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect; "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational

Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (d) "Hazardous Material" means any substance which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls, any of which is regulated by, or subject to regulation under, any Environmental Law.

          (r) Allowance. The allowance for loan and lease losses shown on Bank's statement of financial condition as of December 31, 1997 was, and the allowance for loan and lease losses shown on Bank's statement of financial condition for periods ending after the date of this Agreement and before the Closing Date will be, in the opinion of management of Bank, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. It has disclosed to SBI in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Effective Date inform SBI of the amount of each such classification. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

          (s) Anti-takeover Provisions Applicable. The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to Bank, this Agreement, the Merger and the transactions contemplated hereby.

          (t) Material Interests of Certain Persons. Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

          (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u).
All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

          (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1994 are set forth in Annex 3.1(v).

          (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the Bank Meeting (as hereafter defined).

          (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to SBI, to the effect that the consideration to be received by its shareholders pursuant to this Agreement, as of the date of this Agreement, is fair to such holders from a financial point of view.

          (z)  INTENTIONALLY OMITTED.

          (aa) Fidelity Bonds. Since at least January 1, 1994, Bank has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since January 1, 1994, the aggregate amount of all potential claims under such bonds has not exceeded $10,000 and Bank is not aware of any facts which would reasonably form the basis of a claim under such bonds. It has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

          (bb) Condition of Tangible Assets. Except as set forth in Annex 3.1(bb), in all material respects: (i) all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects, and (ii) the equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

          (cc) Loans by Bank. Since January 1, 1993, and except as shown on Annex 3.1(cc), in the aggregate, the loans by Bank have been lawfully made, constitute valid debts of the obligors, have been incurred in the ordinary course of business, are subject to the terms of payment as shall have been agreed upon between Bank and each customer and Bank does not know of any applicable setoff or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days past due, as of March 25, 1998, together with a list of all loans thirty (30) days past due on the last day of each of the preceding eleven
(11) months is attached hereto at Annex 3.1(cc). No part of the amount collectible under any loan is contingent upon performance by Bank of any obligation and no agreement for participation, in which Bank has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 3.1(cc). Except as disclosed in Annex 3.1(cc), Bank does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by Bank relating to claims based on theories of "lenders' liability" or any other basis.

          (dd) Regulatory Compliance - Banking Department. Bank is in compliance in all material respects with the applicable rules and regulations of the Banking Department, except as noted in Annex 3.1(dd) and except where the failure to comply would not have a Material Adverse Effect on Bank.

          (ee) Regulatory Compliance - FDIC and Board. Except as noted on Annex 3.1(ee) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC and Board to the extent such rules and regulations are deemed applicable by regulatory determination.

          (ff) Capital Compliance. As of December 31, 1997, Bank was in compliance with the minimum capital requirements applicable to a Pennsylvania chartered commercial bank, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

          (gg) Year 2000 Compliance. Except as provided in Annex 3.1(gg) hereof, Bank has undertaken an assessment of its software and hardware in order to reveal those portions thereof which will require modification or replacement to utilize properly dates beyond December 31, 1999, and has contracted with appropriate third parties to modify or replace existing software and hardware to mitigate against any Material Adverse Effect upon its computer programs and systems caused by the change in the Year 2000. Bank has contacted its vendors and borrowers in order to assess their efforts to mitigate any adverse effects to their computer programs and systems beyond December 31, 1999. Furthermore, Bank has taken all actions required to be taken to be in compliance with announced or promulgated directives by or from the Bank Regulatory Agencies and the Federal Financial Institutions Examination Council relating to Year 2000 compliance including, but not limited to, the adoption of a formal Year 2000 plan which includes a contingency plan in the event internal or external computer programs and systems, as the case may be, will not be in compliance beyond December 31, 1999. The most recent regulatory examination of Bank relating to Year 2000 compliance was conducted on December 4, 1997. The findings of this examination have been separately disclosed to SBI.

          (hh) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against Bank, and due on or prior to the date of this Agreement, have been paid in full. Bank's assessment category with the Board and Banking Department is well-capitalized.

          (ii) Annual Reports and Financial Statements. Bank has delivered to SBI (i) Bank's audited report for Bank's fiscal year ended December 31, 1997, containing balance sheets of Bank at December 31, 1997 and December 31, 1996 and statements of earnings, changes in shareholders' equity and cash flows of Bank for the three years ended December 31, 1997, 1996, and 1995 and such financial statements have been certified by independent public accountants, and (ii) Bank's Quarterly Reports for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 containing unaudited balance sheets of Bank as at such dates and unaudited statements of earnings and cash flows of Bank for the three, six and nine-month periods reflected therein. Bank has also delivered to SBI true and correct copies of its Annual Reports for the years ended December 31, 1996, 1995 and 1994, together with all Annual Reports to Shareholders for the same periods. All such reports (collectively, the "Bank Reports") (i) comply in all material respects with the requirements of the rules and regulations of the Board, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Bank with the Board or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Bank is responsible for filing with the Board or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

          (jj) Proxy Statement/Prospectus, Etc. Except for information relating to SBI and its subsidiaries and pro forma financial information reflecting the combined operations of SBI and Bank, neither (i) the Proxy Statement/Prospectus (as defined hereinafter at Section 4.2) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 4.2) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Bank or at the date of the Bank Shareholders' Meeting to consider this Agreement nor (ii) any other documents to be filed by Bank with the FDIC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.2  Representations and Warranties of SBI and its Material
                       ------------------------------------------------------
Subsidiaries. SBI represents and warrants to Bank (and the word "it" in this
------------
Article III refers to SBI and each of its Material Subsidiaries, as that term is defined at Section 3.2(d) hereof), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. SBI is a corporation duly incorporated, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by SBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on SBI. It has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets. SBI owns, or will own at Closing, directly or indirectly, all of the outstanding shares of capital stock of Interim Bank. SBI has made available to Bank complete and correct copies of the articles of incorporation and bylaws of SBI and will make available to Bank complete and correct copies of the articles of incorporation and bylaws of Interim Bank; such articles and bylaws of SBI are in full force and effect as of the date hereof.

          (b) Corporate Authority. Subject only to the regulatory approvals specified in Section 5.1(b) hereof, SBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to SBI contemplated hereby. This Agreement has been duly and validly executed and delivered by SBI and constitutes the valid and binding obligations of SBI enforceable against SBI, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (c) Capitalization. As of December 31, 1997, SBI Common Stock was held of record by more than 6,000 shareholders and the authorized capital stock of SBI consisted of 32,000,000 shares of SBI Common Stock, of which approximately 22,554,962 shares are issued and outstanding (an additional 30,454 shares are held as treasury stock) and 5,000,000 shares of Preferred Stock, no par value per share, of which none are outstanding. Sufficient shares of authorized, but unissued, shares of SBI Common Stock to effect the transactions herein contemplated will be reserved by SBI for such purpose.

          (d) Bank Subsidiaries. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Farmers First Bank, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania; Farmers & Merchants Bank and Trust, a bank organized under the laws of the State of Maryland; Citizens National Bank of Southern Pennsylvania, a national banking association with headquarters in Greencastle, Pennsylvania; First National Trust Bank, a national banking association with headquarters in Sunbury, Pennsylvania; Williamsport National Bank, a national banking association with headquarters in Williamsport,

Pennsylvania; Equity National Bank, a national banking association with headquarters in Marlton, New Jersey; Farmers National Bank, a national banking association with headquarters in Mullica Hill, New Jersey; and Founders' Bank, a bank organized under the laws of the Commonwealth of Pennsylvania (collectively the "Bank Subsidiaries"). All of the issued and outstanding capital stock of the Bank Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable (other than as provided at 12 U.S.C.A. (S) 55 with respect to national banks) and is owned by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Susquehanna Bank, a federal savings bank operating in Maryland (the "Savings Bank Subsidiary"). All of the issued and outstanding capital stock of the Savings Bank Subsidiary is duly and validly authorized and issued, free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto other than rights of account holders to liquidation accounts maintained by the Savings Bank Subsidiary in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Bank Subsidiaries and the Savings Bank Subsidiary are the "Material Subsidiaries." There are no options, calls, warrants, conversion privileges or other agreements obligating any Material Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock. Each of Farmers First Bank, Founders' Bank and Farmers & Merchants Bank and Trust is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or the State of Maryland and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Citizens National Bank of Southern Pennsylvania, First National Trust Bank, Williamsport National Bank, Equity National Bank and Farmers National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Susquehanna Bank is a federal savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the savings and loan business under the Federal Deposit Insurance Act, as amended. Each Material Subsidiary has corporate power and legal authority and governmental authorizations which are material to its respective operations and to transact the respective businesses in which it is presently engaged.

          (e) No Violations. The execution, delivery and performance of this Agreement by SBI and Interim Bank does not, and the consummation of the transactions contemplated hereby by SBI and Interim Bank will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which SBI or Interim Bank (or any of SBI's respective properties or assets) is subject, which breach, violation or default would have a Material Adverse Effect on SBI on a consolidated basis, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under, SBI's or Interim Bank's articles of incorporation or bylaws or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of SBI's properties or assets under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of SBI's properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on SBI, on a consolidated basis; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b),
(ii) any such approval, consent or waiver that already has been obtained and
(iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on SBI, on a consolidated basis, or enable any person to enjoin the Merger.

          (f) Required Consents. SBI has no reason to believe that it will be unable to obtain consents and approvals, including without limitation all such consents and approvals of Regulatory Agencies (as hereinafter defined), necessary to consummate the transactions contemplated by this Agreement by September 30, 1998 or that any such consents or approvals would contain any condition or requirement that would result in a Material Adverse Effect on SBI.

          (g) Board Action. SBI's board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, and (b) approved this Agreement and the transactions contemplated hereby.

          (h)  Interim Bank.

               i. Interim Bank is a Pennsylvania state chartered bank duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of Interim Bank have been validly issued, are fully paid and nonassessable and are owned directly by SBI free and clear of any lien, charge or other encumbrance. Interim Bank possesses no assets nor is subject to any liabilities and will not acquire assets or incur liabilities prior to the Effective Time. Since the date of its incorporation, Interim Bank has not engaged in any activities other than in connection with the consummation of the Merger or as expressly contemplated by this Agreement.

              ii. Interim Bank has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Interim Bank and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of Interim Bank. This Agreement is a valid and binding obligation of Interim Bank, enforceable against Interim Bank in accordance with its terms.

             iii. All of the authorized capital stock of Interim Bank, which consists solely of 100 shares of common stock, $.01 par value per share, is presently issued and outstanding.

              iv. SBI will, as the sole shareholder of Interim Bank, vote to approve this Agreement and the Merger.

          (i) SBI Reports. SBI has furnished to Bank true and complete copies of (i) all of its annual reports on Form 10-K filed with the SEC since January 1, 1994 and its annual reports to shareholders for each of the three years ended December 31, 1994, 1995 and 1996, respectively; (ii) all of its quarterly reports on Form 10-Q and current reports, if any, on Form 8-K filed with the SEC since January 1, 1996; (iii) each final registration statement, prospectus or offering circular which SBI has used in connection with the sale of securities since January 1, 1996; and (iv) each definitive proxy statement distributed by SBI to its shareholders since January 1, 1996.

          All such reports (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) SBI Benefit Plans. SBI has furnished to Bank true, correct and complete copies of all of SBI's bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, other "employee benefit plans" (as that term is used within the meaning of Section 3(3) of ERISA) or any other fringe benefit plan, agreement, arrangement or practice, all amendments thereto and all summary plan descriptions thereof, or, in the alternative, SBI has provided materials generally descriptive of the foregoing, and in such case, SBI will provide such specific additional information as may reasonably be requested. The foregoing are collectively referred to as the "SBI Benefit Plans."

          (k) Financial Reports. SBI has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with
(A) the Board, (B) the FDIC, (C) the OCC, (D) the SEC, (E) the OTS, (F) the Pennsylvania Department of Banking and (G) the Maryland Banking Commission (the regulatory agencies listed at (A) through (G) are, collectively, the "SBI Regulatory Agencies"), and (H) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any regulatory agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (l) SBI's Balance Sheets. SBI's balance sheets as of December 31, 1997 previously provided to Bank and each balance sheet provided after the date hereof to Bank

(including in each case any related notes and schedules) fairly presents or will fairly present SBI's financial position as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

          (m) Absence of Certain Changes or Events. Since December 31, 1997, SBI has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operation or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (n) Fees. Neither SBI nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

          (o) Registration Statement, Etc. Except for information relating to Bank, neither (i) the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any other registration statement filed with the SEC during the term of this Agreement, at the time it is filed with the SEC, at the time it is declared effective, at the time the Proxy Statement/ Prospectus is mailed to the shareholders of Bank or at the date of the Bank Shareholders' Meeting to consider the approval of this Agreement nor (ii) any other documents to be filed by SBI with the SEC or any regulatory agency in connection with this Agreement or the transactions contemplated thereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which SBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

          (p) Compliance with Laws. It has the permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental authorities, including regulatory agencies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on SBI, on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (q) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the SBI Regulatory Agencies, charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any SBI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (r) Litigation and Liabilities. Except as set forth in Annex 3.2(r), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis, or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (s) Environmental Matters. SBI is unaware of any activity or conditions on or in any property owned, occupied, leased, or held as security by SBI or a Material Subsidiary which would subject SBI or any Material Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Law that individually or in the aggregate would have a Material Adverse Effect on SBI, on a consolidated basis.

          (t) Taxes. SBI's federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1993. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extensions shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to its knowledge, threatened with respect to any taxes that could result in a determination that would have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations or the assessment or collection of any tax due that is currently in effect, except as disclosed on Annex 3.2(t).

          (u) Agreements. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SBI.

          (v) Regulatory Compliance--State and Federal Regulators. SBI and its state-chartered bank subsidiaries are in compliance in all material respects with the applicable rules and regulations of the Banking Department, in the case of Farmers First Bank and Founders' Bank, and the Maryland Banking Commission, in the case of Farmers & Merchants Bank and Trust, the Material Subsidiaries which are national banks are in compliance in all material respects with applicable rules and regulations of the Office of the Comptroller of the Currency and the Material Subsidiaries which are federally chartered thrifts are in compliance in all material respects with applicable rules and regulations of the OTS, except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole.

          (w) Capital Compliance. As of December 31, 1997, SBI and its Material Subsidiaries were in compliance with the minimum capital requirements applicable to them under state and federal laws, including as to leverage ratio requirements, tangible capital requirements and risk-based capital requirements.

          (x) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against SBI and its Material Subsidiaries, and due on or prior to the date of this Agreement, have been paid in full.

          (y) Regulatory Compliance--FDIC and Board. Except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole, and except as discussed herein SBI and its Material Subsidiaries are in compliance in all material respects with the rules and regulations of the FDIC and Board to the extent such rules and regulations are deemed applicable by regulatory determination.

          (z) Year 2000 Compliance. Except as provided in Annex 3.2(z) hereof, SBI and its Material Subsidiaries are in material compliance with all requirements announced or promulgated by the Bank Regulatory Agencies and the Federal Financial Institutions Examination Council relating to Year 2000 compliance.

                                   ARTICLE IV
                                   COVENANTS

          SECTION 4.1  Acquisition Proposals.  Bank agrees that it and its
                       ---------------------
officers and directors shall not, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or any equity securities of, Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by its board of directors of its fiduciary duties as determined upon consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Bank agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Bank agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken by each of them in this Section 4.1. Bank agrees that it will notify SBI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with, it.

          SECTION 4.2  Securities Registration and Disclosure.  Bank shall
                       --------------------------------------
cooperate with SBI in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act and the rules and regulations of the Board, of the Proxy Statement/Prospectus and the filing thereof as part of the Registration Statement. Following the date hereof, SBI will prepare and file with the SEC under the Securities Act a registration statement for the registration of the shares of SBI Common Stock to be issued pursuant hereto (the "Registration Statement"). Each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein. SBI shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of SBI Common Stock pursuant to this Agreement and Bank shall furnish SBI all information concerning Bank and its shareholders as SBI may reasonably request in connection with any such action.

          SBI shall use reasonable efforts to provide ten (10) business days prior to its filing with the SEC, a copy of the Registration Statement to Bank and its counsel for review. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC or the Board relating to the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, and SBI will advise Bank promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the

SBI Common Stock issuable in connection herewith for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose.

          Bank will take appropriate action to call the Bank Shareholders' Meeting, to be held not more than forty-five (45) days following the effective date of the Registration Statement, to consider approval of this Agreement and, except to the extent it would result in a reasonable likelihood that the Bank's board of directors would breach its fiduciary duties under the PBCL and Banking Code and subject to receipt of an updated fairness opinion from its financial advisor dated on or immediately prior to the date of the Proxy Statement, will use its best efforts to secure such approval. In connection with the Bank Shareholders' Meeting, Bank will duly solicit, in compliance with the proxy rules of the Board, the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the Bank Shareholders' Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.1(oo) and 3.2(o) hereof.

          Bank will furnish to SBI a list of all persons known to Bank who at the date of the Bank Shareholders' Meeting may be deemed to be "affiliates" of Bank within the meaning of Rule 145 under the Securities Act. Bank will use its best efforts to cause each such person identified in its list to deliver at or prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of SBI Common Stock to be received by such person hereunder except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) after such time as financial results covering at least thirty (30) days of post-merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

          SECTION 4.3  Employees.
                       ---------

          (a) SBI and any of its affiliates shall have the right (but not the obligation) to employ, as officers and employees of SBI, the Surviving Bank, Bank or other affiliates of SBI immediately following the Effective Time, any persons who are officers and employees of Bank immediately before the Effective Time. It shall be a condition to employment by SBI or any of its affiliates that any former officer or employee of Bank agrees to cancel any existing employment contract, agreement or understanding between him or herself and Bank, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

          Notwithstanding the foregoing, SBI shall assume the Executive Employment Agreement of Timothy K. Ames dated November 6, 1997; the Executive Employment Agreement of Owen O. Freeman, Jr., dated June 18, 1997, and amended as of the date of this Agreement; the Executive Employment Agreement of Thomas
S. Capello dated April 28, 1993, as amended June 18, 1997 and amended as of the date of this Agreement; the Executive Employment Agreement of

Thomas A. Sauer dated November 6, 1997, and amended as of the date of this Agreement; the Severance Agreements of Patricia A. Claubaugh, Marsha J. Stoffa, Lois C. Derry, Karen L. Steinfelt, and Kimberly Grim; and the stock appreciation rights awarded pursuant to the Bank's Stock Appreciation Rights Plan as previously discussed with and disclosed to SBI. A copy of each of the referenced Employment Agreements, with all amendments, the Severance Agreements and the Stock Appreciation Rights Plan (including a schedule of Stock Appreciation Rights through 1997) are attached hereto as Annex 4.3(a). After the date of this Agreement, there shall be no further amendment, modification or alteration to any of the aforedescribed agreements or grants made under the plan without the express written consent of SBI.

          (b) Each person employed by Bank prior to the Effective Time who remains an employee of the Surviving Bank, Bank or other SBI subsidiary following the Effective Time (each a "Continued Employee") shall be entitled, as an employee of SBI or an SBI subsidiary, to participate in whatever employee benefit plans, as defined in Section 3(3) of ERISA, or whatever stock option, bonus or incentive plans or other fringe benefit programs that may be in effect generally for employees of SBI or SBI's subsidiaries from time to time ("SBI's Plans"), if such Continued Employee shall be eligible or selected for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Bank or Bank for such employee. All such participation shall be subject to such terms of such plans as may be in effect from time to time provided, further that Continued Employees will be eligible to participate in SBI's plans on the same basis as similarly situated employees of SBI or SBI's subsidiaries. Such Continued Employees will receive credit for past service with Bank for purposes of eligibility and vesting, but not benefit accrual, under SBI's Plans.

          (c) Bank shall take all timely and necessary action to cease participation or accrual of benefits, effective as of the Effective Time, by each person employed by Bank prior to the Effective Time in each Employee Plan (as defined in Section 3.1(m)), including timely notice to all participants under Section 204(h) of ERISA, if applicable, and to terminate each Employee Plan, other than an Employee Plan containing a cash or deferred arrangement qualified under Section 401(k) of the Code ("Employee 401(k) Plan") and other than those specified in Annex 4.3(c), effective as of the Effective Time; provided that SBI may, in its sole discretion, give notice to Bank not less than twenty (20) days (sixty-one (61) days in the case of any employment contract or other employee plan which by its terms requires thirty (30) or more days' advance notice of termination) prior to the Effective Time, that any Employee Plan shall not be terminated and/or participation or accrual of benefits thereunder shall not cease pursuant to this Section 4.3(c). At the sole discretion of SBI, any Employee 401(k) Plan shall be merged with any similar such plan maintained and designated by SBI, effective at or after the Effective Time, as elected by SBI, and Bank shall take any and all timely and necessary action to effect such merger.

          SECTION 4.4  Access and Information.
                       ----------------------

          (a) Upon reasonable notice, and subject to applicable laws relating to the exchange of information, Bank shall afford to SBI and its representatives (including, without limitation, directors, officers and employees of SBI and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as SBI may reasonably request (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. SBI will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 or Section 3.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will SBI directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, SBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 and Section 3.1 unless such information (i) was already known to SBI or an affiliate of SBI, (ii) becomes available to SBI or an affiliate of SBI from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of Bank (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. Without in any way limiting the foregoing, Bank shall provide to SBI within forty-five (45) days of the end of each calendar quarter consolidated financial statements (including a balance sheet and income statement) as of the end of, and for, such period that are in conformance with generally accepted accounting principles and the representation set forth in Section 3.1(f). In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. This Section 4.4 supersedes and terminates any agreement between the parties relating to the confidentiality of information which may have been exchanged (the "Confidentiality Agreement").

          (b) During the period from the date of this Agreement to the Effective Date, SBI shall provide to Bank the following documents and information:

              i. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter of SBI ending after the date of this Agreement, SBI will deliver to Bank its quarterly report on Form 10-Q as filed with the SEC.

              ii. As soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year of SBI ending after the date of this Agreement, SBI will deliver to Bank its annual report on Form 10-K as filed with the SEC.

              iii. SBI will deliver to Bank, contemporaneously with its being filed with the SEC, a copy of each current report on Form 8-K filed by SBI after the date of this Agreement.

              iv. At least five (5) business days prior to submission, SBI will furnish to Bank the portions which describe the transactions (including any financial information or pro forma financial information of, or including, Bank) contemplated herein of (A) registration statements, prospectuses or offering circulars used by SBI in connection with the sale of securities after the date of this Agreement, (B) proxy statements distributed by SBI to its shareholders after the date of this Agreement, and (C) all other publicly-available reports, statements or other documents which are either distributed to shareholders or filed by SBI or any of its subsidiaries with the SEC. Any comments timely received by SBI from Bank in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI also shall furnish Bank with copies of the foregoing in the form filed with the SEC or otherwise distributed to shareholders.

              v. SBI will promptly notify Bank of any material changes to the SBI Benefit Plans.

          SECTION 4.5  Certain Filings, Consents and Arrangements.  SBI shall
                       ------------------------------------------
use all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement and to consummate the Merger. Bank shall cooperate with SBI in connection therewith, including without limitation furnishing all information concerning Bank as may be reasonably requested by SBI in connection with any such action. SBI shall use all reasonable efforts to provide, five (5) days prior to submission, Bank with copies of all material applications, notices, petitions or other filings or submissions prepared by SBI in connection with consummation of the Merger. Any comments timely received by SBI from Bank in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI will consult with Bank with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and SBI will keep Bank apprised of the status of matters relating to completion of the transactions contemplated hereby. SBI shall promptly furnish Bank with copies of applications to any governmental authority in respect of the transactions contemplated hereby.

          SECTION 4.6  Takeover Statutes.  No "fair price," "moratorium," or
                       -----------------
other form of anti-takeover statute or regulation or any similar provision of Bank's articles of incorporation are applicable to the transactions contemplated by this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions contemplated by this Agreement, Bank and the members of its board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions contemplated hereby and thereby.

          SECTION 4.7   Additional Agreements.  Subject to the terms and
                        ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

          SECTION 4.8   Publicity.  Except as required by law, Bank shall not,
                        ---------
without the prior consent of SBI (which consent shall not be unreasonably withheld), issue any press releases or otherwise make public filings under securities laws, with respect to this Agreement or the transactions described herein. Prior to issuing any press release or making any public filings under securities laws which makes any reference to Bank, SBI shall provide a copy to Bank for comment and in all such instances the parties shall cooperate.

          SECTION 4.9   INTENTIONALLY OMITTED.

          SECTION 4.10  Notification of Certain Matters.  Each party shall give
                        -------------------------------
prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any material adverse change in its financial condition, properties, business, or results of operations taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each party shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          SECTION 4.11  Insurance.  Bank shall use its best efforts to retain no
                        ---------
less than the level of insurance coverage presently held by it as of the date hereof.

          SECTION 4.12  Dividends.  Bank shall not declare, pay or set aside any
                        ---------
dividend or other distribution in respect of its capital stock except that it shall have the right, after January 1, 1999, to declare and pay a dividend corresponding in amount and timing with past practice.

          SECTION 4.13  Indemnification; Insurance.
                        --------------------------

          (a) From and after the Effective Time, SBI agrees to indemnify and hold harmless each present and former director and officer of Bank and each officer or employee of Bank that is serving as a director or trustee of another entity expressly at Bank's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the Articles of Incorporation or the Bylaws of Bank in effect on the date hereof.

          (b) SBI shall maintain the Bank's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including SBI's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of two years after the Effective Time; provided, however, that in no event shall SBI be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.13(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by the Bank for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SBI shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that SBI acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, SBI's obligations under this Section 4.13(b) may be satisfied by such self insurance, so long as its senior ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

          (c) In the event that SBI or any of its respective successors or assigns (i) consolidate with or merge into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.13.


                                   ARTICLE V
                           CONDITIONS TO CONSUMMATION

          SECTION 5.1  Conditions to Closing.  The respective obligations of the
                       ---------------------
parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

          (a) The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Bank in accordance with applicable law.

          (b) All of the required approvals, consents or waivers of governmental authorities with respect to this Agreement (including the Merger) and the transactions contemplated hereby including, without limitation, the approvals, notices to, consents or waivers of
(i) the Board, and (ii) the Banking Department (together with the Bank Regulatory Agencies and the SBI Regulatory Agencies, the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on SBI or Bank (after giving effect to the transaction contemplated hereby); provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a Material Adverse Effect on SBI.

          (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

          (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

          (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, or any other transaction contemplated by this Agreement.

          (f) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and SBI shall have received a letter from Coopers & Lybrand L.L.P. in form and substance reasonably satisfactory to SBI as to the matters specified in this
Section 5.1(f).

          (g) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by SBI with the SEC under the Securities Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of Bank, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the SBI Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of Bank entitled to receive such shares.

          (h) SBI and Bank shall have received a ruling from the IRS or an opinion of Morgan, Lewis & Bockius LLP, counsel to SBI and Interim Bank, to the effect that:

              i. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Bank and SBI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

              ii. No gain or loss will be recognized by Bank or SBI by reason of the Merger;

              iii. Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of Bank who receive solely SBI Common Stock upon the exchange of their shares of Bank Common Stock for shares of SBI Common Stock;

              iv. The basis of the SBI Common Stock to be received by the Bank shareholders will be, in each instance, the same as the basis of the Bank Common Stock surrendered in exchange therefor;

              v. The holding period of the SBI Common Stock received by a Bank shareholder receiving SBI Common Stock will include the period during which the Bank Common Stock surrendered in exchange therefor was held; and

              vi. Cash received by a Bank shareholder in lieu of a fractional share interest of SBI Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of SBI Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss.

              In case a ruling from the IRS is sought, Bank and SBI shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for SBI and Bank, be necessary or advisable to obtain such ruling.

          (i) All litigation pending against Bank which, individually or in the aggregate, would have a Material Adverse Effect on Bank's consolidated operations, shall have been settled or otherwise resolved on terms satisfactory to SBI and Bank.

          (j) INTENTIONALLY OMITTED.

          SECTION 5.2  Conditions to Obligations of SBI and Interim Bank.  The
                       -------------------------------------------------
obligations of SBI and Interim Bank to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations and warranties of Bank contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Bank shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and SBI and Interim Bank shall have received certificates signed by the Chief Executive Officer and the Controller of the Bank, dated the Closing Date, to the foregoing effect.

          (b) KMPG Peat Marwick LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to SBI an "agreed upon procedures" letter, dated the Closing Date, in form and substance satisfactory to SBI to the effect that, based upon a procedure performed with respect to the financial condition of Bank for the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Bank, (b) inquiries made by them of officers and other employees of Bank and affiliates responsible for financial and accounting matters as to transactions and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1997 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of Bank on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

          (c) SBI shall have received an opinion or opinions dated as of the Closing Date, from Saul, Ewing, Remick & Saul LLP, counsel to Bank, substantially in the form attached hereto as Exhibit 5.2(c).

          (d) There shall not have occurred any change in the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operation of Bank which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Bank other than such changes resulting from (i) changes in banking laws or regulations, or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries.

          (e) SBI shall have received from each of the persons identified by Bank pursuant to Section 4.2 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          (f) Except as otherwise provided in this Agreement, prior to Closing all issued and outstanding options, warrants or rights to acquire Bank Common Stock or any capital stock of Bank shall have been exercised or cancelled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

          (g) Concomitant with the signing of this Agreement, each of the directors of Bank and National Penn shall have executed in favor of, and delivered to, SBI a Voting Agreement, substantially in the form attached hereto as Exhibit 5.2(g). Furthermore, concomitant with the signing of this Agreement, the parties to the Warrant Substitution Agreement shall have executed such agreement substantially in the form attached hereto as Exhibit 1.6

          SECTION 5.3  Conditions to the Obligations of Bank.  The obligations
                       -------------------------------------
of Bank to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations, warranties and covenants of SBI contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SBI shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and Bank shall have received certificates signed by the President or Vice President and Secretary of SBI, dated the Closing Date, to the foregoing effect.

          (b) Bank shall have received an opinion dated as of the Closing Date, from Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to SBI and Interim Bank, substantially in the form attached hereto as Exhibit 5.3(b).

          (c) There shall not have occurred any change in the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operation of SBI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on SBI other than such changes resulting from (i) change in banking laws or regulations or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries.

          (d) Bank shall have received an updated opinion from Danielson Associates, Inc. of Rockville, Maryland, dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Bank shareholders in connection with the Merger and not subsequently withdrawn, to the effect that the Merger Consideration is fair to Bank's shareholders from a financial point of view.
          (e) The shares of SBI Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.

          (f) No transaction or event involving SBI or any subsidiary of SBI shall have occurred or be pending which would result in a change in the nature of the securities as the same are described in SBI Articles of Incorporation as in effect on the date of this Agreement or in the issuer of the securities to be issued in the Merger to holders of Bank Common Stock or which would result in SBI's ceasing to own any Material Subsidiary.

                                  ARTICLE VI
                                 TERMINATION

          SECTION 6.1  Termination.  This Agreement may be terminated, and the
                       -----------
Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of Bank:

          (a) by the mutual, written consent of Bank and SBI if the board of directors of each so determines by a vote of a majority of the members of the entire board;

          (b) by Bank if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to SBI by Bank, (ii) by written notice to SBI that any condition precedent to Bank's obligations as set forth in Article V of this Agreement has not been met or waived by Bank at such time as such condition can no longer be satisfied, (iii) the board of directors of Bank fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2, or (iv) the board of directors of Bank recommends to the stockholders of Bank that an Acquisition Proposal is likely to be more favorable, from a financial point of view, to the stockholders of Bank than the Merger;

          (c) by SBI by written notice to the other parties, in the event (i) of a material breach by Bank of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Bank by SBI or (ii) any condition precedent to SBI's obligations as set forth in Article V of this Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied.

          (d) by SBI or Bank by written notice to the other, in the event that the Merger is not consummated by March 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties hereto.

          (e) by Bank, whether before or after approval of the Merger by Bank's shareholders, by giving written notice of such election to Susquehanna within one (1) business day following determination of the Average Closing Price per share of SBI Common Stock before Closing if such Average Closing Price is greater than $42.00 per share (subject to adjustment in accordance with Section
1.2 herein) at the time such calculation is required to be made pursuant to
Schedule 1.2 hereof.

          (f) by Susquehanna, whether before or after approval of the Merger by Bank's shareholders, by giving written notice of such election to Bank within one (1) business day following determination of the Average Closing Price per share of SBI Common Stock before Closing if such

Average Closing Price is less than $32.00 per share (subject to adjustment in accordance with Section 1.2 herein) at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          SECTION 6.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement, as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 3.1(p) and 3.2(n) (Fees), 4.4 (relating to confidentiality and return of documents), 4.8 (Publicity) and 6.3 and 7.7 (Expenses) of this Agreement shall survive any such termination and abandonment.

          SECTION 6.3  Expenses.  Any termination of this Agreement pursuant to
                       --------
Section 6.1(a), 6.1(d), 6.1(e) or 6.1(f) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to clause (iii) of Section 6.1(b) shall be without cost, expense or liability on the part of Bank to any other party, if the board of directors of Bank failed to make, withdrew, modified or changed its favorable recommendation described in Section 4.2 as a result of a material adverse change in SBI's financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations, or failed to make such favorable recommendation due to its financial advisor's failure to update its fairness opinion as contemplated by Section 4.2. Any termination of this Agreement pursuant to Section 6.1(b)(i) or (ii) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of-pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

          If this Agreement is terminated by the Bank, because the board of directors of the Bank: (a) failed to make, withdrew, modified or changed its favorable recommendation to the Bank shareholders to approve this Agreement and the transactions contemplated thereby or (b) recommends to the Bank shareholders that an Acquisition Proposal is more favorable, from a financial point of view, to the Bank Shareholders than the Merger, then the Bank shall promptly, but in no event later than two (2) business days after such termination, pay SBI a fee of $500,000 which amount shall be payable by wire transfer of same day funds.
If Bank fails to promptly pay the amount due pursuant to this Section 6.3, and, in order to obtain such payment, SBI commences a suit which results in a judgment against Bank for all or a substantial portion of the fee set forth in this Section 6.3, Bank shall pay to SBI all costs and expenses (including reasonable attorneys' fees) incurred by SBI in connection with such suit.

                                  ARTICLE VII
                                 OTHER MATTERS

           SECTION 7.1  Certain Defined Terms.  As used in the Agreement, the
                        ---------------------
following terms shall have the meanings indicated:

          "Acquisition Proposal" shall be defined as at Section 4.1.

          "Articles of Merger" shall be defined as at Section 1.1(c).

          "Average Closing Price" means the average closing price per share of SBI Common Stock as determined in conformity with Schedule 1.2 and as defined therein.

          "Bank" or "Surviving Bank" is First Capitol Bank, a Pennsylvania state chartered bank, and shall be defined as at Section 1.1(a).

          "Bank Common Stock" shall be defined as at Section 1.2(a).

          "Bank Warrants" and "Bank Warrants Plans" shall be defined as identified on Annex 3.1(b) and Annex 3.1(m).

          "Bank Regulatory Agencies" shall be defined as at Section 3.1(f)(ii).

          "Bank Reports" shall be defined as at Section 3.1(nn).

          "Bank Subsidiaries" shall be defined as at Section 3.2(d).

          "Banking Code" is the Pennsylvania Banking Code of 1965, as amended and defined as at Section 1.1(a).

          "Banking Department" is the Pennsylvania Department of Banking and defined as at Section 1.1(c).

          "Board" is the Board of Governors of the Federal Reserve System and shall be defined as at Section 3.1(f)(ii).

          "COBRA" is the Consolidated Omnibus Budget Reconciliation Act of 1985 and shall be defined as at Section 3.1(m)(xiii).

          "Closing" shall be defined as at Section 1.1(b).

          "Code" is Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

          "Continued Employee" shall be defined as at Section 4.3(b).

          "corporate affiliate" shall mean, with respect to a person, any other corporation controlling, controlled by, or under common control with, such person.

          "Department of State" is the Pennsylvania Department of State and shall be defined as at Section 1.1(c).

          "Dissenters' Rights" shall be defined as at Section 1.4.

          "Dissenters' Shares" shall be defined as at Section 1.2(a).

          "Dissenting Shareholder" shall be defined as at Section 1.2(a).

          "ERISA" is the Employee Retirement Income Security Act and defined as at Section 3.1(m)(i).

          "ERISA Affiliate" shall be defined as at Section 3.1(m)(ii).

          "Effective Date" is the day in which the Effective Time for the Merger occurs and shall be defined as at Section 1.1(c).

          "Effective Time" is at 12:01 a.m. on the business day of the Closing and defined as at Section 1.1(c).

          "Employee 401(k) Plan" shall be defined as at Section 4.3(c).

          "Environmental Condition" shall be defined as at Section 3(q)(J).

          "Environmental Laws" shall be defined as at Section 3.1(q)(M)(ii).

          "Environmental Permits" shall be defined as at Section 3(q)(B) and identified on Annex 3.1(q)B.

          "Exchange Act" is the Securities Exchange Act of 1934 and defined as at Section 3.1(t).

          "Exchange Ratio" shall be described on Schedule 1.2 hereof.

          "FDIC" is the Federal Deposit Insurance Corporation and shall be defined as at Section 3.1(f)(ii).

          "Filing Date" shall be defined as at Section 5.1(g).

          "Hazardous Material" shall be defined as at Section 3(q)(M)(ii).

          "IRS" is the Internal Revenue Service and shall be defined as at
Section 3.1(m)(vii).

          "Interim Bank" shall be Susquehanna Interim Bank, a Pennsylvania state chartered bank.

          "Loan Properties" shall be defined as at Section 3.1(q)(ii) and identified on Annex 3.1(q).

          "material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in a material adverse effect upon (A) the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations of such person and its subsidiaries and corporate affiliates, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of Bank, receipt of a CAMELS rating in connection with a safety and soundness examination which is lower than the rating given to Bank in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on Bank.

          "Material Subsidiaries" shall be defined as at Section 3.2(d).

          "Merger" shall be the acquisition by Susquehanna Bancshares, Inc. of First Capitol Bank by means of a merger of Susquehanna Interim Bank with and into First Capitol Bank.

          "Merger Consideration" shall be determined on the basis of the Exchange Ratio set forth at Schedule 1.2 hereof, and shall be defined as at
Section 1.2(a).

          "OCC" is the Office of the Comptroller of the Currency and defined as at Section 3.2(k).

          "OREO" is other real estate owned and shall be defined as at Section 3.1(q)(A).

          "OTS" is the Office of Thrift Supervision and shall be defined as at
Section 3.2(d).

          "Old Certificates" shall be defined as at Section 1.3(a).

          "PBCL" is the Pennsylvania Business Corporation Law of 1988, as amended.

          "Participation Facilities" shall be defined as at Section 3.1(q)(ii) and identified on Annex 3.1(q).

          "Pension Plan" is an employee benefit plan subject to Title IV of ERISA and shall be defined as at Section 3.1(m)(ii).

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "Plan" or "Agreement" shall be this Agreement and Plan of Affiliation dated as of the 15th day of April, 1998 by and among Susquehanna Bancshares, Inc., Susquehanna Interim Bank and First Capitol Bank.

          "Properties" shall be defined as at Section 3.1(q)(i)(K).

          "Qualified Plan" shall be defined as at Section 3.1(m)(vi).

          "Registration Statement" shall be defined as at Section 4.2.

          "Regulatory Agencies" shall be defined as at Section 5.1(b).

          "SBI" shall be Susquehanna Bancshares, Inc., a Pennsylvania corporation and a multi-state, multi-institutional bank holding company.

          "SBI Benefit Plans" shall be defined as at Section 3.2(j).

          "SBI Common Stock" shall be defined as at Section 1.2(a).

          "SBI Plans" shall be defined as at Section 4.3(b).

          "SBI Regulatory Agencies" shall be defined as at Section 3.2(k).

          "SEC" is the Securities and Exchange Commission and shall be defined as at Section 3.1(i)(A).

          "Savings Bank Subsidiary" shall be defined as at Section 3.2(d).

          "Securities Act" is the Securities Act of 1933, as amended, and shall be defined as at Section 1.3(e).

          "subsidiary" with respect to a person, means any other person controlled by such person.

          "Unclaimed Shares" shall be defined as at Section 1.3(e).

When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular.

          SECTION 7.2  Survival.  The representations, warranties and agreements
                       --------
of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not
(i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

          SECTION 7.3  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article I hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.4  Waiver and Amendment.  Prior to the Effective Time, any
                       --------------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the Bank shareholders' interest in the Merger Consideration following the Bank Shareholders' Meeting.

          SECTION 7.5  Counterparts.  This Agreement may be executed in
                       ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.6  Governing Law.  This Agreement shall be governed by, and
                       -------------
interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

          SECTION 7.7  Expenses.  Subject to the provisions of Section 6.3
                       --------
hereof, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by SBI.

          SECTION 7.8  Notices.  All notices, requests, acknowledgments and
                       -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to Bank, to:

               First Capitol Bank
               2951 Whiteford Road
               York, PA  17402
               Attention:  Owen O. Freeman, Jr., Chairman

               With copies to:

                    Saul, Ewing, Remick & Saul LLP
                    Penn National Insurance Tower
                    2 North Second Street, 7th Floor
                    Harrisburg, PA  17101
                    Attention:  John B. Lampi, Esquire

          If to SBI, to:

               Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  Robert S. Bolinger, President and Chief Executive
                           Officer

               With copies to:

                    Morgan, Lewis & Bockius LLP
                    One Commerce Square
                    417 Walnut Street
                    Harrisburg, PA  17101-1904
                    Attention:  Charles L. O'Brien, Esquire

          If to Interim Bank, to:

               Susquehanna Interim Bank
               c/o Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  Robert S. Bolinger, President and Chief Executive
                           Officer

               With copies to:

                    Morgan, Lewis & Bockius LLP
                    One Commerce Square
                    417 Walnut Street
                    Harrisburg, PA  17101-1904
                    Attention:  Charles L. O'Brien, Esquire

          SECTION 7.9  Entire Agreement; Etc.  This Agreement, together with
                       ---------------------
such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, and thereof, shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

          SECTION 7.10  Intentionally Omitted Sections.  The term "Intentionally
                        ------------------------------
Omitted" appearing after certain sections of this Agreement has been used for convenience only, and does not in any way limit or alter the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                              SUSQUEHANNA BANCSHARES, INC.



                              By: /s/ Robert S. Bolinger
                                 -----------------------------------------
                                 Title: Robert S. Bolinger, President

                              SUSQUEHANNA INTERIM BANK


                              By: /s/ Robert S. Bolinger
                                 -----------------------------------------
                                 Title: Robert S. Bolinger, President

                              FIRST CAPITOL BANK



                              By: /s/ Owen O. Freeman
                                 -----------------------------------------
                                 Title: Owen O. Freeman, Jr., Chairman

                                  SCHEDULE 1.2


                              Exchange Provisions
                              -------------------


          So long as the Average Price Per Share of SBI Common Stock Before Closing is at or between $32.00 and $42.00, then 1.352 shares of SBI Common Stock shall be exchanged for each of the outstanding shares of Bank Common Stock and the Exchange Ratio shall equal 1.352.

          The Average Price Per Share of SBI Common Stock Before Closing shall be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for Closing, pursuant to Section 1.1
(b) hereof, and dividing such total by 10 (such Average Price Per Share Before Closing is also referred to as the "Average Closing Price").

          If the Average Closing Price is greater than $42.00, then 28,729,000 divided by the Average Closing Price shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Bank Common Stock, and the Exchange Ratio shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Bank Common Stock divided by the total number of shares of Bank Common Stock outstanding on the Effective Date.

          If the Average Closing Price is less than $32.00, then 21,889,000 divided by the Average Closing Price shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Bank Common Stock, and the Exchange Ratio shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Bank Common Stock divided by the total number of shares of Bank Common Stock outstanding on the Effective Date.

          Notwithstanding the foregoing, Bank shall have the right to terminate this Agreement, in accordance with Section 6.1 (e), if the Average Closing Price is greater than $42.00, and SBI shall have the right to terminate this Agreement, in accordance with Section 6.1(f), if the Average Closing Price is less than $32.00.

          The Exchange Ratio in all instances set forth herein is subject to adjustment in accordance with Section 1.2(c).

                                   APPENDIX E

                OPINION OF GARLAND MCPHERSON & ASSOCIATES, INC.

Appendix E




Garland McPherson & Associates, Inc.
1275 Independence Way
P.O. Box 641
Hatfield, Pennsylvania 19440-0641


August 10, 1998



Board of Directors
Cardinal Bancorp, Inc.
140 East Main Street
Everett, PA  15537

Members of the Board:


You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Cardinal Bancorp, Inc. ("Cardinal") of the Agreement and Plan of Affiliation (the "Agreement") dated April 13, 1998 pursuant to which Cardinal will combine with and into Susquehanna Bancshares, Inc. ("Susquehanna") by means of a merger. The Exchange Provisions are defined in Schedule 1.2 of the Agreement.


Garland McPherson & Associates, Inc., as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in such transactions.


For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of Cardinal and Susquehanna. This review included, but was not limited to: (i) the Agreement and Plan of Merger;
(ii) financial and other information which was publicly available or provided to us by Cardinal and Susquehanna; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions; (v) our evaluation of future prospects for the merged institution; (vi) terms and conditions of comparable merger transactions and
(vii) such other financial reviews, analyses, and investigations as we deemed appropriate.

In rendering our opinion, we conducted discussions with members of senior management of Cardinal and Susquehanna concerning their respective businesses and prospects and have relied on the accuracy and completeness of the information and representations delivered to us by Cardinal and Susquehanna and their officers, directors, counsel, and other agents. We have not independently verified the information reviewed by us (either publicly available or provided to us by Cardinal and Susquehanna) and, in rendering this opinion, have relied upon such information as being complete and accurate in all material respects.

Board of Directors
August 10, 1998
Page 2



We have assumed that the allowances for loan losses and other contingencies indicated on the balance sheets of Cardinal and Susquehanna as of June 30, 1998 are adequate to cover such losses. We have not reviewed the loan files of Cardinal or Susquehanna, nor did we make an independent valuation or appraisal of the assets and liabilities of Cardinal and Susquehanna.

We assume that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Susquehanna that would have a material adverse effect on the contemplated benefits of the Merger to Cardinal. We further assumed that no change will occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the merger. We express no opinion as to the tax consequences of the Merger to Cardinal and its shareholders.

Our conclusion is based on the market, economic and other conditions prevailing as of the date hereof and the current conditions and prospects of Cardinal and Susquehanna. Events occurring subsequent to this date could materially affect the assumptions and conclusions contained in our opinion. We express no opinion as to what the value of Susquehanna common stock will be at the time the Merger is consummated, nor do we express an opinion regarding the relative merits of the Merger as compared to alternative business strategies or other business combinations in which Cardinal might engage. Our opinion pertains only to the financial consideration of the Merger and does not constitute a recommendation to the Board of Cardinal nor a recommendation as to how Cardinal shareholders should vote with regard to the Merger.

Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the Exchange Provisions and the merger consideration to be received by the Cardinal shareholders pursuant to the Agreement are fair, from a financial point of view, to the shareholders of Cardinal Bancorp, Inc.

Sincerely,


/s/ Garland McPherson & Associates, Inc.


Garland McPherson & Associates, Inc.

                                   APPENDIX F


                     OPINION OF DANIELSON ASSOCIATES, INC.

Appendix F




Danielson Associates, Inc.
6110 Executive Boulevard, Suite 504
Rockville, MD 20852


August 10, 1998


Board of Directors
First Capitol Bank
2951 Whiteford Road
York, Pennsylvania  17402

Dear Members of the Board:

Set forth herein is the updated opinion of Danielson Associates Inc. ("Danielson Associates") as to the "fairness" of the offer by Susquehanna Bancshares, Inc. ("Susquehanna") of Lititz, Pennsylvania to acquire all of the common stock and options and warrants to buy common stock of First Capitol Bank ("First Capitol") of York, Pennsylvania. The "fair" sale value is defined as the price at which all of the shares of First Capitol's common stock would change hands between a willing seller and a willing buyer, each having a reasonable knowledge of the relevant facts. In opining as to the "fairness" of the offer, it also must be determined if the Susquehanna common stock that is to be exchanged for First Capitol stock is "fairly" valued.

In preparing the original opinion, First Capitol's market was analyzed and its business and prospects were reviewed. We also conducted such other financial analyses as we deemed appropriate such as comparable company analyses, comparable transactions and pro forma dilution. Any unique characteristics also were considered.

This opinion was based partly on data supplied to Danielson Associates by First Capitol, but it relied on some public information all of which was believed to be reliable, but neither the completeness nor accuracy of such information could be guaranteed. In particular, the opinion assumed, based on its management's representation, that there were no significant asset quality problems beyond what was stated in recent reports to regulatory agencies and in the monthly report to the directors.

In determining the "fair" sale value of First Capitol, the primary emphasis was on prices paid relative to earnings for Pennsylvania and Northeast banks that had similar financial, structural and market characteristics. These prices were then related to assets and equity capital, also referred to as "book."

The "fair" market value of Susquehanna's common stock to be exchanged for First Capitol stock was determined by a comparison with other similar bank holding companies and included no in person due diligence of Susquehanna. This comparison showed Susquehanna stock to be valued consistent with the comparable banks.

In the original opinion, based on the analysis of First Capitol's recent performance and its future potential, comparisons with similar transactions and unique characteristics, it was determined that its "fair" sale value was between $18.9 and $20.5 million, or $37.84 to $41.14 per share. Thus, Susquehanna's offer of $25.2 million, or $50.57 per share, was a "fair" offer from a financial point of view for First Capitol and its shareholders.


There has been no subsequent change in Susquehanna's performance and its stock is trading within 13.5% of where it was at the time of the offer, which is the range established by the Agreement within which no changes occur to the agreed upon exchange ratio. Since the value of the offer has not changed significantly and there has been no subsequent negative change to Susquehanna relative to the market as a whole, this offer is still "fair" from a financial point of view to First Capitol and its shareholders.

Respectfully submitted,


/s/ Jonathan D. Holtaway
-----------------------

Jonathan D. Holtaway
Senior Vice President
Danielson Associates Inc.

                                   APPENDIX G


                         DISSENTERS' RIGHTS PROVISIONS

Appendix G



                                 PROVISIONS OF
               PENNSYLVANIA BUSINESS CORPORATION LAW RELATING TO
                      DISSENTERS' RIGHTS OF SHAREHOLDERS
                      ----------------------------------


               15 Pa. C.S.A. Sections 1571 through 1580, inclusive.

(S)1571.  Application and effect of subchapter

     (a) General rule.-Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedures).

     (b)   Exceptions.-

           (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i)  listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

           (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                        (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                        (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                        (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

           (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.-The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.-Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

           (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

           (2) a copy of this subchapter.

     (e) Other statutes.-The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.-This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.-See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).


(S)1572.  Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.


(S) 1573.  Record and beneficial holders and owners

     (a) Record holders of shares.-A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.-A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.


(S) 1574.  Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.


(S) 1575.  Notice to demand payment

     (a) General rule.-If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

           (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

           (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

           (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

           (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.-The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.


(S) 1576.  Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act.-A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.-If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder.-The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.


(S) 1577.  Release of restrictions or payment for shares

     (a) Failure to effectuate corporate action.-Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice of demand payment.-When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.-Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

           (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

           (2) A statement of the corporation's estimate of the fair value of the shares.

           (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.-If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578.  Estimate by dissenter of fair value of shares

     (a) General rule.-If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect or failure to file estimate.-Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


(S) 1579.  Valuation proceedings generally

     (a)   General rule.-Within 60 days after the latest of:

           (1) effectuation of the proposed corporate action;

           (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

           (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.-All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure)./1/

     (c) Jurisdiction of the court.-The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.-Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.-If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


(S) 1580.  Costs and expenses of valuation proceedings

     (a) General rule.-The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are

----------------------------------

/1/  42 Pa.C.S.A. (S) 5301 et. seq.

parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.-Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided in this subchapter.

     (c) Award of fees for benefits to other dissenters.-If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                   APPENDIX H


                        CARDINAL STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT
                            ----------------------


     STOCK OPTION AGREEMENT, dated as of April 13, 1998 (the "Agreement"), among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Bancshares West, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of SBI ("SBI Merger Sub"), and Cardinal Bancorp, Inc., a Pennsylvania corporation ("Cardinal").

     WHEREAS, SBI, SBI Merger Sub, Cardinal and First American National Bank of Pennsylvania, a national banking association and wholly-owned subsidiary of Cardinal ("FANBP"), propose to enter into an Agreement and Plan of Affiliation dated the date hereof (the "Merger Agreement"), which provides, among other things, that upon the terms and subject to the conditions thereof, SBI will acquire all of the outstanding shares of common stock of Cardinal (the "Cardinal Common Stock"), Cardinal will be merged with SBI Merger Sub pursuant to the merger contemplated in the Merger Agreement (the "Merger") and, thereafter, FANBP will be a second tier subsidiary of SBI; and

     WHEREAS, as a condition to the willingness of SBI and SBI Merger Sub to enter into the Merger Agreement, SBI and SBI Merger Sub have requested that Cardinal agree and, in order to induce SBI and SBI Merger Sub to enter into the Merger Agreement, Cardinal has agreed to grant SBI an option to purchase up to that number of shares of Cardinal Common Stock as shall equal 15% of Cardinal's shares of common stock issued and outstanding immediately prior to the purchase, all in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Grant of Stock Option.  Subject to the terms set forth herein,
          ---------------------
Cardinal hereby grants to SBI an irrevocable option (the "Option") to purchase up to that number of shares of Cardinal Common Stock as shall equal 15% of Cardinal's shares of common stock outstanding immediately prior to the purchase, at a purchase price that is the average price per share of Cardinal Common Stock during the five (5) trading days immediately preceding the date of execution of the Merger Agreement. For purposes of the 15% calculation all shares of Cardinal Common Stock beneficially held by SBI, as that term is defined under Rule 13d-3 under the Exchange Act, on the date of purchase shall be deducted from Cardinal's shares outstanding.

     2.   Exercise of Option.
          ------------------

          (a) Subject to the conditions set forth in paragraph 3 hereof, the Option may be exercised by SBI, in whole or in part, at any time or from time to time after the date hereof and prior to the earlier to occur of (a) the Effective Time of the Merger or (b) upon a Purchase Event (as defined below), the date six months following such Purchase Event, provided that if an Exercise Notice (as hereinafter defined) had been given on or before the expiration of such six-month period and if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the tenth business day after such injunction, order or restraint shall have been dismissed, been withdrawn or become permanent and no longer subject to appeal, as the case may be (the "Termination Date"). In the event SBI wishes to exercise the Option, SBI shall send a written notice (an "Exercise Notice") to Cardinal specifying the total number of shares of Cardinal Common Stock it wishes to purchase. Each closing of a purchase of Option Shares (a "Stock Option Closing") shall take place at the executive offices of Cardinal at the address referred to in Section 12(d) hereof, on a date and at a time designated by SBI in its Exercise Notice (which date and time may be as early as one day after the Exercise Notice or earlier if reasonably practicable).

          (b) As used in this Agreement, a "Purchase Event" shall mean any of the following events:

                (1) any person (other than SBI or any subsidiary of SBI) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a tender offer or exchange offer to purchase Cardinal Common Stock such that, upon consummation of such offer, such person could own or control ten percent (10%) or more of the outstanding Cardinal Common Stock;

                (2) Cardinal shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than SBI or any subsidiary of SBI) to (A) merge or consolidate with Cardinal or enter into any similar transaction with such person, (B) sell, lease or otherwise dispose of all or substantially all of the assets of Cardinal to such person, or (C) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or similar transaction) securities representing ten percent (10%) or more of the voting power of Cardinal, and as to (A), (B) and (C), the same shall have been scheduled by Cardinal to close within 365 calendar days following the date of termination of the Merger Agreement; or

                (3) any person (other than SBI or any subsidiary of SBI) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the

          Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns, ten percent (10%) or more of the outstanding Cardinal Common Stock.

As used in this Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     3.   Stock Option Closings.  At each Stock Option Closing, Cardinal will
          ---------------------
deliver to SBI a certificate or certificates representing the number of Option Shares being purchased upon exercise of the Option in the denominations designated by SBI in its Exercise Notice up to that number of shares authorized pursuant to Section 1, hereof, and SBI will purchase such Option Shares from Cardinal at the Purchase Price per share. Any payment made by SBI to Cardinal pursuant to this Section 3 shall be paid in New York Clearing House funds by wire transfer or certified or official bank check or checks payable to the order of Cardinal in an amount equal to the aggregate Purchase Price of the Option Shares purchased at the Stock Option Closing.

     4.   Option Share Appreciation Right.  If a Purchase Event shall occur at
          -------------------------------
any time prior to the expiration of the Stock Option, at SBI's request Cardinal shall promptly pay to SBI in New York Clearing House funds by wire transfer or certified or official bank check payable to the order of SBI an amount equal to the product of (a) the excess, if any of (i) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of Cardinal Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of Cardinal Common Stock then outstanding (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in the case of any consideration other than cash, by agreement in good faith between SBI and Cardinal) over (ii) the Purchase Price, as adjusted pursuant to Section 7, multiplied by (b) the total number of Option Shares as to which the Option has not theretofore been exercised, as adjusted pursuant to
Section 7. Such payment shall extinguish all other rights of SBI under this Agreement, but shall not affect the rights of SBI under the Merger Agreement or otherwise.

     5.   Representations and Warranties of Cardinal.  Cardinal hereby
          ------------------------------------------
represents and warrants to SBI and SBI Merger Sub as follows:

          (a)   Authority Relative to this Agreement.   Cardinal has full
                ------------------------------------
     corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Cardinal and no other corporate proceedings on the part of Cardinal are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Cardinal and, assuming this Agreement has been duly executed and delivered by SBI and SBI Merger Sub, this Agreement constitutes a valid and binding agreement of Cardinal enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)   Authority to Issue Shares.  Cardinal has taken all necessary
                -------------------------
     corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will have reserved, all of the Option Shares issuable pursuant to this Agreement, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever and not subject to any preemptive rights.

          (c)   No Conflict.  The execution and delivery of this Agreement by
                -----------
     Cardinal do not, and the performance of this Agreement by Cardinal will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority, (ii) violate the Articles of Incorporation or Bylaws or other organizational or governance documents of Cardinal, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Cardinal under, any indenture, mortgage, agreement or other instrument to which Cardinal is a party or by which any of its property is bound, or (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over Cardinal or any of its property.

     6.   Representations and Warranties of SBI.  SBI hereby represents and
          -------------------------------------
warrants to Cardinal as follows:

          (a) SBI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SBI and no other corporate proceedings on the part of SBI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by SBI and, assuming this Agreement has been duly executed and delivered by Cardinal, this Agreement constitutes a valid and binding agreement of SBI enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)   No Conflict.  The execution and delivery of this Agreement do
                -----------
     not, and the performance of this Agreement by SBI will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority, (ii) violate the articles of incorporation or bylaws or other organizational or governance documents of SBI, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of SBI under, any indenture, mortgage, agreement or other instrument to which SBI is a party or by which any of their respective property is bound or (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over SBI or any of their respective property.

          (c)   Investment Intent.  SBI hereby represents and warrants to
                -----------------
     Cardinal that it will acquire the Option Shares for investment purposes only and not with a view to any resale or distribution thereof, and will not sell any Option Shares purchased pursuant to the Option except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

     7.   Adjustment Upon Changes in Capitalization.  In the event of any change
          -----------------------------------------
in the number of issued and outstanding shares of Cardinal Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares or the like, or any other change in the corporate or capital structure of Cardinal which would have the effect of diluting SBI's rights hereunder, the number and kind of Option Shares and the consideration payable in respect of such Option Shares shall be appropriately adjusted to restore to SBI its rights hereunder; provided, however, that nothing in this
                                     --------  -------
Agreement shall be construed as permitting Cardinal to take any action or enter into any transaction prohibited by the Merger Agreement.

     8.   Listing. If the Cardinal Common Stock is then listed on any stock
          -------
exchanges, Cardinal, upon the request of SBI, will promptly file an application to list the Cardinal Common Stock to be acquired upon exercise of the Option on such stock exchanges and will use its best efforts to obtain approval of such listing as soon as practicable.

     9.   Further Assurances.  Cardinal, SBI and SBI Merger Sub will execute and
          ------------------
deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     10.  Specific Performance.  The parties hereto acknowledge that damages
          --------------------
would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

     11.  Expenses.  Except as otherwise explicitly stated herein and in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     12.  Miscellaneous.
          -------------

          (a)   Entire Agreement.  This Agreement and the Merger Agreement,
                ----------------
     together with such other agreements as are executed by the parties in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          (b)   Assignment.  Except that SBI shall be permitted to assign this
                ----------
     Agreement to any subsidiary of SBI, this Agreement shall not be assigned by operation of law or otherwise.

          (c)   Validity.  The invalidity or unenforceability of any provision
                --------
     of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          (d)   Notices.  All notices, requests, claims, demands and other
                -------
     communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified in the Merger Agreement.

          (e)   Governing Law.  This Agreement shall be governed in all
                -------------
     respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, applicable to contracts made and to be performed in that state.

          (f)   Descriptive Headings; Definitions.  The descriptive headings
                ---------------------------------
     herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

          (g)   Parties in Interest.  This Agreement shall be binding upon and
                -------------------
     inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (h)   Counterparts.  This Agreement may be executed in two or more
                ------------
     counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                       SUSQUEHANNA BANCSHARES, INC.


                                       By: /s/ Robert S. Bolinger
                                          -----------------------------------
                                          Name:  Robert S. Bolinger
                                          Title:  President


                                       SUSQUEHANNA BANCSHARES WEST, INC.


                                       By: /s/ Robert S. Bolinger
                                          -----------------------------------
                                          Name:  Robert S. Bolinger
                                          Title:  President


                                       CARDINAL BANCORP, INC.


                                       By: /s/ Merle W. Helsel
                                          -----------------------------------
                                          Name:  Merle W. Helsel
                                          Title:  President/CEO

                                   APPENDIX I


                      FIRST CAPITOL STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of April 16, 1998 (this "Agreement"), among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Interim Bank, a Pennsylvania state chartered bank and a wholly-owned subsidiary of SBI (the "Interim Bank"), and First Capitol Bank, a Pennsylvania state chartered bank ("First Capitol").

     WHEREAS, SBI, the Interim Bank and First Capitol propose to enter into an Agreement and Plan of Affiliation dated the date hereof (the "Merger Agreement"), which provides, among other things, that upon the terms and subject to the conditions thereof, SBI will acquire all of the outstanding shares of common stock of First Capitol (the "First Capitol Common Stock"), First Capitol will be merged with the Interim Bank pursuant to the merger contemplated in the Merger Agreement (the "Merger") and, thereafter, First Capitol will be a subsidiary of SBI; and

     WHEREAS, as a condition to the willingness of SBI and the Interim Bank to enter into the Merger Agreement, SBI and the Interim Bank have requested that First Capitol agree and, in order to induce SBI and the Interim Bank to enter into the Merger Agreement, First Capitol has agreed to grant SBI an option to purchase up to 100,681 shares of First Capitol Common Stock, all in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Grant of Stock Option. First Capitol hereby grants to SBI an
          ---------------------
irrevocable option (the "Option") to purchase up to 100,681 shares of First Capitol Common Stock (the "Option Shares") at a purchase price per share of 95% of the average price per share of First Capitol Common Stock during the 30 trading days immediately preceding the day prior to the announcement date of a Purchase Event (as defined below) (the "Purchase Price").

     2.   Exercise of Option.
          ------------------

          (a) Subject to the conditions set forth in paragraph 3 hereof, the Option may be exercised by SBI, in whole or in part, at any time or from time to time after the date hereof and prior to the earlier to occur of (a) the Effective Time of the Merger or (b) the date six months following such Purchase Event, provided that if an Exercise Notice (as hereinafter defined) had been given on or before the expiration of such six-month period and if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the tenth business day after such injunction, order or restraint shall have been dismissed, been withdrawn or become permanent and no longer subject to appeal, as the case may be (the

     "Termination Date"). In the event SBI wishes to exercise the Option, SBI shall send a written notice (an "Exercise Notice") to First Capitol specifying the total number of shares of First Capitol Common Stock it wishes to purchase. Each closing of a purchase of Option Shares (a "Stock Option Closing") shall take place at the executive offices of First Capitol at the address referred to in Section 12(d) hereof, on a date and at a time designated by SBI in its Exercise Notice (which date and time may be as early as one day after the Exercise Notice or earlier if reasonably practicable).

          (b) As used in this Agreement, a "Purchase Event" shall mean any of the following events:

                (1) any person (other than SBI or any subsidiary of SBI) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a tender offer or exchange offer to purchase First Capitol Common Stock such that, upon consummation of such offer, such person could own or control ten percent (10%) or more of the outstanding First Capitol Common Stock;

                (2) First Capitol shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than SBI or any subsidiary of SBI) to (A) merge or consolidate with First Capitol or enter into any similar transaction with such person, (B) sell, lease or otherwise dispose of all or substantially all of the assets of First Capitol to such person, or (C) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or similar transaction) securities representing ten percent (10%) or more of the voting power of First Capitol, and as to (A), (B) and (C), the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the Merger Agreement;

                (3) any person (other than SBI or any subsidiary of SBI and National Penn Investment Company) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
          Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns, ten percent (10%) or more of the outstanding First Capitol Common Stock; or

                (4) the shareholders of First Capitol shall have disapproved the Merger after any person (other than SBI or any subsidiary of SBI) shall have publicly announced a proposal to acquire First Capitol by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the Merger Agreement.

As used in this Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     3.   Stock Option Closings.  At each Stock Option Closing, First Capitol
          ---------------------
will deliver to SBI a certificate or certificates representing the number of Option Shares being purchased upon exercise of the Option in the denominations designated by SBI in its Exercise Notice, and SBI will purchase such Option Shares from First Capitol at the Purchase Price per share. Any payment made by SBI to First Capitol pursuant to this Section 3 shall be paid in New York Clearing House funds by wire transfer or certified or official bank check or checks payable to the order of First Capitol in an amount equal to the aggregate Purchase Price of the Option Shares purchased at the Stock Option Closing.

     4.   Option Share Appreciation Right.  If a Purchase Event shall occur at
          -------------------------------
any time prior to the expiration of the Stock Option, at SBI's request First Capitol shall promptly pay to SBI in New York Clearing House funds by wire transfer or certified or official bank check payable to the order of SBI an amount equal to the product of (a) the excess, if any of (i) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of First Capitol Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of First Capitol Common Stock then outstanding (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in the case of any consideration other than cash, by agreement in good faith between SBI and First Capitol) over (ii) the Purchase Price, as adjusted pursuant to Section 7, multiplied by (b) the total number of Option Shares as to which the Option has not theretofore been exercised, as adjusted pursuant to Section 7. Such payment shall extinguish all other rights of SBI under this Agreement, but shall not affect the rights of SBI under the Merger Agreement or otherwise.

     5.   Representations and Warranties of First Capitol. First Capitol hereby
          -----------------------------------------------
represents and warrants to SBI and the Interim Bank as follows:

          (a)   Authority Relative to this Agreement.  First Capitol has full
                ------------------------------------
     corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of First Capitol and no other corporate proceedings on the part of First Capitol are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by First Capitol and, assuming this Agreement has been duly executed and delivered by SBI and the Interim Bank, this Agreement constitutes a valid and binding agreement of First Capitol enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)   Authority to Issue Shares. First Capitol has taken all necessary
                -------------------------
     corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will have reserved, all of the Option Shares issuable pursuant to this Agreement, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever and not subject to any preemptive rights.

          (c)   No Conflict.  The execution and delivery of this Agreement by
                -----------
     First Capitol do not, and the performance of this Agreement by First Capitol will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority, (ii) violate the Articles of Incorporation or Bylaws or other organizational or governance documents of First Capitol, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of First Capitol under, any indenture, mortgage, agreement or other instrument to which First Capitol is a party or by which any of its property is bound (except for the Agreement, dated July 25, 1988, between First Capitol and National Penn Investment Company, successor to National Penn Bancshares, Inc.), or
     (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over First Capitol or any of its property.

     6.   Representations and Warranties of SBI.  SBI hereby represents and
          -------------------------------------
warrants to First Capitol as follows:

          (a) SBI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SBI and no other corporate proceedings on the part of SBI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by SBI and, assuming this Agreement has been duly executed and delivered by First Capitol, this Agreement constitutes a valid and binding agreement of SBI enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)   No Conflict.  The execution and delivery of this Agreement do
                -----------
     not, and the performance of this Agreement by SBI will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority, (ii) violate the articles of incorporation or bylaws or other organizational or governance documents of SBI, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of SBI under, any indenture, mortgage, agreement or other instrument to which SBI is a party or by which any of their respective property is bound or (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over SBI or any of their respective property.

          (c)   Investment Intent.  SBI hereby represents and warrants to First
                -----------------
     Capitol that it will acquire the Option Shares for investment purposes only and not with a view to any resale or distribution thereof, and will not sell any Option Shares purchased pursuant to the Option except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

     7.   Adjustment Upon Changes in Capitalization.  In the event of any change
          -----------------------------------------
in the number of issued and outstanding shares of First Capitol Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares or the like, or any other change in the corporate or capital structure of First Capitol which would have the effect of diluting SBI's rights hereunder, the number and kind of Option Shares and the consideration payable in respect of such Option Shares shall be appropriately adjusted to restore to SBI its rights hereunder; provided, however, that nothing
                                                 --------  -------
in this Agreement shall be construed as permitting First Capitol to take any action or enter into any transaction prohibited by the Merger Agreement.

     8.   Listing. If the First Capitol Common Stock is then listed on any stock
          -------
exchanges, First Capitol, upon the request of SBI, will promptly file an application to list the First Capitol Common Stock to be acquired upon exercise of the Option on such stock exchanges and will use its best efforts to obtain approval of such listing as soon as practicable.

     9.   Further Assurances. First Capitol, SBI and the Interim Bank will
          ------------------
execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     10.  Specific Performance.  The parties hereto acknowledge that damages
          --------------------
would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

     11.  Expenses.  Except as otherwise explicitly stated herein and in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     12.  Miscellaneous.
          -------------

          (a)   Entire Agreement.  This Agreement and the Merger Agreement,
                ----------------
     together with such other agreements as are executed by the parties in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

          (b)   Assignment.  Except that SBI shall be permitted to assign this
                ----------
     Agreement to any subsidiary of SBI, this Agreement shall not be assigned by operation of law or otherwise.

          (c)   Validity.  The invalidity or unenforceability of any provision
                --------
     of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          (d)   Notices.  All notices, requests, claims, demands and other
                -------
     communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified in the Merger Agreement.

          (e)   Governing Law.  This Agreement shall be governed in all
                -------------
     respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, applicable to contracts made and to be performed in that state.

          (f)   Descriptive Headings; Definitions.  The descriptive headings
                ---------------------------------
     herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

          (g)   Parties in Interest.  This Agreement shall be binding upon and
                -------------------
     inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (h)   Counterparts.  This Agreement may be executed in two or more
                ------------
     counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                            SUSQUEHANNA BANCSHARES, INC.


                                            By: /s/ Robert S. Bolinger
                                               ------------------------------
                                               Name:  Robert S. Bolinger
                                               Title:  President and CEO


                                            SUSQUEHANNA INTERIM BANK


                                            By: /s/ Robert S. Bolinger
                                               ------------------------------
                                               Name:  Robert S. Bolinger
                                               Title:  President


                                            FIRST CAPITOL BANK


                                            By: /s/ Owen O. Freeman, Jr.
                                               ------------------------------
                                               Owen O. Freeman, Jr.
                                               Chairman

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under
Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of Susquehanna's Bylaws provides indemnification of directors, officers and other agents of Susquehanna and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, Susquehanna has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

     Article XIV conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Susquehanna's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

     As authorized by Section 1747 of the BCL and Article XIV, Susquehanna maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Susquehanna.

Item 21.      Exhibits and Financial Statement Schedules

(a)   Exhibits:

Exhibit
Number    Description
-------   -----------
2.1**    Agreement and Plan of Affiliation, Dated as of the 13th day of April,
         1998, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares
         West, Inc., Cardinal Bancorp, Inc. and First American National Bank of
         Pennsylvania. (1)

2.2** Agreement and Plan of Affiliation Dated as of the 16th day of April, 1998, By and Among Susquehanna Bancshares, Inc., Interim Bank and First
         Capitol Bank. (1)

3.1      Articles of Incorporation of Susquehanna Bancshares, Inc.  (2)

3.2      Bylaws of Susquehanna Bancshares, Inc.  (2)

4.1**    Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business
         Corporation Law of 1988, as amended.

5.1*     Opinion of Morgan, Lewis & Bockius LLP regarding legality of the
         Susquehanna Bancshares, Inc. Common Stock being registered.

23.1* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2**   Consent of Coopers & Lybrand L.L.P. regarding Susquehanna Bancshares,
         Inc.

23.3**   Consent of S.R. Snodgrass, A.C. regarding Cardinal Bancorp, Inc.

23.4**   Consent of KPMG Peat Marwick LLP regarding First Capitol Bank.

23.5*    Consent of Garland McPherson & Associates, Inc.

23.6*    Consent of Danielson Associates, Inc.

24.6**   Powers of Attorney (included on the signature page).

99.1**   Form of Cardinal Bancorp, Inc. Proxy.

99.2**   Form of First Capitol Bank Proxy.

99.3*    Consent of Owen O. Freeman, Jr.

------------------

*     Filed herewith.
**    Filed previously.

(1) Furnished as Appendices C and D to the Proxy Statement/Prospectus which is included in Part I of this Registration Statement.

(2) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992 and to the registrant's Annual Proxy Statement on Schedule 14A for the May 29, 1998 Annual Meeting of Shareholders.

(b)   Financial Statement Schedules:

      None.

(c)   Opinions of Financial Advisors.

      Furnished as Appendices E and F to the Proxy Statement/Prospectus which is included in Part I of this Registration Statement.

Item 22.  Undertakings

          (1)    The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6)   The undersigned registrant hereby undertakes that:

           (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lititz, Pennsylvania on August 5, 1998.

                                       SUSQUEHANNA BANCSHARES, INC.


                                       By: /s/ Robert S. Bolinger
                                          -------------------------------------
                                          ROBERT S. BOLINGER
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Signature                         Title                  Date
         ---------                         -----                  ----
/s/ Robert S. Bolinger      President and Chief Executive        August 5, 1998
------------------------    Officer and a Director
ROBERT S. BOLINGER

/s/ Drew K. Hostetter       Vice President, Treasurer and        August 5, 1998
------------------------    Chief Financial Officer
DREW K. HOSTETTER           (Principal Financial and
                            Accounting Officer)

/s/ Richard M. Cloney       Vice President, Secretary and a      August 5, 1998
------------------------    Director
RICHARD M. CLONEY

            *               Director                             August 5, 1998
------------------------
JOHN M. DENLINGER

            *               Director                             August 5, 1998
------------------------
HENRY H. GIBBEL

            *               Director                             August 5, 1998
----------------------
RICHARD E. FUNKE

            *               Director                             August 5, 1998
------------------------
GEORGE J. MORGAN


            *                    Director                       August 5, 1998
--------------------------
JAMES G. APPLE

            *                    Director                       August 5, 1998
--------------------------
EDWARD W. HELFRICK

            *                    Director                       August 5, 1998
--------------------------
ROGER V. WIEST

            *                    Director                       August 5, 1998
--------------------------
MARLEY R. GROSS

            *                    Director                       August 5, 1998
--------------------------
T. MAX HALL

            *                    Director                       August 5, 1998
--------------------------
RAYMOND M. O'CONNELL

            *                    Director                       August 5, 1998
--------------------------
C. WILLIAM HETZER, JR.

            *                    Director                       August 5, 1998
--------------------------
ROBERT C. REYMER, JR.

            *                    Director                       August 5, 1998
--------------------------
TRUDY B. CUNNINGHAM

/s/ Robert S. Bolinger           Attorney-in-Fact               August 5, 1998
--------------------------
ROBERT S. BOLINGER

* /s/ Robert S. Bolinger                                        August 5, 1998
--------------------------
ROBERT S. BOLINGER
Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
2.1**    Agreement and Plan of Affiliation, Dated as of the 13th day of April,
         1998, By and Among Susquehanna Bancshares, Inc., Susquehanna
         Bancshares West, Inc., Cardinal Bancorp, Inc. and First American
         National Bank of Pennsylvania. (1)

2.2** Agreement and Plan of Affiliation Dated as of the 13th day of April, 1996, By and Among Susquehanna Bancshares, Inc., Interim Bank and
         First Capitol Bank. (1)

3.1      Articles of Incorporation of Susquehanna Bancshares, Inc. (2)

3.2      Bylaws of Susquehanna Bancshares, Inc. (2)

4.1**    Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business
         Corporation Law of 1988, as amended.

5.1*     Opinion of Morgan, Lewis & Bockius LLP regarding legality of the
         Susquehanna Bancshares, Inc. Common Stock being registered.

23.1* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2**   Consent of Coopers & Lybrand L.L.P. regarding Susquehanna Bancshares,
         Inc.

23.3**   Consent of S.R. Snodgrass, A.C. regarding Cardinal Bancorp, Inc.

23.4**   Consent of KPMG Peat Marwick LLP regarding First Capitol Bank.

23.5*    Consent of Garland McPherson & Associates, Inc.

23.6*    Consent of Danielson Associates, Inc.

24.6**   Powers of Attorney (included on the signature page).

99.1**   Form of Cardinal Bancorp, Inc. Proxy.

99.2**   Form of First Capitol Bank Proxy.

99.3*    Consent of Owen O. Freeman, Jr.

------------------

*     Filed herewith.
**    Filed previously.

(1) Furnished as Appendices C and D to the Proxy Statement/Prospectus which is included in Part I of this Registration Statement.

(2) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992 and to the registrant's Annual Proxy Statement on Schedule 14A for the May 29, 1998 Annual Meeting of Shareholders.